                                               As filed pursuant to Rule 424 B5
                                                     Registration No. 333-87441

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 27, 2000)


J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
Depositor


$670,226,000 (Approximate)


Mortgage Pass-Through Certificates, Series 2000-C10


THE OFFERED CERTIFICATES:

 o The trust fund will issue nineteen classes of certificates. Only the following eight classes of "offered certificates" are offered hereby:



            APPROXIMATE INITIAL CLASS BALANCE   INITIAL PASS-THROUGH RATE (1)
CLASS              OR NOTIONAL BALANCE          (MAY BE SUBJECT TO ADJUSTMENT)
---------- ----------------------------------- -------------------------------
Class A1             $   95,500,000                         7.10750%
Class A2             $  471,331,000                         7.37100%
Class X              $  738,541,419(2)                      0.91096%
Class B              $   31,388,000                         7.40957%
Class C              $   29,541,000                         7.53657%
Class D              $    9,232,000                         7.63657%
Class E              $   23,079,000                         8.09557%
Class F              $   10,155,000                         8.23657%

----------
(1)   For the period between September 1, 2000 and September 30, 2000.


(2)   Notional amount.


YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 IN THE ACCOMPANYING PROSPECTUS.


Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.


The offered certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.


This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus dated January 1, 2000.


o The offered certificates will represent beneficial ownership interests in the trust fund only.


o Interest will be payable monthly, commencing in October 2000.


o Principal payments will also be payable monthly. The outstanding class with the highest priority of distribution will receive all principal payments until it is paid in full. This sequential payment will continue until all classes have their respective class balances reduced to zero.


THE TRUST FUND:

o The trust fund will consist of fixed rate mortgage loans secured by mortgages or deeds of trust on multifamily or commercial properties.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

We expect that the delivery of the offered certificates will be made in book-entry form on or about October 4, 2000.


J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are acting as co-lead managers and underwriters for the offering. J.P. Morgan Securities Inc. is the sole bookrunner of all of the offered certificates. The underwriters will offer the offered certificates to the public in negotiated transactions at varying prices to be determined at the time of sale. The proceeds to the depositor from the initial sale of the offered certificates will be approximately 107.1% of the initial principal balance thereof, plus accrued interest from the cut-off date.


J.P. MORGAN & CO.                                          SALOMON SMITH BARNEY
Prospectus Supplement dated September 27, 2000

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                        JPMorgan
Mortgage Pass-Through Certificates, Series 2000-C10



ALASKA                   PENNSYLVANIA            GEORGIA
1 property               6 properties            2 properties
$4,855,437               $18,754,312             $4,412,902
0.7% of total            2.5% of total           0.6 Of total

WASHINGTON               NEW YORK                FLORIDA
2 properties             10 properties           18 properties
$6,060,150               $22,460,339             $37,863,163
0.8% of total            3.0% of total           5.1% of total

IDAHO                    MAINE                   MISSISSIPPI
1 property               9 properties            2 properties
$2,055,124               $2,505,214              $3,609,040
0.3% of total            0.3% of total           0.5% of total

MISSOURI                 VERMONT                 ARKANSAS
3 properties             1 property              1 property
$7,792,512               $7,388,975              $2,473,559
1.1% of total            1.0% of total           0.3% of total

IOWA                     MASSACHUSETTS           LOUISIANA
2 properties             6 properties            4 properties
$18,991,967              $17,899,979             $10,287,571
2.6% of total            2.4% of total           1.4% of total

MINNESOTA                RHODE ISLAND            TEXAS
3 properties             1 property              19 properties
$3,632,110               $3,093,989              $62,513,635
0.5% of total            0.4% of total           8.5% of total

ILLINOIS                 CONNECTICUT             COLORADO
10 properties            3 properties            3 properties
$40,119,893              $4,785,363              $10,428,196
5.4% of total            0.6% of total           1.4% of total

WISCONSIN                NEW JERSEY              ARIZONA
3 properties             5 properties            7 properties
$9,909,169               $43,946,544             $29,938,636
1.3% of total            6.0% of total           4.1% of total

INDIANA                  MARYLAND                UTAH
7 properties             2 properties            1 property
$19,204,668              $28,754,336             $997,340
2.6% of total            3.9% of total           0.1% of total

MICHIGAN                 VIRGINIA                CALIFORNIA
5 properties             6 properties            39 properties
$20,941,902              $35,207,497             $203,147,004
2.8% of total            4.8% of total           27.5% of total

OHIO                     NORTH CAROLINA          NEVADA
6 properties             4 properties            2 properties
$26,245,922              $16,431,634             $11,833,334
3.6% of total            2.2% of total           1.6% of total


        PROPERTY TYPE                   [ ] (LESS THAN OR EQUAL TO) 1.00%
                                            OF INITIAL POOL BALANCE
MULTIFAMILY              30.9%
RETAIL                   26.5%          [ ] 1.01% - 5.00%
OFFICE                   17.2%              OF INITIAL POOL BALANCE
INDUSTRIAL               12.6%
HOTEL                     7.2%          [ ] 5.01% - 10.00%
SELF-STORAGE              3.0%              OF INITIAL POOL BALANCE
MIXED USE                 1.4%
SKILLED NURSING FACILITY   1.1%         [ ] (GREATER THAN) 10.00%
CONGREGATE CARE           0.2%              OF INITIAL POOL BALANCE

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     WE PROVIDE INFORMATION TO YOU ABOUT THE OFFERED CERTIFICATES IN TWO SEPARATE DOCUMENTS THAT PROGRESSIVELY PROVIDE MORE DETAIL: (A) THE ACCOMPANYING PROSPECTUS, WHICH PROVIDES GENERAL INFORMATION, SOME OF WHICH MAY NOT APPLY TO THE OFFERED CERTIFICATES AND (B) THIS PROSPECTUS SUPPLEMENT, WHICH DESCRIBES THE SPECIFIC TERMS OF THE OFFERED CERTIFICATES. YOU SHOULD READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS BEFORE INVESTING IN ANY OF THE OFFERED CERTIFICATES.


     You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the description of your certificates in the prospectus and in this prospectus supplement varies, you should rely on the information in this prospectus supplement.


     We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The table of contents on page ii provides the page numbers on which these captions are located.


     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Principal Terms" on page S-90 in this prospectus supplement.


LIMITATIONS ON OFFERS OR SOLICITATIONS


     We do not intend this document to be an offer or solicitation:


     (A) if used in a jurisdiction in which such offer or solicitation is not authorized;


     (B) if the person making such offer or solicitation is not qualified to do so; or


     (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.


     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.


     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


Executive Summary ...................................................................    S-1
Summary of the Prospectus Supplement ................................................    S-2
Risk Factors ........................................................................    S-10
Description of the Mortgage Pool ....................................................    S-28
Description of the Certificates .....................................................    S-59
Certain Prepayment, Maturity and Yield Considerations ...............................    S-71
Master Servicer and Special Servicer ................................................    S-75
Description of the Pooling and Servicing Agreement ..................................    S-81
Use of Proceeds .....................................................................    S-83
Certain Federal Income Tax Consequences .............................................    S-83
State Tax Considerations ............................................................    S-84
ERISA Considerations ................................................................    S-85
Legal Investment ....................................................................    S-87
Plan of Distribution ................................................................    S-88
Legal Matters .......................................................................    S-89
Rating ..............................................................................    S-89
Index of Principal Terms ............................................................    S-90
Annex A:        Certain Characteristics of the Mortgage Loans .......................    A-1
Annex B:        Certain Characteristics of Multifamily and Other Residential Loans ..    B-1
Annex C:        Certain Characteristics of Office, Industrial and Retail Loans ......    C-1
Annex D:        Special Amortization Schedules ......................................    D-1
Annex E:        Sales Memorandum ....................................................    E-1
Annex F:        Certificateholder Reports ...........................................    F-1
Annex G:        Global Clearance, Settlement and Tax Documentation Procedures .......    G-1

                                      PROSPECTUS
Prospectus ..........................................................................      1
Important Notice About Information Presented in this Prospectus and the Accompanying
 Prospectus Supplement ..............................................................      2
Additional Information ..............................................................      3
Incorporation of Certain Information by Reference ...................................      3
Summary of Prospectus ...............................................................      4
Risk Factors ........................................................................      9
Description of the Trust Funds ......................................................     19
Use of Proceeds .....................................................................     24
Yield Considerations ................................................................     24
The Depositor .......................................................................     27
Description of the Certificates .....................................................     28
Description of the Agreements .......................................................     35
Description of Credit Support .......................................................     50
Certain Legal Aspects of Mortgage Loans and the Leases ..............................     52
Federal Income Tax Consequences .....................................................     68
ERISA Considerations ................................................................     96
Legal Investment ....................................................................     98
Plan of Distribution ................................................................    100
Legal Matters .......................................................................    100
Financial Information ...............................................................    100
Rating ..............................................................................    101
Glossary of Terms ...................................................................    102

                               EXECUTIVE SUMMARY

     You should read carefully the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus in making your investment decision. The following executive summary does not include important information relating to the offered certificates, particularly with respect to the risks and special considerations involved with an investment in the offered certificates. The table does not describe the Class Q Certificates which represent the subordinate component of one of the mortgage loans. See "Description of the Mortgage Pool -- The Suburban Lodge Loan". The initial principal amount of the Class Q Certificates will be $1,542,452 and the pass-through rate will be 8.727% per annum. The Class Q Certificates are not offered hereby. Unless otherwise indicated, references in this prospectus supplement to the certificates or a class of certificates are not references to the Class Q Certificates.

                               INITIAL
                              AGGREGATE
                             CERTIFICATE
                              PRINCIPAL                                       DESCRIPTION     INITIAL       WEIGHTED
                                AMOUNT                                          OF THE         PASS-        AVERAGE     PRINCIPAL
           RATING BY         OR NOTIONAL          % OF         % CREDIT      PASS-THROUGH     THROUGH       LIFE(2)     WINDOW(2)
 CLASS   FITCH/MOODY'S          AMOUNT           TOTAL         SUPPORT           RATE         RATE(1)       (YEARS)     (MONTHS)
------- --------------  --------------------- ----------- ----------------  -------------- ------------- ------------- ----------
Offered Certificates
   A1       AAA/Aaa        $   95,500,000         12.93%        23.250%(3)     Fixed          7.10750%         5.47       1-105
   A2       AAA/Aaa        $  471,331,000         63.82%        23.250%(3)     Fixed          7.37100%         9.10     105-114
    X       AAA/Aaa        $  738,541,419(4)       N/A           N/A                (5)       0.91096%        5.47(6)      N/A
    B        AA/Aa2        $   31,388,000          4.25%        19.000%             (7)       7.40957%         9.49     114-115
    C         A/A2         $   29,541,000          4.00%        15.000%             (8)       7.53657%         9.55     115-116
    D        A-/A3         $    9,232,000          1.25%        13.750%             (9)       7.63657%         9.61     116-116
    E       BBB/Baa2       $   23,079,000          3.12%        10.625%            (10)       8.09557%         9.61     116-116
    F      BBB-/Baa3       $   10,155,000          1.38%         9.250%            (11)       8.23657%         9.61     116-116
Private Certificates(12)
    G       BB+/Ba1        $   14,771,000          2.00%         7.250%        Fixed           6.75   %
    H        BB/Ba2        $   14,771,000          2.00%         5.250%        Fixed           6.75   %
    J       BB-/Ba3        $    7,385,000          1.00%         4.250%        Fixed           6.75   %
    K        B+/B1         $    5,539,000          0.75%         3.500%        Fixed           6.75   %
    L         B/B2         $    7,386,000          1.00%         2.500%        Fixed           6.75   %
    M        B-/B3         $    5,539,000          0.75%         1.750%        Fixed           6.75   %
   NR        NR/NR         $   12,924,419          1.75%         0.000%        Fixed           6.75   %

----------
(1) In addition to distributions of interest and principal, holders of the offered certificates will be entitled to receive a portion of any prepayment premiums as described herein.

(2) Assumes no prepayments, defaults or early termination. See "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of Offered Certificates" herein.

(3) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

(4)   Notional amount.

(5) The pass-through rate for the Class X Certificates will be equal to the weighted average of the remittance rates on the mortgage loans minus the weighted average of the pass-through rates on all other classes of certificates. The remittance rates on the mortgage loans will represent accrued interest on the mortgage loans net of certain servicing and trustee fees. The initial pass-through rate on the Class X Certificates will be approximately 0.91096% per annum.

(6)   Implied weighted average life.

(7) The pass-through rate for the Class B Certificates will be the weighted average of the remittance rates on the mortgage loans minus 0.827%.

(8) The pass-through rate for the Class C Certificates will be the weighted average of the remittance rates on the mortgage loans minus 0.700%.

(9) The pass-through rate for the Class D Certificates will be the weighted average of the remittance rates on the mortgage loans minus 0.600%.

(10) The pass-through rate for the Class E Certificates will be the weighted average of the remittance rates on the mortgage loans minus 0.141%.

(11) The pass-through rate for the Class F Certificates will be the weighted average of the remittance rates on the mortgage loans.

(12)  Not offered hereby.

                     SUMMARY OF THE PROSPECTUS SUPPLEMENT

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the prospectus. Certain capitalized terms used in this summary are defined elsewhere in this prospectus supplement.


TITLE OF CERTIFICATES            Mortgage Pass-Through Certificates, Series
                                 2000-C10.

                                 THE PARTIES


DEPOSITOR                        J.P. Morgan Commercial Mortgage Finance Corp.,
                                 a Delaware corporation, an indirect
                                 wholly-owned limited purpose finance
                                 subsidiary of J.P. Morgan & Co. Incorporated and an affiliate of J.P. Morgan Securities
                                 Inc., one of the underwriters. See "The
                                 Depositor" in the prospectus.


SELLER Morgan Guaranty Trust Company of New York, an affiliate of the depositor and one of the underwriters.


MASTER SERVICER                  Midland Loan Services, Inc., a Delaware
                                 corporation. See "Master Servicer and Special
                                 Servicer" herein.


SPECIAL SERVICER                 ORIX Real Estate Capital Markets, LLC, a
                                 Delaware limited liability company. The
                                 special servicer may be removed without cause under certain circumstances described herein under "Master Servicer and Special Servicer" herein.


TRUSTEE State Street Bank and Trust Company, a Massachusetts trust company. See "Description of the Pooling and Servicing Agreement -- Trustee" herein.


DEAL INFORMATION/ANALYTICS       It is anticipated that certain mortgage pool
                                 and certificate information will be available from the following services: Bloomberg, L.P., Intex Solutions, Inc., Conquest and The Trepp
                                 Group, LLC.

                                 SIGNIFICANT DATES


CUT-OFF DATE                     September 1, 2000 (except for one mortgage
                                 loan which has a cut-off date of September 10, 2000 and two mortgage loans which have a cut-off date of September 11, 2000).


DELIVERY DATE                    On or about October 4, 2000.


DISTRIBUTION DATE                The 15th day of each month or, if such 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in October
                                 2000.


DETERMINATION DATE               For any distribution date, the fourth business
                                 day prior to the related distribution date.

RATED FINAL DISTRIBUTION DATE    The distribution date in August 2032.


REMITTANCE PERIOD                For any distribution date, the period
                                 beginning on the day after a determination date in the immediately preceding month (or the related cut-off date, in the case of the first remittance period) through and including the related determination date; provided, that with respect to mortgage loan numbers 9, 63, and 66, that may have due dates after the determination date and with respect to any mortgage loan with a grace period expiring after the determination date but prior to the ensuing distribution date, the remittance period will be deemed to end on such due dates or at the end of those grace periods, as applicable.

                                 THE CERTIFICATES


REGISTRATION OF THE OFFERED      The offered certificates initially
CERTIFICATES                     will be issued in   book-entry form.
                                 Certificateholders acquiring beneficial
                                 ownership interests in the offered
                                 certificates may elect to hold their
                                 book-entry certificate interests either
                                 through The Depository Trust Company, in the
                                 United States, or through Cedelbank or the Clearstream System, in Europe. See
                                 "Description of the Certificates -- Book-Entry
                                 Registration of the Offered Certificates" in this prospectus supplement and in the prospectus under "Description of the
                                 Certificates -- Book-Entry Registration and
                                 Definitive Certificates."


DENOMINATIONS                    The certificates will be issuable in
                                 book-entry form in denominations of (except in the case of the Class X Certificates) $25,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issuable in denominations of $100,000 notional amount and integral multiples of $1 notional amount in excess thereof.

                                 THE MORTGAGE LOANS


THE MORTGAGE POOL                The trust fund will consist of a mortgage pool
                                 of 168 fixed rate mortgage loans secured by first liens on fee simple and/or leasehold interests in multifamily, retail, office, industrial, hotel, self storage, mixed use, nursing home, and congregate care properties, collectively the "mortgaged properties," located in 33 states. All the mortgage loans were originated or purchased by Morgan
                                 Guaranty Trust Company of New York. See
                                 "Description of the Mortgage Pool -- General."
                                 One mortgage loan (the Suburban Lodge loan), with a balance as of the cut-off date of $13,542,452, will have a senior component and a subordinate component having cut-off date balances of $12,000,000 and $1,542,452, respectively. Unless otherwise indicated, references to, and all amounts and calculations with respect to, the mortgage loans and the mortgage pool shall be references to, and shall be with respect to, the mortgage loans, other than the Suburban Lodge loan, and the senior component of the Suburban Lodge loan. Holders of the offered certificates will only be entitled to distributions on the senior component. See
                                 "Description of the Mortgage Pool -- The
                                 Suburban Lodge Loan."


                     General Mortgage Loan Characteristics
              (as of the Cut-off Date, unless otherwise indicated)


  Initial Pool Balance ...................     $738,541,419
  Number of Mortgage Loans ...............              168
  Number of Mortgaged Properties .........              194
  Average Mortgage Loan Balance ..........      $ 4,396,080
  Maximum Mortgage Loan Balance ..........      $24,701,611
  Minimum Mortgage Loan Balance ..........      $   220,965
  Weighted Average Mortgage Rate .........            8.33%
  Range of Mortgage Rates ................    7.47% - 9.88%
  Weighted Average Remaining Term to the
  Earlier of Maturity or Anticipated
  Repayment Date .........................       116 months
  Range of Remaining Term to the Earlier
  of Maturity or Anticipated Repayment
  Date ................................... 100 - 235 months
  Weighted Average UW DSCR(1)(2) .........            1.33x
  Weighted Average LTV(1)(2) .............            68.9%
  Percentage of Initial Pool Balance made
  up of:
  Balloon Loans ..........................            49.9%
  ARD Loans ..............................            40.0%
  Interest Only Loans ....................             6.5%
  Fully Amortizing Loans (other than ARD
  Loans) .................................             3.7%
  Multi-Property Loans ...................            13.3%
  Crossed Loans ..........................             7.9%
  For a further description of the mortgage
  loans, see "Description of the Mortgage Pool"
  herein.

----------------
(1) Excludes 3 credit tenant lease mortgage loans representing 1.3% of the initial pool balance.

(2) The underwritten debt service coverage ratio and the loan-to-value ratio for the Suburban Lodge loan were calculated based on the original principal balance of the loan; however, the weighted average value indicated was weighted for this loan based on the senior component of this loan. See "Description of the Mortgage Pool -- The Suburban Lodge Loan."

                                 THE CERTIFICATES


THE OFFERED CERTIFICATES         Only the Class A1, Class A2, Class B, Class C,
                                 Class D, Class E, Class F and Class X
                                 Certificates are offered hereby. The offered certificates will have the initial class balances set forth on the cover hereof. The
                                 Class X Certificates will not have a class balance.


PASS-THROUGH RATES ON THE        The pass-through rate on the Class Al
OFFERED CERTIFICATES             Certificates will be 7.10750%.  The
                                 pass-through rate on the Class A2
                                 Certificates will be 7.37100%. The
                                 pass-through rate on the Class B Certificates will be the weighted average of the remittance rates of the mortgage loans minus 0.827%. The pass-through rate on the Class C Certificates will be the weighted average of the remittance rates of the mortgage loans minus 0.700%. The pass-through rate on the Class D Certificates will be the weighted average of the remittance rates of the mortgage loans minus 0.600%. The pass-through rate on the Class E Certificates will be the weighted average of the remittance rates of the mortgage loans minus 0.141%. The pass-through rate for the Class F Certificates will be the weighted average of the remittance rates of the mortgage loans. The pass-through rate on the Class X Certificates is not fixed and will be equal to the weighted average of the remittance rates on the mortgage loans minus the weighted average (by class balance) of the pass-through rates on all other classes of certificates. The remittance rates on the mortgage loans will represent accrued interest on the mortgage loans net of certain servicing and trustee fees. The pass-through rate on the offered certificates for the initial distribution date is set forth above under "Executive Summary."

                                 DISTRIBUTIONS


INTEREST DISTRIBUTIONS ON THE    In general, holders of each class of
CERTIFICATES                     certificates will be   entitled to receive on
                                 each distribution date in the order of their priority, to the extent available, distributions allocable to interest equal to the interest accrued during the interest accrual period on the related class balance
                                 (or notional amount) immediately prior to such distribution date at the then-applicable pass-through rate. The notional amount of the Class X Certificates will equal the aggregate class balance of all the certificates. The notional amount does not entitle the Class X
                                 Certificates to any distributions of
                                 principal.

                                 Distributions will be made on each
                                 distribution date. The chart below sets forth the priority of each class for the payment of interest to each class in descending order.

CLASS A1
CLASS A2 AND CLASS X


CLASS B

CLASS C

CLASS D


CLASS E

PRIVATE CERTIFICATES



                                 See "Description of the Certificates --
                                 Distributions -- Interest Distributions on the Certificates" herein. See "Description of the "Mortgage Pool -- The Suburban Lodge Loan" for a description of the allocation of collections with respect to the Suburban Lodge loan.


PRINCIPAL DISTRIBUTIONS ON THE   In general, holders of a class of certificates
CERTIFICATES                     will be entitled  to receive on each
                                 distribution date principal in the order set forth in the chart below, until the related class balance is reduced to zero, to the extent available after the payment of interest for such class of certificates.


CLASS A1

CLASS A2

CLASS B

CLASS C

CLASS D

CLASS E

CLASS F

PRIVATE CERTIFICATES




                                 See "Description of the Certificates --
                                 Distributions -- Principal Distributions on the Offered Certificates" herein. The Class X Certificates do not have a class balance and are therefore not entitled to any principal distributions.

                                 See "Description of the Mortgage Pool -- The
                                 Suburban Lodge Loan" for a description of the allocation of collections with respect to the Suburban Lodge loan.


P&I ADVANCES                     Generally, the master servicer is required to
                                 make advances for delinquent monthly payments on the mortgage loans and for certain other expenses to the extent described herein. To the extent that the master servicer fails to make any such advance required of it, the trustee shall make such required advance as provided in the pooling and servicing agreement. As more fully described herein, if either the master servicer or the trustee makes an advance it will be entitled to reimbursement of and interest on such advance.
                                 Such advance will facilitate in making regular monthly distributions of principal and interest on the certificates. See "Description of the Certificates -- Advances" herein. See
                                 "Description of the Mortgage Pool -- The
                                 Suburban Lodge Loan" for a description of advances on the Suburban Lodge loan.

                                 OTHER CONSIDERATIONS


ALLOCATION OF REALIZED LOSSES    Realized losses on the mortgage loans will be
                                 allocated, first, to the private certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class
                                 D Certificates, fifth, to the Class C
                                 Certificates, sixth, to the Class B
                                 Certificates and thereafter, to the Class A1 and Class A2 Certificates, on a pro rata basis, based on class balance, in each case until the related class balance is reduced to zero. The allocation of losses will reduce the value of the affected certificates. See
                                 "Description of the Mortgage Pool -- The
                                 Suburban Lodge Loan" for a description of the allocation of realized losses on the Suburban
                                 Lodge loan.


SPECIAL PRINCIPAL PREPAYMENT     Certain of the mortgage loans have a
CONSIDERATIONS                   prepayment premium  period. If certain
                                 voluntary prepayments are made during such period, a prepayment premium will be required to be paid during such period. See
                                 "Description of the Mortgage Pool" herein.
                                 Distributions of principal on classes having an earlier priority of payment will be directly affected by the rates of prepayments of the mortgage loans. The timing of commencement of principal distributions and the weighted average lives of classes of certificates will be affected by the rates of prepayments experienced.


SPECIAL YIELD CONSIDERATIONS     A higher than anticipated rate of prepayments
                                 (including voluntary prepayments and
                                 prepayments resulting from defaults,
                                 liquidations and purchases of mortgage loans due to a breach of a representation or warranty) would reduce the aggregate principal balance of the mortgage loans more quickly than expected, thereby reducing the aggregate interest payments with respect to such mortgage loans. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium. Conversely, a lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the mortgage loans would occur later than anticipated. The yield to investors on the Class X Certificates will be especially sensitive to the rate and timing of prepayments, defaults and liquidations on the mortgage loans and could result in the failure of investors in the Class X Certificates to recover their initial investments. The yield on the Class X Certificates and any class of offered certificates with a pass-through rate subject to the weighted average remittance rate will be materially and adversely affected to a greater extent than the yields on other offered certificates, if the mortgage loans with higher mortgage interest rates prepay faster than the mortgage loans with lower mortgage interest rates. See "Certain
                                 Prepayment, Maturity and Yield
                                 Considerations," especially "-- Class X
                                 Certificates Yield Considerations" herein.


CERTAIN FEDERAL INCOME TAX       Three separate real estate mortgage investment
CONSEQUENCES                     conduit  elections will be made with respect
                                 to the trust fund for federal income tax purposes. Upon the issuance of the offered certificates, Brown & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended.

                                 The Class X Certificates will, and the other offered certificates may, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the prospectus.


ERISA CONSIDERATIONS             Subject to important considerations described
                                 under "ERISA Considerations" in this
                                 prospectus supplement and in the accompanying prospectus, the Class A1, Class A2 and Class X
                                 Certificates will generally be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The Department of Labor has proposed amendments to the applicable exemption that, if finalized in current form, may permit plans to also purchase the Class B, Class C,

                                 Class D, Class E and Class F Certificates. It is not certain if and when these amendments will be issued or whether they will contain the same relief as is currently proposed.


RATING The offered certificates are required to receive the ratings from Fitch, Inc. and Moody's Investors Service, Inc., indicated above under "Executive Summary." The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class X Certificateholders to fail to recover their initial investments. See "Rating" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.


LEGAL INVESTMENT                 The certificates will not be "mortgage related
                                 securities" within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended.

                                  RISK FACTORS

     Prospective purchasers of the offered certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the prospectus) in connection with an investment in the offered certificates.


                               THE MORTGAGE LOANS


RISKS ASSOCIATED WITH            Commercial and multifamily lending is
COMMERCIAL LENDING MAY BE        generally thought to be riskier than
DIFFERENT THAN RESIDENTIAL       single-family residential lending for a variety
LENDING                          of reasons, including the likelihood that
                                 larger loans are made to single borrowers or groups of related mortgagors.

                                 The mortgage loans are secured by the
                                 following income-producing property types:

                                  o multifamily properties (including mobile home parks);

                                  o  retail properties;

                                  o  office properties;

                                  o  industrial properties;

                                  o  hotel properties;

                                  o  self storage facilities;

                                  o  mixed use properties;

                                  o  nursing home properties; and

                                  o  congregate care properties.

                                 Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by such properties. The ratio of net cash flow to debt service of a loan secured by income-producing property is an important measure of the risk of default on such a loan. Most of the mortgage loans were originated within twelve months of the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

NET CASH FLOW PRODUCED BY A      Payment on each mortgage loan is dependent
MORTGAGED PROPERTY MAY BE        primarily on:
INADEQUATE TO REPAY THE
MORTGAGE LOAN                    o  the net operating income of the related
                                    mortgaged property; and

                                 o at maturity (whether at scheduled maturity or, in the event of a default under the mortgage loan, upon the acceleration of such maturity), the market value of the related mortgaged property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related mortgagor to refinance the mortgage loan.

                                 If a mortgage loan has a relatively high loan to value ratio or relatively low debt service coverage ratio, a foreclosure sale is less likely to provide enough money to satisfy the outstanding debt. Therefore, the special servicer may have to modify the mortgage loans that it is servicing in order to try to maximize recoveries. However, such flexibility may not result in a greater recovery on a net present value basis than liquidation.


LOANS NOT INSURED OR GUARANTEED  The mortgage loans will not be an obligation of, or be insured or guaranteed by, any
                                 governmental entity, by any mortgage insurer, or by the depositor, the seller, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.


NONRECOURSE LOANS LIMIT THE      Each mortgage loan generally is a
REMEDIES AVAILABLE FOLLOWING A   nonrecourse loan. If there is a default there
MORTGAGOR DEFAULT                will generally only be recourse against
                                 the specific properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.


FUTURE CASH FLOWS AND PROPERTY   Commercial and multifamily property values and
VALUES ARE NOT PREDICTABLE       cash flows are volatile and may be insufficient
                                 to cover debt service on the related mortgage loan at any given time. If the cash flow from a mortgaged property is reduced (for example, if leases are not obtained or renewed), the mortgagor may not be able to repay the loan.
                                 Cash flow will determine the mortgagor's ability to cover debt service and property values affect the ability to refinance the property and the amount of the recovery of proceeds upon foreclosure. Cash flow and property value depend upon a number of factors, including:

                                 o  national, regional and local economic
                                    conditions;

                                 o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                                 o changes or weakness in a specific industry segment;

                                 o  the nature of expenses:

                                 o  as a percentage of revenue;

                                 o  whether expenses are fixed or vary with
                                    revenue;

                                 o the level of required capital expenditures for proper maintenance and demanded by tenants;

                                 o  demographic factors;

                                 o changes required by retroactive building or similar codes;

                                 o  capable management and adequate
                                    maintenance;

                                 o  location;

                                 o  with respect to properties with uses
                                    subject to significant regulation, changes in applicable laws;

                                 o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                 o the age, construction quality and design of a particular property; and

                                 o  whether the mortgaged properties are
                                    readily convertible to alternative uses.


POOR PROPERTY MANAGEMENT         The successful operation of a real estate
WILL LOWER THE PERFORMANCE OF    project also depends on the performance and
THE RELATED MORTGAGED PROPERTY   viability of the property manager.
                                 Properties deriving revenues primarily from short-term sources (such as hotels, nursing homes and self-storage facilities) generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

                                 o  operating the properties;

                                 o  providing building services;

                                 o establishing and implementing the rental structure;

                                 o  managing operating expenses;

                                 o  responding to changes in the local market;
                                    and

                                 o  advising the mortgagor with respect to
                                    maintenance and capital improvements.

                                 Property managers may not be in a financial condition to fulfill their management responsibilities.

                                 Certain of the mortgaged properties are
                                 managed by affiliates of the applicable
                                 mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.


THE FAILURE OF A TENANT          Thirty-two of the mortgaged properties
WILL HAVE A NEGATIVE IMPACT      representing approximately 15.2% of the initial
ON SINGLE TENANT PROPERTIES      pool balance are secured by mortgaged
                                 properties leased to a single tenant. The performance of mortgage loans secured by single tenant properties will depend principally on the payment by the related tenant of monthly rental payments under a lease. Therefore, mortgage loans secured by single tenant properties (or a small number of tenants) are more likely to experience interruptions of cash flow because there would be no (or significantly less) rental income if the single tenant (or one of a small number of tenants) failed to meet its obligations, or otherwise terminated, the lease. Income from and the market value of retail, office and industrial mortgaged properties occupied by a single tenant would be adversely affected under the following circumstances:

                                 o  if vacated space in such mortgaged
                                    properties could not be leased or relet on terms comparable to the prior lease;

                                 o  if the tenant were unable to meet its
                                    obligations;

                                 o if the tenant were to become a debtor in a bankruptcy case; and

                                 o  if for any other reason rental payments
                                    could not be collected.

                                 Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the mortgaged properties. Although certain of the mortgage loans require the mortgagor to maintain escrows for such expenses, there can be no assurance that such factors will not adversely affect the ability of a mortgagor to repay a mortgage loan.

                                 Mortgage loans secured by retail and office properties may also be adversely affected if one or more tenants represent a significant percentage of rental income and rental payments cannot be collected from such tenant.



THE FAILURE OF AN ANCHOR         Twenty of the mortgaged properties
TENANT WILL HAVE A NEGATIVE      representing approximately 16.5% of the initial
IMPACT ON RETAIL PROPERTIES      pool balance are secured by anchored
                                 retail properties. The success of its anchor tenant is important to a shopping center property. An anchor tenant attracts and maintains other stores and generates consumer traffic. The failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases. Under certain circumstances, the failure of an anchor tenant to meet its obligations under, or otherwise terminate, its lease may result in risks to the holder of the related mortgage note similar to those associated with mortgage loans secured by single tenant properties. See "The Failure of a Tenant will have a Negative Impact on Single
                                 Tenant Properties" above.


SPECIAL RISKS ASSOCIATED WITH    Ten of the mortgage loans, representing
approximately HOSPITALITY        7.2% of the initial pool balance, are
PROPERTIES                       secured by extended stay, full service hotels
                                 or limited service hotels. See "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans." In addition to some of the factors discussed under "-- Future Cash
                                 Flows and Property Values are not Predictable" above, the value and cash flow of such hospitality properties will depend on the following factors:

                                 o adverse economic conditions; because hotel rooms generally are rented for short periods of time, hotels tend to be more sensitive to adverse economic conditions and competition than are other commercial properties;

                                 o the physical condition of such hospitality property;

                                 o the financial strength and capabilities of the owner and operator of a hotel;

                                 o financial strength and public perception of the franchise service mark and the continued existence of the franchise license agreement; and

                                 o  the continued existence of a liquor
                                    license.

                                 Most of the hospitality properties have liquor licenses. Some states do not permit liquor licenses to be held other than by a natural person. Consequently, liquor licenses for hospitality properties located in such jurisdictions are held by an individual affiliated with the related mortgagor or manager. Generally, a liquor license may not be transferred without the approval of the relevant licensing authority. In the event of a foreclosure of a hospitality property, it is unlikely that the trustee (or master servicer or special servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hospitality property. Such party would be required to apply in its own name for such license.


SPECIAL RISKS ASSOCIATED         Four of the mortgage loans representing
WITH NURSING HOMES AND           approximately 1.2% of the initial pool balance
CONGREGATE CARE PROPERTIES       are secured by nursing homes and congregate
                                 care properties. Mortgage loans secured by liens on such residential health care facilities have risks not associated with loans secured by liens on other types of income-producing real estate. These risks may lead to adverse consequences which may have a negative impact on the payments of the offered certificates.

                                 Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to:

                                 o  the adequacy of medical care;

                                 o  distribution of pharmaceuticals;

                                 o  rate setting;

                                 o  equipment;

                                 o  personnel;

                                 o  operating policies and additions to
                                    facilities and services; and

                                 o the reimbursement policies of government programs and insurers.

                                 The failure of any of the mortgagors to
                                 maintain or renew any required license or regulatory approval could prevent it from continuing operations (in which case no revenues would be received from the related mortgaged property or the portion thereof requiring licensing) or bar it from participation in certain reimbursement programs. In the event of foreclosure, the trustee or any other purchaser at a foreclosure sale may not be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

                                 To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to:

                                 o  statutory and regulatory changes;

                                 o  retroactive rate adjustments;

                                 o  administrative rulings;

                                 o  policy interpretations;

                                 o  delays by fiscal intermediaries; and

                                 o  government funding restrictions.

                                 Governmental payors have employed
                                 cost-containment measures that limit payments to health care providers, and there are various proposals that could materially change or curtail those payments. There can be no assurances that payments under government programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. Net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently, the ability of the related mortgagors to meet their mortgage loan obligations, could be adversely affected.

                                 Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. In the event of foreclosure, none of the trustee, the master servicer, the special servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.


ADVERSE CONSEQUENCES ASSOCIATED  The average principal balance of the
WITH CONCENTRATION OF MORTGAGE   mortgage loans as of the cut-off date is
LOANS AND RELATED BORROWERS      approximately $4,396,080, which is equal
                                 to approximately 0.6% of the initial pool balance. Several of the mortgage loans have principal balances as of the cut-off date that are substantially higher than the average principal balance as of the cut-off date. In addition, there are several groups of mortgage loans with related mortgagors. In general, such concentrations can result in losses that are more severe than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool. No mortgage loan represents more than 3.3% of the initial pool balance and no group of mortgage loans with related mortgagors represent in the aggregate more than 4.7% of the initial pool balance unless cross-collateralized and cross-defaulted with another mortgage loan.

                                 Mortgage loans with the same borrower or related mortgagors pose certain risks. For example, if an entity that owns or controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property. Alternatively, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.


LIMITATIONS ON THE BENEFITS OF   Twelve of the mortgage loans, representing
CROSS-COLLATERALIZED AND         approximately 7.9% of the initial pool balance,
CROSS-DEFAULTED PROPERTIES       are cross-collateralized and cross-defaulted
                                 with other mortgage loans in the mortgage pool.
                                 No group of cross-collateralized and
                                 cross-defaulted mortgage loans represents in the aggregate more than 6.5% of the initial pool balance. These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service. Securing a mortgage loan with multiple properties generally reduces the risk that the net operating income generated by such properties will not be sufficient to pay debt service and result in defaults and ultimate losses. However, such crossed mortgaged properties generally will be managed by the same managers or affiliated managers or will be subject to the management of the same borrowers or affiliated borrowers.

                                 Cross-collateralization arrangements involving more than one mortgagor could be challenged as a fraudulent conveyance if:

                                 o  one of the mortgagors were to become a
                                    debtor in a bankruptcy case;

                                 o  such borrower did not receive fair
                                    consideration or reasonably equivalent
                                    value in exchange for allowing its
                                    mortgaged property to be encumbered; and

                                 o  at the time the lien was granted, the
                                    mortgagor were: (A) insolvent, (B)
                                    inadequately capitalized or (C) unable to pay its debts.


TIMING OF PRINCIPAL PREPAYMENTS  If principal payments, property releases,
MAY LEAD TO DIFFERENT ASSET      or prepayments are made on a mortgage loan,
CONCENTRATIONS THAN IN THE       the remaining mortgage pool may be subject to
INITIAL MORTGAGE POOL            more concentrated risk with respect
                                 to the diversity of properties, types of properties and property characteristics and with respect to the number of mortgagors. See the table entitled "Year of Scheduled
                                 Maturity/Anticipated Repayment Date" under
                                 "Description of the Mortgage Pool -- Certain
                                 Characteristics of the Mortgage Loans" herein for a description of the respective maturity dates of the mortgage loans.

                                 Because principal on the offered certificates is payable in sequential order, and no class receives principal until the class balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under "-- Adverse Consequences Associated with Concentration of Mortgage Loans and Related Borrowers" above than classes with a higher sequential priority.


THE GEOGRAPHIC CONCENTRATION OF  Except as indicated in the following table,
MORTGAGED PROPERTIES SUBJECTS    less than 5.0%  of the mortgage loans,
THE FUND TO A GREATER EXTENT TO  by initial pool balance are secured by
STATE OR REGIONAL CONDITIONS     mortgaged properties in any one state.


                                      PERCENTAGE
                         NUMBER OF    OF INITIAL
STATE                   PROPERTIES   POOL BALANCE
---------------------- ------------ -------------
California .........      39           27.5%
Texas ..............      19            8.5%
New Jersey .........       5            6.0%
Illinois ...........      10            5.4%
Florida ............      18            5.1%

                                 The concentration of mortgaged properties in a specific state or region will make the performance of the mortgage pool as a whole, more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                 o  economic conditions;

                                 o  conditions in the real estate market;

                                 o changes in governmental rules and fiscal policies;

                                 o acts of God (which may result in uninsured losses); and

                                 o other factors which are beyond the control of the mortgagors.


EXERCISE OF LEGAL REMEDIES       The mortgage loans may contain a due-on-sale
MAY BE LIMITED FOLLOWING A       clause. Such  clause permits the holder of the
DEFAULT ON A MORTGAGE LOAN       mortgage loan to accelerate the maturity of
                                 the mortgage loan if the related mortgagor sells or otherwise transfers or conveys the related mortgaged property or its interest in the mortgaged property in violation of the terms of the mortgage loan. The mortgage loans may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                                 Certain of the mortgage loans will be secured by an assignment of leases and rents from the mortgagor, however, the mortgagor generally may collect rents for so long as there is no default. As a result, the trust fund's rights to such rents will be limited because:

                                 o  it may not have a perfected security
                                    interest in the rent payments until the
                                    master servicer collects them;

                                 o the master servicer may not be entitled to collect the rent payments without court action; and

                                 o  the bankruptcy of the related mortgagor
                                    could limit the master servicer's ability to collect the rents.

                                 See "Certain Legal Aspects of Mortgage Loans and the Leases -- Leases and Rents" in the prospectus.


ENVIRONMENTAL LAWS MAY           Under various federal, state and local
ADVERSELY AFFECT THE VALUE       environmental laws, ordinances and
OF AND CASH FLOW FROM A          regulations, a current or previous owner or
MORTGAGED PROPERTY               operator of real property may be liable for
                                 the costs of cleanup of environmental
                                 contamination on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. The cost of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral.

                                 Certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

                                 Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation and Liability Act as well as certain state laws, a secured lender (such as the trust fund) may be liable as an "owner" or "operator," for the costs of responding to a release or threatened release of hazardous substances on or from a mortgagor's property. Such liability may be imposed on the lender if its agents or employees are deemed to have participated in the management of the mortgagor's property, regardless of whether a previous owner caused the environmental damage. The trust fund's potential exposure to liability for cleanup costs may increase if the trust fund actually takes possession of a mortgagor's property, or control of its day-to-day operations, as, for example, through the appointment of a receiver.


                                 Either an environmental site assessment of each of the mortgaged properties was performed (in some cases, prior assessments were updated) or an environmental insurance policy was obtained in lieu of an environmental site assessment in connection with the initial underwriting and origination of the mortgage loans. Such assessments do not generally include environmental testing. In certain cases, additional environmental testing was performed.


                                 The information in such assessments has not been independently verified by the seller, the depositor, the servicers, the trustee, the underwriters, or by any of their respective affiliates. With respect to a number of the mortgaged properties, the assessments revealed the presence or possible presence of asbestos-containing materials, radon gas or other environmental concerns. None of these issues constituted a material violation of any environmental law in the judgment of the assessor. In these cases, the mortgagors agreed to establish and implement operations and maintenance programs or had other remediation agreements or escrows in place.


                                 It is possible that the environmental site assessments did not reveal all environmental liabilities, that there are material environmental liabilities of which neither the seller nor the depositor are aware or that the environmental condition of the mortgaged properties could be affected in the future by tenants, occupants, or third parties unrelated to the mortgagors.


                                 Each mortgagor has represented that, except as described in the environmental reports referred to above, each mortgaged property was, or to the best of the mortgagor's knowledge was, in compliance with applicable environmental laws and regulations on the date of the origination of the related mortgage loan. Each mortgagor has also represented that, except as described in the environmental reports, no actions, suits or proceedings have been commenced or are pending or, to the best of the mortgagor's knowledge are threatened, with respect to any applicable environmental laws. Each mortgagor has represented that such mortgagor has not received any notice of violation of any legal requirement related to the use and occupancy of any mortgaged property and has agreed not to use, cause or permit the presence on the related mortgaged property of any hazardous materials in a manner which violates any applicable law.

                                 The principal security for the obligations under each mortgage loan consists of the mortgaged property. Therefore, if any of the representations described in the preceding paragraph are breached, there can be no assurance that any other assets of the mortgagor would be available in connection with any exercise of remedies in response to such a breach. In addition, most mortgagors are structured as single asset entities and therefore have no assets other than the mortgaged property.


SPECIAL RISKS ASSOCIATED WITH    One hundred and eight mortgage loans
BALLOON LOANS                    (including 2 interest-only mortgage
                                 loans), representing approximately 56.4% of the initial pool balance, are balloon loans.
                                 The balloon loans do not fully amortize over their terms to maturity and, thus, require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments are riskier because the ability of a mortgagor to make a balloon payment will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely fashion. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

                                 o the level of available mortgage interest rates at the time of sale or refinancing;

                                 o  the mortgagor's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the mortgagor and the related mortgaged property;

                                 o  tax laws;

                                 o rent control laws (with respect to certain multifamily properties);

                                 o  renewability of operating licenses;

                                 o  prevailing general economic conditions;
                                    and

                                 o the availability of credit for commercial or multifamily real properties.


SPECIAL RISKS ASSOCIATED WITH    Fifty-four mortgage loans, representing
ANTICIPATED REPAYMENT DATE       approximately 40.0% of the initial pool
LOANS                            balance, are mortgage loans with anticipated
                                 repayment dates. After the anticipated
                                 repayment date, any excess cash flow will be required to be applied to payments of principal and interest on such loan. All of the anticipated repayment date loans will have substantial principal balances on their anticipated repayment date. The failure to pay such loan by the related anticipated repayment date will not result in an event of default or acceleration.

                                 The ability of a mortgagor to repay a mortgage loan on the anticipated repayment date will depend on its ability either to refinance the mortgage loan or to sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

                                 o the level of available mortgage interest rates at the time of sale or refinancing;

                                 o  the mortgagor's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the mortgagor and the related mortgaged property;

                                 o  tax laws;

                                 o rent control laws (with respect to certain multifamily properties);

                                 o  renewability of operating licenses;

                                 o  prevailing general economic conditions;
                                    and

                                 o the availability of credit for commercial or multifamily real properties.


ONE ACTION JURISDICTION MAY      Several states have laws that prohibit
LIMIT THE ABILITY OF THE         more than one "judicial action" to enforce a
SPECIAL SERVICER TO FORECLOSE    mortgage obligation, and some courts have
ON A MORTGAGED PROPERTY          construed the term "judicial action" broadly.
                                 The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and the Leases -- Foreclosure" in the prospectus.


APPRAISALS AND MARKET            An appraisal of the value for each of the
STUDIES OF MORTGAGED PROPERTIES  mortgaged  properties was made between
                                 October 6, 1998 and June 28, 2000. It is possible that the market value of a mortgaged property securing a mortgage loan has declined since the most recent appraisal for such mortgaged property. Appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees, and may not be indicative, of present or future value. Another appraiser may have arrived at a different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the property.

                                 Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only.


CERTAIN PARTIES MAY HAVE         A substantial number of the mortgaged
CONFLICTS OF INTEREST WITH       properties are managed by property managers
RESPECT TO THE MORTGAGED         affiliated with the respective mortgagors.
PROPERTIES                       These property managers may also manage
                                 additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers and/or the mortgagors, or the managers and/or the mortgagors themselves, may also own other properties, including competing properties.
                                 Therefore, the managers of the mortgaged properties and the mortgagors may experience conflicts of interest in the management and/or ownership of such properties. In addition, the seller or affiliates thereof may have other financing arrangements with affiliates of the mortgagors and may enter into additional financing relationships in the future.


SPECIAL SERVICER MAY TAKE        In connection with the servicing of
ACTIONS WHICH ARE ADVERSE        specially serviced mortgage loans, the special
TO YOU                           servicer may take actions with respect to such
                                 mortgage loans that could adversely affect you. As described herein under "Master
                                 Servicer and Special Servicer --
                                 Responsibilities of Special Servicer," the actions of the special servicer will be subject to review by a representative of the holders of the monitoring certificates, who may have interests that conflict with those of the holders of the other classes of certificates. As a result, it is possible that such representative may influence the special servicer to take actions which conflict with the interests of certain classes of certificates; provided, however, that the special servicer shall in all cases be required to act in accordance with the servicing standard. In addition, the special servicer may be removed without cause by the directing certificateholders as described under "Master Servicer and Special Servicer --
                                 Responsibilities of Special Servicer," herein.



THE STATUS OF A GROUND LEASE     Five mortgaged properties, representing
MAY BE UNCERTAIN IN A            approximately 5.4% of the initial pool balance
BANKRUPTCY PROCEEDING            (calculated based on allocated   value in the
                                 case of multi-property loans), are secured in part by a leasehold interest in their respective mortgaged properties. For the purposes of this prospectus supplement, any mortgaged property, a material portion of which consists of a leasehold estate, is considered a leasehold interest unless the trust fund also holds a mortgage on the fee, in which case it is considered a fee interest.
                                 Pursuant to Section 365(h) of the Bankruptcy
                                 Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate.

                                 The leasehold mortgages provide that the mortgagor may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the consent of the related mortgagee. In the event of a bankruptcy of a ground lessee/mortgagor, the ground lessee/mortgagor under the protection of the Bankruptcy Code has the right to assume (i.e., continue) or reject (i.e., terminate) any or all of its ground leases.

                                 In the event of concurrent bankruptcy
                                 proceedings involving the ground lessor and the ground lessee/mortgagor, either servicer may be unable to enforce the bankrupt ground lessee/mortgagor's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.


SPECIAL RISKS ASSOCIATED WITH    Some of the tenant leases contain provisions
ATTORNMENT                       that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                 If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


THE MORTGAGED PROPERTIES         Due to changes in applicable building and
MAY NOT BE IN COMPLIANCE WITH    zoning ordinances and codes which have come
CURRENT ZONING LAWS              into effect after the construction of
                                 improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS MADE OF THE          The mortgaged properties were inspected by
MORTGAGED PROPERTY MAY HAVE      licensed engineers at the time the mortgage
MISSED NECESSARY REPAIRS         loans were originated to assess the structure,
                                 exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.


COMPLIANCE WITH AMERICANS WITH   Under the Americans with Disabilities Act of
DISABILITIES ACT MAY RESULT IN   1990, all public accommodations are required to
ADDITIONAL LOSSES                meet certain   federal requirements related to
                                 access and use by disabled persons. To the extent the mortgaged properties do not comply with such laws, the mortgagors may be required to incur costs to comply with such laws. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to litigants.


LITIGATION CONCERNS              There may be legal proceedings pending and,
                                 from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                 THE OFFERED CERTIFICATES


ONLY TRUST FUND ASSETS ARE       If the assets of the trust fund are
AVAILABLE TO PAY YOU             insufficient to make  payments on the
                                 offered certificates, no other assets will be available for payment of the deficiency. See
                                 "Risk Factors -- The assets of the trust fund may not be sufficient to pay your certificates" in the prospectus.


PREPAYMENTS WILL AFFECT YOUR     Prepayments. The yield to maturity on the
YIELD                            offered certificates will depend on the rate
                                 and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties) on the mortgage loans and how such payments are allocated among the offered certificates entitled to distributions of principal. The yield to maturity of the Class X Certificates will be particularly sensitive to the rate and timing of receipt of principal since its sole distribution is interest based upon the aggregate principal balance of all the certificates.


                                 In addition, upon the occurrence of certain limited events, a party may be required to repurchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the prospectus.


                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums are collected, your actual yield to maturity may be lower than that you assumed at the time of purchase. In the case of the Class X Certificates, this could result in the failure of investors in the Class X Certificates to recover their initial investment. Conversely, if you purchase an offered certificate at a discount and principal distributions thereon occur at a rate slower than that you assumed at the time of purchase, your actual yield to maturity may be lower than that you assumed at the time of purchase.


                                 The investment performance of the offered certificates may be materially different from what you expected if the rate of prepayments on the mortgage loans is higher or lower than what you assumed at the time of investment. The yield on the Class X Certificates will be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates.


                                 Interest Rate Environment. In general,
                                 mortgagors are less likely to prepay if
                                 prevailing interest rates are at or above the rates borne by such mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing rates fall significantly below the mortgage rates of the mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period or prepayment premium provision, to the extent enforceable, than otherwise identical mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums.

                                 Premiums. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, there can be no assurance that a court would not interpret such provisions as requiring a prepayment premium and thus unenforceable or usurious under applicable law. Prepayment premiums are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties.


BORROWER DEFAULTS MAY            The aggregate amount of distributions on the
ADVERSELY AFFECT YOUR YIELD      offered certificates, the yield to maturity of
                                 the offered certificates, the rate of
                                 principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans. Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed rate of default and an assumed amount of losses on the mortgage loans that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. Losses on the mortgage loans will reduce the notional amount of the Class X Certificates. This could result in the failure of investors in the Class X Certificates to recover their initial investment. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "Certain Prepayment, Maturity and Yield Considerations."

                                 Even if losses on the mortgage loans are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.


DELINQUENCIES WILL ENTITLE       As and to the extent described herein,
SERVICER TO RECEIVE CERTAIN      the servicers or the trustee, as applicable,
ADDITIONAL COMPENSATION          will be entitled to receive interest on
WHICH TAKES PRECEDENCE           unreimbursed advances and unreimbursed
OVER YOUR RIGHT TO RECEIVE       servicing expenses. The right of the servicers
DISTRIBUTIONS                    or the trustee, as applicable, to receive such
                                 payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates. See "Master Servicer and Special Servicer -- Servicing and Other
                                 Compensation and Payment of Expenses."


VOTES OF OTHER                   Under certain circumstances, the consent or
CERTIFICATEHOLDERS               approval of the holders of a specified
MAY ADVERSELY AFFECT YOUR        percentage of the aggregate certificate
INTERESTS                        balance of all outstanding certificates will
                                 be required to direct, and will be sufficient to bind all certificateholders to, certain actions, including directing the special servicer or the master servicer with respect to actions to be taken with respect to certain mortgage loans and real estate owned properties and amending the pooling and servicing agreement in certain circumstances.
                                 See "Description of the Pooling and Servicing
                                 Agreement -- Voting Rights" herein.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed rate mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date and the Subordinate Component in the amount of $1,542,452 with respect to one mortgage loan (See "-- The Suburban Lodge Loan"), of approximately $738,541,419 (the "Initial Pool Balance"). Except as otherwise indicated, all amounts and calculations presented in this Prospectus Supplement with respect to the Mortgage Loans will exclude the Subordinate Component. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interests in multifamily properties, retail properties, office properties, industrial properties, hotel properties, mixed use properties, nursing home properties, congregate care properties and self storage facilities (each, a "Mortgaged Property"). Except as otherwise indicated, all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-off Date. The Mortgage Loans provide for scheduled payments of principal and/or interest (the "Monthly Payments") to be due on the first day of each month, except for one Mortgage Loan which has scheduled payments due on the 10th day of each month and two Mortgage Loans which have scheduled payments due on the 11th day of each month (each, a "Due Date").

     All of the Mortgage Loans were originated or purchased by Morgan Guaranty Trust Company of New York ("MGT"). Sixty-three of the Mortgage Loans, representing 30.2% by Initial Principal Balance, were purchased by MGT from Finova Realty Capital Inc. (the "Finova Loans"). MGT is an affiliate of the Depositor and of J.P. Morgan Securities Inc., one of the Underwriters.

     The Mortgage Loans were underwritten generally in conformity with the guidelines described below. See "-- Underwriting Guidelines and Processes" below. The Seller will sell the Mortgage Loans to the Depositor on or prior to the Delivery Date pursuant to a mortgage loan purchase agreement between the Seller and the Depositor (the "Mortgage Loan Purchase Agreement"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

     See Annex A, Annex B, Annex C, Annex D and the Diskette for additional information with respect to the Mortgage Loans.


THE SELLER

     Morgan Guaranty Trust Company of New York is a wholly-owned subsidiary and the principal asset of J.P. Morgan & Co. Incorporated, a Delaware corporation whose principal office is located in New York, New York. MGT is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. J.P. Morgan & Co. Incorporated and Chase Manhattan Corporation announced on September 13, 2000 that they have agreed to merge. The merger is subject to approval by shareholders of both companies as well as by federal, state and foreign regulatory authorities.


REPRESENTATIONS AND WARRANTIES

     Under the Mortgage Loan Purchase Agreement, the Seller will make certain representations and warranties to the Depositor. Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller will be obligated to cure any breach of such representations and warranties or to repurchase any of the Mortgage Loans it sold to the Depositor as to which there exists a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. The Seller will covenant with the Depositor to repurchase any Mortgage Loan from the Depositor or cure any such breach within 90 days of receiving notice thereof. Under the Pooling and Servicing Agreement, the Depositor will assign its rights under the Mortgage Loan Purchase Agreement to the Trustee for the benefit of the Certificateholders. The sole remedy available to the Trustee or the

Certificateholders is the obligation of the Seller to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan.

     The Seller will generally represent and warrant as of the Delivery Date with respect to each of the Mortgage Loans it sold to, among other things, subject to certain exceptions set forth in the related Mortgage Loan Purchase Agreement, that: (i) the Mortgage Loan is not one month or more delinquent in payment of principal and interest and has not been so delinquent in the twelve-month period prior to the Delivery Date and there is no payment default and no other default under the Mortgage Loan which has a material adverse effect on the Mortgage Loan; (ii) the Mortgage Loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances; (iii) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Seller in all the related Mortgagor's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances; (iv) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances; (v) to the Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy; (vi) the related Mortgagor has good and indefeasible fee simple or leasehold title to the Mortgaged Property; (vii) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances; (viii) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the Mortgage Loan; (ix) at the time of the assignment of the Mortgage Loan to the Depositor, the Seller had good title to and was the sole owner of the Mortgage Loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the Mortgage Loan to the Depositor free and clear of any pledge, lien or encumbrance; (x) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding and has been recorded or submitted for recording in the applicable jurisdiction; (xi) the Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the Mortgage Loan and related Mortgage Loan documents; (xii) each Mortgage Loan document is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of the Mortgage Loan documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Mortgage Loan documents invalid as a whole, and the Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby; (xiii) the Mortgage Loan and related Mortgage Loan documents have not been modified or waived in any material respect except as set forth in the related Mortgage Loan file;
(xiv) the Mortgage Loan has not been satisfied, canceled, subordinated, released or rescinded and the related Mortgagor has not been released from its obligations under any Mortgage Loan document; (xv) none of the Mortgage Loan documents is subject to any right of rescission, set-off, valid counterclaim or defense; (xvi) each Mortgage Loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the Mortgage Loan;
(xvii) to the Seller's knowledge, as of the date of origination of the Mortgage Loan, based on inquiry customary in the industry, and to the Seller's actual knowledge, as of the Delivery Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law; (xviii) to the Seller's knowledge, (a) in reliance on an engineering report, the related Mortgaged Property is in good repair and (b) no condemnation proceedings are pending; (xix) the ESA reviewed in connection with the origination thereof reveals no known circumstances or conditions with respect to the Mortgaged

Property that would constitute or result in a material violation of any environmental laws, require any expenditure material in relation to the principal balance of the Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws or require substantial cleanup or remedial action or any other extraordinary action in excess of the amount escrowed for such purposes; (xx) as of the date of origination of the Mortgage Loan, and to Seller's actual knowledge, as of the Delivery Date, after consultation with the loan servicer, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage; (xxi) all amounts required to be deposited by the Mortgagor at origination have been deposited; and (xxii) to the Seller's knowledge, as of the date of origination of the Mortgage Loan, and to Seller's actual knowledge, as of the Delivery Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related Mortgagor under the Mortgage Loan or the Mortgaged Property which, if determined against the Mortgagor or property would materially and adversely affect the value of such property or ability of the Mortgagor to pay principal, interest and other amounts due under the Mortgage Loan.


THE SUBURBAN LODGE LOAN

     One of the Mortgage Loans with a Cut-off Date Balance of $13,542,452 (the "Suburban Lodge Loan") will have a senior component (the "Senior Component") and a subordinate component (the "Subordinate Component") having a balance as of the Cut-off Date of $12,000,000 and $1,542,452, respectively. The Senior Component will represent 1.6% of the Initial Pool Balance. The Initial Pool Balance was calculated without including the Subordinate Component. The Class Q Certificates will represent the Subordinate Component of the Suburban Lodge Loan.

     Amounts payable with respect to the Subordinate Component will not be included in the Available Distribution Amount. The pass-through rate on each component will be 8.727% per annum. Scheduled interest payments in respect of the Suburban Lodge Loan (including the Subordinate Component thereof) received during any Remittance Period will be allocated between the Senior Component and the Subordinate Component in proportion to the respective amounts of each component prior to giving effect to any related collections of principal. Any interest shortfalls will be allocated first to the Subordinate Component and then to the Senior Component. The portion of the trustee and servicing fee allocable to the Suburban Lodge Loan (including the Subordinate Component) will be allocated to both components, pro rata, based on the amount of each component. See "Description of the Certificates -- Distributions."

     Principal collections with respect to the Suburban Lodge Loan will be allocated solely to the Senior Component in reduction of the amount thereof until reduced to zero. Thereafter, all principal collections on the Suburban Lodge Loan will be payable to the Subordinate Component. This allocation of principal collections will result in a remaining amortization term as of the Cut-off Date of 274 months for the Senior Component, while the remaining amortization term as of the Cut-off Date of the Suburban Lodge Loan is 286 months.

     Advances with respect to delinquent Monthly Payments on the Suburban Lodge Loan will only be made with respect to any excess of the portion of the Monthly Payments (net of the Master Servicing Fee) due and payable on the Senior Component over the amount actually received, subject to the limitations described under "Description of the Certificates -- Advances." To the extent a Collateral Value Adjustment is required to be made with respect to the Suburban Lodge Loan, the interest portion of the P&I Advance in respect of the Suburban Lodge Loan will be reduced to be equal to the product of (i) the amount of the interest portion of the P&I Advance that would otherwise be required to be made for the Distribution Date without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the balance of the Senior Component, net of the excess, if any, of the Collateral Value Adjustment over the balance of the Subordinate Component, and the denominator of which is equal to the balance of the Senior Component. See "Description of the Certificates -- Collateral Value Adjustment" and "-- Advances."

     Realized losses on the Suburban Lodge Loan will be allocated, first, to the Subordinate Component and then to the Senior Component. See "Description of the Certificates -- Subordination."

     Subject to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder will not be entitled to exercise any of the rights and powers of the Directing Certificateholder described herein, with respect to the Suburban Lodge Loan and instead the holders of the Class Q Certificates will be entitled to appoint an operating advisor (an "Operating Advisor") to exercise similar rights with respect to the Suburban Lodge Loan. If the Operating Advisor replaces the Special Servicer, the replacement Special Servicer will act as a Special Servicer only as to the Suburban Lodge Loan, and the replaced Special Servicer will continue to act as Special Servicer for the remainder of the Mortgage Loans.


     The Special Servicer will be required (i) to consult with the related Operating Advisor with respect to proposals to take any significant action with respect to the Suburban Lodge Loan or the related Mortgage Property, and to consider alternative actions recommended by the Operating Advisor and (ii) prior to taking any of the following actions, to receive the written approval of such Operating Advisor for (a) any modification of, or waiver with respect to, the Suburban Lodge Loan that would result in the extension of the Maturity Date thereof, a reduction in the Mortgage Interest Rate borne thereby or Monthly Payment payable thereon or a forgiveness of interest on or principal of the Suburban Lodge Loan, (b) any foreclosure upon or comparable conversion (which may include acquisition of a foreclosed property) of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (c) any sale of a related Mortgaged Property; (d) any action to bring the related Mortgaged Property into compliance with environmental laws; (e) any substitution or release of the related Mortgaged Property (other than a substitution or release permitted to be made by the terms of the Suburban Lodge Loan) without the consent of the mortgagee; (f) any legal action to enforce the related Mortgage Loan Documents; or (g) any waiver or release of a material claim, right or remedy with respect to the Suburban Lodge Loan.


     Following an event of default with respect to the Suburban Lodge Loan, the holders of the Class Q Certificates may purchase the Suburban Lodge Loan at a price equal to the outstanding principal balance of the Suburban Lodge Loan, plus accrued interest thereon (together with unreimbursed advances and interest thereon), due and unpaid servicing fees and related trust fund expenses.


CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     All of the Mortgage Loans are secured by first liens on a fee simple and/or leasehold interest in the related Mortgaged Properties. As of the Cut-off Date, the Mortgage Loans had characteristics set forth below. The totals in the following tables may not add up to 100% due to rounding. Unless otherwise indicated, reference to the Mortgage Loans will not include the Subordinate Component of the Suburban Lodge Loan. See "-- The Suburban Lodge Loan" above. Accordingly, the values indicated below under "Weighted Average UW DSCR" and "Weighted Average LTV" were weighted for the Suburban Lodge Loan based on the Senior Component thereof. However, the UW DSCR and Loan-to-Value Ratio for the Suburban Lodge Loan set forth or factored in below were calculated based on the original principal balance of the Suburban Lodge Loan. In addition, the values indicated below under "Weighted Average UW DSCR" and "Weighted Average LTV" exclude 3 credit tenant lease Mortgage Loans representing 1.3% of the Initial Pool Balance. For a Mortgage Loan secured by more than one Mortgaged Property the original principal balance of the Mortgage Loan is allocated to each related Mortgaged Property based on (1) the related appraisal values, (2) the square footage provided in the appraisal or (3) as otherwise provided in the Mortgage Loan documentation. The principal balance as of the Cut-off Date of a Mortgage Loan is allocated to each related Mortgaged Property based on the allocation of the original principal balance.

                            MORTGAGE INTEREST RATES




                                       NUMBER                       PERCENT BY
                                         OF          AGGREGATE      AGGREGATE     WEIGHTED     WEIGHTED
                                      MORTGAGE       PRINCIPAL      PRINCIPAL      AVERAGE     AVERAGE
MORTGAGE INTEREST RATES                 LOANS         BALANCE        BALANCE       UW DSCR       LTV
----------------------------------   ----------   --------------   -----------   ----------   ---------
7.2501% - 7.5000% ................         2       $ 47,696,650         6.5%         1.70x       58.9%
7.5001% - 7.7500% ................         4         38,212,995         5.2          1.30        72.7
7.7501% - 8.0000% ................        17        111,676,454        15.1          1.30        71.8
8.0001% - 8.2500% ................        37        155,499,004        21.1          1.29        71.7
8.2501% - 8.5000% ................        29        107,251,690        14.5          1.29        68.3
8.5001% - 8.7500% ................        35        139,341,719        18.9          1.31        69.3
8.7501% - 9.0000% ................        27        107,935,833        14.6          1.32        67.7
9.0001% - 9.2500% ................        11         25,474,319         3.4          1.44        59.2
9.2501% - 9.5000% ................         4          4,666,210         0.6          1.43        61.4
9.5001% or more ..................         2            786,546         0.1          1.30        74.1
                                          --       ------------        ----          ----        ----
 Total/Weighted Average: .........       168       $738,541,419       100.0%         1.33x       68.9%
                                         ===       ============       =====          ====        ====

Weighted Average Mortgage Interest Rate: 8.33%
Minimum Mortgage Interest Rate: 7.470%
Maximum Mortgage Interest Rate: 9.875%



                           CURRENT PRINCIPAL BALANCE


                                       NUMBER                        PERCENT BY
                                         OF          AGGREGATE       AGGREGATE     WEIGHTED     WEIGHTED
                                      MORTGAGE       PRINCIPAL       PRINCIPAL      AVERAGE     AVERAGE
CURRENT PRINCIPAL BALANCE               LOANS         BALANCE         BALANCE       UW DSCR       LTV
----------------------------------   ----------   ---------------   -----------   ----------   ---------
$0 - $500,000.....................         5       $  1,714,244          0.2%         1.30x       71.1%
$500,001 - $750,000...............        13          7,898,383          1.1          1.29        69.6
$750,001 - $1,000,000.............         8          7,539,356          1.0          1.39        65.5
$1,000,001 - $1,500,000...........        28         34,972,053          4.7          1.34        70.0
$1,500,001 - $2,000,000...........        12         21,037,517          2.8          1.28        68.8
$2,000,001 - $2,500,000...........        16         35,810,151          4.8          1.43        65.9
$2,500,001 - $3,000,000...........        11         30,033,878          4.1          1.37        69.2
$3,000,001 - $3,500,000...........         9         29,679,926          4.0          1.30        75.1
$3,500,001 - $4,000,000...........        10         37,873,486          5.1          1.33        67.9
$4,000,001 - $4,500,000...........         8         33,997,386          4.6          1.25        69.6
$4,500,001 - $5,000,000...........         4         18,838,900          2.6          1.26        71.5
$5,000,001 - $6,000,000...........         8         44,278,128          6.0          1.28        72.7
$6,000,001 - $7,500,000...........         9         62,900,116          8.5          1.34        67.4
$7,500,001 - $10,000,000..........         8         67,565,181          9.1          1.26        71.7
$10,000,001 - $12,500,000.........         6         66,549,982          9.0          1.32        68.1
$12,500,001 - $15,000,000.........         3         39,928,859          5.4          1.30        71.3
$15,000,001 - $17,500,000.........         3         49,548,357          6.7          1.30        73.3
$17,500,001 - $20,000,000.........         2         36,528,558          4.9          1.29        69.6
$20,000,001 - $25,000,000.........         5        111,846,955         15.1          1.45        62.8
                                          --       ------------         ----          ----        ----
 Total/Weighted Average: .........       168       $738,541,419        100.0%         1.33x       68.9%
                                         ===       ============        =====          ====        ====

Average Principal Balance per Mortgage Loan: $4,396,080
Average Principal Balance per Mortgaged Property: $3,806,915
Smallest Loan Balance: $220,965
Largest Loan Balance: $24,701,611

        ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS




                                       NUMBER                         PERCENT BY
                                         OF           AGGREGATE       AGGREGATE     WEIGHTED     WEIGHTED
                                      MORTGAGED       PRINCIPAL       PRINCIPAL      AVERAGE     AVERAGE
ORIGINAL TERM IN MONTHS              PROPERTIES        BALANCE         BALANCE       UW DSCR       LTV
---------------------------------   ------------   ---------------   -----------   ----------   ---------
Balloon
 109 - 120 ......................        104       $363,465,485          49.2%         1.32x       70.1%
 217 - 228 ......................          1          2,057,277           0.3          0.00         0.0
 229 - 240 ......................          1          2,974,994           0.4          0.00         0.0
                                         ---       ------------          ----          ----        ----
   Subtotal: ....................        106       $368,497,756          49.9%         1.32x       70.1%
Anticipated Repayment Date
 109 - 120 ......................         53       $290,994,457          39.4%         1.30x       69.5%
 169 - 180 ......................          1          4,338,163           0.6          1.20        70.0
                                         ---       ------------          ----          ----        ----
   Subtotal: ....................         54       $295,332,620          40.0%         1.30x       69.5%
Interest Only
 109 - 120 ......................          2       $ 47,696,650           6.5%         1.70x       58.9%
                                         ---       ------------          ----          ----        ----
   Subtotal: ....................          2       $ 47,696,650           6.5%         1.70x       58.9%
Fully Amortizing
 109 - 120 ......................          1       $  2,055,124           0.3%         1.29x       46.7%
 169 - 180 ......................          1          2,555,432           0.3          1.10        77.4
 229 - 240 ......................          4         22,403,837           3.0          1.31        63.3
                                         ---       ------------          ----          ----        ----
   Subtotal: ....................          6       $ 27,014,393           3.7%         1.28x       63.4%
                                         ---       ------------          ----          ----        ----
Total/Weighted Average: .........        168       $738,541,419         100.0%         1.33x       68.9%
                                         ===       ============         =====          ====        ====

Weighted Average Original Term to Maturity/Anticipated Repayment Date in
Months: 125

        REMAINING TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS



                                            NUMBER                         PERCENT BY
                                              OF           AGGREGATE       AGGREGATE     WEIGHTED     WEIGHTED
REMAINING TERM TO MATURITY/                MORTGAGED       PRINCIPAL       PRINCIPAL      AVERAGE     AVERAGE
ANTICIPATED REPAYMENT DATE IN MONTHS      PROPERTIES        BALANCE         BALANCE       UW DSCR       LTV
--------------------------------------   ------------   ---------------   -----------   ----------   ---------
Balloon
 97 - 108 ............................         30        $123,272,291         16.7%         1.34x       68.1%
 109 - 120 ...........................         74         240,193,194         32.5          1.31        71.1
 217 - 228 ...........................          2           5,032,271          0.7          0.00         0.0
                                               --        ------------         ----          ----        ----
   Subtotal: .........................        106        $368,497,756         49.9%         1.32x       70.1%
Anticipated Repayment Date
 97 - 108 ............................          3        $ 11,673,243          1.6%         1.36x       73.0%
 109 - 120 ...........................         50         279,321,214         37.8          1.30        69.3
 169 - 180 ...........................          1           4,338,163          0.6          1.20        70.0
                                              ---        ------------         ----          ----        ----
   Subtotal: .........................         54        $295,332,620         40.0%         1.30x       69.5%
Interest Only
 97 - 108 ............................          2        $ 47,696,650          6.5%         1.70x       58.9%
                                              ---        ------------         ----          ----        ----
   Subtotal: .........................          2        $ 47,696,650          6.5%         1.70x       58.9%
Fully Amortizing
 109 - 120 ...........................          1        $  2,055,124          0.3%         1.29x       46.7%
 157 - 168 ...........................          1           2,555,432          0.3          1.10        77.4
 229 - 240 ...........................          4          22,403,837          3.0          1.31        63.3
                                              ---        ------------         ----          ----        ----
   Subtotal: .........................          6        $ 27,014,393          3.7%         1.28x       63.4%
                                              ---        ------------         ----          ----        ----
Total/Weighted Average: ..............        168        $738,541,419        100.0%         1.33x       68.9%
                                              ===        ============        =====          ====        ====

Weighted Average Remaining Term to Maturity/Anticipated Repayment Date in
Months: 116

                 REMAINING AMORTIZATION TERM IN MONTHS (1)(2)



                                                                             PERCENT BY
                                                NUMBER         AGGREGATE     AGGREGATE   WEIGHTED   WEIGHTED
                                                  OF           PRINCIPAL     PRINCIPAL    AVERAGE   AVERAGE
REMAINING TERM IN MONTHS                    MORTGAGE LOANS      BALANCE       BALANCE     UW DSCR     LTV
------------------------------------------ ---------------- --------------- ----------- ---------- ---------
Balloon Loans ............................
 253-264 .................................          1        $  2,057,277        0.3%       0.00x      0.0%
 265-276 .................................          3          18,535,058        2.7        1.26      62.4
 277-288 .................................         19          33,211,752        4.8        1.52      65.9
 289-300 .................................         20          62,910,837        9.1        1.36      68.5
 325-336 .................................          5           5,617,825        0.8        1.25      72.2
 337-348 .................................         14          78,203,520       11.3        1.28      70.5
 349-360 .................................         44         167,961,488       24.3        1.29      72.0
                                                   --        ------------       ----        ----      ----
   Subtotal ..............................        106        $368,497,756       53.3%       1.32x     70.1%
Anticipated Repayment Date Loans .........
 229-240 .................................          2        $  4,500,919        0.7%       1.37x     63.6%
 253-264 .................................          1           4,338,163        0.6        1.20      70.0
 265-276 .................................          1           2,100,000        0.3        1.24      75.0
 277-288 .................................          3           4,178,410        0.6        1.64      67.4
 289-300 .................................         10          54,387,889        7.9        1.33      68.1
 313-324 .................................          1           6,820,989        1.0        1.32      60.4
 337-348 .................................          1           5,573,634        0.8        1.14      74.5
 349-360 .................................         35         213,432,617       30.9        1.29      70.1
                                                  ---        ------------       ----        ----      ----
   Subtotal ..............................         54        $295,332,620       42.7%       1.30x     69.5%
Fully Amortizing Loans ...................
 109-120 .................................          1        $  2,055,124        0.3%       1.29x     46.7%
 157-168 .................................          1           2,555,432        0.4        1.10      77.4
 217-228 .................................          1           2,435,723        0.4        1.82      57.7
 229-240 .................................          3          19,968,114        2.9        1.23      64.2
                                                  ---        ------------       ----        ----      ----
   Subtotal ..............................          6        $ 27,014,393        3.9%       1.28x     63.4%
    Total/Weighted Average:                       166        $690,844,769      100.0%       1.31x     69.6%
                                                  ===        ============      =====        ====      ====

Weighted Average Remaining Amortization Term in Months: 328


----------
(1)   Excludes the interest only loans (Loan Numbers 1 and 2).

(2) The remaining amortization term for the Suburban Lodge Loan, one of the Balloon Loans, is 286 months. The table was prepared using the remaining amortization term of the Senior Component thereof which is 274 months.

                         MONTH AND YEAR OF ORIGINATION




                                       NUMBER                        PERCENT BY
                                         OF          AGGREGATE       AGGREGATE     WEIGHTED     WEIGHTED
                                      MORTGAGE       PRINCIPAL       PRINCIPAL      AVERAGE     AVERAGE
MONTH AND YEAR OF ORIGINATION           LOANS         BALANCE         BALANCE       UW DSCR       LTV
----------------------------------   ----------   ---------------   -----------   ----------   ---------
December 1998 ....................         1       $  3,912,996          0.5%         1.54x       69.3%
March 1999 .......................         2          2,591,397          0.4          1.83        72.0
April 1999 .......................         3          7,210,171          1.0          1.25        71.9
May 1999 .........................         2          4,048,113          0.5          1.29        68.9
June 1999 ........................         6         32,272,863          4.4          1.33        66.3
July 1999 ........................         8         28,923,054          3.9          1.41        71.9
August 1999 ......................        12         99,297,526         13.4          1.49        63.2
September 1999 ...................        17         72,541,633          9.8          1.27        70.0
October 1999 .....................        11         33,443,427          4.5          1.31        71.8
November 1999 ....................        30        138,375,077         18.7          1.29        70.5
December 1999 ....................        23        111,027,249         15.0          1.33        69.7
January 2000 .....................         6         10,730,902          1.5          1.30        66.6
February 2000 ....................        10         24,648,800          3.3          1.29        64.1
March 2000 .......................        11         64,051,043          8.7          1.27        72.7
April 2000 .......................         9         42,947,944          5.8          1.25        69.9
May 2000 .........................         6         32,578,566          4.4          1.37        67.5
June 2000 ........................         4         16,897,197          2.3          1.42        63.0
July 2000 ........................         5          9,319,093          1.3          1.28        72.7
August 2000 ......................         2          3,724,369          0.5          1.23        76.8
                                          --       ------------         ----          ----        ----
 Total/Weighted Average: .........       168       $738,541,419        100.0%         1.33x       68.9%
                                         ===       ============        =====          ====        ====

Weighted Average Months Since Origination: 9


                  YEAR OF MATURITY/ANTICIPATED REPAYMENT DATE




                                       NUMBER                        PERCENT BY
                                         OF          AGGREGATE       AGGREGATE     WEIGHTED     WEIGHTED
YEAR OF MATURITY/                     MORTGAGE       PRINCIPAL       PRINCIPAL      AVERAGE     AVERAGE
ANTICIPATED REPAYMENT DATE              LOANS         BALANCE         BALANCE       UW DSCR       LTV
----------------------------------   ----------   ---------------   -----------   ----------   ---------
2009 .............................        91       $426,262,980         57.7%         1.36x       68.6%
2010 .............................        69        277,948,736         37.6          1.31        69.6
2014 .............................         1          2,555,432          0.3          1.10        77.4
2015 .............................         1          4,338,163          0.6          1.20        70.0
2018 .............................         1          2,057,277          0.3          0.00         0.0
2019 .............................         2          5,410,717          0.7          1.82        57.7
2020 .............................         3         19,968,114          2.7          1.23        64.2
                                          --       ------------         ----          ----        ----
 Total/Weighted Average: .........       168       $738,541,419        100.0%         1.33x       68.9%
                                         ===       ============        =====          ====        ====

     The following two tables set forth the range of Cut-off Date LTV Ratios and Maturity Date or Anticipated Repayment Date LTV Ratios of the Mortgage Loans. A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date principal balance of a Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. A "Maturity Date or Anticipated Repayment Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the related Maturity Date or, in the case of an ARD Loan, the related Anticipated Repayment Date assuming all scheduled payments due prior thereto are made and there are no principal prepayments, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because the value of Mortgaged Properties at the Maturity Date or, in the case of an ARD Loan, the Anticipated Repayment Date may be different than such appraised value, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Cut-off Date LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan may decline between the origination thereof and the related Maturity Date or, in the case of an ARD Loan the Anticipated Repayment Date.


     An appraisal of the value for each of the Mortgaged Properties was made between October 6, 1998 and June 28, 2000. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. All appraisals were obtained in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA").


                            CUT-OFF DATE LTV RATIOS



                                       NUMBER                        PERCENT BY
                                         OF          AGGREGATE       AGGREGATE     WEIGHTED     WEIGHTED
                                      MORTGAGE       PRINCIPAL       PRINCIPAL      AVERAGE     AVERAGE
CUT-OFF DATE LTV RATIOS                 LOANS         BALANCE         BALANCE       UW DSCR       LTV
----------------------------------   ----------   ---------------   -----------   ----------   ---------
50.00% or less ...................         2       $  3,683,318          0.5%         1.36x       44.2%
50.01% - 55.00% ..................         3         11,954,316          1.6          1.41        53.2
55.01% - 60.00% ..................        14         99,050,685         13.6          1.52        58.5
60.01% - 65.00% ..................        21        104,099,726         14.3          1.32        63.0
65.01% - 70.00% ..................        40        141,139,716         19.4          1.36        68.5
70.01% - 75.00% ..................        57        247,924,509         34.0          1.29        72.6
75.01% - 80.00% ..................        27        120,103,716         16.5          1.26        77.7
80.01% or more ...................         1          1,297,487          0.2          1.25        82.4
                                          --       ------------         ----          ----        ----
 Total/Weighted Average: .........       165       $729,253,473        100.0%         1.33x       68.9%
                                         ===       ============        =====          ====        ====

Weighted Average Cut-off Date LTV Ratio: 68.9%

                  MATURITY DATE OR ANTICIPATED REPAYMENT DATE
                                LTV RATIOS (1)



                                            NUMBER                      PERCENT BY
                                              OF         AGGREGATE      AGGREGATE     WEIGHTED     WEIGHTED
MATURITY DATE OR                           MORTGAGE      PRINCIPAL      PRINCIPAL      AVERAGE     AVERAGE
ANTICIPATED REPAYMENT DATE LTV RATIOS       LOANS         BALANCE        BALANCE       UW DSCR       LTV
---------------------------------------   ---------   --------------   -----------   ----------   ---------
50.00% or less ........................       12      $ 33,388,466         4.69%         1.36x       57.6%
50.01% - 55.00% .......................       18        73,973,220         10.4          1.35        60.3
55.01% - 60.00% .......................       36       184,212,014        25.89          1.45        64.5
60.01% - 65.00% .......................       44       182,657,465        25.67          1.29        70.5
65.01% - 70.00% .......................       39       170,261,471        23.93          1.28        74.4
70.01% - 75.00% .......................       13        67,034,390         9.42          1.27        78.8
                                              --      ------------        -----          ----        ----
 Total/Weighted Average: ..............      162      $711,527,026        100.0%         1.34x       69.1%
                                             ===      ============        =====          ====        ====

Weighted Average Maturity Date LTV Ratio: 61.4%


----------
(1)   Excludes fully amortizing Mortgage Loans.

     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the Mortgage Loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any Mortgage Loan for any period as presented in the table below or Annex A, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amounts of principal and interest due under such Mortgage Loan during the 12-month period that includes October 1, 2000 and September 1, 2001. "Underwritten Cash Flow" or "UW Cash Flow" means the Underwritten NOI (as defined below) for the Mortgaged Property decreased by an amount that the Seller has determined to be an appropriate allowance for average annual tenant improvements, leasing commissions, and replacement reserves for capital items based upon its underwriting guidelines. "Debt Service Coverage Ratio" for a period, on the other hand, is the ratio of the NOI for the period to the amounts of principal and interest due under the related Mortgage Loan for the same period.

     "Underwritten NOI" or "UW NOI" means the NOI for the Mortgaged Property as determined by the Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases, adjusted downward to market rates with vacancy rates equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or is likely to be recurring. Operating expenses generally reflect the Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" ("NOI") for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect replacement reserves, capital expenditures, debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing "Net Operating Income," "Underwritten NOI" and "Underwritten Cash Flow" are not a substitute for or an improvement upon net income as determined in accordance with generally accepted accounting principles as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net cash flow of the properties, nor is "Net Operating Income," "Underwritten NOI" and "Underwritten Cash Flow" set forth herein intended to represent such future net cash flow.

     The UW Cash Flows and UW NOIs used as a basis for calculating the UW DSCRs presented in the following table and in Annex A attached hereto, were derived principally from operating statements obtained from the respective Mortgagors (the "Operating Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expense in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.


                   UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS



                                               NUMBER                     PERCENT BY
                                                 OF         AGGREGATE     AGGREGATE    WEIGHTED    WEIGHTED
                                              MORTGAGE      PRINCIPAL     PRINCIPAL     AVERAGE    AVERAGE
UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS       LOANS        BALANCE       BALANCE      UW DSCR      LTV
-------------------------------------------  ----------  --------------  -----------  ----------  ---------
1.201 or less .............................        7     $ 20,263,916         2.8%        1.13x      68.9%
1.201x - 1.250x ...........................       43      164,846,565        22.6         1.23       71.8
1.251x - 1.300x ...........................       48      235,116,880        32.2         1.27       70.5
1.301x - 1.400x ...........................       38      170,518,347        23.4         1.35       68.3
1.401x - 1.500x ...........................       13       61,297,228         8.4         1.43       66.5
1.501x - 1.600x ...........................        7       37,678,937         5.2         1.56       61.5
1.601x - 1.700x ...........................        1          997,340         0.1         1.60       57.0
1.701x - 1.800x ...........................        1        1,100,631         0.2         1.78       73.4
1.801x - 1.900x ...........................        5       33,967,564         4.7         1.82       60.8
1.901x - 2.000x ...........................        1          992,506         0.1         1.91       55.1
2.001x - 2.100x ...........................        1        2,473,559         0.3         2.06       64.2
                                                  --     ------------        ----         ----       ----
 Total/Weighted Average: ..................      165     $729,253,473       100.0%        1.33x      68.9%
                                                 ===     ============       =====         ====       ====

Weighted Average UW DSCR: 1.33x

                            GEOGRAPHIC DISTRIBUTION




                                        NUMBER                         PERCENT BY
                                          OF           AGGREGATE       AGGREGATE     WEIGHTED     WEIGHTED
                                       MORTGAGED       PRINCIPAL       PRINCIPAL      AVERAGE     AVERAGE
GEOGRAPHIC DISTRIBUTION               PROPERTIES        BALANCE         BALANCE       UW DSCR       LTV
----------------------------------   ------------   ---------------   -----------   ----------   ---------
California .......................         39        $203,147,004         27.5%         1.40x       67.8%
Texas ............................         19          62,513,635          8.5          1.32        66.7
New Jersey .......................          5          43,946,544          6.0          1.27        67.2
Illinois .........................         10          40,119,893          5.4          1.34        69.6
Florida ..........................         18          37,863,163          5.1          1.31        72.8
Virginia .........................          6          35,207,497          4.8          1.26        62.3
Arizona ..........................          7          29,938,636          4.1          1.31        65.1
Maryland .........................          2          28,754,336          3.9          1.26        75.4
Ohio .............................          6          26,245,922          3.6          1.34        71.0
New York .........................         10          22,460,339          3.0          1.26        72.9
Michigan .........................          5          20,941,902          2.8          1.28        75.3
Indiana ..........................          7          19,204,668          2.6          1.29        69.9
Iowa .............................          2          18,991,967          2.6          1.26        69.8
Pennsylvania .....................          6          18,754,312          2.5          1.26        70.1
Massachusetts ....................          6          17,899,979          2.4          1.34        71.7
North Carolina ...................          4          16,431,634          2.2          1.31        71.5
Nevada ...........................          2          11,833,334          1.6          1.29        74.2
Colorado .........................          3          10,428,196          1.4          1.38        67.1
Louisiana ........................          4          10,287,571          1.4          1.31        70.9
Wisconsin ........................          3           9,909,169          1.3          1.29        72.2
Missouri .........................          3           7,792,512          1.1          1.27        59.7
Vermont ..........................          1           7,388,975          1.0          1.31        68.4
Washington .......................          2           6,060,150          0.8          1.21        75.1
Alaska ...........................          1           4,855,437          0.7          1.25        74.4
Connecticut ......................          3           4,785,363          0.6          1.70        68.5
Georgia ..........................          2           4,412,902          0.6          1.49        54.8
Minnesota ........................          3           3,632,110          0.5          1.42        67.5
Mississippi ......................          2           3,609,040          0.5          1.25        65.8
Rhode Island .....................          1           3,093,989          0.4          1.29        75.1
Maine ............................          9           2,505,214          0.3          1.32        79.5
Arkansas .........................          1           2,473,559          0.3          2.06        64.2
Idaho ............................          1           2,055,124          0.3          1.29        46.7
Utah .............................          1             997,340          0.1          1.60        57.0
                                           --        ------------         ----          ----        ----
 Total/Weighted Average: .........        194        $738,541,419        100.0%         1.33x       68.9%
                                          ===        ============        =====          ====        ====

                                 PROPERTY TYPE


                                                                                                              WEIGHTED
                                                                         % OF       WEIGHTED     WEIGHTED     AVERAGE
                                      NUMBER OF       PRINCIPAL       PRINCIPAL      AVERAGE      AVERAGE       OCC.
PROPERTY TYPE                        PROPERTIES      BALANCE ($)       BALANCE       UW DSCR        LTV         RATE
---------------------------------   ------------   ---------------   -----------   ----------   ----------   ---------
Multifamily
 Multifamily ....................         55        $157,826,081         21.4%         1.30x    74.0%           96.9%
 Mobile Home Park ...............         18          70,189,579          9.5          1.31     71.2            93.7
                                         ---        ------------        -----          ----     ----            ----
   Subtotal .....................         73        $228,015,661         30.9%         1.30x    73.2%           95.9%
Retail
 Anchored .......................         20        $122,204,325         16.5%         1.27x    69.9%           96.4%
 Unanchored .....................         30          71,657,687          9.7          1.41     64.5            91.9
 Shadow Anchored ................          1           1,563,013          0.2          1.29     68.0            89.0
                                         ---        ------------        -----          ----     ----            ----
   Subtotal .....................         51        $195,425,024         26.5%         1.32x    67.8%           94.7%
Office
 Suburban .......................         21        $ 87,568,745         11.9%         1.33x    66.5%           96.3%
 CBD ............................          3          39,226,178          5.3          1.28     68.8            97.4
                                         ---        ------------        -----          ----     ----            ----
   Subtotal .....................         24        $126,794,922         17.2%         1.32x    67.2%           96.7%
Industrial
 Flex Space .....................         16        $ 87,439,269         11.8%         1.37x    66.1%           96.9%
 Warehouse/Distribution .........          3           5,564,382          0.8          1.31     67.7           100.0
                                         ---        ------------        -----          ----     ----           -----
   Subtotal .....................         19        $ 93,003,651         12.6%         1.37x    66.2%           97.1%
Hotel
 Extended Stay ..................          7        $ 19,731,759          2.7%         1.34x    58.3%           N/A
 Limited Service ................          2          16,929,209          2.3          1.40     67.8            N/A
 Full Service ...................          1          16,523,281          2.2          1.40     69.7            N/A
                                         ---        ------------        -----          ----     ----           -----
   Subtotal .....................         10        $ 53,184,250          7.2%         1.38x    64.9%           N/A
Self Storage ....................         10        $ 22,502,695          3.0%         1.42x    67.5%           89.6%
Mixed Use .......................          3        $ 10,594,843          1.4%         1.37x    64.8%           98.1%
Nursing Home ....................          3        $  7,813,023          1.1%         1.90x    67.0%           96.1%
Congregate Care .................          1        $  1,207,349          0.2%         1.50x    74.5%           90.0%
                                         ---        ------------        -----          ----     ----           -----
Total/Weighted Average: .........        194        $738,541,419        100.0%         1.33x    68.9%           95.7%
                                         ===        ============        =====          ====     ====           =====

                YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT



                                                       NUMBER                         PERCENT BY
                                                         OF           AGGREGATE       AGGREGATE     WEIGHTED     WEIGHTED
                                                      MORTGAGED       PRINCIPAL       PRINCIPAL      AVERAGE     AVERAGE
YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT      PROPERTIES        BALANCE         BALANCE       UW DSCR       LTV
-------------------------------------------------   ------------   ---------------   -----------   ----------   ---------
5 or less .......................................         51        $173,776,291         23.5%         1.32x       68.7%
6 - 10 ..........................................         10          43,094,156          5.8          1.44        65.0
11 - 15 .........................................         36         150,689,479         20.4          1.36        66.3
16 - 20 .........................................         12          58,924,594          8.0          1.36        66.5
21 - 25 .........................................          9          31,484,650          4.3          1.27        66.8
26 - 30 .........................................         16          76,045,990         10.3          1.28        74.0
31 or more ......................................         60         204,526,258         27.7          1.33        70.9
                                                         ---        ------------        -----          ----        ----
 Total/Weighted Average: ........................        194        $738,541,419        100.0%         1.33x       68.9%
                                                         ===        ============        =====          ====        ====

Weighted Average Property Age in years: 18.01

----------
(1)   For Properties constructed in stages, the earliest date was used.


(2) Nineteen properties originally construcuted prior to 1930 were excluded from the weighted average calculations due to significant renovations that have occurred since then.


     With certain limited exceptions relating to casualty and condemnation proceeds, or other prepayments beyond the Mortgagor's control, all of the Mortgage Loans prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date"). Thereafter, each Mortgage Loan provides that until a date specified in the related Mortgage Note the related Mortgagor will be required to pay a yield maintenance penalty (a "Prepayment Premium") upon any voluntary principal prepayment of a Mortgage Loan or provide for Defeasance, in whole and/or in part. The following table sets forth the percentage of the declining aggregate principal balance of all the Mortgage Loans that on September 1 of each of the years indicated will be within their related Lock-out Period, are subject to Defeasance and/or in which a principal prepayment must be accompanied by a Prepayment Premium.

                             PREPAYMENT PROTECTION
                  PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING
              PRINCIPAL BALANCE AS OF THE CUT-OFF DATE THAT HAVE
         PREPAYMENT LOCK-OUTS OR PENALTIES (ASSUMING NO PREPAYMENTS)*




                                                SEPT.       SEPT.       SEPT.       SEPT.
                                   CURRENT       2001        2002        2003       2004
                                 ----------- ----------- ----------- ----------- ----------
Lock-Out/Defeasance(1) .........     100.0%      100.0%      100.0%      100.0%      99.8%
YM(2) ..........................       0.0         0.0         0.0         0.0        0.2
                                     -----       -----       -----       -----       ----
Total Lock-Out/ Defeasance
 and YM ........................     100.0       100.0       100.0       100.0      100.0
No Prepayment Premium ..........       0.0         0.0         0.0         0.0        0.0
                                     -----       -----       -----       -----      -----
Total ..........................     100.0%      100.0%      100.0%      100.0%     100.0%
                                     =====       =====       =====       =====      =====
Aggregate Mortgage Loan
 Balance(3) ....................  $  738.5    $  732.1    $  725.0    $  717.3    $ 709.1
Percentage of Balance
 Outstanding ...................     100.0%       99.1%       98.2%       97.1%      96.0%



                                    SEPT.      SEPT.      SEPT.      SEPT.      SEPT.      SEPT.
                                    2005       2006       2007       2008       2009        2010
                                 ---------- ---------- ---------- ---------- ---------- -----------
Lock-Out/Defeasance(1) .........     99.4%      99.4%      99.4%      99.4%      55.8%       100.0%
YM(2) ..........................      0.6        0.6        0.6        0.6        0.3          0.0
                                     ----       ----       ----       ----       ----        -----
Total Lock-Out/ Defeasance
 and YM ........................    100.0      100.0      100.0      100.0       56.1        100.0
No Prepayment Premium ..........      0.0        0.0        0.0        0.0       43.9          0.0
                                    -----      -----      -----      -----       ----        -----
Total ..........................    100.0%     100.0%     100.0%     100.0%     100.0%       100.0%
                                    =====      =====      =====      =====      =====        =====
Aggregate Mortgage Loan
 Balance(3) ....................  $ 700.0    $ 690.1    $ 679.3    $ 667.7    $ 489.0    $    23.8
Percentage of Balance
 Outstanding ...................     94.8%      93.4%      92.0%      90.4%      66.2%         3.2%

----------
(1) Certain Mortgage Loans permit the applicable Mortgagor after a specified period (not less than two years from the Delivery Date) to obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon substitution of direct non-callable obligations of the United States providing payments in amounts equal to the scheduled payments due on such Mortgage Loan to the related Maturity Date or, in the case of certain of the ARD Loans, the Anticipated Repayment Date. The Master Servicer shall, on behalf of the related Mortgagor, purchase such obligations of the United States for deposit into the Trust Fund. Any such substitution shall be subject to, among other things, certain conditions set forth in the Pooling and Servicing Agreement. Such substitution of collateral is referred to herein as "Defeasance." For purposes of this table, to the extent a Mortgagor may elect to defease the related Mortgage Loan, such Mortgage Loan will be reflected in the "Lock-Out/Defeasance" category.


(2) The Mortgage Loan generally requires the payment of a Prepayment Premium in connection with any principal prepayment, in whole or in part. Any Prepayment Premium will equal the present value, as of the date of prepayment, of the remaining Monthly Payments from such date of prepayment through the related stated maturity (including the Balloon Payment), determined by discounting such payments at a U.S. Treasury rate specified therein, minus the then outstanding principal balance, subject to a minimum Prepayment Premium equal to 1% of the principal balance of such Mortgage Loan being prepaid ("Yield Maintenance" or "YM").


(3)   Millions of dollars.


* See Annex A and the Diskette for additional, detailed information on the Mortgage Loans' Prepayment Penalties.

TEN LARGEST MORTGAGE LOANS

     The following tables and summaries describe the ten largest Mortgage Loans by Cut-off Date Principal Balance.




                                    NUMBER OF   CUT-OFF DATE   % OF POOL      UW
PROPERTY NAME                      PROPERTIES      BALANCE      BALANCE      DSCR      LTV         PROPERTY TYPE
--------------------------------- ------------ -------------- ----------- ---------- ------- -------------------------
Abbey Company Portfolio III......        6      $ 24,701,611        3.3%      1.81x  58.9%   Office/Industrial/Retail
Abbey Company Portfolio IV.......        6        22,995,039        3.1       1.58   58.9    Unanchored Retail
Atlantic Development
 Portfolio ......................        2        22,013,205        3.0       1.27   61.8    Industrial Flex
Covina Hills Mobile Home
 Country Club ...................        1        21,587,115        2.9       1.27   71.9    Mobile Home Park
Liberty Fair Mall ...............        1        20,549,985        2.8       1.26   63.4    Regional Mall
Wilshire Financial ..............        1        18,576,294        2.5       1.32   68.8    CBD Office
Hub Tower .......................        1        17,952,264        2.4       1.26   70.4    CBD Office
Gerry Buildings .................        1        16,824,504        2.3       1.25   71.9    Industrial Flex
Embassy Suites -- Chicago .......        1        16,523,281        2.2       1.40   69.7    Full Service Hotel
Fairgrounds Plaza ...............        1        16,200,572        2.2       1.27   78.3    Anchored Retail
                                       ---      ------------     ------       ----   ----
Total/Weighted Average ..........       21      $197,923,870       26.7%      1.37x  66.1%
                                       ===      ============     ======
Deal Total/Weighted Average .....      194      $738,541,419     100.00%      1.33x  68.9%

THE ABBEY COMPANY LOANS



               LOAN INFORMATION                                 PROPERTY INFORMATION
----------------------------------------------   --------------------------------------------------
 Cut-off Date Balance     $47,696,650            Property Type            Office/Industrial/Retail
 Origination Date         August 31, 1999        Location                 Southern California
 Maturity Date            September 1, 2009      Square Footage           945,590
 Mortgage Rate            7.47%                  Year Built/Renovated     Various
 Annual Debt Service      $ 3,612,425            Appraised Value          $81,040,000
 UW DSCR                  1.70x                  Occupancy                91.2%
 Cut-off Date LTV         58.9%                  Occupancy Date           June 1, 2000
 Balloon LTV              58.9%                  UW NOI                   $ 7,222,349
 Lockbox                  Yes                    UW NCF                   $ 6,141,767

     The Loans. Two of the Mortgage Loans (individually, the "Abbey Portfolio III Loan" and the "Abbey Portfolio IV Loan" and collectively, the "Abbey Company Loans"), were originated by MGT and are secured by first mortgages encumbering twelve properties located in Southern California (collectively, the "Abbey Company Properties"). The Abbey Company Loans are cross-defaulted and cross-collateralized with each other. The Abbey Company Loans were made to special purpose California limited liability companies (each, an "Abbey Company Borrower" and collectively, the "Abbey Company Borrowers") which are wholly-owned by Abbey Properties, LLC, the managing member. Abbey Properties, LLC is owned by Donald G. Abbey and a wholly owned subsidiary of Rodamco North America NV ("RNA"). RNA is a real estate investment company that is listed on the Amsterdam stock exchange. RNA reported a market value for RNA's real estate assets of $3.2 billion at February 29, 2000. RNA primarily owns super-regional and regional shopping malls located in the United States. In addition, RNA has investments in several private real estate companies, including The Abbey Company, an affiliate of the Abbey Company Borrowers, and equity holdings in public real estate companies. The Abbey Company owns or manages a portfolio of properties totaling approximately 3.1 million square feet in Southern California as of June 1, 2000.

     The Abbey Company Loans are Balloon Mortgage Loans which require interest-only payments through August 1, 2009 and mature on September 1, 2009. The Abbey Company Loans may not be prepaid prior to June 1, 2009 and may be prepaid, in whole but not in part, without payment of a Prepayment Premium, at any time thereafter. The Abbey Company Loans are subject to Defeasance, in whole or in part, at any time after the second anniversary of the Delivery Date.

     The Properties. The Abbey Company Properties consists of twelve industrial, office and retail properties:


ABBEY PORTFOLIO III




  LOAN                                                           SQUARE                                          APPRAISED
 NUMBER  PROPERTY NAME                       LOCATION           FOOTAGE      PROPERTY TYPE     OCCUPANCY (1)       VALUE
-------- ------------------------- --------------------------- --------- -------------------- --------------- --------------
  1.1    Long Beach Airport        Long Beach, CA               205,257  Industrial -- Flex        100.0%      $12,200,000
  1.2    Sierra Gateway Business   Palmdale, CA                 130,838  Office                     96.0        10,865,000
         Center
  1.3    Nevada Street Plaza       Redlands, CA                 126,292  Industrial -- Flex         93.0         6,000,000
  1.4    Gardena Commerce          Gardena, CA                   39,405  Unanchored Retail          96.0         5,770,000
         Center
  1.5    Moreno Valley Commerce    Moreno Valley, CA            111,060  Industrial -- Flex         86.0         4,850,000
         Center
  1.6    Mount Vernon Commerce     Colton, CA                    29,600  Office                     91.0         2,285,000
                                                                -------                            ------      -----------
         Center
                                   Subtotal/Weighted Average    642,452                             94.7%(2)   $41,970,000
ABBEY PORTFOLIO IV
  2.1    Aliso Viejo Commerce      Aliso Viejo, CA               64,137  Unanchored Retail          95.0       $13,250,000
         Center
  2.2    Wimbledon Business        Victorville, CA              123,225  Unanchored Retail          92.0        12,000,000
         Center
  2.3    Upland Commerce Center    Upland, CA                    44,957  Unanchored Retail          29.0         5,500,000
  2.4    AP Rancho Carmel          San Diego, CA                 26,978  Unanchored Retail          92.0         3,775,000
  2.5    Atlantic Plaza            Long Beach, CA                31,281  Unanchored Retail         100.0         2,895,000
  2.6    Garden Grove Commerce     Garden Grove, CA              12,560  Unanchored Retail          81.0         1,650,000
                                                                -------                            --------    -----------
         Center
                                   Subtotal/Weighted Average    303,138                             83.6%(2)   $39,070,000
                                                                -------                            --------    -----------
                                   Total/Weighted Average       945,590                             91.2%(2)   $81,040,000

----------
(1)   Occupancy percentages as of June 1, 2000.

(2)   Based upon weighted average square footage.


     Property Management. The Abbey Company Properties are managed by The Abbey Company. The Abbey Company currently manages a portfolio of properties totaling approximately 3.1 million square feet. The Abbey Company has offices in Los Angeles, Orange, Riverside and San Bernardino counties.


 Operating History.


                                                                                                        ORIGINATOR'S
                                              1997 ACTUAL(1)     1998 ACTUAL(2)     1999 ACTUAL(2)      UNDERWRITTEN
                                             ----------------   ----------------   ----------------   ---------------
Effective Gross Income ...................     $ 6,807,508        $ 8,111,803        $ 8,897,451        $ 9,532,531
Expenses .................................     $ 2,008,947        $ 2,173,766        $ 2,248,252        $ 2,310,182
                                               -----------        -----------        -----------        -----------
NOI ......................................     $ 4,798,561        $ 5,938,037        $ 6,649,199        $ 7,222,349
                                               ===========        ===========        ===========        ===========
UW Cash Flow .............................             N/A                N/A                N/A        $ 6,141,767
Debt Service Coverage Ratio based on
 NOI(3) ..................................            1.33x              1.64x              1.84x              2.00x
UW DSCR based on UW Cash Flow(3) .........             N/A                N/A                N/A               1.70x

----------
(1) 1997 actual operating history does not reflect the operations of the Long Beach Airport and Aliso Viejo Commerce Center properties.

(2) 1998 and 1999 actual operating history does not reflect the operations of the Long Beach Airport property.

(3) The Abbey Company Loans require interest-only payments until their maturity date.


     Lockbox and Reserves. All rents payable by the tenants of the Abbey Company Properties are deposited by the property manager directly into a lockbox account. Provided that no event of default has occurred, all deposits in the lockbox account are remitted back to the Abbey Company Borrower. The Abbey Portfolio IV Loan documents provide for reserves for taxes, insurance and on-going replacements.


     Additional terms and escrows for the Abbey Portfolio IV Loan are set forth on Annex A.


THE ATLANTIC DEVELOPMENT PORTFOLIO LOAN


                 LOAN INFORMATION                           PROPERTY INFORMATION
--------------------------------------------------- -------------------------------------
 Cut-off Date Balance         $22,013,205           Property Type     Industrial -- Flex
 Origination Date             September 15, 1999    Location          Warren, NJ
 Anticipated Repayment Date   October 1, 2009       Square Footage    273,061
 Mortgage Rate                8.05%                 Year Built        1979 & 1985
 Annual Debt Service          $ 1,959,619           Appraised Value   $35,615,000
 UW DSCR                      1.27x                 Occupancy         100.0%
 Cut-off Date LTV             61.8%                 Occupancy Date    August 7, 2000
 Balloon LTV                  55.7%                 UW NOI            $ 2,790,516
 Lockbox                      Yes                   UW NCF            $ 2,493,559

     The Loan. The Atlantic Development Portfolio Loan was originated by MGT and is secured by a first mortgage encumbering two industrial/office buildings which are located at 7 Powderhorn Drive and 35 Technology Drive in Warren, New Jersey (each, individually, an "Atlantic Portfolio Development Property" and collectively, the "Atlantic Portfolio Development Properties"). The Atlantic Development Portfolio Loan was made to MBCC East, LLC and MBCC 35, LLC, each a special purpose New Jersey limited liability company (collectively, the "Atlantic Development Borrowers"), which are owned by Atlantic Development and Management Corporation ("ADMC"). ADMC owns and manages a portfolio of office and industrial properties totaling approximately 1.0 million square feet.


     The Atlantic Development Portfolio Loan has a remaining amortization term of 349 months and matures on October 1, 2029. The Atlantic Development Portfolio Loan is an ARD loan with an Anticipated Repayment Date of October 1, 2009. The Atlantic Development Portfolio Loan may not be prepaid prior to July 1, 2009. The Atlantic Development Portfolio Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter, and in whole or in part, without payment of a Prepayment Premium after the Anticipated Repayment Date. The Atlantic Development Portfolio Loan is subject to Defeasance, in whole, in whole or in part, at any time after the second anniversary of the Delivery Date.


     The Property. The Atlantic Development Portfolio Properties consist of two Industrial-Flex buildings:


     7 Powderhorn Drive is a two-story, 180,500 square foot office, lab and warehouse facility located in Warren, New Jersey and was built in 1979. The property is 100% leased to two tenants: Cordis Corporation ("Cordis") which occupies 107,000 square feet and Celegene Corporation ("Celegene") which occupies the remaining 73,500 square feet. Cordis, a developer and manufacturer of products for interventional medicine, minimal invasive imaging, and electrophysiology with approximately 3,500 employees worldwide, is a wholly-owned subsidiary of Johnson & Johnson (NYSE: JNJ). Johnson & Johnson is rated Aaa and AAA by Moody's and Standard & Poor's, respectively. Celegene (NASDAQ: CLEG) develops and commercializes human pharmaceuticals and agro-chemicals.


     35 Technology Drive is a two-story, 92,561 square foot office, lab and warehouse facility located in Warren, New Jersey and was built in 1985. The property is 100% leased to Anadigics, Inc. (NASDAQ: ANAD) ("Anadigics"). Anadigics designs and manufactures radio frequency integrated circuit solutions for the growing broadband and wireless communications markets.


     Property Management. The Atlantic Development Properties is managed by
ADMC.

     Operating History.


                                                                                          ORIGINATOR'S
                                       1997 ACTUAL      1998 ACTUAL      1999 ACTUAL      UNDERWRITTEN
                                     --------------   --------------   --------------   ---------------
Effective Gross Income ...........    $ 3,886,173      $ 3,782,747      $ 3,726,032       $ 3,984,380
Expenses .........................      1,064,287        1,008,804          829,323         1,193,865
                                      -----------      -----------      -----------       -----------
NOI ..............................    $ 2,821,886      $ 2,773,943      $ 2,896,709       $ 2,790,515
                                      ===========      ===========      ===========       ===========
UW Cash Flow .....................            N/A              N/A              N/A       $ 2,493,559
Debt Service Coverage Ratio based
 on NOI ..........................           1.44x            1.42x            1.48x             1.42x
UW DSCR based on UW Cash Flow.....            N/A              N/A              N/A              1.27x

     Release. Either Atlantic Development Portfolio Property may be released from the lien of its mortgage provided (a) an amount equal to 125% of the release amount of such Atlantic Development Portfolio Property is defeased and
(b) after giving effect to such release (i) the Debt Service Coverage Ratio for the remaining Atlantic Development Portfolio Property is greater than or equal to 1.25x and (ii) the loan to value ratio is less than or equal to 75%.

     Lockbox and Reserves. All rents payable by the tenants of the Atlantic Development Portfolio Properties are paid directly into a lockbox account which is subject to the sole dominion, control and discretion of the Atlantic Development Loan lender. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account and a recurring replacement reserve account. The Atlantic Development Portfolio Loan documents provided for reserves for taxes, insurance and on-going replacements.

     Additional terms and escrows for the Atlantic Development Portfolio Loan are set forth on Annexes A and C.


THE COVINA HILLS MOBILE HOME COUNTRY CLUB LOAN



               LOAN INFORMATION                          PROPERTY INFORMATION
----------------------------------------------   -------------------------------------
 Cut-off Date Balance     $21,587,115            Property Type       Mobile Home Park
 Origination Date         August 4, 1999         Location            La Puente, CA
 Maturity Date            September 1, 2009      Number of Pads      500
 Mortgage Rate            7.73%                  Year Built          1972
 Annual Debt Service      $ 1,866,230            Appraised Value     $30,030,000
 UW DSCR                  1.27x                  Occupancy           100.0%
 Cut-off Date LTV         71.9%                  Occupancy Date      April 1, 2000
 Balloon LTV              64.4%                  UW NOI              $ 2,399,584
 Lockbox                  No                     UW NCF              $ 2,374,584

     The Loan. The Covina Hills Loan was purchased by MGT and is secured by a first mortgage encumbering the mobile home park located at 17350 East Temple Avenue in La Puente, California (the "Covina Hills Property"). The Covina Hills Loan was made to Juanita Springs Associates Limited Partnership, a special purpose Washington limited partnership (the "Covina Hills Borrower") owned by Morgan Partners Inc. and Covina Hills Equities Inc. Morgan Partners manages a portfolio of five mobile home parks and four apartment communities totaling 1,500 units in three states.

     The Covina Hills Loan has a remaining amortization term of 348 months and matures on September 1, 2009. The Covina Hills Loan may not be prepaid prior to June 1, 2009. The Covina Hills Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Covina Hills Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Covina Hills Property is a 500 pad mobile home park located on a 73 acre site in La Puente, California. The total site density is approximately 6.8 pads per acre. The Covina Hills

Property was built in 1972 and contains 19 single-wide and 481 double-wide mobile homes. Amenities include two clubhouses, two swimming pools, two laundry room facilities, recreational facilities, and twenty-two spaces for RV storage. As of April 1, 2000, the Covina Hills Property was 100% occupied.

     Property Management. The Covina Hills Property is managed by Bessire & Casenhiser, Inc.

     Operating History.


                                                                           TRAILING
                                                                        12 MOS. ENDED      ORIGINATOR'S
                                       1998 ACTUAL      1999 ACTUAL        3/31/00         UNDERWRITTEN
                                     --------------   --------------   ---------------   ---------------
Effective Gross Income ...........    $ 3,774,340      $ 3,849,560       $ 3,892,561       $ 3,892,561
Expenses .........................      1,489,419        1,392,499         1,485,626         1,492,977
                                      -----------      -----------       -----------       -----------
NOI ..............................    $ 2,284,921      $ 2,457,062       $ 2,406,936       $ 2,399,584
                                      ===========      ===========       ===========       ===========
UW Cash Flow .....................            N/A              N/A               N/A       $ 2,374,584
Debt Service Coverage Ratio based
 on NOI ..........................           1.22x            1.32x             1.29x             1.29x
UW DSCR based on UW Cash Flow.....            N/A              N/A               N/A              1.27x

     Lockbox and Reserves. The Covina Hills Loan documents do not require the establishment of a lockbox or cash collateral account. The Covina Hills Loan documents provide for reserves for taxes, insurance and on-going replacements.

     Additional terms and escrows for the Covina Hills Loan are set forth on Annexes A and B.


THE LIBERTY FAIR MALL LOAN



                  LOAN INFORMATION                                PROPERTY INFORMATION
----------------------------------------------------   ------------------------------------------
 Cut-off Date Balance           $20,549,985            Property Type            Regional Mall
 Origination Date               November 30, 1999      Location                 Martinsville, VA
 Anticipated Repayment Date     December 1, 2009       Square Footage           435,402
 Mortgage Rate                  8.46%                  Year Built/Renovated     1989/1997
 Annual Debt Service            $ 1,953,505            Appraised Value          $32,400,000
 UW DSCR                        1.26x                  Occupancy                92.0%
 Cut-off Date LTV               63.4%                  Occupancy Date           April 26, 2000
 Balloon LTV                    55.2%                  UW NOI                   $ 2,700,271
 Lockbox                        Yes                    UW NCF                   $ 2,469,357

     The Loan. The Liberty Fair Mall Loan was originated by MGT and is secured by a first mortgage encumbering the regional mall located at 240 Commonwealth Boulevard, in Martinsville, Virginia (the "Liberty Fair Mall Property"). The Liberty Fair Mall Loan was made to Liberty Fair VA LP, a special purpose Virginia limited partnership (the "Liberty Fair Mall Borrower") which is owned 50% by Developers Diversified Realty Corporation ("DDR"), as general partner, and 50% by The Lester Group, as limited partner. DDR is a real estate investment trust based in Cleveland, Ohio which owns and manages a portfolio of 206 retail shopping centers totaling approximately 49 million square feet of gross leasable area in 40 states. DDR reported a total market capitalization of $2.6 billion as of June 30, 2000.

     The Liberty Fair Mall Loan has a remaining amortization term of 351 months and matures on December 1, 2029. The Liberty Fair Mall Loan is an ARD loan with an Anticipated Repayment Date of December 1, 2009. The Liberty Fair Mall Loan may not be prepaid prior to September 1, 2009. The Liberty Fair Mall Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Liberty Fair Mall Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Liberty Fair Mall Property is an enclosed, single-story, regional mall containing 435,402 square foot of gross leasable area ("GLA") and was built in 1989 and renovated in 1997. Primary tenants include Sears (58,760 square feet; rated A3/A-), Kroger (55,969 square feet; rated Baa3/BBB-),

JC Penney (50,232 square feet, rated Baa2/BBB) (each of such ratings by Moody's and Standard & Poor's, respectively), Belks (85,000 square feet), Office Max (23,523 square feet) and Goody's (29,687 square feet). Other tenants include Footlocker, Bath & Body Works, Walden Books and Jo-Ann Fabrics.

     Property Management. The Liberty Fair Mall Property is managed by Developers Diversified Management, Inc., an affiliate of the Liberty Fair Mall Borrower.

     Operating History.


                                                                           TRALING
                                                                        12 MOS. ENDED      ORIGINATOR'S
                                       1998 ACTUAL      1999 ACTUAL        3/31/00         UNDERWRITTEN
                                     --------------   --------------   ---------------   ---------------
Effective Gross Income ...........    $ 3,732,747      $ 3,837,314       $ 3,811,789       $ 3,673,059
Expenses .........................      1,020,581          946,823           968,742           972,788
                                      -----------      -----------       -----------       -----------
NOI ..............................    $ 2,712,166      $ 2,890,491       $ 2,843,047       $ 2,700,271
                                      ===========      ===========       ===========       ===========
UW Cash Flow .....................            N/A              N/A               N/A       $ 2,469,357
Debt Service Coverage Ratio based
 on NOI ..........................           1.39x            1.48x             1.46x             1.38x
UW DSCR based on UW Cash Flow.....            N/A              N/A               N/A              1.26x

     Lockbox and Reserves. All rents payable by the tenants of the Liberty Fair Mall Property are paid directly into a lockbox account. Provided that no event of default has occurred, all deposits in excess of $2,000 in the lockbox account are remitted back to the Liberty Fair Mall Borrower. The Liberty Fair Mall Loan loan documents provide for reserves for taxes, insurance and on-going replacements. Additionally, a reserve of $50,000 per year for the first five years of the loan term and $75,000 per year from year six until the principal balance is reduced to zero will be escrowed for tenant improvement/leasing commissions.

     Additional terms and escrows for the Liberty Fair Mall Loan are set forth on Annexes A and C.


THE WILSHIRE FINANCIAL TOWER LOAN



               LOAN INFORMATION                            PROPERTY INFORMATION
----------------------------------------------   -----------------------------------------
 Cut-off Date Balance     $18,576,294            Property Type            CBD Office
 Origination Date         November 17, 1999      Location                 Los Angeles, CA
 Maturity Date            December 1, 2009       Square Footage           375,614
 Mortgage Rate            8.86%                  Year Built/Renovated     1961/1992
 Annual Debt Service      $ 1,778,247            Appraised Value          $27,000,000
 UW DSCR                  1.32x                  Occupancy                94.6%
 Cut-off Date LTV         68.8%                  Occupancy Date           August 1, 2000
 Balloon LTV              63.0%                  UW NOI                   $ 2,751,158
 Lockbox                  No                     UW NCF                   $ 2,349,908

     The Loan. The Wilshire Financial Tower Loan was originated by MGT and is secured by a first mortgage encumbering the regional mall located at 3600 Wilshire Boulevard in Los Angeles, California (the "Wilshire Financial Tower Property"). The Wilshire Financial Tower Loan was made to 3600 Wilshire LLC, a special purpose California limited liability company (the "Wilshire Financial Borrower").

     The Wilshire Financial Tower Loan has a remaining amortization term of 351 months and matures on December 1, 2009. The Wilshire Financial Tower Loan may not be prepaid prior to September 1, 2009. The Wilshire Financial Tower Loan may be prepaid, in whole, or in part, without payment of a Prepayment Premium at any time thereafter. The Wilshire Financial Tower Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Wilshire Financial Tower Property is a 21-story office building containing 375,614 square feet located in the Mid-Wilshire district of Los Angeles and was built in 1961 and renovated in 1992. The Wilshire Financial Tower Property includes an adjoining 2-story parking garage containing 850 spaces which is leased and managed by a third party operator. As of August 1, 2000, the Wilshire Financial Tower Property was 94.6% occupied by more than 175 tenants. No single tenant accounts for more than 5% of the square footage or gross potential rent.

     Property Management. The Wilshire Financial Tower Property is managed by Jamison Properties, Inc., an affiliate of the Wilshire Financial Tower Borrower, which manages a portfolio of 14 office buildings totaling approximately 4 million square feet.

     Operating History.




                                                                                          ORIGINATOR'S
                                       1997 ACTUAL      1998 ACTUAL      1999 ACTUAL      UNDERWRITTEN
                                     --------------   --------------   --------------   ---------------
Effective Gross Income ...........    $ 4,543,848      $ 4,562,174      $ 4,492,992       $ 4,954,824
Expenses .........................      2,108,806        2,549,478        2,062,383         2,203,666
                                      -----------      -----------      -----------       -----------
NOI ..............................    $ 2,435,042      $ 2,012,696      $ 2,430,609       $ 2,751,158
                                      ===========      ===========      ===========       ===========
UW Cash Flow .....................            N/A              N/A              N/A       $ 2,349,908
Debt Service Coverage Ratio based
 on NOI ..........................           1.37x            1.13x            1.37x             1.55x
UW DSCR based on UW Cash Flow.....            N/A              N/A              N/A              1.32x

     Lockbox and Reserves. The Wilshire Financial Tower Loan documents do not require the establishment of a lockbox or cash collateral account. The Wilshire Financial Tower Loan documents provide for reserves for taxes and insurance. Additionally, the Wilshire Financial Tower Borrower is required to deposit $30,000 monthly into a reserve account for tenants improvements/leasing commissions for so long as there are any unpaid amounts under the Wilshire Financial Tower Loan.

     Additional terms and escrows for the Wilshire Financial Tower Loan are set forth on Annexes A and C.

THE HUB TOWER LOAN



                LOAN INFORMATION                               PROPERTY INFORMATION
-------------------------------------------------   ------------------------------------------
 Cut-off Date Balance           $17,952,264         Property Type            CBD Office
 Origination Date               March 17, 2000      Location                 Des Moines, IA
 Anticipated Repayment Date     April 1, 2010       Square Footage           281,028
 Mortgage Rate                  8.10%               Year Built/Renovated     1985/1998
 Annual Debt Service            $ 1,600,015         Appraised Value          $25,500,000
 UW DSCR                        1.26x               Occupancy                100.0%
 Cut-off Date LTV               70.4%               Occupancy Date           March 13, 2000
 Balloon LTV                    63.3%               UW NOI                   $ 2,496,817
 Lockbox                        Yes                 UW NCF                   $ 2,007,895

     The Loan. The Hub Tower Loan was originated by MGT and is secured by a first mortgage encumbering the regional mall located at 699 Walnut Street in Des Moines, Iowa (the "Hub Tower Property"). The Hub Tower Loan was made to MR No. 17, LLC, a special purpose Iowa limited liability company (the "Hub Tower Borrower") which is owned 90% by the Tetrad Corporation and 10% by MRI-Hub Tower, Inc. The Tetrad Corporation consists of four family trusts, each formed by Walter Scott, Jr.

     The Hub Tower Loan has a remaining amortization term of 355 months and matures on April 1, 2030. The Hub Tower Loan is an ARD loan with an Anticipated Repayment Date of April 1, 2010. The Hub Tower Loan may not be prepaid prior to January 1, 2010. The Hub Tower Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Hub Tower Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Hub Tower Property is a 20-story Class A office building containing 281,028 square feet and seventy-four underground parking spaces located in the Des Moines central business district. The building is connected to the city's covered skywalk system and was developed in 1985 in conjunction with the two-story retail pavilion, "The Kaleidoscope," which has a central food court and additional parking, but does not serve as collateral for the Hub Tower Loan. The primary tenants in the Hub Tower Property include Principal Mutual Life Insurance, AmerUS Life Holdings and Invista Capital. As of March 13, 2000, the Hub Tower Property was 100.0% occupied.

     Property Management. The Hub Tower Property is managed Magnum Resources, Inc., an affiliate of the Hub Tower Borrower.

     Operating History.


                                                                           TRAILING
                                                                        12 MOS. ENDED      ORIGINATOR'S
                                       1998 ACTUAL      1999 ACTUAL       3/31/2000        UNDERWRITTEN
                                     --------------   --------------   ---------------   ---------------
Effective Gross Income ...........    $ 4,918,486      $ 5,352,449       $ 5,383,124       $ 5,043,586
Expenses .........................      2,356,227        2,416,070         2,398,469         2,546,769
                                      -----------      -----------       -----------       -----------
NOI ..............................    $ 2,562,259      $ 2,936,379       $ 2,984,655       $ 2,496,817
                                      ===========      ===========       ===========       ===========
UW Cash Flow .....................            N/A              N/A               N/A       $ 2,007,895
Debt Service Coverage Ratio based
 on NOI ..........................           1.60x            1.84x             1.87x             1.56x
UW DSCR based on UW Cash Flow.....            N/A              N/A               N/A              1.25x

     Lockbox and Reserves. All rents payable by the tenants of the Hub Tower Property are paid directly into a lockbox account. Provided that no event of default has occurred, all deposits in excess of $2,000 in the lockbox account are remitted back to the Hub Tower Borrower. The Hub Tower Loan documents provide for reserves for taxes, insurance and on-going replacements. Additionally, the Hub Tower Borrower is required to deposit $20,140 monthly into a reserve account for tenants improvements/ leasing commissions for so long as there are any unpaid amounts under the Hub Tower Loan.

     Additional terms and escrows for the Hub Tower Loan are set forth on Annexes A and C.

THE GERRY BUILDINGS LOAN



                  LOAN INFORMATION                                 PROPERTY INFORMATION
----------------------------------------------------   --------------------------------------------
 Cut-off Date Balance           $16,824,504            Property Type            Industrial -- Flex
 Origination Date               November 30, 1999      Location                 Los Angeles, CA
 Anticipated Repayment Date     December 1, 2009       Square Footage           707,125
 Mortgage Rate                  8.73%                  Year Built/Renovated     1912-46/1999
 Annual Debt Service            $ 1,669,477            Appraised Value          $23,400,000
 UW DSCR                        1.25x                  Occupancy                90.0%
 Cut-off Date LTV               71.9%                  Occupancy Date           April 24, 2000
 Balloon LTV                    61.0%                  UW NOI                   $ 2,398,182
 Lockbox                        Yes                    UW NCF                   $ 2,079,950

     The Loan. The Gerry Buildings Loan was originated by MGT and is secured by a first mortgage encumbering nine buildings located in the Fashion District in Los Angeles, California (collectively, the "Gerry Buildings Properties"). The Gerry Buildings Loan was made to 714-910 S. Los Angeles, LLC, a special purpose California limited liability company (the "Gerry Buildings Borrower").

     The Gerry Buildings Loan has a remaining amortization term of 291 months and matures on December 1, 2024. The Gerry Buildings Loan is an ARD loan with an Anticipated Repayment Date of December 1, 2009. The Gerry Buildings Loan may not be prepaid prior to November 1, 2009. The Gerry Buildings Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Gerry Buildings Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Gerry Buildings Properties consist of nine industrial, manufacturing and office buildings totaling 707,125 square feet. The Gerry Buildings Properties are located in the "Fashion District" of Los Angeles, which primarily caters to retailers and wholesalers of clothing. The Gerry Building Properties were built between the years 1912 and 1946 with renovations as recently as 1999. Each of the nine buildings is located within two square blocks of each other and two of the buildings are contiguous.

     Property Management. The Gerry Buildings Property is managed by MJW Investments, Inc., an affiliate of the Gerry Buildings Borrower.

     Operating History.


                                                                                          ORIGINATOR'S
                                       1997 ACTUAL      1998 ACTUAL      1999 ACTUAL      UNDERWRITTEN
                                     --------------   --------------   --------------   ---------------
Effective Gross Income ...........    $ 3,662,804      $ 3,913,326      $ 3,983,038       $ 4,075,890
Expenses .........................      1,380,951        1,429,187        1,660,168         1,677,708
                                      -----------      -----------      -----------       -----------
NOI ..............................    $ 2,281,853      $ 2,484,139      $ 2,322,870       $ 2,398,182
                                      ===========      ===========      ===========       ===========
UW Cash Flow .....................            N/A              N/A              N/A       $ 2,079,950
Debt Service Coverage Ratio based
 on NOI ..........................           1.37x            1.49x            1.39x             1.44x
UW DSCR based on UW Cash Flow.....            N/A              N/A              N/A              1.25x

     Lockbox and Reserves. All rents payable by the tenants of the Gerry Buildings Properties are deposited by the Gerry Buildings Borrower or the property manager into a lockbox account. Provided that no event of default has occurred, all deposits in excess of $2,000 in the lockbox account are remitted back to the Gerry Buildings Borrower. The Gerry Buildings Loan documents provide for reserves for taxes, insurance and on-going replacements. Additionally, a reserve of $100,000 was required at closing and monthly collections of $8,333 capped at a total reserve of $200,000 will be escrowed for tenant improvement/leasing commissions.

     Additional terms and escrows for the Gerry Buildings Loan are set forth on Annexes A and C.


THE EMBASSY SUITES CHICAGO LOAN



            LOAN INFORMATION                             PROPERTY INFORMATION
-----------------------------------------   -----------------------------------------------
 Cut-off Date Balance     $16,523,281       Property Type            Hotel -- full service
 Origination Date         May 2, 2000       Location                 Deerfield, IL
 Maturity Date            May 10, 2010      Number of Rooms          237
 Mortgage Rate            8.615%            Year Built/Renovated     1987/1997
 Annual Debt Service      $ 1,617,040       Appraised Value          $23,700,000
 UW DSCR                  1.40x             Occupancy                75.0%
 Cut-off Date LTV         69.7%             Occupancy Date           February 29, 2000
 Balloon LTV              58.7%             UW NOI                   $ 2,677,957
 Lockbox                  No                UW NCF                   $ 2,263,542

     The Loan. The Embassy Suites Chicago Loan was purchased by MGT and is secured by a first mortgage encumbering the hotel located at 1445 Lake Cook Drive in Deerfield, Illinois (the "Embassy Suites Chicago Property"). The Embassy Suites Chicago Loan was made to Felcor/CMB Deerfield Hotel, LLC, a Delaware special purpose limited liability company (the "Embassy Suites Chicago Borrower") which is owned by Felcor Lodging Trust, Inc. (NYSE: FCH) ("Felcor").
 Felcor is one of the nation's largest hotel real estate investment trusts with a reported total market capitalization of approximately $3.4 billion. Felcor owns 188 hotels with nearly 50,000 rooms and suites in 35 states and Canada. Felcor is the owner of the largest number of Embassy Suites, Crown Plaza, Holiday Inn, and independently owned Doubletree branded hotels.

     The Embassy Suites Chicago Loan has a remaining amortization term of 296 months and matures on May 10, 2010. The Embassy Suites Chicago Loan may not be prepaid prior to February 10, 2010. The Embassy Suites Chicago Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Embassy Suites Chicago Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Embassy Suites Chicago Property is a seven-story, 237-room full service hotel located in Deerfield, Illinois, a northern suburb of Chicago and was built in 1987. Amenities include an indoor pool, sauna, whirlpool, fitness center, gift shop, meeting/banquet space and restaurant. The operating performance in terms of average daily rate, occupancy and revenue per available room for the Embassy Suites Chicago Property is described in the table below:




                                                     1997           1998           1999            UW
                                                 ------------   ------------   ------------   ------------
Average Daily Rate (ADR) .....................     $ 111.76       $ 122.53       $ 122.85       $ 122.69
Occupancy ....................................         74.4%          71.6%          74.3%          73.0%
Revenue Per Available Room (RevPAR) ..........     $  83.20       $  87.75       $  91.32       $  89.56

     Property Management. The Embassy Suites Chicago Property is managed by Coastal Hotel Group, Inc. ("Coastal"), a privately held Chicago based hotel management company. Founded in 1987, Coastal manages approximately twenty-five hotels totaling over 2,300 rooms. Coastal was named one of the top ten hotel management companies in 1999 by Hotel Business.

     Operating History.


                                                                                          ORIGINATOR'S
                                       1997 ACTUAL      1998 ACTUAL      1999 ACTUAL      UNDERWRITTEN
                                     --------------   --------------   --------------   ---------------
Effective Gross Income ...........    $ 7,811,375      $ 8,216,875      $ 8,472,105       $ 8,288,300
Expenses .........................      5,008,278        5,052,595        5,555,059         5,610,343
                                      -----------      -----------      -----------       -----------
NOI ..............................    $ 2,803,097      $ 3,164,280      $ 2,917,046       $ 2,677,957
                                      ===========      ===========      ===========       ===========
UW Cash Flow .....................            N/A              N/A              N/A       $ 2,263,542
Debt Service Coverage Ratio based
 on NOI ..........................           1.73x            1.96x            1.80x             1.66x
UW DSCR based on UW Cash Flow.....            N/A              N/A              N/A              1.40x

     Lockbox and Reserves. The Embassy Suites Chicago Loan documents do not require the establishment of a lockbox or cash collateral account. The Embassy Suites Chicago Loan documents provide for reserves for taxes and insurance.

     Additional terms and escrows for the Embassy Suites Chicago Loan are set forth on Annexes A.


THE FAIRGROUNDS PLAZA LOAN



               LOAN INFORMATION                          PROPERTY INFORMATION
----------------------------------------------   ------------------------------------
 Cut-off Date Balance     $16,200,572            Property Type       Anchored Retail
 Origination Date         September 2, 1999      Location            Timonium, MD
 Maturity Date            October 1, 2009        Square Footage      107,060
 Mortgage Rate            7.99%                  Year Built          1999
 Annual Debt Service      $ 1,434,243            Appraised Value     $20,700,000
 UW DSCR                  1.27x                  Occupancy           99.0%
 Cut-off Date LTV         78.3%                  Occupancy Date      March 6, 2000
 Balloon LTV              70.4%                  UW NOI              $ 1,867,163
 Lockbox                  No                     UW NCF              $ 1,814,696

     The Loan. The Fairgrounds Plaza Loan was originated by MGT and is secured by a first mortgage encumbering the regional mall located at 37-63 West Aylesbury Road in Timonium, Maryland (the "Fairgrounds Plaza Property"). The Fairgrounds Plaza Loan was made to M.O.R. Aylesbury, Inc., a special purpose Maryland corporation (the "Fairgrounds Plaza Borrower") which is controlled by Manekin, LLC ("Manekin"). Manekin is a full service real estate company providing brokerage, development, construction, asset management and investment services throughout the Baltimore and Washington D.C. metropolitan regions.

     The Fairgrounds Plaza Loan has a remaining amortization term of 349 months and matures on October 1, 2009. The Fairgrounds Plaza Loan may not be prepaid prior to July 1, 2009. The Fairgrounds Plaza Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Fairgrounds Plaza Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Fairgrounds Plaza Property is a 107,060 square foot anchored shopping center located approximately 10 miles from downtown Baltimore was built in 1999. The center is anchored by a SuperFresh supermarket with reported sales per square foot of $492 in 1999. SuperFresh is owned by The Great Atlantic & Pacific Tea Company (NYSE: GAP), currently rated Ba1 and BBB-by Moody's and Standard & Poor's, respectively. The Great Atlantic & Pacific Tea Company operates food chains in the United States and Canada under the trade names A&P, Super Fresh, Sav-A-Center and Food Emporium, among others. The Fairgrounds Plaza Property includes eight in-line tenants and one pad site and was 99.0% occupied as of March 6, 2000.

     Property Management. The Fairgrounds Plaza Property is managed by Manekin, LLC an affiliate of the Fairgrounds Plaza Borrower.

     Operating History.

                                                                                             ORIGINATOR'S
                                                      1999 ACTUAL (1)       APPRAISAL        UNDERWRITTEN
                                                     -----------------   ---------------   ---------------
Effective Gross Income ...........................       $1,651,099        $ 2,323,515       $ 2,316,899
Expenses .........................................          258,993            396,241           449,736
                                                         ----------        -----------       -----------
NOI ..............................................       $1,392,106        $ 1,927,274       $ 1,867,163
                                                         ==========        ===========       ===========
UW Cash Flow .....................................              N/A                N/A       $ 1,814,696
Debt Service Coverage Ratio based on NOI .........              N/A               1.34x             1.30x
UW DSCR based on UW Cash Flow ....................              N/A                N/A              1.27x

----------
(1) 1999 Actual operating history does not represent a full year because the property was constructed in 1999.

     Lockbox and Reserves. The Fairgrounds Plaza Loan documents do not require the establishment of a lockbox or cash collateral account. The Fairgrounds Plaza Loan documents provide for reserves for taxes, insurance and on-going replacements.

     Additional terms and escrows for the Fairgrounds Plaza Loan are set forth on Annexes A and C.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     ARD Loans. Fifty-four of the Mortgage Loans representing approximately 40.0% of the Initial Pool Balance are "ARD Loans." The ARD Loans substantially fully amortize over their stated terms, which are at least 60 months after their related Anticipated Repayment Dates (as defined below). If the related borrower thereunder (the "Mortgagor") elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a Mortgagor elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of Excess Cash Flow (as defined below) collected after such date shall be applied towards the prepayment of such ARD Loan. ARD Loans generally accrue interest at a higher rate following the applicable Anticipated Repayment Date. As used herein, the term "Mortgage Interest Rate" does not include the portion of the interest rate attributable to the rate increase. The excess of interest at such higher rate over interest at the Mortgage Interest Rate (together with interest thereon) is referred to herein as Excess Interest. The date on which all or substantially all of any Excess Cash Flow is required to be applied toward prepayment of such loan and on which any such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date."

     Once the principal balance of an ARD Loan has been reduced to zero, all Excess Cash Flow will be applied to the payment of accrued Excess Interest. With respect to any ARD Loan, payment of Excess Interest will be deferred until the principal of such ARD Loan has been paid in full.

     Commencing on the respective Anticipated Repayment Date each ARD Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Interest Rate plus a specified percentage (no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Interest Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Interest Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Excess Interest so accrued will, except where limited by applicable law, not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Each Mortgagor under the ARD Loans has agreed to have all revenue from the related Mortgaged Property deposited after the Anticipated Repayment Date into a Lockbox Account controlled by the Master Servicer.

     From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Interest Rate) and principal (based on the amortization schedule), the related Mortgagor generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments for the tax and insurance fund and ground lease escrows fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Master Servicer or in an amount which is capped at 1/12 of 105% of the prior year's operating expenses, (v) principal on the Mortgage Loan until such principal is paid in full and (vi) Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (iv) above is referred to herein as "Excess Cash Flow." Each ARD Loan provides that the related Mortgagor is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The failure to pay an ARD Loan, including any Excess Interest due, by the related Anticipated Repayment Date will not result in an event of default or acceleration of the related Mortgage Loan. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     Balloon Mortgage Loans. One hundred and eight of the Mortgage Loans (including 2 interest-only mortgage loans) representing approximately 56.4% of the Initial Pool Balance provide for monthly payments of principal based on an amortization schedule longer, and in some cases significantly longer, than the remaining term of such Mortgage Loan (each, a "Balloon Mortgage Loan"), thereby leaving a substantial outstanding principal amount due and payable (the "Balloon Payment") on its Maturity Date, unless prepaid prior thereto. See Annex A for additional information regarding the Balloon Mortgage Loans.

     Crossed Loans. Twelve Mortgage Loans representing approximately 7.9% of the Initial Pool Balance are cross-defaulted and cross-collateralized with another Mortgage Loan (the "Crossed Loans"). No group of Crossed Loans represents in the aggregate more than 6.5% of the Initial Pool Balance. A default under one of the Crossed Loans will result in a default under all of the other Mortgage Loans which are cross-collateralized and cross-defaulted with such Crossed Loan. See Annex A for additional information regarding the Crossed Loans.

     Additional Debt. Except with respect to 2 Mortgage Loans representing approximately 2.2% of the Initial Pool Balance, the Mortgage Loans were made to Mortgagors which are generally restricted under the related loan documents or by its governing documents from incurring any indebtedness other than the related Mortgage Loan, normal trade accounts payable and certain purchase financing debt. The Mortgaged Properties for 3 Mortgage Loans representing approximately 1.0% of the Initial Pool Balance are collateral for junior indebtedness of the related Mortgagor. The Mortgagor for one Mortgage Loan representing approximately 2.8% of the Initial Pool Balance has one outstanding unsecured loan.

   The existence of such other debt could:

   o adversely affect the financial viability of the Mortgagor;

   o adversely affect the security interest of the lender in the equipment or other assets acquired through such financings;

   o complicate bankruptcy proceedings; and

   o delay foreclosure on the Mortgaged Property.

     In cases where one or more junior liens are imposed on a mortgaged property or the mortgagor incurs other unsecured indebtedness, the trust fund is subjected to additional risks, including, the risks that the mortgagor may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for the mortgagor to refinance the mortgage loan or to sell the mortgaged property for purposes of making a balloon payment upon the maturity of the mortgage loan.

     The owners of the Mortgaged Property with respect to one Mortgage Loan representing 0.5% of the Initial Pool Balance have pledged their ownership interest in such Mortgaged Property as collateral for "mezzanine debt." Such "mezzanine debt" is separately secured by a lien on the corresponding ownership interest in the borrower.

     Escrows. One hundred and sixty-five Mortgage Loans which represent approximately 98.3% of the Initial Pool Balance, provide for monthly escrows to cover property taxes on the Mortgaged Properties and 164 of the Mortgage Loans, which represent approximately 97.9% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties. With respect to the Mortgage Loans which do not require monthly escrows to cover insurance premiums, if the Mortgagor does not maintain the required insurance, then (i) the Master Servicer may obtain such coverage at the cost of the Mortgagor or (ii) with respect to most of the Mortgage Loans, the Master Servicer may require monthly escrows in addition to providing force-placed coverage.

     One hundred and thirty-five of the Mortgage Loans, which represent approximately 87.4% of the Initial Pool Balance, also require monthly escrows to cover ongoing replacements of furniture, fixtures and equipment and/or capital expenditures.

     Fifty-six of the Mortgage Loans, which represent approximately 65.2% of the Initial Pool Balance for office, retail, industrial and mixed use properties, also required upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Thirty-one of the Mortgage Loans, which represent approximately 29.6% of the Initial Pool Balance, have front-end escrows to cover various other contingencies.

     See Annex A for additional information pertaining to Mortgage Loan escrows.

     Related Borrowers. Thirty-six of the Mortgage Loans, representing 17.2% of the Initial Pool Balance, have Mortgagors which are related to one or more other Mortgagors but are not cross-collateralized or cross-defaulted with other mortgage loans. There are 12 such groups of related Mortgagors. No group of Mortgage Loans with related Mortgagors represents in the aggregate more than 4.7% of the Initial Pool Balance. See Annex A for a description of the related loan groups.

     Earthquake Analysis. Forty-four of the Mortgaged Properties are located in seismic zones three and four. An architectural and engineering consultant performed an analysis on all of such Mortgaged Properties, except for 6 mobile home park properties, in order to evaluate the structural and seismic condition of such properties and to assess, based on a 475-year return period, a 50-year window and a 10% probability of exceedance, the probable maximum loss ("PML") for such properties in a hypothetical earthquake scenario. The resulting analysis indicated that in a hypothetical earthquake scenario, four of the Mortgage Loans are likely to suffer a PML in excess of 20% of the amount of the estimated replacement cost of the improvements. Six of the Mortgaged Properties described above, which represent 4.7% of the allocated Initial Pool Balance are covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan.

UNDERWRITING GUIDELINES AND PROCESSES

     The Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it, as described more fully below. All of the Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. With respect to the Finova Loans, the Mortgage Loans generally conformed to the underwriting standards established by the Seller.

     Property Analysis. The Seller performs a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the Seller evaluates the property's age, physical condition, operating history, leases and tenant mix, and management.

     Cash Flow Analysis. The Seller reviews operating statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool -- Certain
Characteristics of the Mortgage Loans" herein.

     Appraisal and Loan-to-Value Ratio. For each mortgaged property, the Seller obtains a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The Seller determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. At origination, the Seller either (i) obtains or updates an environmental site assessment ("ESA") for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within twelve months.

     In the case of 21 Mortgage Loans securing 3.1% of the Initial Pool Balance, environmental insurance was obtained from an affiliate of American International Group, Inc. and the underlying Mortgaged Property was not subject to an environmental site assessment. Each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the outstanding balance of the Mortgage Loan, if on-site environmental conditions are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.


     Physical Assessment Report. At origination, the Seller obtains a physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm. The Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.


     Title Insurance Policy. The mortgagor is required to provide, and the Seller reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.


     Property Insurance. The mortgagor is required to provide, and the Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the Seller may require based on the specific characteristics of the mortgaged property.


ADDITIONAL INFORMATION


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Mortgage Pass-Through Certificates, Series 2000-C10 (the "Certificates") will be issued pursuant to the Pooling and Servicing Agreement and will include the following eight classes of Certificates designated as the Class A1, Class A2 (together, the "Class A Certificates"), Class B, Class C, Class D, Class E, Class F and Class X Certificates (the "Offered Certificates"). In addition to the Offered Certificates, the Certificates will also include the Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby. The Class Q Certificates will represent the Subordinate Component of the Suburban Lodge Loan. Unless otherwise indicated, references in this Prospectus Supplement to the Certificates or a Class of Certificates are not references to the Class Q Certificates. See the Executive Summary for a description of some of the terms of the Offered Certificates. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) a pool of fixed rate Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection or Certificate Accounts or any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans.

     The Offered Certificates (the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates (other than the Class X Certificates) will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issued in denominations of $100,000 Notional Amount and integral multiples of $1 Notional Amount in excess thereof.

     The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate (as defined below) representing such person's interest, except as set forth below under "-- Book-Entry Registration of the Offered Certificates -- Definitive Certificates." Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Persons acquiring beneficial ownership interests in the Certificates (the "Certificateholders") with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. The Beneficial Owners may elect to hold their Certificates through DTC, in the United States, or Cedelbank or the Clearstream system ("Clearstream"), in Europe, through participants of such systems, or indirectly through organizations which are participants in such systems.


BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     Book-Entry Registration. The Offered Certificates will be initially issued to investors through the book-entry facilities of DTC, Cedelbank or Clearstream if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. Cedelbank and Clearstream will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Clearstream's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants," and together with the Cedelbank and Clearstream participating organizations, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

     Because of time zone differences, the securities account of a Cedelbank or Clearstream Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depository holding on behalf of Cedelbank or Clearstream) will be credited during the securities settlement processing day (which must be a business day for Cedelbank or Clearstream, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Cedelbank Participant on such business day. Cash received in Cedelbank or Clearstream as a result of sales of securities by or through a Cedelbank Participant or Clearstream Participant to a DTC Participant (other than the depository for Cedelbank or Clearstream) will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Clearstream cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants or Clearstream Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Clearstream Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants or Clearstream Participants may not deliver instructions directly to the Depositories.

     Cedelbank, as a professional depository, holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

     Clearstream was created to hold securities for participants of Clearstream ("Clearstream Participants") and to clear and settle transactions between Clearstream Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The "Clearstream Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. Clearstream is under contract with Clearstream Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Clearstream Operator, and all Clearstream securities clearance accounts and Clearstream cash accounts are accounts with the Clearstream Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Clearstream on behalf of Clearstream Participants. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Clearstream Operator are governed by the Terms and Conditions Governing Use of Clearstream and the related Operating Procedures of the Clearstream System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Clearstream, withdrawals of securities and cash from Clearstream, and receipts of payments with respect to securities in Clearstream. All securities in Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Beneficial Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

     Although DTC, Cedelbank and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, Cedelbank and Clearstream, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See Annex G for additional information regarding global clearance, settlement and tax documentation procedures.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of an event described in the preceding paragraph, the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in October 2000 (each, a "Distribution Date"). All distributions (other than the final distribution on any

Certificate), including distributions on the Class Q Certificates, will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs (the "Record Date"), except, that with respect to the initial Distribution Date, the Record Date will be the Delivery Date. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions as provided in the Pooling and Servicing Agreement or, if no such instructions have been provided, by check mailed to the address listed for such Certificateholder on the Certificate Register. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Certificate is equal to the initial denomination thereof as of the Delivery Date, divided by the initial Class Balance or Notional Amount, as applicable, for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

     The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account (as defined herein) as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans due on or prior to the Due Date occurring in the Remittance Period immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period, (ii) the aggregate amount of any P&I Advances made by a Servicer or the Trustee in respect of such Distribution Date and payments made by the Master Servicer to cover related Prepayment Interest Shortfalls (not otherwise included in clause
(i) above) and (iii) for Distribution Dates occurring in March the Withheld Amounts for the immediately preceding January, if applicable, and February net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Remittance Period, (ii) any amounts payable or reimbursable therefrom to any Servicer or the Trustee, (iii) any servicing and trustee compensation,
(iv) for Distribution Dates occurring in February and, if in a year that is not a leap year, January, the Withheld Amounts (as defined herein) with respect to the Interest Reserve Loans (as defined herein) to be deposited into the Interest Reserve Account (as defined herein) and held for future distribution or (v) any amounts payable with respect to the Subordinate Component of the Suburban Lodge Loan (see "The Mortgage Pool -- The Suburban Lodge Loan").

     Pass-Through Rate on the Offered Certificates. The rate per annum at which any class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

     The Pass-Through Rate for each class of Certificates (except the Class X Certificates) will be equal to either a fixed rate or a rate based on the weighted average of the remittance rates on the Mortgage Loans. The Pass-Through Rate on the Class X Certificates for the initial Distribution Date will be approximately 0.91096% per annum. The "Remittance Rate" for any Mortgage Loan is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or other reduction thereof following the Cut-off Date) over the sum of the applicable Master Servicing Fee Rate and the Trustee Fee Rate; provided, however, that with respect to each Interest Reserve Loan, (i) the Remittance Rate for the one-month period preceding the Due Dates in (a) January and February in each year that is not a leap year or
(b) February only in each year that is a leap year will be determined net of the Withheld Amounts and (ii) the Remittance Rate for the one-month period preceding the Due Date in March will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan. See "-- Interest Reserve Account" herein. For purposes of calculating the Remittance Rate, the Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") (that is the basis on which interest on the Certificates accrues) will be adjusted to reflect that difference.

     Interest Distributions on the Certificates. Subject to the distribution of the Principal Distribution Amount to the holders of classes of Certificates of a higher priority, if any, as described under "Priority of Distributions" below, holders of each class of Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date (net of any Net Prepayment Premium) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to (a) the sum of (i) interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance (or the Notional Amount, in the case of the Class X Certificates) of such class of Certificates outstanding immediately prior to such Distribution Date, at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), and (ii) any unpaid Interest Distribution Amount shortfall for a prior Distribution Date together with interest thereon, less (b) such class' pro rata share, based on the Interest Accrual Amount, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls (as defined herein) and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus). The "Notional Amount" of the Class X Certificates will equal the aggregate of the Class Balances of all the Private Certificates. The Notional Amount does not entitle the Class X to any distributions of principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Certificates affected by such shortfall on subsequent Distribution Dates. Any such shortfall will bear interest at the Pass-Through Rate in effect for subsequent Distribution Dates.

     In addition, to the extent not necessary to reimburse the Master Servicer for reductions in its compensation to cover Prepayment Interest Shortfalls, each class of Certificates (other than the Class X Certificates) will receive on each Distribution Date the product of (a) any Allocated Net Prepayment Premium (as defined below) paid with respect to the Mortgage Loans if such Allocated Net Prepayment Premium is calculated by reference to a U.S. Treasury rate, (b) the related Class Prepayment Fraction and (c) the related Allocation Fraction. On each Distribution Date, the Allocated Net Prepayment Premium not payable to the Master Servicer or the holders of a class of Certificates, other than the Class X Certificates, will be paid to the holders of the Class X Certificates. On each Distribution Date, any Allocated Net Prepayment Premium not payable to the Master Servicer or the holders of the Offered Certificates will be paid the holders of one or more classes of the Private Certificates. The "Class Prepayment Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction the numerator of which is the amount of principal paid to such class in reduction of the Class Balance thereof on such Distribution Date and the denominator of which is the amount of principal paid to all classes of Certificates in reduction of their respective Class Balances on such Distribution Date. The "Allocation Fraction" for any class of Offered Certificates, any Mortgage Loan and any Distribution Date will equal a fraction (not greater than one and not less than zero) (x) the numerator of which is the excess of (a) the Pass-Through Rate of such class of Offered Certificates over
(b) the discount rate used to calculate the related Prepayment Premium and (y) the denominator of which is the excess of (a) the Mortgage Interest Rate on the related Mortgage Loan over (b) the discount rate referenced in clause (x) above. To the extent not necessary to reimburse the Master Servicer, as described above, any Allocated Net Prepayment Premium paid with respect to a Mortgage Loan which is not calculated by reference to a U.S. Treasury rate will be distributed solely to the holders of the Class X Certificates.

     To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest paid in connection with such prepayment will be included in the Available Distribution Amount for the immediately following Distribution Date (the "Prepayment Interest Excess"). If a Mortgage Loan is prepaid in full or in part during any Remittance Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess and any Prepayment Premium collected during such Remittance Period. If the Prepayment Interest Shortfall for any Remittance Period exceeds any Prepayment Interest Excess and any Prepayment Premiums collected during such period, such shortfall shall only be offset by an amount up to the portion of the Master Servicing Fee payable to the Master Servicer on the related Distribution Date calculated assuming a Master Servicing Fee Rate of 0.02% per annum. To the extent that any such shortfall shall have been offset by a portion of the Master Servicing Fee, the Master Servicer shall be entitled to any excess of the Prepayment Interest Excess and Prepayment Premiums over the Prepayment Interest Shortfall for any subsequent period. See "Description of the Mortgage Pool -- the Suburban Lodge Loan" for a description of the allocation of any Prepayment Interest Shortfalls with respect thereto.

     The "Net Prepayment Premium" with respect to any Distribution Date will equal the excess of (a) all Prepayment Premiums received during the related Remittance Period over (b) (i) all Prepayment Interest Shortfalls to the extent not offset by all Prepayment Interest Excesses for such Remittance Period and
(ii) any amounts paid to the Master Servicer pursuant to the last sentence of the preceding paragraph.

     The "Allocated Net Prepayment Premium" with respect to any Distribution Date and any Mortgage Loan, will equal the excess (but not less than zero) of
(a) any Prepayment Premium on such Mortgage Loan received prior to the business day preceding the Distribution Date and not previously distributed over (b) the pro rata portion, based on the Prepayment Premium collected on each of the Mortgage Loans during the same period, of the sum of (i) the excess (but not less than zero) of any Prepayment Interest Shortfall over any Prepayment Interest Excess for such Distribution Date and (ii) any amounts required to reimburse the Master Servicer on such Distribution Date for reductions in its compensation.

     The Pass-Through Rate on the Certificates will not be affected by the deferral of interest or reduction of the Mortgage Interest Rate on any Mortgage Loan by the Special Servicer or by the occurrence of either such event in connection with any bankruptcy proceeding involving the related Mortgagor. The amount of any resulting interest shortfall will be allocated to the Certificates, in the order described under "Subordination" below.

     Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan which does not provide for the computation of interest on a 30/360 basis (the "Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Interest Rate (net of the Master Servicing Fee payable therefrom) on the respective Stated Principal Balances as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account.

     Principal Distributions on the Offered Certificates. Holders of a class of Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority for interest payments (as described under "Priority of Distributions" below), distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to, in each case to the extent not previously advanced, the aggregate of
(i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received on or before the related Determination Date, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the date on which the related Mortgage Loan becomes due (the "Maturity Date") thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates for the related or any prior Distribution Date, including any principal prepayments received during the related Remittance Period and Prepayment Interest Excess not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the allocation of certain amounts described in this clause (iv) to principal distributions on the Certificates. For purposes of calculating the Principal Distribution Amount for any Distribution Date, the Principal Distribution Amount will not include amounts payable to the Subordinate Component. See "Description of the Mortgage Pool -- The Suburban Lodge Loan." The "Class Balance" for any class of Certificates on any Distribution Date will equal the initial principal balance thereof reduced by distributions in reduction thereof and Realized Losses allocated thereto, as described under "-- Subordination" below. The Class X Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.

PRIORITY OF DISTRIBUTIONS

     The Adjusted Available Distribution Amount for each Distribution Date will be applied in the following order of priority:

     (a) to distributions of the Interest Distribution Amounts for such Distribution Date on the Class A1, Class A2 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts;

     (b) to distributions of the Principal Distribution Amount for such Distribution Date to Class A1 Certificates until the Class Balance thereof is reduced to zero;

     (c) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A1 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A2 Certificates, until the Class Balance thereof is reduced to zero;

     (d) to distributions of the Interest Distribution Amount for such Distribution Date on the Class B Certificates;

     (e) to distribution of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A2 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class B Certificates, until the Class Balance thereof is reduced to zero;

     (f) to distributions of the Interest Distribution Amount for such Distribution Date on the Class C Certificates;

     (g) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class B Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class C Certificates until the Class Balance thereof is reduced to zero;

     (h) to the distributions of the Interest Distribution Amount for such Distribution Date on the Class D Certificates;

     (i) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class C Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class D Certificates, until the Class Balance thereof is reduced to zero;

     (j) to distributions of the Interest Distribution Amount for such Distribution Date on the Class E Certificates;

     (k) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class D Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class E Certificates, until the Class Balance thereof is reduced to zero;

     (l) to distributions of the Interest Distribution Amount for such Distribution Date on the Class F Certificates;

     (m) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class E Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class F Certificates, until the Class Balance thereof is reduced to zero;

     (n) to distributions of the Interest Distribution Amount for such Distribution Date on the Class G Certificates;

     (o) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class F Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class G Certificates, until the Class Balance thereof is reduced to zero;

     (p) to distributions of the Interest Distribution Amount for such Distribution Date on the Class H Certificates;

     (q) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class G Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class H Certificates, until the Class Balance thereof is reduced to zero;

     (r) to distributions of the Interest Distribution Amount for such Distribution Date on the Class J Certificates;

     (s) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class H Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class J Certificates, until the Class Balance thereof is reduced to zero;

     (t) to distributions of the Interest Distribution Amount for such Distribution Date on the Class K Certificates;

     (u) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class J Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class K Certificates, until the Class Balance thereof is reduced to zero;

     (v) to distributions of the Interest Distribution Amount for such Distribution Date on the Class L Certificates;

     (w) to distribution of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class K Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class L Certificates, until the Class Balance thereof is reduced to zero;

     (x) to distributions of the Interest Distribution Amount for such Distribution Date on the Class M Certificates;

     (y) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class L Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class M Certificates, until the Class Balance thereof is reduced to zero;

     (z) to distributions of the Interest Distribution Amount for such Distribution Date on the Class NR Certificates; and

     (aa) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class M Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class NR Certificates, until the Class Balance thereof is reduced to zero.

     To the extent only the Class A1 and Class A2 Certificates are outstanding on any Distribution Date, the Adjusted Available Distribution Amount remaining after application pursuant to clause (a) above shall be applied to distribution of the Principal Distribution Amount for such Distribution Date to the Class A1 and Class A2 Certificates pro rata based on their respective Class Balances.


PRIVATE CERTIFICATES

     The Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") are not offered hereby. The Pass-Through Rate on each of the Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates for any Distribution Date will equal 6.75% per annum. The Class Balances for the Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will equal the amounts set forth in "Executive Summary."

     The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance and are not entitled to distribution of principal or interest.

     The Class Q Certificates are not offered hereby. The Class Q Certificates will receive any distribution on the Subordinate Component of the Suburban Lodge Loan. See "Description of the Mortgage Pool -- The Suburban Lodge Loan."

     An affiliate of the Depositor intends to purchase and make an investment in the Private Certificates. The Private Certificates may be sold in whole or in part by such affiliate at any time and from time to time.


SUBORDINATION

     Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Seller, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, or any affiliate thereof.

     In addition to the payment priorities described under "-- Priority of Distributions" above, certain Certificates will be subordinated to other Certificates with respect to the allocation of Realized Losses. Except as described below, Realized Losses on the Mortgage Loans will be allocated, first, to the Class NR, Class M, Class L, Class K, Class J, Class H and Class G Certificates, in that order, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates and thereafter, to the Class A1 and Class A2 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. Realized Losses will be allocated to a class of Certificate by reducing its Class Balance on the Distribution Date in the month following the occurrence of the Realized Loss by the excess of the aggregate Class Balance of the Certificates over the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to all distributions on such Distribution Date.

     In addition to Realized Losses, shortfalls will also occur as a result of each Servicer's and the Trustee's right to receive payments of interest with respect to unreimbursed advances, the related Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Except as described below, such shortfalls will be allocated as described above to the classes of Certificates with the lowest payment priority for purposes of the application of Available Distribution Amount in the order described herein.

     No Realized Losses on the Suburban Lodge Loan will be allocated to the amount of the Senior Component until the aggregate amount of these Realized Losses exceeds the amount of the Subordinate

Component. Therefore, Realized Losses on the Suburban Lodge Loan will be allocated solely to the Class Q Certificate in reduction of the Class Balance thereof until reduced to zero. Thereafter Realized Losses on the Suburban Lodge Loan will be allocated as described above to the other Classes of Certificates. On the other hand, no Realized Losses on any other Mortgage Loan will be allocated to the Subordinate Component or the Class Q Certificates at any time. In addition shortfalls with respect to the Suburban Lodge Loan will be allocated first to the Class Q Certificates and then to the other Classes of Certificates, as described above, and no shortfalls with respect to other Mortgage Loans will be allocated to the Class Q Certificates.

     A "Realized Loss," (a) in the case of any Mortgage Loan described in clause (a) or clause (b) of the succeeding sentence, is equal to (i) the outstanding principal balance of any Loss Mortgage Loan (or REO Mortgage Loan) as of the beginning of the Collection Period, plus, (ii) all accrued and unpaid interest without taking item (iii) into account, minus (iii) amounts recovered thereon as of such time and (b), in the case of any Mortgage Loan described in clause (b) of the succeeding sentence, is the amount determined to have been permanently forgiven as described in such clause (b). A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated, or (b) with respect to which a portion of the principal balance thereof has been permanently forgiven, whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance as of the Cut-off Date minus the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders,
(ii) any unscheduled amounts of principal received with respect to such Mortgage Loans, to the extent distributed to Certificateholders and (iii) any Realized Loss previously allocated with respect to such Mortgage Loan.


COLLATERAL VALUE ADJUSTMENT

     Within 30 days after the earliest to occur of (i) 120 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (ii) the date on which a receiver is appointed in respect of a Mortgaged Property, (iii) the date on which a Mortgaged Property becomes an REO Property, (iv) the date on which a borrower declares bankruptcy or (v) the date on which a change in the payment rate, Mortgage Interest Rate, principal balance, amortization terms or Maturity Date of any Specially Serviced Mortgage Loan becomes effective (the earliest of such dates, a "Required Appraisal Date"), the Special Servicer will use reasonable efforts to obtain an appraisal from an independent MAI appraiser, (except if an appraisal has been conducted within the twelve-month period preceding such event) the cost of which shall be advanced by the Master Servicer and reimbursed thereto from the Trust Fund provided, that if the principal balance of the Mortgage Loan is less than $1,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (an "Appraisal Estimate") of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an independent MAI appraisal or (B) to obtain, with the consent of the Directing Certificateholder, an appraisal. As a result of such appraisal or Appraisal Estimate, a Collateral Value Adjustment may result, which Collateral Value Adjustment will be allocated, for purposes of determining distributions of interest to the Certificates, in the manner and priority described below. Notwithstanding the foregoing, a Collateral Value Adjustment will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Collateral Value Adjustment is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve-month period immediately preceding such extension and (iii) the payments on such Mortgage Loan are then current, provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Collateral Value Adjustment will be recalculated and applied as described above. At any time that any Collateral Value Adjustment exists with respect to any Mortgage Loan, the Directing Certificateholder may direct the Special Servicer to obtain an appraisal at the Directing Certificateholder's expense. Upon the written request of the Directing Certificateholder, the Special Servicer shall recalculate the Collateral Value Adjustment on the new appraisal and notify the Trustee, the Master Servicer and the Directing Certificateholder of such recalculated Collateral Value Adjustment. In addition, in any case, upon the occurrence of any event giving rise to a subsequent

Collateral Value Adjustment (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal or Appraisal Estimate was obtained with respect to a Collateral Value Adjustment, the Special Servicer will order a new appraisal or Appraisal Estimate as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

     The "Collateral Value Adjustment" with respect to any Mortgage Loan will be an amount equal to the excess of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property or, in the case of Mortgage Loans having a principal balance under $1,000,000, 90% of the Appraisal Estimate over (ii) the sum of
(A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed Advances and interest thereon and (C) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage Loan). The excess of the principal balance of any Mortgage Loan over the related Collateral Value Adjustment is referred to herein as the "Adjusted Collateral Value." A Collateral Value Adjustment may result in a reduction of the Interest Distribution Amount of one or more classes of Certificates, but shall not be a permanent reduction of the Class Balance (or Notional Amount) of any class of Certificates prior to the occurrence of a Realized Loss.

     The resulting Collateral Value Adjustment for a Mortgage Loan will be netted from the related principal balance for purposes of calculating P & I Advances. This will reduce any P&I Advance otherwise required for such Mortgage Loan. This will have the effect of reducing the amount of interest available for distribution to the Certificates (other than the Class A and Class X Certificates) in reverse alphabetical order of the Classes. See "-- Advances" below. The Special Servicer is required, within 30 days of each anniversary of the Required Appraisal Date, to order an update of the prior appraisal (the cost of which will be advanced by the Special Servicer and reimbursed thereto from the Trust Fund). The Special Servicer will determine and report to the Master Servicer and the Trustee the updated appraisal. A lower appraisal value will increase the Collateral Value Adjustment. Such increase will further reduce any P&I Advances for the related Mortgage Loan. A higher appraised value will reverse the Collateral Value Adjustment by the amount of the reported increase.

     See "Description of the Mortgage Pool -- The Suburban Lodge Loan" for a discussion of the effect of a Collateral Value Adjustment on the Suburban Lodge Loan.


ADVANCES

     On the business day immediately preceding each Distribution Date, the Master Servicer will be obligated to make advances out of its own funds or funds held in the Collection Account (as defined herein) that are not required to be part of the Available Distribution Amount for such Distribution Date (each, a "P&I Advance"), in an amount equal to the excess of all Monthly Payments (net of the Master Servicing Fee) due over the amount actually received, subject to the limitations described herein. See "Description of the Mortgage Pool -- The Suburban Lodge Loan" for a description of advances with respect to the Suburban Lodge Loan.

     Notwithstanding the foregoing, if a Collateral Value Adjustment has been made with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date, to the extent such Collateral Value Adjustment has not been reversed, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal the product of (i) the amount of the interest portion of the P&I Advance that would otherwise be required to be made for the Distribution Date without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Collateral Value Adjustment, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "-- Subordination" above.

     To the extent that the Master Servicer fails to make a P&I Advance required of it prior to such Distribution Date, the Trustee shall make such required P&I Advance on such Distribution Date, as provided in the Pooling and Servicing Agreement. In addition, the Master Servicer will be required to advance certain property related expenses (a "Property Protection Advance") for one of several purposes specified in the Pooling and Servicing Agreement as "Property Protection Expenses." All such advances with interest thereon will be reimbursable to the Master Servicer and the Trustee from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan to the extent such amounts are not required to be otherwise applied pursuant to the terms of the related Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts required to be deposited in the Collection Account. Notwithstanding the foregoing, the Master Servicer and the Trustee will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of late payments, insurance proceeds, liquidations, condemnation proceeds or certain other collections on the related Mortgage Loan. Neither the Master Servicer nor the Trustee will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent the Master Servicer or the Trustee are required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed the amount necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. Any failure by the Master Servicer to make a P&I Advance or to make a Property Protection Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to a reimbursement for each P&I Advance or Property Protection Advance (together with interest thereon) made by it in the same manner and to the same extent, but prior to, the Master Servicer.


     The Master Servicer or the Trustee shall be entitled to interest on the aggregate amount of all advances made by the Master Servicer or the Trustee, respectively, at a per annum rate equal to the Prime Rate reported in The Wall Street Journal. See "Risk Factors -- Delinquencies Will Entitle Servicer to Receive Certain Additional Compensation Which Takes Precedence Over Your Right to Receive Distributions" herein.

             CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS


GENERAL

     The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of the curtailments, voluntary repayment in full, repurchases by the Seller, condemnation or casualty with respect to the Mortgaged Property or foreclosure pursuant to a default on a Mortgage Loan ("Prepayment"). The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

     Each Mortgage Loan either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the related Mortgagor to prepay the principal balance thereof in whole or in part during a certain number of years following the origination if accompanied by payment of a Prepayment Premium. See Annex A hereto and the table entitled "Prepayment Protection" under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" herein. Any Net Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Risk Factors -- Prepayments Will Affect Your Yield" herein, "Description of the Certificates -- Distributions -- Interest Distributions on the Certificates" and "Certain Prepayment, Maturity and Yield Considerations" herein, and "Yield Considerations" in the Prospectus.

     The yield to maturity on each class of the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Class Balance or Notional Amount of such class and the collection and allocation of any Prepayment Premium thereon. The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest) to the extent any such interest shortfall is not offset by Prepayment Premiums, any Prepayment Interest Excess or the Master Servicing Fee for such Distribution Date.

     The Pass-Through Rate for the Offered Certificates will be either a fixed rate or a rate based on the weighted average of the Remittance Rates on the Mortgage Loans. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the weighted average Remittance Rates on the Mortgage Loans for such Distribution Date. Accordingly, the yield on the Offered Certificates, to the extent the related Pass-Through Rate is calculated based on the weighted average of the Remittance Rates, will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Remittance Rates could result in a reduction in the weighted average of the Remittance Rates on the Mortgage Loans reducing the Pass-Through Rates on such classes of Offered Certificates.

     See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" herein.

     ARD Loans may be prepaid in full on or after the Anticipated Repayment Date without the payment of any Prepayment Premium. Excess Cash Flow on an ARD Loan will be applied to reduce the principal thereof after its Anticipated Repayment Date and the related Mortgage Interest Rate will be reset at the related Revised Rate. There can be no assurance that any of such Mortgage Loan will be prepaid on that date or any date prior to maturity. The failure to pay an ARD Loan by the related Anticipated Repayment Date is not an event of default.

     In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered

Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.


     If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer may adopt a servicing strategy which affects the yield to maturity of one or more classes of Offered Certificates.


     The "Rated Final Distribution Date" for the Certificates will be the Distribution Date in August 2032, which is the first Distribution Date succeeding the second anniversary of the date at which all the Mortgage Loans are scheduled to have zero balances, assuming no prepayments, defaults or delinquencies, and that the Mortgage Loans which are Balloon Loans or ARD Loans fully amortize according to their amortization schedule without a Balloon Payment or final payment on the Anticipated Repayment Date, respectively.


WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES


     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments, condemnation proceeds and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).


     Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate prepayment model ("CPR"). CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.


     The table of Percent of Initial Class Balance Outstanding for each class of the Offered Certificates at each CPR set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated CPR. The table has been prepared on the basis of the characteristics of the Mortgage Loans in Annex A and on the basis of the following assumptions: (i) the Mortgage Loans prepay at the indicated CPR; (ii) the Maturity Date of each of the Balloon Mortgage Loans is not extended; (iii) distributions on the Offered Certificates are received in cash, on the 15th day of each month, commencing in October 2000; (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (v) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include a month's interest thereon;
(vi) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty, or pursuant to an optional termination as described under "Description of the Pooling and Servicing Agreement -- Termination" or otherwise; (vii) the Offered Certificates are purchased on October 4, 2000; (viii) all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their Maturity Date; and (ix) any Prepayment Premium payable pursuant to a Mortgage Loan and not calculated by reference to a U.S. rate is collected.


     Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

                 PERCENT OF INITIAL CLASS BALANCE OUTSTANDING
                    AT THE FOLLOWING PERCENTAGES OF CPR (1)




                                 CLASS A1                       CLASS A2                       CLASS B
                      ------------------------------ ------------------------------ -----------------------------
  DISTRIBUTION DATE     0%   25%   50%   75%   100%    0%   25%   50%   75%   100%    0%   25%   50%   75%   100%
--------------------- ----- ----- ----- ----- ------ ----- ----- ----- ----- ------ ----- ----- ----- ----- -----
Initial percentage ..  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2001 ......   93    93    93    93    93    100   100   100   100   100    100   100   100   100   100
September 2002 ......   86    86    86    86    86    100   100   100   100   100    100   100   100   100   100
September 2003 ......   78    78    78    78    78    100   100   100   100   100    100   100   100   100   100
September 2004 ......   69    69    69    69    69    100   100   100   100   100    100   100   100   100   100
September 2005 ......   60    60    60    60    60    100   100   100   100   100    100   100   100   100   100
September 2006 ......   49    49    49    49    49    100   100   100   100   100    100   100   100   100   100
September 2007 ......   38    38    38    38    38    100   100   100   100   100    100   100   100   100   100
September 2008 ......   26    26    26    26    26    100   100   100   100   100    100   100   100   100   100
September 2009 ......    0     0     0     0     0     67    65    62    58    22    100   100   100   100   100
September 2010 ......    0     0     0     0     0      0     0     0     0     0      0     0     0     0     0
Weighted Average
 Life in years (2) ..  5.5   5.5   5.5   5.4   5.4    9.1   9.1   9.1   9.0   8.8    9.5   9.5   9.4   9.4   9.2


                                 CLASS C                        CLASS D                        CLASS E
                      ------------------------------ ------------------------------ -----------------------------
  DISTRIBUTION DATE     0%   25%   50%   75%   100%    0%   25%   50%   75%   100%    0%   25%   50%   75%   100%
--------------------- ----- ----- ----- ----- ------ ----- ----- ----- ----- ------ ----- ----- ----- ----- -----
Initial percentage ..  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2001 ......  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2002 ......  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2003 ......  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2004 ......  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2005 ......  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2006 ......  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2007 ......  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2008 ......  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2009 ......  100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
September 2010 ......    0     0     0     0     0      0     0     0     0     0      0     0     0     0     0
Weighted Average
 Life in years (2) ..  9.5   9.5   9.5   9.5   9.3    9.6   9.6   9.5   9.5   9.4    9.6   9.6   9.6   9.6   9.4


                                            CLASS F
                             -------------------------------------
     DISTRIBUTION DATE         0%     25%     50%     75%     100%
--------------------------   -----   -----   -----   -----   -----
Initial percentage .......    100     100     100     100     100
September 2001 ...........    100     100     100     100     100
September 2002 ...........    100     100     100     100     100
September 2003 ...........    100     100     100     100     100
September 2004 ...........    100     100     100     100     100
September 2005 ...........    100     100     100     100     100
September 2006 ...........    100     100     100     100     100
September 2007 ...........    100     100     100     100     100
September 2008 ...........    100     100     100     100     100
September 2009 ...........    100     100     100     100     100
September 2010 ...........      0       0       0       0       0
Weighted Average
 Life in years(2) ........    9.6     9.6     9.6     9.6     9.4

----------
(1) Prepayments are assumed to occur after the Lock-out/Defeasance period and/or Yield Maintenance penalty period.
(2) The weighted average life of a class of Offered Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Offered Certificates.


CLASS X CERTIFICATES YIELD CONSIDERATIONS

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in the second paragraph preceding the table entitled "Percent of Initial Class Balance Outstanding at the Following Percentages of CPR" under the heading "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of the Offered Certificates" herein, including the assumptions regarding the performance of the Mortgage Loans which may differ from the actual performance thereof and assuming the aggregate purchase price and Pass-Through Rate set forth below and assuming further that the initial Notional Amount of the Class X Certificates is as set forth herein. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


             PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES


ASSUMED
PURCHASE PRICE                                                 CPR PREPAYMENT ASSUMPTION RATE (2)
AS A PERCENTAGE                    ASSUMED          --------------------------------------------------------
OF THE NOTIONAL AMOUNT      PASS-THROUGH RATE (1)       0%         25%         50%         75%        100%
------------------------   ----------------------   ---------   ---------   ---------   ---------   --------
5.9000% ................   0.91096%                 9.7286%     9.7003%     9.6672%     9.6222%     9.3087%

----------
(1) Calculated based on the weighted average of the Remittance Rates on the Mortgage Loans as of the Cut-off Date and the initial weighted average of the Pass-Through Rates of the Certificates. The Pass-Through Rate on the Class X Certificates will be subject to adjustment on each Distribution Date.

(2) Prepayments are assumed to occur after the Lock-out/Defeasance period and/or Yield Maintenance penalty period.

     Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Accrued interest is included in the assumed purchase price of the Class X Certificates and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates, and thus do not reflect the return on any investment in the Class X Certificates when, as applicable, any reinvestment rates other than the discount rates set forth in the preceding table are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Interest Rates; thus, the yield on the Class X Certificates will be materially and adversely affected to a greater extent than the yield on the other Offered Certificates if the Mortgage Loans with higher Mortgage Interest Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the Prospectus.

     The yield to maturity on the Class X Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because any such losses will be allocated to reduce the Class Balance of the Certificates and therefore will reduce the Notional Amount of the Class X Certificates.

     Investors in the Class X Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in a failure of such investors to fully recover their investments.


                      MASTER SERVICER AND SPECIAL SERVICER


THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc. will be acting as the Master Servicer under the Pooling and Servicing Agreement.

     Midland Loan Services, L.P. was organized under the laws of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of August 31, 2000, Midland was servicing approximately 14,000 commercial and multifamily loans with a total principal balance of approximately $48.8 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 10,000 of the loans, with a total principal balance of approximately $39.3 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and investors.

     Fitch and Moody's have approved Midland as a master servicer and special servicer for investment grade-rated commercial and multi-family mortgage-backed securities. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(SM), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(SM) through Midland's website, www.midlandls.com. Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor InsightSM. Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at askmidland@midlandls.com.

     The information set forth above concerning the Master Servicer has been provided by Midland. The Depositor, the Underwriters, the Trustee and the Seller make no representations or warranties as to its accuracy.

     ORIX Real Estate Capital Markets, LLC ("ORECM") will be acting as the Special Servicer (together with Midland, the "Servicers") under the Pooling and Servicing Agreement. ORECM is a Delaware limited liability company. ORECM manages a servicing portfolio of commercial and multifamily loans encompassing in excess of 11,000 assets with an aggregate principal balance, as of June 30, 2000, of approximately $38.5 billion, the collateral for which is located in 50 states, Puerto Rico, the District of

Columbia, Canada, the Dominican Republic and the Virgin Islands. As of June 30, 2000, ORECM served as the named special servicer on 86 securitized transactions encompassing in excess of 17,000 loans, with an aggregate principal balance of approximately $54.5 billion. ORECM's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth above concerning the Special Servicer has been provided by ORECM. The Depositor, the Underwriters, the Trustee and the Seller make no representations or warranties as to its accuracy.


RESPONSIBILITIES OF MASTER SERVICER

     Under the Pooling and Servicing Agreement, the Master Servicer is required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Certificateholders, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios that are similar to the Mortgage Loans and (b) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans for its own portfolio that are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers (with respect to the Master Servicer, the "Servicing Standard") and without regard to (a) any relationship between itself or its affiliates and any Mortgagor, (b) any ownership of the Certificates, (c) its obligation to make advances, (d) any debt that it extended to any Mortgagor and (e) any servicing compensation to which the Master Servicer may be entitled.

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or using its best efforts to cause the Mortgagor under each Mortgage Loan to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein to the extent such insurance is available at commercially reasonable rates and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in accordance with the Servicing Standard; demanding that the Mortgagor cure delinquencies; inspecting Mortgaged Properties under certain circumstances; and maintaining records relating to the Mortgage Loans.


RESPONSIBILITIES OF SPECIAL SERVICER

     The servicing responsibility on a particular Mortgage Loan will be generally transferred to the Special Servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following: (i) the Mortgage Loan becomes a "Defaulted Mortgage Loan" because it is more than 60 days delinquent in whole or in part in respect of any monthly payment or, with respect to a Balloon Payment, is delinquent in whole or in part for more than 30 days (however, if the Master Servicer reasonably expects that the related borrower will continue to make monthly payments and the Master Servicer receives written evidence that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of time (not to exceed 60 days from the date of the delinquency) within which such refinancing is expected to occur); (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (v) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan and has continued unremedied for the applicable grace period specified in the related Mortgage Note; (vi) the related Mortgaged Property becomes an REO Property; or (vii) if for any reason an assumption agreement cannot be entered into upon the transfer by the related

Mortgagor of the Mortgaged Property. A Mortgage Loan serviced by the Special Servicer is referred to herein as a "Specially Serviced Mortgage Loan." The Special Servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the Master Servicer with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports for the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for at least three consecutive months, the Special Servicer will cease to service such Mortgage Loan.

     Under the Pooling and Servicing Agreement the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders, in accordance with the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, distressed mortgage loans and related real property that are held for other portfolios that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties and (b) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property for its own portfolio that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans (with respect to the Special Servicer, the "Servicing Standard") and without regard to (a) any relationship between itself or its Affiliates and any Mortgagor, (b) any ownership of the Certificates, (c) any debt that it extended to any Mortgagor and (d) any servicing compensation to which the Special Servicer may be entitled.

     The Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in any Mortgage Note, obtain a deed in lieu of foreclosure, or otherwise acquire, on behalf of the Trust Fund, title to a Mortgaged Property securing a Specially Serviced Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (the costs of which report will be paid as an expense of the Trust Fund), that: (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

     The Special Servicer, on behalf of the Trust Fund, will use its best efforts to sell the Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Special Servicer provides to the Trustee an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the end of the third year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to
(i) solicit offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept an offer received from any person that constitutes a fair price and which is in the best interest of the Certificateholders as determined by the Special Servicer in accordance with Servicing Standard.

     If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the Servicing Standard.

     The Special Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon Specially Serviced Mortgage Loans. If the proceeds of any liquidation of the property securing the Specially Serviced Mortgage Loan are less than the outstanding principal balance of the Specially Serviced Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Pooling and Servicing Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to be paid from the amounts on deposit in the Collection Account, prior to the distribution to Certificateholders, amounts representing its servicing compensation on the Specially Serviced Mortgage Loans. The Special Servicer may purchase a Defaulted Mortgage Loan at a purchase price equal to the outstanding principal balance thereof together with accrued interest thereby, plus any amounts payable to the Servicer or the Trustee in respect of the Mortgage Loan.

     The Special Servicer shall have full power and authority to do any and all things in connection with servicing and administering a Specially Serviced Mortgage Loan that it may deem in its best judgment necessary or advisable, including, without limitation, to execute and deliver on behalf of the Trust Fund any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments, to reduce the related Mortgage Interest Rate, and to defer or forgive payment of interest and/or principal with respect to any Specially Serviced Mortgage Loan or any Mortgaged Property. The Special Servicer may not permit a modification or extension of any Mortgage Loan to a date later than three years prior to the Rated Final Distribution Date or ten years prior to the expiration of any Ground Lease. Notwithstanding the foregoing, the Special Servicer may not permit any such modification with respect to a Balloon Mortgage Loan if it results in the extension of such Maturity Date beyond the amortization term of such Balloon Mortgage Loan absent the related Balloon Payment. The Special Servicer will prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The holders of the fewest number of classes of Certificates representing the most subordinate interests in the Trust Fund that equals at least a 2.0% interest (by Class Balance) in the Trust Fund (the "Monitoring Certificateholders") will designate one Monitoring Certificateholder pursuant to the Pooling and Servicing Agreement (the "Directing Certificateholder"). Each Asset Strategy Report will be delivered to the Directing Certificateholder. The Directing Certificateholder may object to any Asset Strategy Report within ten business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer, by notice to the Trustee, may request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Strategy Report within ten business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Certificateholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Certificateholder fails to disapprove such revised Asset Strategy Report except as described above, provided, however, the Special Servicer will implement the last submitted report if 60 days have elapsed since its receipt of the Asset Strategy Report, provided that the Special Servicer shall not be under any obligation to perform any actions which are not consistent with applicable laws and the related Mortgage Loan documents. Any Certificateholder, other than the Mortgagor on the related Specially Serviced Mortgage Loan, an affiliate thereof or a person acting on behalf of the Mortgagor, may request and obtain a copy of any Asset Strategy Report, except to the extent prohibited by applicable law or the related Mortgage Loan documents, upon execution of a confidentiality agreement.

     The Directing Certificateholder may at any time terminate the Special Servicer and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding classes of the Certificates would be qualified (if applicable), downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel (obtained at the expense of the Directing Certificateholder) to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Special Servicer shall be deemed to have resigned from its duties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

     Notwithstanding such replacement, the resigning Special Servicer shall be entitled to receive the Workout Fee for any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to a performing status prior to such resignation; provided that if such Mortgage Loan once again becomes a Specially Serviced Mortgage Loan, the Replacement Special Servicer shall thereafter be entitled to such fee. The Replacement Special Servicer shall be entitled to the Special Servicing Fee, the Workout Fee and the Liquidation Fee for all other Specially Serviced Mortgage Loans.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the "Master Servicing Fee." The Master Servicing Fee will be payable monthly and will accrue at the applicable Master Servicing Fee Rate (as defined below) and will be computed on the basis of the same principal balance and for the same period respecting which any related interest payment on each Mortgage Loan is computed. The "Basic Master Servicing Fee Rate" will be 0.07% per annum. The Master Servicer will also receive as part of its Master Servicing Fee an additional fee calculated based on the following rates (each, an "Additional Servicing Fee Rate"): (i) a primary servicing fee rate of 0.03% per annum with respect to 2.2% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (ii) a primary servicing fee rate of 0.05% per annum with respect to 12.5% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (iii) a primary servicing fee rate of 0.06% per annum with respect to 2.3% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (iv) a primary servicing fee of 0.07% per annum with respect to 6.9% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date and (v) a primary servicing fee of 0.10% per annum with respect to 3.5% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date. With respect to each Mortgage Loan, the sum of the Basic Master Servicing Fee Rate and the related Additional Servicing Fee Rate, if any, is referred to herein as the "Master Servicing Fee Rate."

     In the event that the initial Master Servicer shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree to perform the services of the Master Servicer for an amount less than the Master Servicing Fee, no part of any excess of such portion of the Master Servicing Fee over the amount payable to such successor will be available for payment to Certificateholders.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will equal 0.25% per annum. The Special Servicing Fee will be computed on the basis of the same principal balance and for the same period respecting which any interest payment on each Specially Serviced Mortgage Loan is computed. The "Workout Fee" will equal 1.00% of all amounts collected with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan and was subsequently returned to, and remains in, a performing status. The "Liquidation Fee" will equal 1.00% of the net payments or net proceeds obtained by the Special Servicer in connection with payment in full, partial or discounted payoff from the borrower or, except under circumstances described in the Pooling and Servicing Agreement, 1.00% of the net proceeds in connection with any liquidation of the Mortgage Loan.


     The Master Servicer or, with respect to the Specially Serviced Mortgaged Loans, the Special Servicer will be entitled to retain any other fees or charges (other than late payment charges to the extent necessary to cover interest on Advances on the related Mortgage Loan) actually paid by a Borrower.



     The Pooling and Servicing Agreement will provide that the Servicers will be entitled to indemnification from the Trust Fund for any and all costs, expenses, losses, damages, claims and liabilities incurred in connection with any legal action or claim relating to any Mortgage Loan and the Pooling and Servicing Agreement, other than any cost, expense, damage, claim or liability incurred by reason of willful misfeasance, bad faith or negligence of such Servicer in the performance of duties thereunder or by reason of reckless disregard of such obligations and duties.


CONFLICTS OF INTEREST


     The Master Servicer, Special Servicer or their respective affiliates own and are in the business of acquiring assets similar to the Mortgage Loans held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Master Servicer, the Special Servicer or their respective affiliates are similar to the Mortgage Loans held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans held by the Trust Fund for tenants, purchasers, financing and similar resources.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of September 1, 2000 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee. Following are summaries of certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. The Trustee will provide or make available to a prospective or actual Certificateholder, upon written request and at the expense of the requesting party, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts 02111, Attention: Corporate Trust Services -- J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10.


ASSIGNMENT OF THE MORTGAGE LOANS

     On or prior to the Delivery Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. On or prior to the Delivery Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee or a custodian, acting on behalf of the Trustee, among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage Loan File"): (i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof; (ii) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by the Seller, without recourse, in blank or to the order of Trustee;
(iii) an assignment of the Mortgage, executed by the Seller, in blank or to the order of the Trustee, in complete and recordable form; (iv) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by the Seller, in blank or to the order of the Trustee, in complete and recordable form; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located; (viii) originals or copies of any UCC financing statements (including originals of assignments thereof to the Trustee in form that is complete and suitable for filing); (ix) originals or copies of any guaranties related to such Mortgage Loan; (x) originals or copies of insurance policies related to the Mortgaged Property;
(xi) originals or certified copies of any environmental liabilities agreement;
(xii) originals or copies of any escrow agreements; (xiii) originals or certified copies of any prior assignments of mortgage if the Originator is not the originator of record and (xiv) any collateral assignments of property management agreements and other servicing agreements. The Pooling and Servicing Agreement will require the Depositor to cause each assignment of the Mortgage described in clause (iii), clause (v), and clause (viii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.


TRUSTEE

     State Street Bank and Trust Company, a Massachusetts Trust Company shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Corporate Trust Department. The Trustee's fee will equal the fee calculated at the Trustee Fee Rate as described in the Pooling and Servicing Agreement. The "Trustee Fee Rate" will equal 0.0027% per annum of the outstanding principal balance of the Mortgage Loans. The offices of the Trustee's corporate trust department with respect to this trust are located at 2 Avenue de Lafayette, Boston, Massachusetts 02111, Attention: Corporate Trust Service (CMBS) -- J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 2000-C10.


ACCOUNTS

     The Master Servicer is required to deposit all amounts received with respect to the Mortgage Loans, net of certain amounts retained by the Master Servicer as additional servicing compensation and certain amounts to be deposited into escrow accounts, into a separate Collection Account (the "Collection Account") maintained by the Master Servicer on behalf of the Trust Fund. The Master Servicer is required to remit to the Trustee for deposit on the business day preceding each Distribution Date all amounts received with respect to the Mortgage Loans into a separate account (the "Certificate Account") maintained with the Trustee. The Trustee will be entitled to make withdrawals from the Certificate Account to pay the Trustee its portion of the fee calculated at the Trustee Fee Rate or to reimburse the Trustee for expenses not otherwise reimbursed from a Collection Account. Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer maintaining such account as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Loans" and "Description of the Agreements -- Accounts" in the Prospectus.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, based upon information provided by the Servicers, the Trustee shall make available to each Certificateholder, the Seller, the Depositor and each Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Trustee shall furnish or make available to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Unless and until Definitive Certificates are issued, such statements or reports will be furnished only to Cede, as nominee for DTC; provided, however, that the Trustee shall furnish or make available a copy of any such statement or report to any Beneficial Owner which requests such copy and provides to the Trustee a certification, in form acceptable to the Trustee, stating that it is the Beneficial Owner of a Certificate. The Trustee may provide access to the information available on the monthly statement to Certificateholders and certain other information through its Corporate Trust home page on the world wide web. The web page is located at "corporatetrust.statestreet.com." CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Any Asset Strategy Report that has been delivered to the Trustee shall be made available by the Trustee, upon written request and at the expense of the requesting party, to any Beneficial Owner of an Offered Certificate subject to receipt by the Trustee of evidence satisfactory to it that the request is made by a Beneficial Owner and the receipt by the Trustee of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus. The Directing Certificateholder shall receive all reports prepared or received by the Master Servicer or the Special Servicer. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make certain information and certain financial reports related to the mortgage loans available through its Corporate Trust web site.


VOTING RIGHTS

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including directing the Trustee, the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the Pooling and Servicing Agreement in certain circumstances. 98.0% of all Voting Rights shall be allocated among the classes of Certificates, including the Private Certificates, (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) in proportion to the respective Class Balances, 1.00% of all Voting Rights shall be allocated to the Class X Certificates and 0.331/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a class of Certificates shall be allocated among the holders of such class in proportion to the Percentage Interests evidenced by their respective Certificates. Allocations of Realized Losses and any other event which changes such Class Balance will result in a corresponding change to such Class' Voting Rights.

     As described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus, unless and until Definitive Certificates are issued, except as otherwise expressly provided herein, Certificate Owners may only exercise their rights as owners of Certificates indirectly through DTC or their respective Participant or Indirect Participant.


TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by and at the option of any holder of a Class R-I Certificate, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates, the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the Special Servicer) the Special Servicer (in that order). The "Most Subordinate Class of Certificates" at the time of determination shall be the class of Certificates to which Realized Losses would be allocated at such time as described under "Description of the Certificates -- Subordination" herein. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

     Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and (2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon together with any unreimbursed advances (including any interest thereon). Such purchase will effect early retirement of the then outstanding Certificates, but the right to effect such termination is subject to the requirements, among other things, that (i) the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than 1% of the Initial Pool Balance and (ii) the purchaser provides to the Trustee an opinion of independent counsel, addressed to the Trustee, to the effect that the resulting termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code with respect to REMICs I, II and III.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in

Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code").

     For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. The Offered Certificates (other than the Class X Certificates), the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates), the Class Q Certificates and each component of the Class X Certificates will be "regular interests" of REMIC III and will be treated as debt instruments of REMIC III. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

     The Class X Certificates will, and the other classes of Offered Certificates may, be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans, except that ARD Loans prepay on their Anticipated Repayment Dates. No representation is made that the Mortgage Loans will not prepay at another rate. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Original Issue Discount and Premium" in the Prospectus.

     Net Prepayment Premiums allocated to the Certificates will be taxable to the holders of such Certificates on the date the amount of such premiums becomes fixed.

     The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Original Issue Discount and Premium" in the Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. Moreover, the Offered Certificates will be "obligation[s] . . . which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code. The Offered Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See "Federal Income Tax Consequences -- REMICs" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Federal Income Tax Consequences" in the Prospectus.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement (including individual retirement accounts and annuities and Keogh plans) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code, or of any collective investment fund or separate account or other entity in which such plans are invested (each, a "Plan"), should carefully review with its legal advisors whether the purchase or holding of any Offered Certificate could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued an individual exemption (Prohibited Transaction Exemption 90-23 (May 17, 1990) to J.P. Morgan Securities Inc., which was amended by Prohibited Transaction Exemption 97-34 (July 21, 1997) (collectively, the "Exemption")), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and other penalties imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, provided that certain conditions set forth in such exemptions are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) J.P. Morgan Securities Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with J.P. Morgan Securities Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemption include mortgage loans such as the Mortgage Loans. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant Mortgage Loan. Under the Exemption, trust assets must generally be limited to certain secured obligations. However, trust assets may also include cash or investments made therewith which are credited to an account to provide payments to certificateholders pursuant to a yield supplement agreement or similar yield maintenance arrangement to supplement the interest rates otherwise payable on obligations contained in the trust, provided that such arrangements do not involve swap agreements or other notional principal contracts.

     The Exemption sets forth six general conditions which must be satisfied, among others, for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Offered Certificates must not be subordinate to the rights and interests evidenced by other certificates of the same trust. Third, such Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of the Trustee, the Underwriters, the Depositor, the Seller, the Master Servicer, the Special Servicer, any insurer and any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting such Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Sub-Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501
(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Offered Certificates issued by the Trust Fund. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemption. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management, and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Because the Class A1, Class A2 and Class X Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is likely to be satisfied with respect to such Offered Certificates as of the initial closing date. It is a condition of the issuance of the Class A1, Class A2 and Class X Certificates that they be rated "AAA" by Fitch and "Aaa" by Moody's. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to each of such classes of Offered Certificates. A fiduciary of a Plan contemplating purchasing any of such class of Offered Certificate must make its own determination that all of the general conditions set forth above will be satisfied with respect to any such class of Offered Certificates. Each purchaser purchasing Class A1, Class A2 or Class X Certificates with the assets of a Plan shall be deemed to represent and warrant that it is an "accredited investor" as described in the sixth general condition set forth above.

     The Class B, Class C, Class D, Class E and Class F Certificates do not satisfy the second condition described above because they are subordinated to the Class A1, Class A2 and Class X Certificates; furthermore the Class E Certificates are not expected to satisfy the third condition described above. Because the characteristics of the Class B, Class C, Class D, Class E and Class F Certificates will not meet the requirements of the Exemption and may not meet the requirements of any other exemption issued under ERISA, the purchase and holding of the Class B, Class C, Class D, Class E and Class F Certificates by a Plan may result in a prohibited transaction or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class B, Class C, Class D, Class E and Class F Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Offered Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan or a person investing on behalf of or using the assets of a Plan to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Offered Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) ("PTCE 95-60")) and that the purchase and holding of such Offered Certificates by such transferee is eligible for, and meets all of the requirements of, relief under Sections I and III of PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase and holding of such Offered Certificate by a Plan, any person acting on behalf of a Plan or using a Plan's assets will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Such representation as described above in (i) or (ii) shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class B, Class C, Class D, Class E or Class F Certificate. In the event that such representation is violated or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

     The Department of Labor has proposed amendments to the Exemption that, if finalized in current form, may permit Plans to also purchase the Class B, Class C, Class D, Class E and Class F Certificates. It is not certain if and when these amendments will be issued or whether they will contain the same relief as is currently proposed.

     Before purchasing any of such Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Offered Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.


     Purchasers using insurance company general account funds to effect such purchase should consider the availability of PTCE 95-60 issued by the U.S. Department of Labor.


     Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Furthermore, any Plan fiduciary considering a purchase of Offered Certificates should consider whether, under the general fiduciary standards of investment prudence and diversification, such an investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.


                                LEGAL INVESTMENT


     The Certificates will not be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").


     In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgaged backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.


     The Depositor and the Underwriters make no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the legal liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                              PLAN OF DISTRIBUTION


     Subject to the terms and conditions set forth in the underwriting agreement among the Depositor, J.P. Morgan Securities Holdings Inc., J.P. Morgan Securities Inc. and Salomon Smith Barney, Inc. (the "Underwriting Agreement"), the Depositor has agreed to sell to J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. (together with J.P. Morgan Securities Inc., the "Underwriters") and each of the Underwriters has severally, but not jointly, agreed to purchase from the Depositor, the portion of the Offered Certificates of each class listed opposite its name in the table below.


     J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are acting as co-lead managers for the offering. J.P. Morgan Securities Inc. is the sole bookrunner of all of the Offered Securities.


                               ALLOCATION TABLE



        UNDERWRITER           CLASS A1     CLASS A2     CLASS X     CLASS B     CLASS C     CLASS D     CLASS E      CLASS F
--------------------------   ----------   ----------   ---------   ---------   ---------   ---------   ---------   ----------
J.P. Morgan
 Securities Inc. .........      100.0%        78.8%       93.1%       89.5%       90.3%       85.0%       79.1%       100.0%
Salomon Smith
 Barney Inc. .............        0.0%        21.2%        6.9%       10.5%        9.7%       15.0%       20.9%         0.0%
                                -----         ----        ----        ----        ----        ----        ----        -----
Total ....................      100.0%       100.0%      100.0%      100.0%      100.0%      100.0%      100.0%       100.0%
                                =====        =====       =====       =====       =====       =====       =====        =====

     In the event of default by either Underwriter, the Underwriting Agreement provides that, in certain circumstances, the underwriting commitment of the nondefaulting Underwriter may be increased or the underwriting may be terminated.


     The obligations of the Underwriters under the Underwriting Agreement are subject to certain conditions precedent.


     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Offered Certificates will be 107.1% of the initial aggregate principal balance thereof, plus accrued interest from the Cut-off Date.


     The Depositor also has been advised by the Underwriters that they currently expect to make a market in the Offered Certificates; however, they have no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop, or if it does develop, that it will continue. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.


     The Depositor and J.P. Morgan Securities Holdings Inc. have agreed to indemnify the Underwriters against, or make contributions with respect to, certain liabilities, including liabilities under the Securities Act of 1933. The Underwriters have agreed severally, but not jointly, to indemnify the Depositor against, or make contributions to the Depositor with respect to, certain liabilities, including liabilities under the Securities Act of 1933, under limited circumstances.


     The Seller has agreed to pay the expenses of the Depositor incurred in connection with the purchase of the Mortgage Loans and the issuance of the Certificates. J.P. Morgan Securities Inc. is an affiliate of the Depositor and the Seller.

                                 LEGAL MATTERS


     Certain legal matters will be passed upon for the Depositor and the Underwriters by Brown & Wood LLP, New York, New York.


                                     RATING


     It is a condition of the issuance of the Class A1, Class A2 and Class X Certificates that they be rated "AAA" by Fitch, Inc. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's," and together with Fitch, the "Rating Agencies"). It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch and "Aa2" by Moody's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch and "A2" by Moody's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "A-" by Fitch and "A3" by Moody's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB" by Fitch and "Baa2" by Moody's. It is a condition of the issuance of the Class F Certificates that they be rated not lower than "BBB-" by Fitch and "Baa3" by Moody's.


     A rating on mortgage pass-through certificates addresses the likelihood of the receipt of distributions of principal and interest to which Certificateholders are entitled, including payment of all principal on the Certificates by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Loans in the Trust Fund, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the pool of Mortgage Loans is adequate to make required payments on the Certificates. The ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Yield Maintenance charges, Excess Interest and default interest will be received or net aggregate Prepayment Interest Shortfalls will be realized. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments).


     In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Holders nevertheless will have been paid, and such result is consistent with the "AAA" and "Aaa" ratings received on the Class X Certificates by Fitch and Moody's, respectively. The Class X Certificate notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.


     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by Fitch or Moody's pursuant to the Depositor's request.


     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification (if applicable) or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

                            INDEX OF PRINCIPAL TERMS



30/360 basis ......................................  S-62
Abbey Company Borrower ............................  S-44
Abbey Company Borrowers ...........................  S-44
Abbey Company Loans ...............................  S-44
Abbey Company Properties ..........................  S-44
Abbey Portfolio III Loan ..........................  S-44
Abbey Portfolio IV Loan ...........................  S-44
Additional Servicing Fee Rate .....................  S-79
Adjusted Available Distribution Amount ............  S-63
Adjusted Collateral Value .........................  S-69
ADMC ..............................................  S-46
Allocated Net Prepayment Premium ..................  S-64
Allocation Fraction ...............................  S-63
Anadigics .........................................  S-46
Anticipated Repayment Date ........................  S-54
ARD Loans .........................................  S-54
Asset Strategy Report .............................  S-78
Atlantic Development Borrowers ....................  S-46
Atlantic Portfolio Development Properties .........  S-46
Atlantic Portfolio Development Property ...........  S-46
Available Distribution Amount .....................  S-62
Balloon Mortgage Loan .............................  S-55
Balloon Payment ...................................  S-55
Basic Master Servicing Fee Rate ...................  S-79
Beneficial Owner ..................................  S-59
Cede ..............................................  S-59
Cedelbank Participants ............................  S-60
Celegene ..........................................  S-46
Certificate Account ...............................  S-82
Certificateholders ................................  S-59
Certificates ......................................  S-59
Class A Certificates ..............................  S-59
Class Balance .....................................  S-65
Class Prepayment Fraction .........................  S-63
Clearance Cooperative .............................  S-60
Clearstream .......................................  S-59
Clearstream Operator ..............................  S-60
Clearstream Participants ..........................  S-60
Coastal ...........................................  S-53
Code ..............................................  S-84
Collateral Value Adjustment .......................  S-69
Collection Account ................................  S-82
Cordis ............................................  S-46
Covina Hills Borrower .............................  S-47
Covina Hills Property .............................  S-47
CPR ...............................................  S-72
Crossed Loans .....................................  S-55
Cut-off Date LTV Ratio ............................  S-37
DDR ...............................................  S-48

Debt Service Coverage Ratio ...................................  S-38
Defaulted Mortgage Loan .......................................  S-76
Defeasance ....................................................  S-43
Definitive Certificates .......................................  S-61
Depositories ..................................................  S-59
Directing Certificateholder ...................................  S-78
Distribution Date .............................................  S-61
DTC ...........................................................  S-59
DTC Participants ..............................................  S-60
DTC Registered Certificates ...................................  S-59
Due Date ......................................................  S-28
Effective Gross Income ........................................  S-38
Embassy Suites Chicago Borrower ...............................  S-52
Embassy Suites Chicago Property ...............................  S-52
ERISA .........................................................  S-85
ESA ...........................................................  S-57
Excess Cash Flow ..............................................  S-55
Excess Interest ...............................................  S-55
Exemption .....................................................  S-85
Fairgrounds Plaza Borrower ....................................  S-54
Fairgrounds Plaza Property ....................................  S-53
Felcor ........................................................  S-52
Finova Loans ..................................................  S-28
FIRREA ........................................................  S-37
Fitch .........................................................  S-89
Form 8-K ......................................................  S-58
Gerry Buildings Borrower ......................................  S-51
Gerry Buildings Properties ....................................  S-51
GLA ...........................................................  S-48
Global Securities .............................................  G-1
Hub Tower Borrower ............................................  S-50
Hub Tower Property ............................................  S-50
Indirect Participants .........................................  S-60
Initial Pool Balance ..........................................  S-28
Interest Accrual Amount .......................................  S-63
Interest Distribution Amount ..................................  S-63
Interest Reserve Account ......................................  S-64
Interest Reserve Loans ........................................  S-64
Liberty Fair Mall Borrower ....................................  S-48
Liberty Fair Mall Property ....................................  S-48
Lock-out Date .................................................  S-42
Lock-out Period ...............................................  S-42
Loss Mortgage Loan ............................................  S-68
Manekin .......................................................  S-54
Master Servicing Fee ..........................................  S-79
Maturity Date .................................................  S-64
Maturity Date or Anticipated Repayment Date LTV Ratio .........  S-37
MGT ...........................................................  S-28
Midland .......................................................  S-75
Monitoring Certificateholders .................................  S-78
Monthly Payments ..............................................  S-28

Moody's ..................................     S-89
Mortgage .................................     S-28
Mortgage Interest Rate ...................     S-54
Mortgage Loan File .......................     S-81
Mortgage Loan Purchase Agreement .........     S-28
Mortgage Loans ...........................     S-28
Mortgage Note ............................     S-28
Mortgage Pool ............................     S-28
Mortgaged Property .......................     S-28
Mortgagor ................................     S-54
Net Operating Income .....................     S-38
Net Prepayment Premium ...................     S-64
NOI ......................................     S-38
Notional Amount ..........................     S-63
Offered Certificates .....................     S-59
Operating Advisor ........................     S-31
Operating Statements .....................     S-39
ORECM ....................................     S-75
P&I Advance ..............................     S-69
PAR ......................................     S-58
Participants .............................     S-60
Pass-Through Rate ........................     S-62
Percentage Interest ......................     S-62
Plan .....................................     S-85
PML ......................................     S-56
Pooling and Servicing Agreement ..........     S-81
Prepayment ...............................     S-71
Prepayment Interest Excess ...............     S-63
Prepayment Interest Shortfall ............     S-63
Prepayment Premium .......................     S-42
Principal Distribution Amount ............     S-64
Priority of Distributions ................     S-64
Private Certificates .....................     S-67
PTCE 95-60 ...............................     S-86
Rated Final Distribution Date ............     S-72
Rating Agencies ..........................     S-89
Realized Loss ............................     S-68
Record Date ..............................     S-62
REMIC ....................................     S-84
REMIC Regulations ........................     S-83
Remittance Rate ..........................     S-62
REO Account ..............................     S-59
REO Property .............................     S-59
Replacement Special Servicer .............     S-79
Required Appraisal Date ..................     S-68
Revised Rate .............................     S-55
Risk Factors .............................     S-10
RNA ......................................     S-44
Senior Component .........................     S-30
Servicers ................................     S-75
Servicing Standard .......................  S-76, S-77

Servicing Transfer Event ...................................  S-76
SMMEA ......................................................  S-87
Special Servicing Fee ......................................  S-80
Specially Serviced Mortgage Loan ...........................  S-77
Stated Principal Balance ...................................  S-68
Subordinate Component ......................................  S-30
Suburban Lodge Loan ........................................  S-30
Terms and Conditions .......................................  S-61
The Kaleidoscope ...........................................  S-51
The Suburban Lodge Loan ....................................  S-28
Trustee Fee Rate ...........................................  S-82
U.S. Person ................................................  G-4
Underwriters ...............................................  S-88
Underwriting Agreement .....................................  S-88
Underwritten Cash Flow .....................................  S-38
Underwritten Cash Flow Debt Service Coverage Ratio .........  S-38
Underwritten NOI ...........................................  S-38
UW Cash Flow ...............................................  S-38
UW DSCR ....................................................  S-38
UW NOI .....................................................  S-38
Voting Rights ..............................................  S-82
Wilshire Financial Borrower ................................  S-49
Wilshire Financial Tower Property ..........................  S-49
Withheld Amounts ...........................................  S-64
Workout Fee ................................................  S-80
Yield Maintenance ..........................................  S-43
YM .........................................................  S-43

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   Loan No.     Property Name                                           Address
   --------     -------------                                           -------
       1        Abbey Portfolio III                                     Various
      1.1       Long Beach Airport                                      3205 Lakewood Blvd
      1.2       Sierra Gateway Business Center                          39959 & 40015 Sierra Highway
      1.3       Nevada Street Plaza                                     1915 West Redlands Blvd & 721 Nevada St.
      1.4       Gardena Commerce Center                                 15500 So Western Ave / 1741-1751 W. Redondo Beach
      1.5       Moreno Valley Commerce Center                           23880-23962 Alessandro Boulevard
      1.6       Mount Vernon Commerce Center                            851 South Mount Vernon Avenue
       2        Abbey Portfolio IV                                      Various
      2.1       Aliso Viejo Commerce Center                             27782-27832 Aliso Creek Road
      2.2       Wimbledon Business Center                               12276-12550 Hesperia Road
      2.3       Upland Commerce Center                                  1379-1399 Foothill Boulevard
      2.4       AP Rancho Carmel                                        12125-12165 Alta Carmel Court
      2.5       Atlantic Plaza                                          5166-5190 Atlantic Avenue
      2.6       Garden Grove Commerce Center                            9918 W. Katella Ave. & 11201 Brookhurst St.
       3        Atlantic Development II                                 35 Technology Drive
      3.1       7 Powderhorn Drive                                      7 Powderhorn Drive
      3.2       35 Technology Drive                                     35 Technology Drive
       4        Covina Hills Mobile Home Country Club                   17350 East Temple Avenue
       5        Liberty Fair Mall                                       240 Commonwealth Boulevard
       6        Wilshire Financial                                      3600 Wilshire Blvd.
       7        Hub Tower                                               699 Walnut Street
       8        Gerry Buildings                                         S. Los Angeles,Santee, & E. 8th Streets
       9        Embassy Suites - Chicago                                1445 Lake Cook Drive
      10        Fairgrounds Plaza                                       37-63 West Aylesbury Road
      11        Comfort Inn & Suites                                    2485 Hotel Circle Place
      12        Suburban Lodge Portfolio                                Various
     12.1       Suburban Lodge - Hazelwood                              9067 Dunn Road
     12.2       Suburban Lodge - Jackson                                5731 I-55 North Frontage Road
     12.3       Suburban Lodge - East Indianapolis                      2301 Post Road
     12.4       Suburban Lodge - St. Charles                            1769 Fairlane Drive
     12.5       Suburban Lodge - Newport News                           12015 Jefferson Street
      13        Northrop Grumman Building                               793 Elkridge Landing Road
      14        One Riverview Drive                                     One Riverview Drive
      15        Willo Arms Apartments                                   27181 Euclid Avenue
      16        Rincon Country West Resort                              4555 S Mission Road
      17        Pavillion East                                          SEC Coit & Campbell
      18        Royal Lane Village Apartments                           11323 Newkirk Street
      19        Heritage Square Apartments                              451 Fulton Ave, 14& 34 Elk Street
      20        West Acre Commons                                       5080 Corunna Road
      21        Vista Del Valle                                         4051 West Viking Road
      22        Henson Productions                                      1416 N. La Brea
      23        Creekside Shopping Center                               1715-1725 Hacienda Drive
      24        Concourse Building                                      2044 Concourse Drive
      25        Computer Learning Center Building                       10021 Balls Ford Road
      26        Whispering Pines Apartments                             201 S. Kolb Road
      27        Transbulk Industrial Center                             400 North Highland (Office)/901 Plum Street (Industrial)
      28        TeleService Office Building                             7050 Fairgrounds Parkway
      29        Highridge Plaza                                         Route 7A
      30        Campus Edge - Phase II                                  1200 Mallard Creek Church Road
      31        Brookshire Partners                                     11500 Dolan St. (CONG) & 11525 Brookshire (MOB)
      32        Mall de las Aguilas                                     455 S. Bibb Ave.
      33        Hampshire Heights / University Park Apartments          3045 Ilger Ave. / 1517 Secor Road
     33.1       Village of Hampshire Heights Apts                       3045 Ilger Avenue
     33.2       University Park Apartments                              1517 Secor Rd.
      34        Anderson Apartments                                     204 South Harris Road
      35        Temecula Corporate Plaza                                27450 Ynez Road
      36        Sunny Dale Apartments                                   5875 N. Yermo Dr
      37        Del Prado Mobile Home Park                              1616 South Euclid Street
      38        West Dixie Towers                                       13865 West Dixie Highway
      39        McData Building                                         1722 Boxelder Street
      40        Brookside Sr. Apartments                                2605 Brookside Drive
      41        The Meadows Apartments                                  3506 Meadowview Boulevard
      42        The Vail Estates Apartments                             2100 South Richland Creek Drive
      43        Auburn Center                                           905 Auburn Way North
      44        Barnegat Village Square                                 912 West Bay Avenue
      45        Manoog's Isle Mobile Home Park                          2611 Pago Pago Street
      46        Pavilion West                                           7512 & 7632 Campbell Road
      47        11th Street Plaza                                       3134 Eleventh Street
      48        Rotunda Apartments                                      330 Julia Street
      49        North Philadelphia Station                              2900 North Broad Street
      50        Attleboro Crossing Shopping Center                      217 South Main Street
      51        Thomas Jefferson II Apartments                          72-78 Jefferson St
      52        Eckerd - Media                                          510 East Baltimore Pike
      53        Westward Ho Manor Mobile Home Park                      12044 Royal Road
      54        River Center Plaza & Apts.                              400 King Street
      55        Golden Hills Mobile Home Park                           720 East Worth Avenue
      56        El Dorado Square                                        1200 North El Dorado Place
      57        Nextel Building , Elmhurst IL                           400 West Grand Avenue
      58        Glendale Townhomes                                      2620 S. Stoughton Road
      59        Stor Gard Self Storage                                  500 Providence Highway
      60        Suburban Lodge - South Raleigh                          1491 US Highway 70
      61        Village at Southpark                                    3550 Pinhook Road
      62        Guest House Inn - Decatur                               4649 Memorial Drive
      63        U-Store - Buena Park                                    6812 Stanton Avenue
      64        Silk Oak Lodge Mobile Home Park                         28488 US Highway 19 North
      65        University Office Park                                  5400 South University Drive
      66        Industrial Self Storage                                 1820 Pacheco Way
      67        Appleseed Square                                        48-54 Dodge Sreet (Route 1A)
      68        Lake Eden Gardens Mobile Home Park                      3499 Stirling Road
      69        Meadow Brook Plaza                                      4221, 4225, 4229  South US Highway 41
      70        Surfside Apartments                                     9-11, 16, 20, 24 and 30 Surfside Road
      71        South Daytona Self Storage                              2090 South Nova Road
      72        The Fields Apartments Ph III                            1333 Fenbrook Lane
      73        Hidden Forest Mobile Home Park                          6602 Holder-Inman Raod
      74        300 Metro Center Warwick                                300 Metro Center
      75        King Portfolio                                          Various
     75.1       King Plaza Shopping Center                              1346-1376 E. Court St. and 330-380 State Hwy. 123
     75.2       King Square Shopping Center                             1117 East Court Street and 110-128 Moss Street
      76        Kachina Village Shopping Center                         3110-3192 East Indian School Road
      77        Eckerd's Drug Store - Belton                            409 East North Avenue
      78        300 East 96th Street                                    300 E. 96th Street
      79        Belmont Shopping Center                                 1106-1204 Bonforte Boulevard
      80        Vermont Care Center                                     22035 S. Vermont Avenue
      81        Grand Avenue Office Building                            3500 Grand Avenue
      82        Rainbow Express Village                                 1750 South Rainbow Boulevard
      83        Country Villa East Nursing Center                       2415 South Western Boulevard
      84        ROS Centre                                              770 Ponce de Leon Blvd
      85        Rite Aid - Bronx                                        650 East Tremont Avenue
      86        Elk Properties                                          3012 Mobile Drive
      87        Arkansas Pediatric Facility                             4100 Heritage Drive
      88        Signal Hill Business Park                               2800 & 2900 Orange Ave & 1200 East 29th Street
      89        Safe N Sound Self Storage                               451 Bridge Street
      90        Amazing Savings                                         19 Star Industrial Park
      91        Asylum Apartments                                       1021 Asylum Avenue; 950 Asylum Avenue
     91.1       Asylum Apts. - Asylum                                   950 Asylum Avenue
     91.2       Asylum Apts. - Executive House                          1021 Asylum Avenue
      92        International Shops                                     7670 International Drive
      93        Mirror Lake Apartments                                  1751 South Clyde Morris Boulevard
      94        Aldine Mail Crossing                                    5415 Aldine Mail Route
      95        El Paso Linens N Things                                 801 Sunland Park Dr
      96        Valley Oaks Apartments                                  198 Goodson Drive
      97        Santa Fe Apartments                                     5211& 5231- Blanco- 119 Dresden- 1004 Allena
      98        First Miller Tech Center                                310-370 Miller Avenue / 307-313 North 1st Street
      99        Holiday Inn Express - Clute                             809 Hwy 332 W
      100       Eckerd - Clayton, NC                                    11360 US Highway 70
      101       Idaho Building                                          280 N 8th Street
      102       1717 Precinct Line Road                                 1717 Precinct Line Road
      103       Eckerd-Johnstown,PA                                     1501 Scalp Avenue
      104       Office Max                                              1411 Center Aveune West
      105       Layton Square                                           841-881 West Layton Avenue
      106       Pacific Place                                           4880-4920 E. Pacific Place & 4950 E. Asbury Avenue
      107       Cimino Lane & Pine Grove Apartments                     Various
     107.1      Pine Grove Apartments                                   3107, 3109 Carman Road
     107.2      Cimino Lane Apartments                                  2, 3, 5 Cimino Lane
      108       4212 Technology Court                                   4212 Technology Court
      109       Sixth Avenue Mobile Home Park                           39345 6th Avenue
      110       Crenshaw Self Storage                                   6725 Crenshaw Boulevard
      111       Sierra Sorrento I                                       9535 Waples Street
      112       Lorain Point Apartments                                 615 John Anderson Court
      113       Target Center                                           1304 and 1410 Wible Road
      114       Sheltering Palms                                        2545 West 8th Street
      115       Westwood Apartments                                     2631 Bachman Drive
      116       Lakehurst Plaza                                         942-50 Lakehurst Drive
      117       NCCS Portfolio I                                        Various
     117.1      133 Grant Street                                        133 Grant Street
     117.2      193 Congress Street                                     193 Congress Street
     117.3      6-8 May Street                                          6-8 May Street
     117.4      142 Grant Street                                        142 Grant Street
     117.5      149 Brackett Street                                     149 Brackett Street
      118       Southernaire Mobile Home Park                           1700 Sanford Road
      119       Gateway - Springfield                                   537 Baltimore Pike
      120       Gateway - Mesa                                          1036 West Southern Avenue
      121       Parker Hill Apartments                                  11 Parker Hill Avenue
      122       Palm Shadows Apartments                                 125 South 10th Avenue
      123       Carriage Square Apartments                              1017 W. Pioneer Parkway
      124       Lafayette Apartments                                    825 Lafayette Street
      125       Westlake Office Center                                  805 Beachway Drive
      126       Heritage Business Park                                  1200 Millbury Street
      127       Downtown Plaza Apartments                               1010 Newton Street
      128       Gateway - Lakeland                                      3756 US Highway 98
      129       276-284 Broadway                                        276-284 Broadway
      130       Tampico Retirement Center ALF                           100 East Base Avenue
      131       Valley Self Storage                                     37221 East Richardson Lane
      132       Williamsburg Square Apartments                          2101 Eden Street
      133       Crystal Lake Mobile Home Park                           3499 Stirling Road
      134       Suburban Villas                                         1003 Perry Court
      135       Hallmark - Naperville                                   1995 West Jefferson Avenue
      136       Hilltopper Apartments                                   1019 Hilltop Drive
      137       Panorama Pointe Villas                                  14610 Plummer Street
      138       NCCS Portfolio II                                       Various
     138.1      696 Congress Street                                     696 Congress St.
     138.2      316 & 316A Congress Street                              316 & 316A Congress St.
     138.3      190-192 State Street                                    190-192 State St.
     138.4      469 Cumberland                                          469 Cumberland Ave.
      139       Madison Community Bank Tower                            33 West Tenth St
      140       Gateway - Davenport                                     3260 East 53rd Street
      141       Legacy Drive                                            6901 Avenue K
      142       3 Pennsylvania Self Storage                             Various
      143       Silver Creek Flex Building                              6427 N. Business Park Loop Road
      144       Bahia Harbor Beach Apartments                           3019 Harbor Drive
      145       Acorn Mini Storage                                      4652 Lyndale Avenue North
      146       Masonic Arms Apartments                                 31681-31745 Hoover Road
      147       Tobias Garden Apartments                                8938 Tobias Avenue
      148       Sunrise Villa                                           200 S. Union
      149       9662-9684 NW 25th Street                                9662-9684 NW 25th Street
      150       Blockbuster - Chicago                                   3951 North Kimball Avenue
      151       Blockbuster - Fairborn                                  1171 East Dayton-Yellow Springs Road
      152       Blockbuster - Miamisburg                                120 Heincke Road
      153       3200 - 3204 Collinsworth Street                         3200-3204 Collinsworth Street
      154       Blockbuster - Waukegan                                  2728 W. Belvidere Rd.
      155       Allstate Self Storage                                   5900 Esperanza Avenue
      156       Tapestry Apartments                                     395 NE 8th Street
      157       Mattress Giant - Berwyn                                 7044-7050 Cermak Road
      158       Buckner Warehouse                                       10300 Airline Highway
      159       4610 Peachtree Industrial Blvd                          4610 Peachtree Industrial Blvd
      160       Health South - Port Richey                              11425 US 19 North
      161       Country Club MHP                                        10125 Rt 16 & Martin Road
      162       Gold Hill Mobile Home Park                              771 Gold Hill Road
      163       Pleasure Point Mobile Manor                             720 26th Avenue
      164       Kintner Estates Mobile Home Park                        2942 NY Route 26 South
      165       Health South - Bradenton                                1300 E. Manatee Avenue
      166       Blue Ridge Mobile Home Park                             New York State Route 7
      167       M & M Apartments                                        564 Jose Marti Street
      168       4029 29th Street                                        4029 49th Street

   Loan No.                  City             State             ZIP Code                    County               Property Type
   --------                  ----             -----             --------                    ------               -------------
       1        Various                        CA                Various                    Various              Various
      1.1       Long Beach                     CA                 90808                   Los Angeles            Industrial
      1.2       Palmdale                       CA                 93550                   Los Angeles            Office
      1.3       Redlands                       CA                 92373                 San Bernardino           Industrial
      1.4       Gardena                        CA                 90249                   Los Angeles            Retail
      1.5       Moreno Valley                  CA                 92553                    Riverside             Industrial
      1.6       Colton                         CA                 92324                 San Bernardino           Office
       2        Various                        CA                Various                    Various              Various
      2.1       Aliso Viejo                    CA                 92656                     Orange               Retail
      2.2       Victorville                    CA                 92392                 San Bernardino           Retail
      2.3       Upland                         CA                 91786                 San Bernardino           Retail
      2.4       San Diego                      CA                 92128                    San Diego             Retail
      2.5       Long Beach                     CA                 90805                   Los Angeles            Retail
      2.6       Garden Grove                   CA                 92840                     Orange               Retail
       3        Warren                         NJ                 07059                    Somerset              Industrial
      3.1       Warren                         NJ                 07059                    Somerset              Industrial
      3.2       Warren                         NJ                 07959                    Somerset              Industrial
       4        La Puente                      CA                 91744                   Los Angeles            Multifamily
       5        Martinsville                   VA                 24112                  Martinsville            Retail
       6        Los Angeles                    CA                 90010                   Los Angeles            Office
       7        Des Moines                     IA                 50309                      Polk                Office
       8        Los Angeles                    CA                 90014                   Los Angeles            Industrial
       9        Deerfield                      IL                 60015                      Cook                Hotel
      10        Timonium                       MD                 21093                    Baltimore             Retail
      11        San Diego                      CA                 92108                    San Diego             Hotel
      12        Various                      Various             Various                    Various              Hotel
     12.1       Hazelwood                      MO                 63042                    St. Louis             Hotel
     12.2       Jackson                        MS                 39213                      Hinds               Hotel
     12.3       Indianapolis                   IN                 46219                     Marion               Hotel
     12.4       St. Charles                    MO                 63301                   St. Charles            Hotel
     12.5       Newport News                   VA                 23602                  Newport News            Hotel
      13        Linthicum                      MD                 21075                  Anne Arundel            Office
      14        Franklin Township              NJ                 08873                    Somerset              Industrial
      15        Euclid                         OH                 44132                    Cuyahoga              Multifamily
      16        Tucson                         AZ                 85746                      Pima                Multifamily
      17        Richardson                     TX                 75080                     Dallas               Retail
      18        Dallas                         TX                 75229                     Dallas               Multifamily
      19        Hempstead                      NY                 11550                     Nassau               Multifamily
      20        Flint                          MI                 48532                     Genesee              Retail
      21        Las Vegas                      NV                 89103                      Clark               Multifamily
      22        Los Angeles                    CA                 90028                   Los Angeles            Office
      23        Vista                          CA                 92083                    San Diego             Retail
      24        San Jose                       CA                 95131                   Santa Clara            Office
      25        Manassas                       VA                 20109                 Prince William           Office
      26        Tucson                         AZ                 85710                      Pima                Multifamily
      27        Aurora                         IL                 60506                      Kane                Industrial
      28        San Antonio                    TX                 78238                      Bexar               Office
      29        Manchester                     VT                 05255                   Bennington             Retail
      30        Charlotte                      NC                 28262                   Mecklenburg            Multifamily
      31        Downey                         CA                 90241                   Los Angeles            Mixed Use
      32        Eagle Pass                     TX                 78853                    Maverick              Retail
      33        Toledo                         OH                 43602                      Lucas               Multifamily
     33.1       Toledo                         OH                 43606                      Lucas               Multifamily
     33.2       Toledo                         OH                 43602                      Lucas               Multifamily
      34        Ypsilanti                      MI                 48198                    Washtenaw             Multifamily
      35        Temecula                       CA                 92591                    Riverside             Office
      36        Toledo                         OH                 43613                      Lucas               Multifamily
      37        Anaheim                        CA                 92802                     Orange               Multifamily
      38        North Miami                    FL                 33161                      Dade                Multifamily
      39        Louisville                     CO                 80027                     Boulder              Industrial
      40        Bakersfield                    CA                 93311                      Kern                Multifamily
      41        New Castle                     PA                 16105                    Lawrence              Multifamily
      42        Princeton                      IN                 47670                     Gibson               Multifamily
      43        Auburn                         WA                 98002                      Kings               Retail
      44        Barnegat                       NJ                 08005                      Ocean               Retail
      45        Anchorage                      AK                 99507                    Anchorage             Multifamily
      46         Dallas                        TX                 75248                     Dallas               Retail
      47        Rockford                       IL                 61109                    Winnebago             Retail
      48        New Orleans                    LA                 70130                     Orleans              Multifamily
      49        Philadelphia                   PA                 19132                  Philadelphia            Retail
      50        Attleboro                      MA                 02703                     Bristol              Retail
      51        Hoboken                        NJ                 07030                     Hudson               Multifamily
      52        Media Borough                  PA                 19063                    Delaware              Retail
      53        El Cajon                       CA                 92021                    San Diego             Multifamily
      54        La Crosse                      WI                 54601                    La Crosse             Multifamily
      55        Porterville                    CA                 93257                     Tulare               Multifamily
      56        Tucson                         AZ                 85715                      Pima                Office
      57        Elmhurst                       IL                 60126                     DuPage               Office
      58        Madison                        WI                 53716                      Dane                Multifamily
      59        Walpole                        MA                 02081                     Norfolk              Self Storage
      60        Garner                         NC                 27529                      Wake                Hotel
      61        Lafayette                      LA                 71360                    Lafayette             Retail
      62        Decatur                        GA                 30032                     Dekalb               Hotel
      63        Buena Park                     CA                 90621                     Orange               Self Storage
      64        Clearwater                     FL                 33761                    Pinellas              Multifamily
      65        Davie                          FL                 33328                     Broward              Office
      66        Hayward                        CA                 94544                     Aleneda              Self Storage
      67        Beverly                        MA                 01915                      Essex               Retail
      68        Hollywood                      FL                 33312                     Broward              Multifamily
      69        Terra Haute                    IN                 47802                      Vigo                Retail
      70        Lynn                           MA                 01902                      Essex               Multifamily
      71        South Daytona                  FL                 32019                     Volusia              Self Storage
      72        Bloomington                    IN                 47401                     Monroe               Multifamily
      73        Randolph                       NC                 27317                    Randolph              Multifamily
      74        Warwick                        RI                 02886                      Kent                Office
      75        Seguin                         TX                 78122                    Guadalupe             Retail
     75.1       Seguin                         TX                 78155                    Guadalupe             Retail
     75.2       Seguin                         TX                 78155                    Guadalupe             Retail
      76        Phoenix                        AZ                 85016                    Maricopa              Retail
      77        Belton                         MO                 64012                      Cass                Retail
      78        New York                       NY                 10128                    New York              Multifamily
      79        Pueblo                         CO                 81001                     Pueblo               Retail
      80        Torrance                       CA                 60502                   Los Angeles            Nursing Home
      81        Chicago                        IL                 60651                      Cook                Office
      82        Las Vegas                      NV                 89146                      Clark               Retail
      83        Los Angeles                    CA                 90018                   Los Angeles            Nursing Home
      84        Coral Gables                   FL                 33134                   Miami Dade             Office
      85        Bronx                          NY                 10457                      Bronx               Retail
      86        Elkhart                        IN                 46514                     Elkhart              Industrial
      87        North Little Rock              AR                 72117                     Pulaski              Nursing Home
      88        Signal Hill                    CA                 90806                   Los Angeles            Office
      89        Groton                         CT                 06340                   New London             Self Storage
      90        Mountainville                  NY                 10953                     Orange               Industrial
      91        Hartford                       CT                 06105                    Hartford              Multifamily
     91.1       Hartford                       CT                 06105                    Hartford              Multifamily
     91.2       Hartford                       CT                 06105                    Hartford              Multifamily
      92        Orlando                        FL                 32819                     Orange               Retail
      93        Daytona Beach                  FL                 32119                     Volusia              Multifamily
      94        Houston                        TX                 77039                     Harris               Retail
      95        El Paso                        TX                 79912                     El Paso              Retail
      96        Houston                        TX                 77050                     Harris               Multifamily
      97        San Antonio                    TX                 78216                      Bexar               Multifamily
      98        Ann Arbor                      MI                 48103                    Washtenaw             Office
      99        Clute                          TX                 77531                    Brazoria              Hotel
      100       Clayton                        NC                 27520                     Johnson              Retail
      101       Boise                          ID                 83702                       Ada                Mixed Use
      102       Hurst                          TX                 76054                     Tarrant              Office
      103       Richland Township              PA                 15904                     Cambria              Retail
      104       Dilworth                       MN                 56529                      Clay                Retail
      105       Milwaukee                      WI                 53321                    Milwaukee             Retail
      106       Denver                         CO                 80222                     Denver               Industrial
      107       Rotterdam                      NY                 12306                   Schenectady            Multifamily
     107.1      Rotterdam                      NY                 12306                   Schenectady            Multifamily
     107.2      Rotterdam                      NY                 12306                   Schenectady            Multifamily
      108       Chantilly                      VA                 22021                     Fairfax              Industrial
      109       Zephyrhills                    FL                 33540                      Pasco               Multifamily
      110       Los Angeles                    CA                 90043                   Los Angeles            Self Storage
      111       San Diego                      CA                 92121                    San Diego             Industrial
      112       Monroe                         MI                 48162                     Monroe               Multifamily
      113       Bakersfield                    CA                 93304                      Kern                Retail
      114       Yuma                           AZ                 85364                      Yuma                Multifamily
      115       Dallas                         TX                 75220                     Dallas               Multifamily
      116       Waukegan                       IL                 60085                      Lake                Retail
      117       Portland                       ME                Various                  Cumberland             Multifamily
     117.1      Portland                       ME                 04101                   Cumberland             Multifamily
     117.2      Portland                       ME                 04101                   Cumberland             Multifamily
     117.3      Portland                       ME                 04102                   Cumberland             Multifamily
     117.4      Portland                       ME                 04101                   Cumberland             Multifamily
     117.5      Portland                       ME                 04102                   Cumberland             Multifamily
      118       Mt. Dora                       FL                 34757                      Lake                Multifamily
      119       Springfield                    PA                 19064                    Delaware              Retail
      120       Mesa                           AZ                 85210                    Maricopa              Retail
      121       Boston                         MA                 02120                     Suffolk              Multifamily
      122       Yuma                           AZ                 85364                      Yuma                Multifamily
      123       Arlington                      TX                 76013                     Tarrant              Multifamily
      124       New Orleans                    LA                 70113                     Orleans              Multifamily
      125       Indianapolis                   IN                 46224                     Marion               Office
      126       Worcester                      MA                 01607                    Worcester             Industrial
      127       Bristol                        VA                 24201                     Bristol              Multifamily
      128       Lakeland                       FL                 33809                      Polk                Retail
      129       Brooklyn                       NY                 11211                      Kings               Mixed Use
      130       Venice                         FL                 34285                    Sarasota              Congregate Care
      131       Purcellville                   VA                 20132                     Loudoun              Self Storage
      132       Pascagoula                     MS                 39581                     Jackson              Multifamily
      133       Hollywood                      FL                 33312                     Broward              Multifamily
      134       Brandon                        FL                 33511                  Hillsborough            Multifamily
      135       Naperville                     IL                 60540                     Dupage               Retail
      136       Irving                         TX                 75060                     Dallas               Multifamily
      137       Panorama City                  CA                 91402                   Los Angeles            Multifamily
      138       Portland                       ME                Various                  Cumberland             Multifamily
     138.1      Portland                       ME                 04102                   Cumberland             Multifamily
     138.2      Portland                       ME                 04101                   Cumberland             Multifamily
     138.3      Portland                       ME                 04101                   Cumberland             Multifamily
     138.4      Portland                       ME                 04101                   Cumberland             Multifamily
      139       Anderson                       IN                 46016                     Madison              Office
      140       Davenport                      IA                 52807                      Scott               Retail
      141       Plano                          TX                 75074                     Collin               Industrial
      142       Various                        PA                Various             Westmoreland/Fayette        Self Storage
      143       Park City                      UT                 84098                     Summit               Industrial
      144       Fort Lauderdale                FL                 33316                     Broward              Multifamily
      145       Minneapolis                    MN                 55412                    Henresin              Self Storage
      146       Warren                         MI                 48093                     Macomb               Multifamily
      147       Panorama City                  CA                 91402                   Los Angeles            Multifamily
      148       Kennewick                      WA                 99336                     Benton               Multifamily
      149       Miami                          FL                 33172                   Miami Dade             Retail
      150       Chicago                        IL                 60618                      Cook                Retail
      151       Fairborn                       OH                 45324                     Greene               Retail
      152       Miamisburg                     OH                 45342                   Montgomery             Retail
      153       Fort Worth                     TX                 76107                     Tarrant              Office
      154       Waukegan                       IL                 60085                      Lake                Retail
      155       Whittier                       CA                 90606                   Los Angeles            Self Storage
      156       Milaca                         MN                 56353                   Mille Lacs             Multifamily
      157       Berwyn                         IL                 60402                      Cook                Retail
      158       St. Rose                       LA                 70087                   St. Charles            Industrial
      159       Norcross                       GA                 30071                    Gwinnett              Industrial
      160       Port Richey                    FL                 33568                      Pasco               Office
      161       Machias                        NY                 14042                   Cattaraugus            Multifamily
      162       Newcastle                      CA                 95658                     Placer               Multifamily
      163       Santa Cruz                     CA                 95062                   Santa Cruz             Multifamily
      164       Vestal                         NY                 13850                     Broome               Multifamily
      165       Bradenton                      FL                 34205                     Manatee              Office
      166       Conklin                        NY                 13748                     Broome               Multifamily
      167       Brownsville                    TX                 78521                     Cameron              Multifamily
      168       San Diego                      CA                 92105                    San Diego             Multifamily

                                                                                                     Number of           Occupancy
   Loan No.     Sub Property Type                            Year Built    Year Renovated          Units/Sq. Ft.          Rate (1)
   --------     -----------------                            ----------    --------------          -------------          --------
       1        Various                                                                               642,452              94.7
      1.1       Flex Space                                      1998                                  205,257             100.0
      1.2       Suburban                                        1990                                  130,838              96.0
      1.3       Flex Space                                      1989                                  126,292              93.0
      1.4       Unanchored                                      1985            1995                   39,405              96.0
      1.5       Flex Space                                      1986                                  111,060              86.0
      1.6       Suburban                                        1989                                   29,600              91.0
       2        Various                                                                               303,138              83.7
      2.1       Unanchored                                      1993                                   64,137              95.0
      2.2       Unanchored                                      1988            1999                  123,225              92.0
      2.3       Unanchored                                      1959            1987                   44,957              29.0
      2.4       Unanchored                                      1988                                   26,978              92.0
      2.5       Unanchored                                      1944            1958                   31,281             100.0
      2.6       Unanchored                                      1987            1995                   12,560              81.0
       3        Flex Space                                                                            273,061             100.0
      3.1       Flex Space                                      1979                                  180,500             100.0
      3.2       Flex Space                                      1985                                   92,561             100.0
       4        Mobile Home Park                                1972                                    500               100.0
       5        Anchored                                        1989            1997                  435,402              92.0
       6        CBD                                             1961            1992                  375,614              94.6
       7        CBD                                             1985            1998                  281,028             100.0
       8        Flex Space                                    1912-1946         1999                  707,125              90.0
       9        Full Service                                    1987            1997                    237                75.0
      10        Anchored                                        1999                                  107,060              99.0
      11        Limited Service                                 1969         1988-1996                  200                78.1
      12        Extended Stay                                                                           667                77.4
     12.1       Extended Stay                                   1997                                    136                79.4
     12.2       Extended Stay                                   1997                                    132                76.5
     12.3       Extended Stay                                   1998                                    135                68.4
     12.4       Extended Stay                                   1997                                    130                80.0
     12.5       Extended Stay                                   1997                                    134                82.6
      13        Suburban                                        1974            1999                  194,457             100.0
      14        Flex Space                                      1985                                  136,000             100.0
      15        Multifamily                                   1962-1967         1998                    736                91.0
      16        Mobile Home Park                                1984            1999                   1,101               77.0
      17        Anchored                                        1987            1998                  171,157              98.0
      18        Multifamily                                     1970            1999                    320                97.5
      19        Multifamily                                     1963            1997                    346                97.0
      20        Anchored                                        1998                                   95089               92.0
      21        Multifamily                                     1983                                    261                98.0
      22        Suburban                                      1918-1971         2000                   83,000             100.0
      23        Anchored                                        1992                                  135,949             100.0
      24        Suburban                                        1980            1999                   57,244             100.0
      25        Suburban                                        1999                                   95,210              75.2
      26        Multifamily                                     1973            1999                    272                98.0
      27        Flex Space                                    1951-1957         1997                  408,842              95.0
      28        Suburban                                        1991                                   86,000             100.0
      29        Unanchored                                      1997                                   46,200              86.7
      30        Multifamily                                     1999                                     84               100.0
      31        Medical Office/Assisted Living Facility         1983                                38,359 / 252          100.0
      32        Anchored                                        1982            1996                  347,254              91.0
      33        Multifamily                                     1951            1999                    403                95.2
     33.1       Multifamily                                     1951            1999                    304                94.0
     33.2       Multifamily                                     1966            1999                     99                99.0
      34        Multifamily                                     1972                                    302               100.0
      35        Suburban                                        1990                                   82,645              99.0
      36        Multifamily                                   1969-1971         1998                    266                97.0
      37        Mobile Home Park                                1968                                    130                96.9
      38        Multifamily                                     1969            1997                    199                96.0
      39        Flex Space                                      2000                                   91,497             100.0
      40        Multifamily                                     1998                                    120               100.0
      41        Multifamily                                     1998                                    120                96.0
      42        Multifamily                                     1999                                    144                97.0
      43        Anchored                                        1998                                   46,260              96.1
      44        Anchored                                        1999                                   70,491              96.0
      45        Mobile Home Park                                1976                                    365                87.4
      46        Unanchored                                      1979                                   84,250              98.0
      47        Anchored                                        1960            1998                  109,401             100.0
      48        Multifamily                                     1905            1989                     68               100.0
      49        Anchored                                        1999                                   70,057             100.0
      50        Anchored                                        1969            1987                   98,013              97.0
      51        Multifamily                                   1999-2000                                  23               100.0
      52        Anchored                                        2000                                   12,739             100.0
      53        Mobile Home Park                                1964            1969                    129                98.0
      54        Multifamily                                     1999                                     62                98.0
      55        Mobile Home Park                                1972                                    223                97.0
      56        Suburban                                        1981                                   69,955              88.5
      57        Suburban                                        1979                                   58,076             100.0
      58        Multifamily                                     1969            1995                     93                91.0
      59        Self Storage                                    1997                                   75,415              85.6
      60        Extended Stay                                   1998                                    140                88.3
      61        Anchored                                        1985            1998                   68,348              90.5
      62        Extended Stay                                   1997                                    172                95.4
      63        Self Storage                                    1986         1998-1999                 62,182              91.0
      64        Mobile Home Park                                1960                                    182                93.5
      65        Suburban                                        1999                                   45,468             100.0
      66        Self Storage                                    1997                                   66,715              88.2
      67        Unanchored                                    1800/1960         1985                   25,185              88.0
      68        Mobile Home Park                                1961                                    140                97.2
      69        Anchored                                        1999                                   36,024             100.0
      70        Multifamily                                     1920            1999                     68                96.0
      71        Self Storage                                    1985                                  102,586              91.0
      72        Multifamily                                     1999                                     48                96.0
      73        Mobile Home Park                                1988            1997                    194                95.0
      74        Suburban                                        1984            1989                   36,614             100.0
      75        Unanchored                                                                             45,333             100.0
     75.1       Unanchored                                    1978-1979      1995-1999                 28,169             100.0
     75.2       Unanchored                                      1950s           1995                   17,164             100.0
      76        Unanchored                                      1960            1999                   47,601              93.0
      77        Anchored                                        1999                                   11,200             100.0
      78        Multifamily                                     1926            1986                     25               100.0
      79        Anchored                                        1967            1974                   81,289              99.0
      80        Skilled Nursing Facility                        1965            1997                    200                96.3
      81        CBD                                             1953            1999                   34888              100.0
      82        Unanchored                                      1985                                   30,665              94.5
      83        Skilled Nursing Facility                        1969                                     98                93.0
      84        Suburban                                        1996                                   28,506             100.0
      85        Unanchored                                      1931            1999                   11,250             100.0
      86        Warehouse/Distribution                          1967            1999                  138,833             100.0
      87        Skilled Nursing Facility                        1983            1988                     53                99.1
      88        Suburban                                        1991                                   42,610              90.0
      89        Self Storage                                    1986            1997                   68,120              83.0
      90        Warehouse/Distribution                          1965            1997                  123,000             100.0
      91        Multifamily                                     1970            1993                    152                94.3
     91.1       Multifamily                                     1965            1993                     70                90.0
     91.2       Multifamily                                     1970            1993                     82                98.0
      92        Unanchored                                      1996                                   10,430             100.0
      93        Multifamily                                     1986                                     92               100.0
      94        Anchored                                        1982            1998                   78,452             100.0
      95        Unanchored                                      1999                                   33,000             100.0
      96        Multifamily                                     1970            2000                    147                93.0
      97        Multifamily                                     1968            1999                    110                97.0
      98        Suburban                                        1925            1981                   21,976             100.0
      99        Limited Service                                 1995                                     60                71.0
      100       Anchored                                        1998                                   10,908             100.0
      101       Multifamily/Office/Retail                       1910            1989                   57,809              90.0
      102       Suburban                                        1985                                   31,269             100.0
      103       Anchored                                        1999                                   10,908             100.0
      104       Anchored                                        1999                                   23,500             100.0
      105       Unanchored                                      1986                                   27,382              91.2
      106       Flex Space                                  1965 and 1972                              65,939             100.0
      107       Multifamily                                                                              83                97.6
     107.1      Multifamily                                     1987                                     40                95.0
     107.2      Multifamily                                     1985                                     43               100.0
      108       Flex Space                                      1988            2000                   30,830             100.0
      109       Mobile Home Park                                1976                                    140                96.0
      110       Self Storage                                    1987                                   35,180              99.0
      111       Flex Space                                      1986                                   43,100             100.0
      112       Multifamily                                     1969            1998                     56                93.0
      113       Shadow Anchored                                 1984                                   21,955              89.0
      114       Mobile Home Park                              1940-1980                                 162                90.0
      115       Multifamily                                     1964            1998                    103                94.2
      116       Unanchored                                      1989                                   27,007             100.0
      117       Multifamily                                     1910            1996                     49                98.1
     117.1      Multifamily                                     1900            1999                     19                95.0
     117.2      Multifamily                                     1900            1996                     12               100.0
     117.3      Multifamily                                     1910            1992                     6                100.0
     117.4      Multifamily                                     1910            1998                     6                100.0
     117.5      Multifamily                                     1900            1998                     6                100.0
      118       Mobile Home Park                                1970                                    115                95.7
      119       Unanchored                                      1998            1999                   8,000              100.0
      120       Unanchored                                      1983            1999                   7,983              100.0
      121       Multifamily                                     1964            1994                     24               100.0
      122       Multifamily                                     1986            1999                     76                98.0
      123       Multifamily                                     1970            1998                     71                99.0
      124       Multifamily                                     1906            1999                     12               100.0
      125       Suburban                                        1984            1995                   29,259             100.0
      126       Flex Space                                      1990                                   32,400              98.3
      127       Multifamily                                     1973            1999                     76                91.0
      128       Unanchored                                      1999                                   8,000              100.0
      129       Multifamily/Retail                              1920                                   15,400             100.0
      130       Assisted Living Facility                        1970                                     34                90.0
      131       Self Storage                                    1994         1994-1997                 31,055              98.0
      132       Multifamily                                     1970                                     60                87.0
      133       Mobile Home Park                                1961                                     51                98.0
      134       Multifamily                                     1973                                     36               100.0
      135       Unanchored                                      1999                                   7,000              100.0
      136       Multifamily                                     1969                                     65               100.0
      137       Multifamily                                     1991                                     43               100.0
      138       Multifamily                                                                              32                96.9
     138.1      Multifamily                                     1916            1997                     5                 80.0
     138.2      Multifamily                                     1900            1999                     7                100.0
     138.3      Multifamily                                     1915            1999                     14               100.0
     138.4      Multifamily                                     1910            1997                     6                100.0
      139       Suburban                                        1970            1989                   70,724              90.0
      140       Unanchored                                      1999                                   8,000              100.0
      141       Flex Space                                      1999                                   20,000             100.0
      142       Self Storage                                    1989                                   61,071              81.0
      143       Flex Space                                      1999                                   13,382             100.0
      144       Multifamily                                     1950            1994                     14               100.0
      145       Self Storage                                    1988                                   44,175              97.6
      146       Multifamily                                     1975       Various Dates                 34               100.0
      147       Multifamily                                     1988                                     52               100.0
      148       Multifamily                                     1976            1993                     32               100.0
      149       Unanchored                                      1997                                   9,000              100.0
      150       Unanchored                                      1999            1999                   4,800              100.0
      151       Unanchored                                      1999                                   5,000              100.0
      152       Unanchored                                      1999                                   5,005              100.0
      153       Suburban                                        1970            1998                   12,650             100.0
      154       Unanchored                                      1999                                   3,900              100.0
      155       Self Storage                                    1987            1997                   20,240              93.0
      156       Multifamily                                     1998                                     18               100.0
      157       Unanchored                                      1951                                   9,500              100.0
      158       Warehouse/Distribution                          1998                                   9,145              100.0
      159       Flex Space                                      1986            2000                   14,632             100.0
      160       Suburban                                        1997                                   6,000              100.0
      161       Mobile Home Park                                1985            1998                     60               100.0
      162       Mobile Home Park                                1965                                     32               100.0
      163       Mobile Home Park                                1966                                     33               100.0
      164       Mobile Home Park                                1975                                     58                93.1
      165       Suburban                                        1999                                   4,200              100.0
      166       Mobile Home Park                                1985            1993                     70                84.3
      167       Multifamily                                     1992            1999                     10               100.0
      168       Multifamily                                     1955            1998                     8                100.0

                                                                                                                 Original
                                                                                                                 Principal
                                                     Appraisal             Appraisal           Current           Balance ($)
   Loan No.                   Occupancy Date       Value ($) (2)              Date               LTV                 (2)
   -------                    --------------       -------------              ----               ---                 ---
       1                           6/1/00            41,970,000              Various             58.9            24,701,611
      1.1                          6/1/00            12,200,000               7/2/99                              7,180,180
      1.2                          6/1/00            10,865,000              6/17/99                              6,394,704
      1.3                          6/1/00             6,000,000              6/23/99                              3,531,360
      1.4                          6/1/00             5,770,000              7/14/99                              3,395,991
      1.5                          6/1/00             4,850,000              7/16/99                              2,854,516
      1.6                          6/1/00             2,285,000              7/16/99                              1,344,860
       2                           6/1/00            39,070,000              Various             58.9            22,995,039
      2.1                          6/1/00            13,250,000              7/21/99                              7,798,420
      2.2                          6/1/00            12,000,000              6/22/99                              7,062,720
      2.3                          6/1/00             5,500,000              7/19/99                              3,237,080
      2.4                          6/1/00             3,775,000               7/9/99                              2,221,814
      2.5                          6/1/00             2,895,000              7/20/99                              1,703,881
      2.6                          6/1/00             1,650,000              7/28/99                                971,124
       3                           4/1/00            35,615,000               6/8/99             61.8            22,150,000
      3.1                          8/7/00            22,140,000               6/8/99                             11,500,000
      3.2                          8/7/00            13,475,000               6/8/99                             10,650,000
       4                           4/1/00            30,030,000               6/8/99             71.9            21,750,000
       5                          4/26/00            32,400,000              9/23/99             63.4            21,250,000
       6                           8/1/00            27,000,000              10/1/99             68.8            18,650,000
       7                          3/13/00            25,500,000              3/28/00             70.4            18,000,000
       8                          4/24/00            23,400,000             10/26/99             71.9            16,950,000
       9                          2/29/00            23,700,000               4/1/00             69.7            16,575,000
      10                           3/6/00            20,700,000              4/21/99             78.3            15,300,000
      11                         12/31/99            21,700,000              8/31/99             68.5            14,950,000
      12                          3/31/00            22,675,000              Various             52.9            13,700,000
     12.1                         3/31/00             4,550,000              4/29/99                              2,800,000
     12.2                         3/31/00             4,775,000              4/27/99                              2,800,000
     12.3                         3/31/00             4,750,000              4/28/99                              2,700,000
     12.4                         3/31/00             4,200,000              4/29/99                              2,700,000
     12.5                         3/31/00             4,400,000              4/14/99                              2,700,000
      13                           7/1/00            17,500,000              12/2/99             71.7            12,600,000
      14                          8/17/00            16,900,000               6/8/99             74.1            12,600,000
      15                           7/1/00            16,000,000             11/19/99             74.6            12,000,000
      16                          6/30/00            19,000,000              4/12/00             57.8            11,000,000
      17                           6/1/00            16,900,000               9/7/99             64.9            11,100,000
      18                          6/19/00            13,200,000             12/10/99             79.2            10,500,000
      19                           2/1/00            13,850,000             11/12/99             73.6            10,225,000
      20                          3/29/00            12,000,000              1/17/00             79.0             9,500,000
      21                         12/31/99            11,960,000              5/12/99             76.5             9,230,000
      22                          5/25/00            13,900,000              2/22/00             64.9             9,050,000
      23                           1/1/00            12,200,000              4/26/99             69.9             8,600,000
      24                           3/3/00            10,750,000               7/8/99             76.8             8,300,000
      25                           4/6/00            14,200,000               3/1/00             56.2             8,000,000
      26                          2/21/00             9,950,000              3/13/00             76.2             7,600,000
      27                          11/2/99            10,400,000              11/8/99             72.6             7,600,000
      28                          10/7/99            12,055,000              11/1/99             62.0             7,500,000
      29                           1/1/00            10,800,000              10/1/99             68.4             7,425,000
      30                           4/1/00             9,850,000              4/14/00             74.5             7,350,000
      31                         11/18/99            10,500,000             10/11/99             69.2             7,310,000
      32                          2/11/00            13,225,000             12/27/99             53.5             7,100,000
      33                         12/31/99            11,290,000             11/18/99             60.4             6,863,000
     33.1                        11/10/99             8,650,000             11/18/99                              5,460,000
     33.2                        11/10/99             2,640,000             11/18/99                              1,403,000
      34                         11/18/99             9,300,000             11/12/99             72.8             6,800,000
      35                          6/23/00             9,400,000               6/1/99             70.7             6,700,000
      36                          1/12/00             8,000,000              2/15/00             76.7             6,155,000
      37                         12/31/99             8,170,000              9/21/99             73.1             6,000,000
      38                          1/31/00             7,300,000              1/29/00             79.8             5,840,000
      39                          3/15/00             9,300,000               4/1/00             62.2             5,800,000
      40                           2/1/00             7,570,000              2/23/00             75.7             5,740,000
      41                          7/23/99             7,480,000              7/31/99             74.5             5,900,000
      42                         12/14/99             7,400,000               1/1/00             70.6             5,250,000
      43                          1/31/00             6,850,000              8/13/99             74.4             5,120,000
      44                          2/28/00             7,100,000              11/1/99             71.5             5,100,000
      45                          2/29/00             6,525,000               3/4/99             74.4             4,900,000
      46                           6/1/00             7,600,000               9/7/99             62.4             4,800,000
      47                          3/16/00             6,200,000              7/20/99             76.2             4,750,000
      48                          8/23/00             6,200,000              2/23/99             72.8             4,545,000
      49                         12/31/99             6,500,000               5/1/99             68.7             4,500,000
      50                         11/30/99             6,200,000               8/4/99             71.1             4,430,000
      51                          3/10/00             6,200,000             12/27/99             70.0             4,365,000
      52                          3/29/00             4,900,000              1/20/00             86.9             4,286,000
      53                          2/25/00             5,650,000               8/4/99             74.0             4,200,000
      54                           3/1/00             6,050,000               3/1/00             68.4             4,150,000
      55                          1/31/00             5,360,000              9/29/99             77.1             4,152,000
      56                          3/31/00             7,070,000              6/16/99             57.6             4,100,000
      57                          1/12/00             6,000,000               2/1/00             66.5             4,000,000
      58                           6/8/00             5,200,000              5/11/00             75.7             3,938,000
      59                          3/16/00             5,650,000             11/17/98             69.3             4,000,000
      60                         10/31/99             6,550,000              6/15/99             59.4             3,930,000
      61                         12/31/99             5,500,000               5/3/99             70.0             3,875,000
      62                          1/31/00             7,250,000               7/6/99             52.9             3,875,000
      63                           3/1/00             5,100,000             12/17/99             71.8             3,745,000
      64                           4/1/00             5,060,000               8/5/99             72.3             3,675,000
      65                         12/31/99             5,035,000              6/28/99             71.1             3,600,000
      66                          2/29/00             5,000,000              6/16/99             71.2             3,601,415
      67                          11/1/99             4,700,000              11/1/99             74.4             3,510,000
      68                          1/24/00             4,320,000              8/27/99             79.6             3,455,000
      69                         10/14/99             4,750,000             10/21/99             72.1             3,442,000
      70                           8/1/99             4,600,000               2/7/00             73.5             3,400,000
      71                          8/10/99             4,750,000               7/6/99             71.0             3,400,000
      72                          9/21/99             4,200,000              10/8/99             78.2             3,300,000
      73                          4/20/00             3,950,000              11/5/99             79.6             3,160,000
      74                           3/8/00             4,120,000              2/24/00             75.1             3,100,000
      75                         12/31/99             4,200,000              6/11/99             72.4             3,070,000
     75.1                        12/31/99             3,120,000              6/11/99                              2,330,000
     75.2                        12/31/99             1,080,000              6/11/99                                740,000
      76                           4/1/00             4,300,000             12/28/99             69.4             2,990,000
      77                          8/24/99             3,400,000               8/9/99             87.5             3,016,000
      78                         10/14/99             3,900,000              9/15/99             72.7             2,850,000
      79                           3/1/00             3,800,000              5/13/99             74.1             2,840,000
      80                         12/31/99             3,925,000              5/18/99             69.3             2,750,000
      81                         12/31/99             4,600,000              10/1/99             58.6             3,000,000
      82                          4/30/00             4,050,000              2/19/99             66.2             2,700,000
      83                         12/31/99             3,900,000              3/26/99             67.2             2,650,000
      84                          7/18/00             3,900,000              5/10/00             66.6             2,600,000
      85                          8/16/99             3,300,000               7/6/99             77.4             2,625,000
      86                          7/25/00             3,650,000               6/7/00             69.8             2,550,000
      87                          3/31/00             3,850,000              5/12/99             64.2             2,500,000
      88                          3/16/00             3,400,000             12/18/99             71.9             2,450,000
      89                          1/27/00             4,220,000              10/6/98             57.7             2,468,866
      90                          1/31/00             3,800,000              11/1/99             63.9             2,450,000
      91                          10/1/99             2,950,000              8/10/99             79.6             2,360,000
     91.1                          4/1/00             1,100,000              8/10/99                                880,000
     91.2                         4/30/00             1,850,000              8/10/99                              1,480,000
      92                          1/31/00             3,500,000               6/9/99             66.4             2,350,000
      93                          3/24/00             3,100,000               7/1/99             74.2             2,325,000
      94                           1/1/00             3,500,000              5/22/99             65.0             2,300,000
      95                          4/25/00             3,950,000              4/10/00             56.8             2,250,000
      96                          6/30/00             2,800,000              6/22/00             77.1             2,160,000
      97                          7/28/00             2,800,000               6/7/00             75.0             2,100,000
      98                           3/1/00             3,200,000              9/15/99             65.1             2,100,000
      99                          10/7/99             3,280,000              10/8/99             63.2             2,100,000
      100                         2/17/00             2,540,000              1/20/00             81.0             2,073,000
      101                          6/2/00             4,400,000              12/1/99             46.7             2,122,000
      102                         1/13/00             3,400,000               7/8/99             58.9             2,015,000
      103                         1/14/00             2,845,000             12/10/99             70.1             2,000,000
      104                        12/31/99             2,700,000              8/12/99             73.5             1,995,000
      105                         12/6/99             2,500,000               3/8/99             73.4             1,846,000
      106                         3/15/00             2,550,000              9/24/99             71.7             1,837,500
      107                         4/15/00             2,440,000               5/7/00             74.7             1,825,000
     107.1                         4/6/00             1,260,000              4/15/00                                940,000
     107.2                         4/1/00             1,180,000              5/15/00                                885,000
      108                         5/19/00             2,900,000               3/7/00             62.8             1,825,000
      109                          4/1/00             2,370,000               8/4/99             73.0             1,740,000
      110                         1/31/00             2,510,000               3/8/99             67.5             1,720,000
      111                        12/31/99             3,960,000              5/11/99             41.1             1,637,500
      112                          6/1/00             2,050,000              5/24/00             79.2             1,625,000
      113                          3/1/00             2,300,000               5/5/99             68.0             1,575,000
      114                         1/13/00             2,200,000               6/3/99             68.7             1,520,000
      115                         2/29/00             2,100,000               3/2/99             71.0             1,517,000
      116                         9/16/99             2,045,000               9/3/99             71.7             1,475,000
      117                          5/1/00             1,835,000              8/11/99             79.3             1,468,000
     117.1                         5/1/00               760,000              8/11/99                                608,000
     117.2                         5/1/00               390,000              8/11/99                                312,000
     117.3                         5/1/00               275,000              8/11/99                                220,000
     117.4                         5/1/00               205,000              8/11/99                                164,000
     117.5                         5/1/00               205,000              8/11/99                                164,000
      118                          4/1/00             2,160,000               8/6/99             67.2             1,460,000
      119                          6/1/00             2,250,000             10/28/99             63.9             1,443,000
      120                          6/1/00             2,150,000             10/25/99             65.1             1,405,000
      121                          6/3/00             2,100,000              5/12/00             66.6             1,400,000
      122                          3/1/00             2,000,000              10/8/99             69.7             1,400,000
      123                         7/20/00             1,840,000              3/31/99             74.3             1,380,000
      124                          3/8/00             2,040,000               6/1/99             65.6             1,345,000
      125                         4/10/00             1,785,000               9/8/99             73.4             1,317,000
      126                          7/1/00             1,750,000              5/27/99             74.4             1,312,500
      127                         3/19/00             1,575,000              3/13/00             82.4             1,300,000
      128                         12/9/99             1,975,000             10/22/99             65.3             1,295,000
      129                          5/8/00             1,850,000              9/23/99             69.0             1,285,000
      130                          5/3/00             1,620,000             10/14/99             74.5             1,215,000
      131                         8/10/00             1,830,000              4/21/99             64.9             1,200,000
      132                          3/1/00             1,470,000              1/25/00             78.7             1,160,000
      133                         1/25/00             1,450,000              8/27/99             78.6             1,145,000
      134                          3/1/00             1,600,000              10/6/99             71.1             1,140,000
      135                        11/29/99             1,670,000             11/21/99             66.2             1,110,000
      136                         12/1/99             1,500,000               3/2/99             73.4             1,120,000
      137                        12/31/99             1,600,000              6/16/99             66.9             1,075,000
      138                          6/1/00             1,315,000              5/10/00             79.8             1,050,000
     138.1                         6/1/00               300,000              2/21/00                                430,000
     138.2                        5/19/00               245,000              2/21/00                                240,000
     138.3                         6/1/00               540,000              2/21/00                                196,000
     138.4                         6/1/00               230,000              2/21/00                                184,000
      139                          3/8/00             2,000,000              1/13/00             52.3             1,050,000
      140                        12/21/99             1,750,000             11/22/99             59.4             1,042,000
      141                          1/1/00             1,450,000               8/5/99             71.1             1,035,000
      142                          5/4/00             1,700,000              12/3/99             60.3             1,031,000
      143                         6/15/00             1,750,000              2/23/00             57.0             1,000,000
      144                         2/28/00             1,600,000              8/30/99             62.1             1,000,000
      145                         1/31/00             1,800,000              6/14/99             55.1             1,000,000
      146                         2/29/00             1,380,000              9/27/99             71.9             1,000,000
      147                         2/29/00             1,500,000              7/10/99             64.7               975,000
      148                         8/22/00             1,225,000              6/28/00             78.6               964,000
      149                          3/1/00             1,150,000               1/7/00             71.1               820,000
      150                        11/17/99             1,250,000             11/21/99             64.9               815,000
      151                        11/17/99             1,040,000             10/21/99             65.3               682,000
      152                        11/17/99             1,020,000             10/28/99             65.7               673,000
      153                         2/20/00               900,000              5/20/99             74.1               675,000
      154                         12/6/99             1,010,000             10/22/99             65.4               663,000
      155                         1/30/00             1,020,000               3/3/99             64.8               670,000
      156                         3/31/00               962,000              3/12/00             68.2               659,000
      157                          6/1/00               960,000             10/21/99             61.5               594,000
      158                         2/29/00               790,000               6/1/99             74.6               595,000
      159                         5/26/00               850,000               3/3/00             67.6               575,000
      160                         7/14/99               755,000              7/30/99             74.2               566,000
      161                          1/1/00               675,000               1/6/00             79.6               540,000
      162                         2/23/00               680,000              10/5/99             79.0               540,000
      163                         2/29/00               760,000              9/22/99             67.8               518,000
      164                          3/2/00               640,000               6/4/99             74.3               480,000
      165                          9/1/99               600,000               7/8/99             72.4               439,000
      166                          6/2/00               450,000               6/4/99             74.3               337,500
      167                         2/15/00               400,000              12/1/99             62.2               250,000
      168                         10/1/99               330,000             12/20/99             67.0               222,300

                                            Crossed                                                                 Net Mortgage
                        Current Principal  Loan Group      Related Loan                  Current Mortgage          Interest Rate
   Loan No.              Balance ($)(2)        (3)            Group (4)                   Interest Rate %              (%) (5)
   --------              --------------    ----------      ------------                  ----------------          ---------------
       1                    24,701,611         1                                              7.470                 7.3973
      1.1
      1.2
      1.3
      1.4
      1.5
      1.6
       2                    22,995,039         1                                              7.470                 7.3973
      2.1
      2.2
      2.3
      2.4
      2.5
      2.6
       3                    22,013,205                           A                            8.050                 7.9773
      3.1
      3.2
       4                    21,587,115                                                        7.730                 7.6573
       5                    20,549,985                                                        8.460                 8.3373
       6                    18,576,294                                                        8.860                 8.7173
       7                    17,952,264                                                        8.100                 7.9573
       8                    16,824,504                                                        8.730                 8.5973
       9                    16,523,281                                                        8.615                 8.5123
      10                    16,200,572                                                        7.990                 7.8673
      11                    14,855,262                                                        8.980                 8.9073
      12                    12,000,000                                                        8.800                 8.7273
     12.1
     12.2
     12.3
     12.4
     12.5
      13                    12,553,764                           B                            8.810                 8.6373
      14                    12,519,833                           A                            7.940                 7.8673
      15                    11,938,863                                                        7.980                 7.8573
      16                    10,989,210                                                        7.760                 7.6873
      17                    10,967,877                           C                            8.630                 8.5573
      18                    10,458,138                                                        8.520                 8.4473
      19                    10,195,894                                                        8.380                 8.3073
      20                     9,475,093                                                        8.140                 8.0173
      21                     9,152,820                                                        7.570                 7.4973
      22                     9,028,031                                                        8.550                 8.4773
      23                     8,531,358                                                        7.990                 7.9173
      24                     8,259,155                                                        8.590                 8.5173
      25                     7,985,364                           B                            8.340                 8.2673
      26                     7,584,167                                                        7.930                 7.8073
      27                     7,549,192                                                        8.720                 8.6473
      28                     7,468,980                                                        8.710                 8.6373
      29                     7,388,975                                                        8.640                 8.5673
      30                     7,335,521                                                        8.110                 8.0373
      31                     7,263,580                                                        8.970                 8.8973
      32                     7,069,557                                                        9.150                 9.0773
      33                     6,820,989                           E                            7.880                 7.8073
     33.1
     33.2
      34                     6,766,663                                                        8.120                 8.0473
      35                     6,649,142                                                        7.940                 7.8673
      36                     6,136,709                           E                            8.240                 8.1673
      37                     5,971,635                                                        8.250                 8.1773
      38                     5,825,724                                                        8.380                 8.2373
      39                     5,781,674                                                        8.560                 8.4873
      40                     5,727,747                                                        7.850                 7.6773
      41                     5,573,634                                                        7.960                 7.8373
      42                     5,225,565                                                        7.950                 7.8273
      43                     5,096,807                                                        8.400                 8.3273
      44                     5,075,343                                                        8.170                 8.0273
      45                     4,855,437                                                        8.040                 7.9673
      46                     4,744,562                           C                            8.840                 8.7673
      47                     4,727,035                                                        8.170                 8.0973
      48                     4,511,866                                                        8.090                 8.0173
      49                     4,468,178                                                        8.420                 8.3473
      50                     4,408,522                                                        8.160                 8.0873
      51                     4,338,163                                                        8.240                 8.1673
      52                     4,255,675                                                        8.780                 8.7073
      53                     4,180,032                                                        8.230                 8.1573
      54                     4,139,705                                                        8.330                 8.1573
      55                     4,132,261                           I                            8.230                 8.1573
      56                     4,074,851                                                        8.480                 8.4073
      57                     3,987,300                                                        8.980                 8.8573
      58                     3,934,821                                                        8.290                 8.2173
      59                     3,912,996                                                        7.630                 7.5573
      60                     3,893,084                                                        9.110                 9.0373
      61                     3,848,995                                                        8.150                 8.0773
      62                     3,838,676                                                        9.120                 9.0473
      63                     3,660,430                                                        7.980                 7.9073
      64                     3,657,232                           F                            8.170                 8.0973
      65                     3,579,888                                                        8.410                 8.3373
      66                     3,560,064                                                        7.690                 7.6173
      67                     3,496,085                                                        8.540                 8.4673
      68                     3,438,389         2                 H                            8.190                 8.1173
      69                     3,426,941                           D                            8.520                 8.4473
      70                     3,381,433                                                        8.420                 8.3473
      71                     3,373,327                           G                            8.450                 8.3773
      72                     3,283,141                                                        7.970                 7.8973
      73                     3,145,752                                                        8.070                 7.9973
      74                     3,093,989                                                        8.160                 8.0873
      75                     3,040,869                                                        8.550                 8.4773
     75.1
     75.2
      76                     2,985,510                                                        8.910                 8.7873
      77                     2,974,994                                                        8.350                 8.2773
      78                     2,835,616                                                        8.500                 8.4273
      79                     2,817,394                                                        8.000                 7.9273
      80                     2,718,176                                                        8.440                 8.3673
      81                     2,697,619                                                        8.820                 8.7473
      82                     2,680,513                                                        8.670                 8.5973
      83                     2,621,288                                                        9.080                 9.0073
      84                     2,599,128                                                        8.730                 8.6573
      85                     2,555,432                                                        8.460                 8.3873
      86                     2,548,207                                                        8.660                 8.5873
      87                     2,473,559                                                        8.880                 8.8073
      88                     2,443,669                                                        8.190                 8.1173
      89                     2,435,723                                                        8.170                 8.0973
      90                     2,426,972                                                        9.410                 9.2373
      91                     2,349,641                                                        8.170                 8.0973
     91.1
    91.2
      92                     2,325,649                                                        8.630                 8.5573
      93                     2,301,562                           G                            8.250                 8.1773
      94                     2,275,247                                                        8.440                 8.3673
      95                     2,244,478                                                        8.500                 8.3773
      96                     2,159,188                                                        8.460                 8.3373
      97                     2,100,000                                                        8.240                 8.1173
      98                     2,083,960                                                        8.580                 8.5073
      99                     2,073,947                                                        9.110                 8.9873
      100                    2,057,277                                                        8.820                 8.7473
      101                    2,055,124                                                        8.500                 8.4273
      102                    2,004,156                                                        8.540                 8.4673
      103                    1,993,524                                                        8.910                 8.8373
      104                    1,983,951                                                        8.190                 8.1173
      105                    1,834,644                                                        8.885                 8.8123
      106                    1,829,128                                                        8.380                 8.2373
      107                    1,822,814                                                        8.880                 8.7373
     107.1
     107.2
      108                    1,822,547                                                        8.530                 8.4573
      109                    1,729,802                           F                            8.240                 8.1673
      110                    1,694,198                           K                            8.200                 8.1273
      111                    1,628,194                                                        8.750                 8.6773
      112                    1,624,369                                                        8.380                 8.3073
      113                    1,563,013                                                        7.930                 7.8573
      114                    1,511,333                                                        8.940                 8.8673
      115                    1,490,766         3                                              7.840                 7.7673
      116                    1,467,116                                                        9.000                 8.9273
      117                    1,455,987                           J                            8.750                 8.6773
     117.1
     117.2
     117.3
     117.4
     117.5
      118                    1,451,443                           F                            8.240                 8.1673
      119                    1,437,534                           D                            8.700                 8.6273
      120                    1,399,844                           D                            8.810                 8.7373
      121                    1,398,940                                                        8.450                 8.3773
      122                    1,393,721                                                        8.090                 8.0173
      123                    1,367,600                                                        8.500                 8.4273
      124                    1,337,507         4                                              8.420                 8.3473
      125                    1,309,767                                                        8.875                 8.8023
      126                    1,302,003                                                        8.970                 8.8973
      127                    1,297,487                                                        8.170                 8.0973
      128                    1,290,344                           D                            8.880                 8.8073
      129                    1,276,139                                                        9.125                 9.0523
      130                    1,207,349                                                        9.010                 8.9373
      131                    1,187,149                                                        8.820                 8.7473
      132                    1,156,485                                                        8.750                 8.6773
      133                    1,139,495         2                 H                            8.190                 8.1173
      134                    1,137,414                                                        8.875                 8.8023
      135                    1,105,395                           D                            8.700                 8.6273
      136                    1,100,631         3                                              7.840                 7.7673
      137                    1,069,788                           L                            8.160                 8.0873
      138                    1,049,227                           J                            8.480                 8.4073
     138.1
     138.2
     138.3
     138.4
      139                    1,046,084                                                        9.050                 8.8773
      140                    1,039,703                           D                            9.150                 9.0773
      141                    1,031,366                                                        8.960                 8.8873
      142                    1,025,767                                                        9.500                 9.4273
      143                      997,340                                                        8.090                 8.0173
      144                      994,106                           H                            8.220                 8.1473
      145                      992,506                                                        9.280                 9.2073
      146                      991,817                                                        8.750                 8.6773
      147                      970,947                           L                            8.370                 8.2973
      148                      963,343                                                        8.780                 8.7073
      149                      817,688                                                        9.125                 9.0523
      150                      811,609                           D                            8.690                 8.6173
      151                      679,162                           D                            8.690                 8.6173
      152                      670,200                           D                            8.690                 8.6173
      153                      667,329                                                        8.530                 8.4573
      154                      660,539                           D                            8.770                 8.6973
      155                      660,536                           K                            8.500                 8.4273
      156                      655,654                                                        8.625                 8.5523
      157                      590,806                           D                            9.230                 9.1573
      158                      589,203         4                                              8.420                 8.3473
      159                      574,226                                                        8.840                 8.7673
      160                      560,155         5                                              8.625                 8.5523
      161                      537,603                                                        9.625                 9.5523
      162                      537,433                           I                            8.230                 8.1573
      163                      515,537                           I                            8.230                 8.1573
      164                      475,519         6                                              8.630                 8.5573
      165                      434,467         5                                              8.625                 8.5523
      166                      334,350         6                                              8.630                 8.5573
      167                      248,943                                                        9.875                 9.8023
      168                      220,965                                                        9.375                 9.3023

                                                                                                        Remaining      Remaining
                   Mortgage Interest Rate                   Annual Debt        Remaining Interest Only    Term     Amortization Term
   Loan No.          Accrual Basis (6)                    Service ($) (7)          Period (months)      (months)       (months)
   --------        -----------------------                ---------------      ------------------------ ---------  -----------------
       1                 Actual/360                        1,870,838.26                  108               108
      1.1
      1.2
      1.3
      1.4
      1.5
      1.6
       2                 Actual/360                        1,741,586.77                  108               108
      2.1
      2.2
      2.3
      2.4
      2.5
      2.6
       3                 Actual/360                        1,959,618.84                                    109           349
      3.1
      3.2
       4                 Actual/360                        1,866,230.04                                    108           348
       5                 Actual/360                        1,953,505.20                                    111           351
       6                 Actual/360                        1,778,247.24                                    111           351
       7                 Actual/360                        1,600,014.96                                    115           355
       8                 Actual/360                        1,669,477.20                                    111           291
       9                 Actual/360                        1,617,040.32                                    116           296
      10                 Actual/360                        1,434,242.52                                    109           349
      11                 Actual/360                        1,503,061.92                                    112           292
      12                 Actual/360                        1,357,193.40                                    106           274
     12.1
     12.2
     12.3
     12.4
     12.5
      13                 Actual/360                        1,195,976.28                                    112           352
      14                 Actual/360                        1,103,134.32                                    109           349
      15                 Actual/360                        1,054,614.00                                    111           351
      16                 Actual/360                          946,576.44                                    118           358
      17                 Actual/360                        1,166,923.44                                    232           232
      18                 Actual/360                          970,617.48                                    112           352
      19                 Actual/360                          933,041.76                                    114           354
      20                 Actual/360                          847,644.24                                    115           355
      21                 Actual/360                          779,765.88                                    107           347
      22                 Actual/360                          878,138.88                                    117           297
      23                 Actual/360                          756,525.72                                    106           346
      24                 Actual/360                          772,199.64                                    110           350
      25                 Actual/360                          727,298.88                                    116           356
      26                 Actual/360                          664,748.28                                    116           356
      27                 Actual/360                          747,937.08                                    112           292
      28                 Actual/360                          705,460.80                                    111           351
      29                 Actual/360                          693,961.80                                    110           350
      30                 Actual/360                          653,956.56                                    116           356
      31                 Actual/360                          734,341.80                                    112           292
      32                 Actual/360                          723,767.16                                    114           294
      33                 Actual/360                          611,309.64                                    112           322
     33.1
     33.2
      34                 Actual/360                          605,592.12                                    111           351
      35                 Actual/360                          586,587.24                                    107           347
      36                 Actual/360                          554,366.40                                    114           354
      37                 Actual/360                          540,912.00                                    111           351
      38                 Actual/360                          532,908.00                                    115           355
      39                 Actual/360                          563,255.04                                    116           296
      40                 Actual/360                          498,233.04                                    116           356
      41                 Actual/360                          517,532.40                                    108           348
      42                 Actual/360                          460,077.60                                    112           352
      43                 Actual/360                          468,073.08                                    111           351
      44                   30/360                            456,337.80                                    111           351
      45                 Actual/360                          433,094.28                                    104           344
      46                 Actual/360                          512,329.92                                    232           232
      47                 Actual/360                          425,020.44                                    111           351
      48                 Actual/360                          403,622.40                                    107           347
      49                 Actual/360                          412,155.60                                    106           346
      50                 Actual/360                          396,014.88                                    111           351
      51                 Actual/360                          430,342.92                                    175           259
      52                   30/360                            455,495.04                                    235           235
      53                 Actual/360                          377,929.92                                    111           351
      54                 Actual/360                          376,935.24                                    115           355
      55                 Actual/360                          373,610.76                                    111           351
      56                 Actual/360                          377,608.32                                    108           348
      57                 Actual/360                          385,528.32                                    113           353
      58                 Actual/360                          356,348.28                                    118           358
      59                 Actual/360                          358,784.52                                    100           280
      60                 Actual/360                          399,323.40                                    108           288
      61                 Actual/360                          346,075.44                                    108           348
      62                 Actual/360                          394,054.56                                    108           288
      63                 Actual/360                          348,085.44                                    113           289
      64                 Actual/360                          328,831.68                                    111           351


      65                 Actual/360                          329,419.08                                    109           349
      66                 Actual/360                          330,964.92                                    107           275
      67                   30/360                            325,061.16                                    112           352
      68                 Actual/360                          309,728.04                                    111           351
      69                 Actual/360                          318,177.60                                    111           351
      70                 Actual/360                          311,882.16                                    108           355
      71                 Actual/360                          327,159.00                                    111           291
      72                 Actual/360                          289,743.00                                    111           351
      73                 Actual/360                          280,096.20                                    112           352
      74                 Actual/360                          277,121.04                                    116           356
      75                 Actual/360                          297,888.00                                    109           289
     75.1
     75.2
      76                 Actual/360                          286,378.08                                    116           356
      77                   30/360                            295,035.00                                    226           267
      78                 Actual/360                          262,968.36                                    110           350
      79                 Actual/360                          250,066.92                                    106           346
      80                 Actual/360                          264,391.92                                    107           287
      81                 Actual/360                          285,013.92                                    112           352
      82                 Actual/360                          253,041.96                                    105           345
      83                 Actual/360                          268,608.72                                    106           286
      84                 Actual/360                          245,004.96                                    119           359
      85                   30/360                            288,986.64                                    167           166
      86                 Actual/360                          249,707.52                                    119           299
      87                 Actual/360                          249,298.32                                    107           287
      88                 Actual/360                          219,633.48                                    115           355
      89                 Actual/360                          253,562.28                                    231           226
      90                 Actual/360                          272,321.04                                    113           233
      91                 Actual/360                          211,168.08                                    112           352
     91.1
     91.2
      92                 Actual/360                          229,549.80                                    108           288
      93                 Actual/360                          219,977.64                                    109           289
      94                 Actual/360                          221,127.84                                    108           288
      95                 Actual/360                          217,411.32                                    117           297
      96                 Actual/360                          198,568.08                                    119           359
      97                 Actual/360                          205,414.32                                    120           270
      98                 Actual/360                          204,277.56                                    111           291
      99                 Actual/360                          228,516.72                                    111           231
      100                  30/360                            213,711.48                                    217           258
      101                Actual/360                          315,717.12                                    114           114
      102                Actual/360                          186,609.12                                    109           349
      103                Actual/360                          191,557.32                                    113           353
      104                Actual/360                          178,844.40                                    110           350
      105                Actual/360                          176,410.08                                    106           346
      106                Actual/360                          167,673.72                                    111           351
      107                Actual/360                          174,324.72                                    117           357
     107.1
     107.2
      108                Actual/360                          168,857.88                                    117           357
      109                Actual/360                          156,717.72                                    109           349
      110                Actual/360                          162,047.04                                    104           284
      111                Actual/360                          154,586.64                                    108           348
      112                Actual/360                          148,282.92                                    119           359
      113                Actual/360                          137,760.36                                    107           347
      114                Actual/360                          152,320.68                                    113           293
      115                Actual/360                          138,577.44                                    103           283
      116                Actual/360                          144,086.40                                    110           330
      117                Actual/360                          146,368.20                                    111           280
     117.1
     117.2
     117.3
     117.4
     117.5
      118                Actual/360                          131,498.76                                    109           349
      119                Actual/360                          135,607.20                                    112           352
      120                Actual/360                          133,360.80                                    112           352
      121                Actual/360                          128,582.64                                    118           358
      122                Actual/360                          124,328.16                                    112           352
      123                Actual/360                          128,808.24                                    105           327
      124                Actual/360                          123,188.76                                    109           349
      125                Actual/360                          127,207.20                                    110           331
      126                Actual/360                          131,850.00                                    110           290
      127                Actual/360                          116,321.40                                    116           356
      128                Actual/360                          123,698.88                                    112           352
      129                Actual/360                          132,129.72                                    112           280
      130                Actual/360                          122,454.72                                    112           292
      131                Actual/360                          119,074.32                                    107           287
      132                Actual/360                          114,461.88                                    116           296
      133                Actual/360                          102,645.00                                    111           351
      134                Actual/360                          113,679.96                                    117           297
      135                Actual/360                          104,313.24                                    111           351
      136                Actual/360                          102,311.64                                    103           283
      137                Actual/360                           96,098.40                                    111           351
      138                Actual/360                          101,288.88                                    119           299
     138.1
     138.2
     138.3
     138.4
      139                Actual/360                          106,170.48                                    115           295
      140                Actual/360                          101,962.44                                    114           354
      141                Actual/360                           99,576.84                                    112           352
      142                Actual/360                          109,262.52                                    114           282
      143                Actual/360                           88,805.76                                    115           355
      144                Actual/360                           89,899.08                                    109           349
      145                Actual/360                          103,014.36                                    110           290
      146                Actual/360                           99,705.84                                    111           280
      147                Actual/360                           88,887.12                                    112           352
      148                Actual/360                           95,341.44                                    119           299
      149                Actual/360                           81,020.28                                    114           334
      150                Actual/360                           76,520.64                                    111           351
      151                Actual/360                           64,033.20                                    111           351
      152                Actual/360                           63,188.16                                    111           351
      153                Actual/360                           65,387.28                                    107           287
      154                Actual/360                           62,703.60                                    112           352
      155                Actual/360                           64,740.24                                    104           284
      156                Actual/360                           62,220.48                                    111           332
      157                Actual/360                           60,944.52                                    113           293
      158                Actual/360                           57,108.84                                    109           289
      159                Actual/360                           57,150.48                                    118           298
      160                Actual/360                           55,848.60                                    109           278
      161                Actual/360                           57,824.16                                    114           281
      162                Actual/360                           48,591.00                                    111           351
      163                Actual/360                           46,611.36                                    111           351
      164                Actual/360                           46,886.76                                    109           289
      165                Actual/360                           43,317.24                                    109           278
      166                Actual/360                           32,967.24                                    109           289
      167                Actual/360                           27,305.40                                    114           280
      168                  30/360                             23,075.40                                    113           293

                                                          Maturity
                                                      Date/Anticipated
                                                       Repayment Date           ARD Final            Balloon
   Loan No.        Origination Date                         (8)               Maturity Date      Balance ($) (9)         Ending LTV
   --------        ----------------                   -----------------       -------------      ---------------         ----------
       1                8/31/99                             9/1/09                                24,701,611.00              58.9
      1.1
      1.2
      1.3
      1.4
      1.5
      1.6
       2                8/31/99                             9/1/09                                22,995,039.00              58.9
      2.1
      2.2
      2.3
      2.4
      2.5
      2.6
       3                9/15/99                            10/1/09              10/1/29           19,838,226.61              55.7
      3.1
      3.2
       4                8/4/99                              9/1/09                                19,327,184.07              64.4
       5               11/30/99                            12/1/09              12/1/29           17,878,482.76              55.2
       6               11/17/99                            12/1/09                                17,014,019.39              63.0
       7                3/17/00                             4/1/10               4/1/30           16,134,821.57              63.3
       8               11/30/99                            12/1/09              12/1/24           14,263,444.23              61.0
       9                5/2/00                             5/10/10                                13,901,887.53              58.7
      10                9/2/99                             10/1/09                                14,579,090.08              70.4
      11                12/7/99                             1/1/10                                12,662,167.18              58.4
      12                6/7/99                              7/1/09                                10,012,244.00              51.0
     12.1
     12.2
     12.3
     12.4
     12.5
      13               12/30/99                             1/1/10               1/1/30           11,479,520.86              65.6
      14                9/13/99                            10/1/09              10/1/29           11,255,307.12              66.6
      15               11/30/99                            12/1/09              12/1/29           10,729,211.94              67.1
      16                6/2/00                              7/1/10                                 9,780,928.28              51.5
      17               12/23/99                             1/1/20                                   571,485.77               3.4
      18               12/23/99                             1/1/10               1/1/30            9,504,775.36              72.0
      19                3/1/00                              3/1/10               3/1/30            9,227,238.71              66.6
      20                3/31/00                             4/1/10               4/1/30            8,523,622.10              71.0
      21                7/14/99                             8/1/09                                 8,170,777.10              68.3
      22                5/31/00                             6/1/10               6/1/25            7,575,041.21              54.5
      23                6/1/99                              7/1/09                                 7,693,135.69              63.1
      24               10/20/99                            11/1/09                                 7,525,485.90              70.0
      25                4/10/00                             5/1/10               5/1/30            7,212,383.85              50.8
      26                4/12/00                             5/1/10                                 6,785,942.58              68.2
      27               12/16/99                             1/1/10               1/1/25            6,392,049.47              61.5
      28                11/2/99                            12/1/09              12/1/29            6,819,540.90              56.6
      29               10/18/99                            11/1/09                                 6,739,667.42              62.4
      30                4/18/00                             5/1/10               5/1/30            6,590,927.56              66.9
      31                12/8/99                             1/1/10               1/1/25            6,189,682.77              59.0
      32                2/16/00                             3/1/10                                 6,041,682.66              45.7
      33               12/20/99                             1/1/10               7/1/27            5,908,685.47              52.3
     33.1
     33.2
      34                12/1/99                            12/1/09              12/1/29            6,100,147.40              65.6
      35                7/15/99                             8/1/09                                 5,985,196.20              63.7
      36                2/29/00                             3/1/10               3/1/30            5,536,436.54              69.2
      37                11/1/99                            12/1/09                                 5,398,902.53              66.1
      38                3/10/00                             4/1/10                                 5,269,007.25              72.2
      39                4/14/00                             5/1/10               5/1/25            4,857,251.46              52.2
      40                4/4/00                              5/1/10                                 5,115,279.79              67.6
      41                8/9/99                              9/1/09               9/1/29            4,684,590.13              62.6
      42               12/22/99                             1/1/10               1/1/30            4,689,788.52              63.4
      43                11/1/99                            12/1/09                                 4,623,048.35              67.5
      44               11/22/99                            12/1/09                                 4,502,041.08              63.4
      45                4/12/99                             5/1/09                                 4,388,703.51              67.3
      46               12/23/99                             1/1/20                                   261,809.21               3.4
      47                11/5/99                            12/1/09                                 4,266,149.16              68.8
      48                7/28/99                             8/1/09                                 4,074,669.48              65.7
      49                6/23/99                             7/1/09                                 4,066,277.78              62.6
      50               11/30/99                            12/1/09              12/1/29            3,977,810.37              64.2
      51                3/10/00                             4/1/15               4/1/22            2,416,697.16              39.0
      52                3/30/00                             4/1/20                                    17,497.83               0.4
      53                11/4/99                            12/1/09                                 3,777,472.56              66.9
      54                3/13/00                             4/1/10               4/1/30            3,739,968.17              61.8
      55               11/17/99                            12/1/09                                 3,734,300.86              69.7
      56                8/12/99                             9/1/09                                 3,708,362.26              52.5
      57                1/18/00                             2/1/10               2/1/30            3,656,891.35              61.0
      58                6/29/00                             7/1/10               7/1/30            3,546,033.21              68.2
      59                12/8/98                             1/1/09                                 3,261,313.81              57.7
      60                8/3/99                              9/1/09                                 3,340,467.30              51.0
      61                8/20/99                             9/1/09                                 3,478,253.21              63.2
      62                8/25/99                             9/1/09                                 3,294,585.61              45.4
      63                2/22/00                            2/11/10                                 2,932,975.60              57.5
      64                11/3/99                            12/1/09                                 3,300,651.06              65.2
      65                9/7/99                             10/1/09                                 3,251,468.66              64.6
      66               10/20/99                            8/11/09                                 2,876,534.95              57.5
      67               12/10/99                             1/1/10                                 3,119,821.24              66.4
      68                11/1/99                            12/1/09                                 3,104,517.23              71.9
      69               11/24/99                            12/1/09              12/1/29            3,116,420.81              65.6
      70                3/30/00                             9/1/09               9/1/29            3,070,292.37              66.8
      71               10/25/99                            12/1/09                                 2,839,129.16              59.8
      72               11/18/99                            12/1/09                                 2,949,827.13              70.2
      73                12/6/99                             1/1/10               1/1/30            2,830,884.19              71.7
      74                4/3/00                              5/1/10                                 2,783,120.67              67.6
      75                9/2/99                             10/1/09                                 2,570,817.21              61.2
     75.1
     75.2
      76                4/10/00                             5/1/10                                 2,730,230.32              63.5
      77                9/10/99                             7/1/19                                   857,188.73              25.2
      78               10/20/99                            11/1/09              11/1/29            2,578,819.20              66.1
      79                6/10/99                             7/1/09                                 2,541,133.45              66.9
      80                7/15/99                             8/1/09               8/1/24            2,295,943.62              58.5
      81               12/22/99                             1/1/10                                 2,064,127.13              44.9
      82                5/27/99                             6/1/09                                 2,453,184.57              60.6
      83                6/8/99                              7/1/09                                 2,251,916.28              57.7
      84                7/28/00                             8/1/10                                 2,364,105.40              60.6
      85                8/31/99                             8/1/14                                         0.00               0.0
      86                7/31/00                             8/1/10               8/1/25            2,140,733.67              58.7
      87                7/27/99                             8/1/09                                 2,112,546.92              54.9
      88                3/28/00                             4/1/10                                 2,200,774.27              64.7
      89               12/14/99                            12/1/19                                            0               0.0
      90                1/31/00                             2/1/10               2/1/20            1,810,231.46              47.6
      91               12/15/99                             1/1/10               1/1/30            2,119,187.81              71.8
     91.1
     91.2
      92                8/18/99                             9/1/09                                 1,971,846.68              56.3
      93                9/9/99                             10/1/09                                 1,930,689.58              62.3
      94                8/19/99                             9/1/09                                 1,919,789.22              54.9
      95                5/8/00                              6/1/10               6/1/25            1,880,699.12              47.6
      96                7/20/00                             8/1/10               8/1/30            1,952,194.33              69.7
      97                8/1/00                              9/1/10               3/1/23            1,634,880.70              58.4
      98               11/17/99                            12/1/09                                 1,759,905.54              55.0
      99               11/15/99                            12/1/09              12/1/19            1,537,758.44              46.9
      100               2/24/00                            10/1/18                                   631,042.11              24.8
      101               2/15/00                             3/1/10                                    27,383.44               0.6
      102               9/14/99                            10/1/09                                 1,825,308.91              53.7
      103               1/26/00                             2/1/10               2/1/30            1,825,689.81              64.2
      104              10/22/99                            11/1/09                                 1,792,159.52              66.4
      105               6/23/99                             7/1/09                                 1,685,540.18              67.4
      106              11/19/99                            12/1/09                                 1,658,390.54              65.0
      107               5/25/00                             6/1/10                                 1,664,967.70              68.2
     107.1
     107.2
      108               5/23/00                             6/1/10                                 1,652,118.20              57.0
      109               9/20/99                            10/1/09                                 1,565,383.00              66.1
      110               4/5/99                              5/1/09                                 1,426,717.71              56.8
      111               8/16/99                             9/1/09                                 1,490,058.76              37.6
      112               8/1/00                              8/1/10                                 1,465,989.78              71.5
      113               7/12/99                             8/1/09                                 1,406,628.42              61.2
      114               1/31/00                             2/1/10               2/1/25            1,285,672.70              58.4
      115               3/19/99                             4/1/09                                 1,245,112.00              59.3
      116              10/29/99                            11/1/09                                 1,322,344.75              64.7
      117              11/22/99                            12/1/09                                 1,211,341.74              66.0
     117.1
     117.2
     117.3
     117.4
     117.5
      118               9/20/99                            10/1/09                                 1,313,482.54              60.8
      119              12/15/99                             1/1/10               1/1/30            1,311,495.71              58.3
      120              12/20/99                             1/1/10               1/1/30            1,280,058.46              59.5
      121               6/28/00                             7/1/10                                 1,265,291.20              60.3
      122              12/16/99                             1/1/10                                 1,254,781.81              62.7
      123               5/28/99                             6/1/09                                 1,225,756.99              66.6
      124               9/21/99                            10/1/09                                 1,215,062.00              59.6
      125              10/21/99                            11/1/09                                 1,178,036.64              66.0
      126              10/18/99                            11/1/09                                 1,111,412.35              63.5
      127               4/17/00                             5/1/10                                 1,167,389.18              74.1
      128              12/27/99                             1/1/10               1/1/30            1,181,644.26              59.8
      129              12/22/99                             1/1/10                                 1,069,578.16              57.8
      130               12/3/99                             1/1/10                                 1,029,887.22              63.6
      131               7/12/99                             8/1/09                                 1,012,380.52              55.3
      132               4/17/00                             5/1/10                                   976,206.75              66.4
      133               11/1/99                            12/1/09                                 1,028,849.27              71.0
      134               5/1/00                              6/1/10                                   961,927.69              60.1
      135              11/30/99                            12/1/09              12/1/29            1,009,067.36              60.4
      136               3/19/99                             4/1/09                                   919,265.01              61.3
      137               11/2/99                            12/1/09                                   965,270.32              60.3
      138               7/24/00                             8/1/10                                   877,124.87              66.7
     138.1
     138.2
     138.3
     138.4
      139               3/22/00                             4/1/10               4/1/25              890,883.00              44.5
      140               2/1/00                              3/1/10               3/1/30              956,438.41              54.7
      141               12/9/99                             1/1/10                                   946,040.52              65.2
      142               2/25/00                             3/1/10               3/1/25              864,397.63              50.9
      143               3/29/00                             4/1/10                                   896,167.97              51.2
      144               9/30/99                            10/1/09                                   899,225.15              56.2
      145               10/6/99                            11/1/09                                   853,738.91              47.4
      146              11/15/99                            12/1/09                                   825,164.97              59.8
      147              10/20/99                             1/1/10                                   879,579.83              58.6
      148               7/12/00                             8/1/10                                   811,925.22              66.3
      149               2/24/00                             3/1/10                                   736,582.42              64.1
      150              11/23/99                            12/1/09              12/1/29              740,726.85              59.3
      151              11/23/99                            12/1/09              12/1/29              619,847.84              59.6
      152              11/23/99                            12/1/09              12/1/29              611,668.47              60.0
      153               7/22/99                             8/1/09                                   564,960.06              62.8
      154               12/7/99                             1/1/10               1/1/30              603,510.80              59.8
      155               4/5/99                              5/1/09                                   560,469.05              55.0
      156               11/9/99                            12/1/09                                   586,740.68              61.0
      157               1/18/00                             2/1/10               2/1/25              506,285.10              52.7
      158               9/21/99                            10/1/09                                   496,456.31              62.8
      159               6/15/00                             7/1/10                                   485,202.28              57.1
      160               9/20/99                            10/1/09                                   465,658.21              61.7
      161               2/17/00                             3/1/10                                   454,341.44              67.3
      162              11/17/99                            12/1/09                                   485,674.86              71.4
      163              11/17/99                            12/1/09                                   465,888.24              61.3
      164               9/1/99                             10/1/09                                   402,838.92              62.9
      165               9/20/99                            10/1/09              11/1/29              361,172.45              60.2
      166               9/1/99                             10/1/09                                   283,246.36              62.9
      167               2/16/00                             3/1/10                                   211,461.13              52.9
      168               1/13/00                             2/1/10                                   185,487.52              56.2

                                                                       Yield
                          Lock-out End          Defeasance           Maintenance                            Most Recent
   Loan No.                 Date (10)            End Date             End Date           NOI 99 ($)              NOI
   --------               ------------          ----------           -----------         ----------         -----------
       1                     9/30/02              5/31/09                               3,001,120
      1.1
      1.2                                                                               1,034,361
      1.3                                                                                 630,990
      1.4                                                                                 542,858
      1.5                                                                                 538,435
      1.6                                                                                 254,476
       2                     9/30/02              5/31/09                               3,648,079
      2.1                                                                               1,110,480
      2.2                                                                               1,163,955
      2.3                                                                                 531,022
      2.4                                                                                 342,591
      2.5                                                                                 327,673
      2.6                                                                                 172,358
       3                     9/30/02              6/30/09                               2,896,709
      3.1                                                                               1,565,398
      3.2                                                                               1,331,311
       4                     9/30/02              5/31/09                               2,457,062            2,406,936
       5                     9/30/02              8/31/09                               2,890,491            2,843,047
       6                     9/30/02              8/31/09                               2,430,609
       7                     9/30/02             12/31/09                               2,936,379            2,984,655
       8                     9/30/02             10/31/09                               2,322,870
       9                     9/30/02              1/31/10                               2,917,046
      10                     9/30/02              6/30/09                               1,392,106
      11                     9/30/02              9/30/09                               2,721,865
      12                     9/30/02              2/28/09
     12.1                                                                                 449,436              463,007
     12.2                                                                                 431,534              408,956
     12.3                                                                                 327,205              296,361
     12.4                                                                                 391,708              367,575
     12.5                                                                                 407,325              418,047
      13                     9/30/02              9/30/09                               1,408,600            1,502,554
      14                     9/30/02              6/30/09                               1,534,322
      15                     9/30/02              8/31/09                               1,639,335
      16                     9/30/02              3/31/10                               1,451,690            1,441,445
      17                     9/30/02              1/31/17                               1,258,583
      18                     9/30/02              9/30/09                               1,173,753            1,239,397
      19                     9/30/02             11/30/09                               1,451,395
      20                     9/30/02             12/31/09                                 931,188              963,667
      21                     9/30/02              1/31/09                               1,064,112
      22                     9/30/02              2/28/10
     23                     9/30/02              5/31/09                               1,035,478
      24                     9/30/02              7/31/09                                 856,014
      25                     9/30/02              1/31/10
      26                     9/30/02              1/31/10                                 805,039              813,395
      27                     9/30/02              9/30/09                               1,280,004
      28                     9/30/02              8/31/09
      29                     9/30/02              7/31/09                                 790,499
      30                     9/30/02              1/31/10                                                      833,791
      31                     9/30/02              9/30/09                               1,234,792            1,388,617
      32                     9/30/02             11/30/09                               1,112,677            1,641,018
      33                     9/30/02              9/30/09                                 961,020              921,437
     33.1                                                                                 754,047              716,911
     33.2                                                                                 206,973              204,526
      34                     9/30/02              8/31/09                                 747,707              821,400
      35                     9/30/02              1/31/09                                 777,835
      36                     9/30/02             11/30/09                                 769,529
      37                     9/30/02              5/31/09                                 664,000
      38                     9/30/02             12/31/09                                 810,589
      39                     9/30/02              1/31/09
      40                     9/30/02              1/31/10                                 731,661
      41                     9/30/02              5/30/09                                 538,453              591,618
      42                     9/30/02              9/30/09                                 184,474
      43                     9/30/02              8/31/09                                 481,474              581,236
      44                     9/30/02              8/31/09
      45                     9/30/02              2/28/09                                 624,853
      46                     9/30/02              1/31/17                                 596,584
      47                     9/30/02              8/31/09                                 621,841
      48                     9/30/02              4/30/09                                 586,166
      49                     9/30/02              3/31/09                                 654,592
      50                     9/30/02              8/31/09                                 552,794              564,729
      51                     9/30/02             12/31/14                                                      606,000
      52                     9/30/02             12/31/19
      53                     9/30/02              8/31/09                                 536,258              531,869
      54                     9/30/02             12/31/09                                 406,920              560,606
      55                     9/30/02              8/31/09                                 473,439              474,351
      56                     9/30/02              5/31/09                                                      616,372
      57                     9/30/02             10/31/09
      58                     9/30/02              3/31/10                                 481,639              519,296
      59                     9/30/02              9/30/08                                 625,290
      60                     9/30/02              5/31/09                                 706,946
      61                     9/30/02              5/31/09                                 576,212
      62                     9/30/02              5/31/09                               1,092,073
      63                     9/30/02              7/31/09                                 399,733
      64                     9/30/02              8/31/09                                 436,378
      65                     9/30/02              6/30/09                                 421,328
      66                     9/30/02              4/30/09                                 440,309              444,565
      67                     9/30/02              9/30/09                                 404,144              416,304
      68                     9/30/02              8/31/09                                 332,304
      69                     9/30/02              8/31/09                                 262,104
      70                     9/30/02              5/31/09                                 372,120              411,647
      71                     9/30/02              8/31/09                                 546,253
      72                     9/30/02              8/31/09                                 185,621
      73                     9/30/02              9/30/09                                 387,119
      74                     9/30/02              1/31/09                                 414,884
      75                     9/30/02              5/31/09
     75.1                                                                                 329,610
     75.2                                                                                 120,312
      76                     9/30/02              1/31/10                                 428,516              441,534
      77                     9/30/02              3/31/19
      78                     9/30/02              7/31/09                                 339,531
      79                     9/30/02              3/31/09                                 419,111
      80                     9/30/02              4/30/09                                 963,751
      81                     9/30/02              9/30/09                                 367,287
      82                     9/30/02              2/28/09                                 317,643
      83                     9/30/02              3/31/09                                 806,324
      84                     9/30/02              4/30/10                                 279,486              354,069
      85                     9/30/02              4/30/14                                                      296,361
      86                     9/30/02              4/30/10
      87                     9/30/02              4/30/09                                 836,079              955,848
      88                     9/30/02             12/31/09                                 335,877              341,495
      89                     9/30/02              8/31/19                                 541,273
      90                     9/30/02             12/31/09
      91                     9/30/02              9/30/09                                 336,618
     91.1                                                                                 127,055
     91.2                                                                                 209,563
      92                     9/30/02              5/31/09                                 381,598
      93                     9/30/02              6/30/09                                 291,580              291,269
      94                     9/30/02              5/31/09                                                      362,021
      95                     9/30/02              2/28/10
      96                     9/30/02              4/30/10                                 239,811              310,541
      97                     9/30/02              5/31/10                                 286,560              284,577
      98                     9/30/02              8/31/09                                 259,995
      99                     9/30/02              8/31/09                                 372,430
      100                    9/30/02              6/30/18
      101                    9/30/02             11/30/09                                 436,895              381,301
      102                    9/30/02              6/30/09                                 343,051
      103                    9/30/02             10/31/09
      104                    9/30/02              7/31/09                                 241,514
      105                    9/30/02              3/31/09                                 257,617
      106                    9/30/02              8/31/09                                 249,513              313,737
      107                    9/30/02              2/28/10                                 279,961              280,293
     107.1                                                                                156,659              132,957
     107.2                                                                                123,302              147,336
      108                    9/30/02              2/28/10                                 209,030                9,634
      109                    9/30/02              6/30/09                                 212,377
      110                    9/30/02             10/31/08                                 231,310
      111                    9/30/02              5/31/09                                 261,401
      112                    9/30/02              4/30/10                                 205,096
      113                    9/30/02              4/30/09                                 222,007
      114                    9/30/02             10/31/09                                 234,423
      115                    9/30/02             12/31/08                                                      297,635
      116                   10/31/04                                   7/31/09            216,614              216,348
      117                   11/30/03              8/31/09                                 219,910              251,736
     117.1                                                                                 97,899              109,649
     117.2                                                                                 37,464               46,811
     117.3                                                                                 35,612               39,607
     117.4                                                                                 24,028               28,417
     117.5                                                                                 24,907               27,252
      118                    9/30/02              6/30/09                                 203,246
      119                    9/30/02              9/30/09                                  77,394
      120                    9/30/02              9/30/09                                 202,403              202,403
      121                    9/30/02              3/31/10                                 147,761              199,392
      122                    9/30/02              9/30/09                                 201,319
      123                    5/31/03              2/28/09                                 184,964              197,488
      124                    9/30/02              6/30/09                                                      148,416
      125                   10/31/03              7/31/09                                 236,988              231,481
      126                    9/30/02              7/31/09                                 179,136
      127                    9/30/02              1/31/10                                 143,022
      128                    9/30/02              9/30/09                                  70,538
      129                   12/31/03              9/30/09                                 228,218              221,007
      130                    9/30/02              9/30/09                                 245,986
      131                    9/30/02              4/30/09                                 206,370
      132                    4/30/04              1/31/10
      133                    9/30/02              8/31/09                                  98,087
      134                    5/31/04              2/28/10                                 175,548              177,397
      135                    9/30/02              8/31/09                                 167,945
      136                    9/30/02             12/31/08                                 208,600
      137                    9/30/02              8/31/09                                 157,442
      138                    9/30/02              4/30/10                                 119,669              153,152
     138.1                                                                                 22,483               38,799
     138.2                                                                                 21,024               29,714
     138.3                                                                                 50,058               53,884
     138.4                                                                                 26,104               30,755
      139                    9/30/02             12/31/09                                  50,875
      140                    9/30/02             11/30/09
      141                    9/30/02              9/30/09                                                      161,845
      142                    2/29/04             11/30/09                                 156,884              177,525
      143                    9/30/02             12/31/09
      144                    9/30/02              6/30/09                                                      122,420
      145                    9/30/02              7/31/09                                 216,932
      146                   11/30/03              8/31/09                                 160,152              174,198
      147                    9/30/02              9/30/09                                  81,600
      148                    9/30/02              4/30/10                                 134,930              147,058
      149                    2/28/05                                  11/30/09            130,479
      150                    9/30/02              8/31/09
      151                    9/30/02              8/31/09
      152                    9/30/02              8/31/09                                  95,678
      153                    9/30/02              4/30/09                                 119,166
      154                    9/30/02              9/30/09
      155                    9/30/02             10/31/08                                  91,272
      156                   11/30/03              8/31/09                                 104,722               87,973
      157                    9/30/02             10/31/09                                  99,982               99,982
      158                    9/30/02              6/30/09                                                       75,261
      159                    9/30/02              3/31/10
      160                    9/30/03                                   6/30/09             75,142               76,997
      161                    2/28/05                                  11/30/09             91,568               95,228
      162                    9/30/02              8/31/09                                  61,794
      163                    9/30/02              8/31/09                                  67,400
      164                    9/30/02              6/30/09                                  69,966
      165                    9/30/03                                   6/30/09             64,638               79,667
      166                    9/30/02              6/30/09                                                       33,164
      167                    2/29/04                                  11/30/09             51,072
      168                                                             10/31/09             20,677

                                       Type of Most
                   Date of Most         Recent NOI                    UW                  UW                    Underwritten
   Loan No.         Recent NOI             (11)                     NOI ($)           Cash Flow ($)               DSCR (12)
   --------        ------------        ------------                 -------           -------------             ------------
       1                                                           4,140,895           3,389,589                    1.81
      1.1                                                          1,173,991           1,049,116
      1.2                                                            967,088             723,913
      1.3                                                            611,037             454,487
      1.4                                                            533,085             485,728
      1.5                                                            613,409             491,814
      1.6                                                            242,285             184,531
       2                                                           3,081,454           2,752,178                    1.58
      2.1                                                          1,199,614           1,112,903
      2.2                                                          1,130,576             977,081
      2.3                                                             67,762              45,387
      2.4                                                            361,617             328,615
      2.5                                                            270,365             244,472
      2.6                                                             51,520              43,720
       3                                                           2,790,516           2,493,559                    1.27
      3.1                                                          1,500,782           1,274,448
      3.2                                                          1,289,734           1,219,111
       4              3/31/00           Trailing 12                2,399,584           2,374,584                    1.27
       5              3/31/00           Trailing 12                2,700,271           2,469,357                    1.26
       6                                                           2,751,158           2,349,908                    1.32
       7              3/1/00            Trailing 12                2,496,817           2,007,895                    1.26
       8                                                           2,398,182           2,079,950                    1.25
       9                                                           2,677,957           2,263,542                    1.40
      10                                                           1,867,163           1,814,696                    1.27
      11                                                           2,353,398           2,093,887                    1.39
      12                                                           1,935,139           1,725,540                    1.27
     12.1             2/29/00           Trailing 12                  486,887             441,668
     12.2             2/29/00           Trailing 12                  401,920             361,173
     12.3             2/29/00           Trailing 12                  294,938             254,234
     12.4             2/29/00           Trailing 12                  363,875             322,244
     12.5             2/29/00           Trailing 12                  387,519             346,221
      13              3/31/00           Annualized                 1,724,294           1,493,015                    1.25
      14                                                           1,523,517           1,384,289                    1.26
      15                                                           1,703,134           1,478,999                    1.40
      16              3/31/00           Trailing 12                1,458,668           1,403,618                    1.48
      17                                                           1,555,969           1,437,302                    1.23
      18              3/31/00           Trailing 12                1,308,495           1,228,495                    1.27
      19                                                           1,266,547           1,180,047                    1.27
      20              4/30/00           Trailing 12                1,055,389           1,022,110                    1.21
      21                                                           1,060,283             995,033                    1.28
      22                                                           1,255,702           1,195,969                    1.36
      23                                                             978,338             917,146                    1.21
      24                                                           1,040,519             974,688                    1.26
      25                                                           1,007,329             895,487                    1.23
      26              1/31/00           Trailing 12                  870,200             802,200                    1.21
      27                                                           1,211,490           1,010,472                    1.35
      28                                                           1,057,556             998,056                    1.42
      29                                                             964,877             912,293                    1.32
      30              3/30/00           Annualized                   841,922             816,722                    1.25
      31              3/31/00           Trailing 12                1,150,456           1,031,288                    1.40
      32              1/1/99            Trailing 12                1,216,784             993,841                    1.37
      33              3/31/00           Trailing 12                  931,695             806,736                    1.32
     33.1             3/31/00           Trailing 12                  720,400             629,200
     33.2             3/31/00           Trailing 12                  211,295             177,536
      34              3/31/00           Trailing 12                  938,090             860,174                    1.42
      35                                                             884,998             767,974                    1.31
      36                                                             769,609             703,109                    1.27
      37                                                             722,507             715,221                    1.32
      38                                                             754,201             692,726                    1.30
      39                                                             893,578             785,246                    1.39
      40                                                             628,099             598,099                    1.20
      41              3/31/00           Trailing 12                  621,437             591,437                    1.14
      42                                                             677,256             641,256                    1.39
      43              6/30/00           Trailing 12                  591,885             564,452                    1.21
      44                                                             633,472             601,495                    1.32
      45                                                             560,582             539,867                    1.25
      46                                                             715,353             623,267                    1.22
      47                                                             622,808             554,056                    1.30
      48                                                             551,604             521,326                    1.29
      49                                                             613,212             583,302                    1.42
      50              1/31/00           Trailing 12                  537,434             482,985                    1.22
      51              2/1/00            Annualized                   522,146             517,546                    1.20
      52                                                             473,055             470,667                    1.03
      53              1/31/00           Trailing 12                  486,964             480,414                    1.27
      54              2/29/00           Annualized                   535,472             503,356                    1.34
      55              1/31/00           Trailing 12                  463,211             452,061                    1.21
      56              2/29/00           Trailing 12                  541,201             422,060                    1.12
      57                                                             546,629             519,975                    1.35
      58              4/30/00           Trailing 12                  468,219             444,969                    1.25
      59                                                             563,117             551,805                    1.54
      60                                                             593,817             545,107                    1.37
      61                                                             521,161             468,083                    1.35
      62                                                             657,239             598,559                    1.52
      63                                                             399,733             390,406                    1.12
      64                                                             425,828             416,728                    1.27
      65                                                             497,492             438,123                    1.33
      66              2/27/00           Trailing 12                  414,708             404,440                    1.22
      67              3/31/00           Trailing 12                  422,680             399,551                    1.23
      68                                                             380,540             373,290                    1.21
      69                                                             418,129             396,591                    1.25
      70              3/31/00           Annualized                   446,511             421,623                    1.35
      71                                                             499,347             483,937                    1.48
      72                                                             364,121             352,121                    1.22
      73                                                             398,813             389,113                    1.39
      74                                                             415,105             357,626                    1.29
      75                                                             417,907             375,701                    1.26
     75.1                                                            309,311             279,680
     75.2                                                            108,596              96,021
      76              2/29/00           Annualized                   402,024             360,298                    1.26
      77                                                             303,856             303,856                    1.03
      78                                                             344,778             338,233                    1.29
      79                                                             395,835             342,524                    1.37
      80                                                             529,906             479,906                    1.82
      81                                                             386,444             322,734                    1.13
      82                                                             370,431             337,070                    1.33
      83                                                             521,235             496,985                    1.85
      84              5/31/00           Trailing 12                  344,331             307,238                    1.25
      85              3/31/00           Annualized                   320,983             318,639                    1.10
      86                                                             387,150             327,367                    1.31
      87              3/31/00           Annualized                   536,571             512,700                    2.06
      88              5/31/00           Trailing 12                  318,204             279,243                    1.27
      89                                                             470,400             462,064                    1.82
      90                                                             409,139             353,591                    1.30
      91                                                             371,258             333,258                    1.58
     91.1                                                            148,799             131,299                    1.67
     91.2                                                            222,459             201,959                    1.53
      92                                                             369,804             355,003                    1.55
      93              2/29/00           Trailing 12                  299,840             274,891                    1.25
      94              1/31/00           Trailing 12                  317,050             277,779                    1.26
      95                                                             321,932             304,952                    1.40
      96              6/30/00           Annualized                   290,614             253,614                    1.28
      97              5/21/00           Trailing 12                  281,994             254,494                    1.24
      98                                                             288,840             256,818                    1.26
      99                                                             382,238             332,671                    1.46
      100                                                            220,123             220,123                    1.03
      101             3/31/00           Trailing 12                  435,735             406,584                    1.29
      102                                                            295,741             248,837                    1.33
      103                                                            231,555             229,919                    1.20
      104                                                            228,726             221,206                    1.24
      105                                                            254,341             228,847                    1.30
      106             3/15/00           Annualized                   269,934             223,139                    1.33
      107             3/31/00           Annualized                   243,592             222,842                    1.28
     107.1            3/31/00           Annualized                   136,039             126,039
     107.2            3/31/00           Annualized                   107,553              96,803
      108             2/29/00           Annualized                   231,856             210,313                    1.25
      109                                                            201,982             194,982                    1.24
      110                                                            207,509             202,232                    1.25
      111                                                            259,878             226,065                    1.46
      112                                                            196,830             180,684                    1.22
      113                                                            199,369             177,688                    1.29
      114                                                            206,225             198,125                    1.30
      115             2/29/00           Trailing 12                  284,090             258,340                    1.86
      116             3/31/00           Annualized                   199,613             179,236                    1.24
      117             4/30/00           Annualized                   210,496             196,868                    1.35
     117.1            4/30/00           Annualized                    89,465              84,175
     117.2            4/30/00           Annualized                    35,490              32,490
     117.3            4/30/00           Annualized                    37,433              35,245
     117.4            4/30/00           Annualized                    24,759              23,109
     117.5            4/30/00           Annualized                    23,349              21,849
      118                                                            171,970             166,220                    1.26
      119                                                            185,489             176,033                    1.30
      120            12/31/99           Annualized                   181,417             173,161                    1.30
      121             4/30/00           Annualized                   186,948             180,948                    1.41
      122                                                            185,651             162,326                    1.31
      123             3/28/00           Annualized                   171,726             153,976                    1.20
      124             1/31/00           Trailing 12                  157,514             154,814                    1.26
      125             3/25/00           Annualized                   196,542             157,827                    1.24
      126                                                            188,941             168,685                    1.28
      127                                                            163,928             144,928                    1.25
      128                                                            168,760             160,745                    1.30
      129             4/28/00           Annualized                   185,616             173,020                    1.31
      130                                                            193,500             183,300                    1.50
      131                                                            183,278             178,620                    1.50
      132                                                            151,576             138,076                    1.21
      133                                                            127,505             124,904                    1.22
      134             2/29/00           Trailing 12                  150,314             141,314                    1.24
      135                                                            140,246             135,108                    1.30
      136                                                            198,151             181,901                    1.78
      137                                                            159,232             147,057                    1.53
      138             5/31/00           Trailing 12                  139,358             131,358                    1.30
     138.1            5/31/00           Trailing 12                   26,042              24,792
     138.2            5/31/00           Trailing 12                   25,861              24,111
     138.3            5/31/00           Trailing 12                   61,247              57,747
     138.4            5/31/00           Trailing 12                   26,208              24,708
      139                                                            193,513             130,145                    1.23
      140                                                            142,548             134,359                    1.32
      141             2/29/00           Trailing 12                  137,152             129,152                    1.30
      142             2/28/00           Trailing 12                  152,491             143,234                    1.31
      143                                                            162,305             142,355                    1.60
      144             2/28/00           Trailing 12                  111,425             108,081                    1.20
      145                                                            202,884             196,261                    1.91
      146             2/29/00           Annualized                   134,559             127,759                    1.28
      147                                                            117,806             107,406                    1.21
      148             4/30/00           Annualized                   125,210             117,210                    1.23
      149                                                            122,539             111,175                    1.37
      150                                                            103,950              99,164                    1.30
      151                                                             88,040              83,028                    1.30
      152                                                             86,884              81,879                    1.30
      153                                                            107,671              87,767                    1.34
      154                                                             85,126              81,231                    1.30
      155                                                             83,100              80,064                    1.24
      156             2/29/00           Annualized                    81,288              77,688                    1.25
      157            11/16/99           Annualized                    86,123              79,726                    1.31
      158             2/29/00           Trailing 12                   84,433              76,934                    1.35
      159                                                             80,242              74,023                    1.30
      160             4/30/00           Annualized                    71,658              67,770                    1.21
      161             3/31/00           Annualized                    79,350              76,350                    1.32
      162                                                             61,500              59,950                    1.23
      163                                                             63,774              62,041                    1.33
      164                                                             73,651              70,151                    1.50
      165             3/31/00           Annualized                    58,319              55,206                    1.27
      166             4/30/00           Trailing 12                   39,618              36,118                    1.10
      167                                                             36,944              34,194                    1.25
      168                                                             31,517              29,517                    1.28

                                                                  Upfront Escrows ($)
                                -------------------------------------------------------------------------------------------
                                Repairs & Remediation                              Environmental             Other Upfront
   Loan No.                           Deposit                TI/LC Deposit             Deposit                   Deposit
   --------                     ---------------------        -------------         -------------             --------------
       1                               10,250                                           2,000                    96,369
      1.1                                                                                                        30,789
      1.2                                                                                                        19,626
      1.3                               2,500                                                                    18,944
      1.4                               1,000                                                                     5,911
      1.5                               6,750                                           2,000                    16,659
      1.6                                                                                                         4,440
       2                               11,250                                                                    45,472
      2.1                                                                                                         9,621
      2.2                                                                                                        18,484
      2.3                                                                                                         6,744
      2.4                              11,250                                                                     4,047
      2.5                                 375                                                                     4,692
      2.6                                                                                                         1,884
       3                               37,500
      3.1                              37,500
      3.2
       4
       5
       6                               64,290                                           4,000
       7
       8                               31,125                100,000
       9                                                                                                        438,949
      10                                                                                                         50,000
      11                              300,000
      12
     12.1
     12.2
     12.3
     12.4
     12.5
      13
      14
      15
      16                                                                                                        200,000
      17
      18                               45,750
      19                              100,000
      20                               10,875                                                                    30,000
      21
      22                                                     565,597                                            800,000
      23                                1,313                150,000
      24                                                                                                        875,000
      25                              310,000                                                                   363,649
      26                                3,938
      27                                                                              125,000                    38,458
      28                                                     500,000                                             17,000
      29
      30
      31                                1,688                                                                     3,000
      32                               37,875
      33                               20,156
     33.1                              20,156
     33.2
      34                                2,500
      35                                1,377                  6,824
      36
      37                                5,938
      38                               53,675
      39                                5,000
      40
      41                                                                                                        275,000
      42
      43                                                      15,500
      44                                                     215,000
      45                                7,031
      46
      47                                1,000
      48                               18,245
      49                                                                                1,000
      50                                3,094                                           7,990
      51
      52
      53
      54
      55                                3,889                                          10,875
      56                               10,909                 50,000
      57                              201,716
      58                               17,500
      59                               20,890
      60
      61                               16,250                150,000
      62                               59,490
      63
      64
      65
      66
      67                                2,688                                                                     2,688
      68                                1,063
      69
      70                               64,000                                           1,800                    25,990
      71
      72
      73
      74
      75                               40,000                 20,000                                            100,000
     75.1                              40,000                 20,000                                            100,000
     75.2
      76                                5,000                                                                    21,410
      77                                5,600
      78                               66,125
      79                               82,875                                         200,000
      80                                1,625
      81                                                                                                        350,000
      82                                3,125                 50,000
      83
      84
      85                                                                                8,500                     2,344
      86                               12,500
      87                                                                                                         23,871
      88                                5,601
      89
      90                               10,700
      91                                                                                6,000
     91.1                                                                               6,000
     91.2
      92                                                      25,000
      93
      94                               50,000
      95
      96                                5,069
      97                                6,571
      98
      99
      100
      101                               4,750                                                                     8,680
      102                                                     25,000
      103
      104
      105                               5,000
      106                               7,188
      107                               2,500
     107.1                              2,500
     107.2
      108                               3,125
      109
      110
      111                               3,125                                             600                     3,808
      112
      113                                                     22,500
      114                             160,500
      115                               2,000
      116                               2,000
      117
     117.1
     117.2
     117.3
     117.4
     117.5
      118                                                                               5,350
      119
      120
      121                               1,035
      122                              28,750
      123                              13,375                                                                    17,750
      124
      125
      126                              10,000
      127                               1,563
      128
      129                              56,906
      130                               3,750
      131
      132
      133                               6,820
      134
      135
      136                              22,213
      137
      138                              25,938
     138.1
     138.2
     138.3
     138.4
      139
      140
      141
      142
      143
      144
      145                               1,250
      146
      147                               1,625
      148                              16,525
      149
      150
      151
      152
      153
      154
      155
      156
      157                              50,000
      158
      159
      160
      161                                                                                                        66,000
      162
      163                               1,100
      164
      165
      166
      167
      168

                                                                Monthly Escrows
                   ------------------------------------------------------------------------------------------------------------
                     Capital
   Loan No.        Expenses ($)             TI/LC ($)             Other Monthly              Tax                   Insurance
   --------        ------------             ---------             -------------              ---                   ----------
       1                8,031                                                           1/12 of annual          1/12 of annual
      1.1               2,566
      1.2               1,635
      1.3               1,579
      1.4                 493
      1.5               1,388
      1.6                 370
       2                3,789                                                           1/12 of annual          1/12 of annual
      2.1                 802
      2.2               1,540
      2.3                 562
      2.4                 337
      2.5                 391
      2.6                 157
       3       1/12 of annual                                                           1/12 of annual          1/12 of annual
      3.1      1/12 of annual
      3.2      1/12 of annual
       4                2,083                                                           1/12 of annual          1/12 of annual
       5                3,626                  4,167                                    1/12 of annual          1/12 of annual
       6                                      30,000                                    1/12 of annual          1/12 of annual
       7                3,165                 20,140                                    1/12 of annual          1/12 of annual
       8                9,473                  8,333                                    1/12 of annual          1/12 of annual
       9                                                                                1/12 of annual          1/12 of annual
      10                  450                                                           1/12 of annual          1/12 of annual
      11               21,683                                                           1/12 of annual          1/12 of annual
      12               16,688                                                           1/12 of annual          1/12 of annual
     12.1               3,466
     12.2               3,259
     12.3               3,392
     12.4               3,353
     12.5               3,218
      13                3,241                 10,000                                    1/12 of annual          1/12 of annual
      14       1/12 of annual                 23,333                                    1/12 of annual          1/12 of annual
      15               18,678                                                           1/12 of annual          1/12 of annual
      16                4,588                                                           1/12 of annual          1/12 of annual
      17                1,360                                                           1/12 of annual          1/12 of annual
      18                6,666                                                           1/12 of annual          1/12 of annual
      19                8,333                                                           1/12 of annual          1/12 of annual
      20                  504                  4,934                                    1/12 of annual          1/12 of annual
      21                5,438                                                           1/12 of annual          1/12 of annual
      22                1,392                                                           1/12 of annual          1/12 of annual
      23                1,700                  3,400                                    1/12 of annual          1/12 of annual
      24                  716                  4,770                                    1/12 of annual          1/12 of annual
      25                  282                  2,778                                    1/12 of annual          1/12 of annual
      26                5,100                                                           1/12 of annual          1/12 of annual
      27                6,667                 14,167                                    1/12 of annual          1/12 of annual
      28
      29                  641                  5,209                                    1/12 of annual          1/12 of annual
      30                2,100                                                           1/12 of annual          1/12 of annual
      31                5,733                  4,173                  13,334            1/12 of annual          1/12 of annual
      32                8,133                                                           1/12 of annual          1/12 of annual
      33               10,413                                                           1/12 of annual          1/12 of annual
     33.1
     33.2
      34                6,493                                                           1/12 of annual          1/12 of annual
      35                1,377                  6,824                                    1/12 of annual          1/12 of annual
      36                5,497                                                           1/12 of annual          1/12 of annual
      37                  607                                                           1/12 of annual          1/12 of annual
      38                5,123                                                           1/12 of annual          1/12 of annual
      39                1,525                  7,625                                    1/12 of annual          1/12 of annual
      40                2,500                                                           1/12 of annual          1/12 of annual
      41                2,500                                                           1/12 of annual          1/12 of annual
      42                                                                                1/12 of annual          1/12 of annual
      43                  284                  1,912                                    1/12 of annual          1/12 of annual
      44                  395                                                           1/12 of annual          1/12 of annual
      45                1,726                                                           1/12 of annual          1/12 of annual
      46                1,050                                                           1/12 of annual          1/12 of annual
      47                1,395                  4,362                                    1/12 of annual          1/12 of annual
      48                1,625                    900                                    1/12 of annual          1/12 of annual
      49                  872                  1,621                                    1/12 of annual          1/12 of annual
      50                1,354                  2,450                                    1/12 of annual          1/12 of annual
      51                  441                                                           1/12 of annual          1/12 of annual
      52                  199                                                           1/12 of annual          1/12 of annual
      53                  546                                                           1/12 of annual          1/12 of annual
      54                  889                    625                                    1/12 of annual          1/12 of annual
      55                  929                                                           1/12 of annual          1/12 of annual
      56                2,040                  5,830                                    1/12 of annual          1/12 of annual
      57                  358                    726                                    1/12 of annual          1/12 of annual
      58                1,907                                                           1/12 of annual          1/12 of annual
      59                                                                                1/12 of annual          1/12 of annual
      60                4,000                                                           1/12 of annual          1/12 of annual
      61                  854                  3,304                                    1/12 of annual          1/12 of annual
      62                                                                                1/12 of annual          1/12 of annual
      63                  777                                                           1/12 of annual          1/12 of annual
      64                  379                                                           1/12 of annual          1/12 of annual
      65                  763                  3,788                                    1/12 of annual          1/12 of annual
      66                                                                                1/12 of annual          1/12 of annual
      67                  307                                                           1/12 of annual          1/12 of annual
      68                  604                                                           1/12 of annual          1/12 of annual
      69                  226                  7,205                                    1/12 of annual          1/12 of annual
      70                2,074                                                           1/12 of annual          1/12 of annual
      71                1,284                                                           1/12 of annual          1/12 of annual
      72                  600                                                           1/12 of annual          1/12 of annual
      73                  672                                                           1/12 of annual          1/12 of annual
      74                  650                  3,702                                    1/12 of annual          1/12 of annual
      75                1,418                  2,007                                    1/12 of annual          1/12 of annual
     75.1               1,204                  1,174
     75.2                 215                    833
      76                  793                  2,000                                    1/12 of annual          1/12 of annual
      77
      78                  545                                                           1/12 of annual          1/12 of annual
      79                1,016                  3,350                                    1/12 of annual          1/12 of annual
      80                                                                                1/12 of annual
      81                1,908                  3,402                                    1/12 of annual          1/12 of annual
      82                  425                  2,355                                    1/12 of annual          1/12 of annual
      83                2,020                                                           1/12 of annual          1/12 of annual
      84                                                                                1/12 of annual          1/12 of annual
      85                  195                                                           1/12 of annual          1/12 of annual
      86                2,055                  5,366                                    1/12 of annual          1/12 of annual
      87                                                                                1/12 of annual          1/12 of annual
      88                  658                                                           1/12 of annual          1/12 of annual
      89                  642                                                           1/12 of annual          1/12 of annual
      90                1,966                  2,052                                    1/12 of annual          1/12 of annual
      91                3,167                                                           1/12 of annual          1/12 of annual
     91.1               1,458
     91.2               1,708
      92                  124                  1,102                                    1/12 of annual          1/12 of annual
      93                2,079                                                           1/12 of annual          1/12 of annual
      94                  981                  1,217                                    1/12 of annual          1/12 of annual
      95                  253                                                           1/12 of annual          1/12 of annual
      96                3,083                                                           1/12 of annual          1/12 of annual
      97                2,292                                                           1/12 of annual          1/12 of annual
      98                  366                  2,302                                    1/12 of annual          1/12 of annual
      99                4,130                                                           1/12 of annual          1/12 of annual
      100                                                                               1/12 of annual          1/12 of annual
      101               1,423                                                           1/12 of annual          1/12 of annual
      102                 521                  3,387                                    1/12 of annual          1/12 of annual
      103                 136
      104                 235                                                           1/12 of annual          1/12 of annual
      105                 537                  1,588                                    1/12 of annual          1/12 of annual
      106               1,410                  1,631                                    1/12 of annual          1/12 of annual
      107                                                                               1/12 of annual          1/12 of annual
     107.1
     107.2
      108                 476                  1,281                                    1/12 of annual          1/12 of annual
      109                 292                                                           1/12 of annual          1/12 of annual
      110                 439                                                           1/12 of annual          1/12 of annual
      111                 718                  2,622                                    1/12 of annual          1/12 of annual
      112                                                                               1/12 of annual          1/12 of annual
      113                 540                  1,225                                    1/12 of annual          1/12 of annual
      114                 457                                                           1/12 of annual          1/12 of annual
      115               2,146                                                           1/12 of annual          1/12 of annual
      116                                        400                   2,119            1/12 of annual          1/12 of annual
      117                                                                               1/12 of annual          1/12 of annual
     117.1
     117.2
     117.3
     117.4
     117.5
      118                 240                                                           1/12 of annual          1/12 of annual
      119                  49                                                           1/12 of annual          1/12 of annual
      120                  54                                                           1/12 of annual          1/12 of annual
      121                                                                               1/12 of annual          1/12 of annual
      122               1,944                                                           1/12 of annual          1/12 of annual
      123                                                                               1/12 of annual          1/12 of annual
      124                 250                                                           1/12 of annual          1/12 of annual
      125                                                                               1/12 of annual          1/12 of annual
      126                 540                  1,148                                    1/12 of annual          1/12 of annual
      127               1,305                                                           1/12 of annual          1/12 of annual
      128                  36                  1,600                                    1/12 of annual          1/12 of annual
      129                                                                               1/12 of annual          1/12 of annual
      130               1,175                                                           1/12 of annual          1/12 of annual
      131                 388                                                           1/12 of annual          1/12 of annual
      132                                                                               1/12 of annual          1/12 of annual
      133                 213                                                           1/12 of annual          1/12 of annual
      134                 479                                                           1/12 of annual          1/12 of annual
      135                  30                  1,400                                    1/12 of annual          1/12 of annual
      136               1,354                                                           1/12 of annual          1/12 of annual
      137               1,015                                                           1/12 of annual          1/12 of annual
      138                                                                               1/12 of annual          1/12 of annual
     138.1
     138.2
     138.3
     138.4
      139               1,179                  4,025                                    1/12 of annual          1/12 of annual
      140                  65                  1,600                                    1/12 of annual          1/12 of annual
      141                 167                    500                                    1/12 of annual          1/12 of annual
      142                                                                               1/12 of annual          1/12 of annual
      143                                                                               1/12 of annual          1/12 of annual
      144                 307                                                           1/12 of annual          1/12 of annual
      145                 552                                                           1/12 of annual          1/12 of annual
      146                                                                               1/12 of annual          1/12 of annual
      147               1,083                                                           1/12 of annual          1/12 of annual
      148                 644                                                           1/12 of annual          1/12 of annual
      149                                                                               1/12 of annual          1/12 of annual
      150                  38                                                           1/12 of annual          1/12 of annual
      151                  23                                                           1/12 of annual          1/12 of annual
      152                  42                                                           1/12 of annual          1/12 of annual
      153                 211                  1,651                                    1/12 of annual          1/12 of annual
      154                  25                                                           1/12 of annual          1/12 of annual
      155                 253                                                           1/12 of annual          1/12 of annual
      156                                                                               1/12 of annual          1/12 of annual
      157                  78                    360                                    1/12 of annual          1/12 of annual
      158                 152                    473                                    1/12 of annual          1/12 of annual
      159                                                                               1/12 of annual          1/12 of annual
      160                                        117                                    1/12 of annual          1/12 of annual
      161                                                                               1/12 of annual          1/12 of annual
      162                 129                                                           1/12 of annual          1/12 of annual
      163                 144                                                           1/12 of annual          1/12 of annual
      164                 292                                                           1/12 of annual          1/12 of annual
      165                                        163                                    1/12 of annual          1/12 of annual
      166                 292                                                           1/12 of annual          1/12 of annual
      167                                                                               1/12 of annual          1/12 of annual
      168                                                     1/12 of annual            1/12 of annual          1/12 of annual


                              FOOTNOTES TO ANNEX A

(1) With respect to Mortgage Loans secured by multiple Mortgaged Properties, the Occupancy Rate thereof is the weighted average Occupancy Rate for each Mortgaged Property based on square footage or number of units thereof.

(2) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Seller's determination of the appropriate allocation.

(3)   Each number identifies one of six groups of Crossed Loans.

(4) Each letter identifies one of twelve groups of related Mortgagors with respect to Mortgage Loans that are not Crossed Loans.

(5) For each Mortgage Loan, the excess of the related Mortgage Interest Rate over the related Master Servicing Fee Rate and the Trustee Fee Rate.

(6) "ACT/360" means interest accrues on the basis of the actual number of days elapsed and a 360-day year.

(7) For Loan Numbers 1 and 2, calculated as the aggregate of the 12 Monthly Payments beginning on September 1, 2000 and ending on August 1, 2001; for all other Mortgage Loans, calculated as 12 times the Monthly Payment in effect as of the Cut-off Date.

(8)   For ARD Loans, the related Anticipated Repayment Date.

(9)   For ARD Loans, calculated as of the related Anticipated Repayment Date.

(10) Certain of the Mortgage Loans allow for Defeasance from and after the second anniversary of the Delivery Date.

(11) "Trailing 12" indicates Most Recent NOI is based on NOI for the twelve months preceding the Date of Most Recent NOI. "Annualized" indicates Most Recent NOI has been annualized based on NOI for the number of months from January 1, 2000 to Date of Most Recent NOI.

(12)  Calculated as the ratio of UW Cash Flow to the Annual Debt Service.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B

LOAN NO.     PROPERTY NAME                          CITY                STATE   ZIP CODE      COUNTY        DETAILED PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
       4     Covina Hills Mobile Home Country Club  La Puente           CA       91744    Los Angeles     Mobile Home Park
      15     Willo Arms Apartments                  Euclid              OH       44132    Cuyahoga        Multifamily
      16     Rincon Country West Resort             Tucson              AZ       85746    Pima            Mobile Home Park
      18     Royal Lane Village Apartments          Dallas              TX       75229    Dallas          Multifamily
      19     Heritage Square Apartments             Hempstead           NY       11550    Nassau          Multifamily
      21     Vista Del Valle                        Las Vegas           NV       89103    Clark           Multifamily
      26     Whispering Pines Apartments            Tucson              AZ       85710    Pima            Multifamily
      30     Campus Edge - Phase II                 Charlotte           NC       28262    Mecklenburg     Multifamily
    33.1     Village of Hampshire Heights Apts      Toledo              OH       43606    Lucas           Multifamily
    33.2     University Park Apartments             Toledo              OH       43602    Lucas           Multifamily
      34     Anderson Apartments                    Ypsilanti           MI       48198    Washtenaw       Multifamily
      36     Sunny Dale Apartments                  Toledo              OH       43613    Lucas           Multifamily
      37     Del Prado Mobile Home Park             Anaheim             CA       92802    Orange          Mobile Home Park
      38     West Dixie Towers                      North Miami         FL       33161    Dade            Multifamily
      40     Brookside Sr. Apartments               Bakersfield         CA       93311    Kern            Multifamily
      41     The Meadows Apartments                 New Castle          PA       16105    Lawrence        Multifamily
      42     The Vail Estates Apartments            Princeton           IN       47670    Gibson          Multifamily
      45     Manoog's Isle Mobile Home Park         Anchorage           AK       99507    Anchorage       Mobile Home Park
      48     Rotunda Apartments                     New Orleans         LA       70130    Orleans         Multifamily
      51     Thomas Jefferson II Apartments         Hoboken             NJ       07030    Hudson          Multifamily
      53     Westward Ho Manor Mobile Home Park     El Cajon            CA       92021    San Diego       Mobile Home Park
      54     River Center Plaza & Apts.             La Crosse           WI       54601    La Crosse       Multifamily
      55     Golden Hills Mobile Home Park          Porterville         CA       93257    Tulare          Mobile Home Park
      58     Glendale Townhomes                     Madison             WI       53716    Dane            Multifamily
      64     Silk Oak Lodge Mobile Home Park        Clearwater          FL       33761    Pinellas        Mobile Home Park
      68     Lake Eden Gardens Mobile Home Park     Hollywood           FL       33312    Broward         Mobile Home Park
      70     Surfside Apartments                    Lynn                MA       01902    Essex           Multifamily
      72     The Fields Apartments Ph III           Bloomington         IN       47401    Monroe          Multifamily
      73     Hidden Forest Mobile Home Park         Randolph            NC       27317    Randolph        Mobile Home Park
      78     300 East 96th Street                   New York            NY       10128    New York        Multifamily
      80     Vermont Care Center                    Torrance            CA       60502    Los Angeles     Skilled Nursing Facility
    91.1     Asylum Apts. - Asylum                  Hartford            CT       06105    Hartford        Multifamily
    91.2     Asylum Apts. - Executive House         Hartford            CT       06105    Hartford        Multifamily
      93     Mirror Lake Apartments                 Daytona Beach       FL       32119    Volusia         Multifamily
      96     Valley Oaks Apartments                 Houston             TX       77050    Harris          Multifamily
      97     Santa Fe Apartments                    San Antonio         TX       78216    Bexar           Multifamily
   107.1     Pine Grove Apartments                  Rotterdam           NY       12306    Schenectady     Multifamily
   107.2     Cimino Lane Apartments                 Rotterdam           NY       12306    Schenectady     Multifamily
     109     Sixth Avenue Mobile Home Park          Zephyrhills         FL       33540    Pasco           Mobile Home Park
     112     Lorain Point Apartments                Monroe              MI       48162    Monroe          Multifamily
     114     Sheltering Palms                       Yuma                AZ       85364    Yuma            Mobile Home Park
     115     Westwood Apartments                    Dallas              TX       75220    Dallas          Multifamily
   117.1     133 Grant Street                       Portland            ME       04101    Cumberland      Multifamily
   117.2     193 Congress Street                    Portland            ME       04101    Cumberland      Multifamily
   117.3     6-8 May Street                         Portland            ME       04102    Cumberland      Multifamily
   117.4     142 Grant Street                       Portland            ME       04101    Cumberland      Multifamily
   117.5     149 Brackett Street                    Portland            ME       04102    Cumberland      Multifamily
     118     Southernaire Mobile Home Park          Mt. Dora            FL       34757    Lake            Mobile Home Park
     121     Parker Hill Apartments                 Boston              MA       02120    Suffolk         Multifamily
     122     Palm Shadows Apartments                Yuma                AZ       85364    Yuma            Multifamily
     123     Carriage Square Apartments             Arlington           TX       76013    Tarrant         Multifamily
     124     Lafayette Apartments                   New Orleans         LA       70113    Orleans         Multifamily
     127     Downtown Plaza Apartments              Bristol             VA       24201    Bristol         Multifamily
     130     Tampico Retirement Center ALF          Venice              FL       34285    Sarasota        Assisted Living Facility
     132     Williamsburg Square Apartments         Pascagoula          MS       39581    Jackson         Multifamily
     133     Crystal Lake Mobile Home Park          Hollywood           FL       33312    Broward         Mobile Home Park
     134     Suburban Villas                        Brandon             FL       33511    Hillsborough    Multifamily
     136     Hilltopper Apartments                  Irving              TX       75060    Dallas          Multifamily
     137     Panorama Pointe Villas                 Panorama City       CA       91402    Los Angeles     Multifamily
   138.1     696 Congress Street                    Portland            ME       04102    Cumberland      Multifamily
   138.2     316 & 316A Congress Street             Portland            ME       04101    Cumberland      Multifamily
   138.3     190-192 State Street                   Portland            ME       04101    Cumberland      Multifamily
   138.4     469 Cumberland                         Portland            ME       04101    Cumberland      Multifamily
     144     Bahia Harbor Beach Apartments          Fort Lauderdale     FL       33316    Broward         Multifamily
     146     Masonic Arms Apartments                Warren              MI       48093    Macomb          Multifamily
     147     Tobias Garden Apartments               Panorama City       CA       91402    Los Angeles     Multifamily
     148     Sunrise Villa                          Kennewick           WA       99336    Benton          Multifamily
     156     Tapestry Apartments                    Milaca              MN       56353    Mille Lacs      Multifamily
     161     Country Club MHP                       Machias             NY       14042    Cattaraugus     Mobile Home Park
     162     Gold Hill Mobile Home Park             Newcastle           CA       95658    Placer          Mobile Home Park
     163     Pleasure Point Mobile Manor            Santa Cruz          CA       95062    Santa Cruz      Mobile Home Park
     164     Kintner Estates Mobile Home Park       Vestal              NY       13850    Broome          Mobile Home Park
     166     Blue Ridge Mobile Home Park            Conklin             NY       13748    Broome          Mobile Home Park
     167     M & M Apartments                       Brownsville         TX       78521    Cameron         Multifamily
     168     4029 29th Street                       San Diego           CA       92105    San Diego       Multifamily

(1) Number of studios with respect to multifamily properties, number of beds with respect to nursing homes and congregate care facilities and number of pads with respect to mobile home parks.

(2) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Seller's determination of the appropriate allocation.

(3) Average rents were determined based on an average of the current asking rents set forth in the appraisal for the related Mortgaged Property.

                                                                                               STUDIOS/BEDS/PADS (1)
                                                                                ---------------------------------------------------
                                    CUT-OFF DATE/
                  CUT-OFF DATE/       ALLOCATED               UTILITIES                     AVG RENT
                  ALLOCATED LOAN       BALANCE     LOAN        PAID BY          # OF       PER MO. ($)    MIN. RENT     MAX. RENT
     LOAN NO.       BALANCE (2)        PER UNIT  PURPOSE        TENANT          UNITS           (3)       PER MO. ($)   PER MO. ($)
-----------------------------------------------------------------------------------------------------------------------------------
           4        21,587,115          43,174   Aquisition      E, G, W          500           576            550          610
          15        11,938,863          16,221   Refinance          W
          16        10,989,210           9,981   Refinance          E           1,101           208            204          212
          18        10,458,138          32,682   Refinance        E, G
          19        10,195,894          29,468   Aquisition         E             106           750            505          792
          21         9,152,820          35,068   Refinance
          26         7,584,167          27,883   Refinance          E
          30         7,335,521          87,328   Refinance        E, W
        33.1         5,426,577          17,851   Aquisition       E, G
        33.2         1,394,412          14,085   Aquisition         E
          34         6,766,663          22,406   Aquisition       E, G
          36         6,136,709          23,070   Aquisition         E              13           322            320          325
          37         5,971,635          45,936   Refinance        E, G            130           673            513        1,037
          38         5,825,724          29,275   Refinance          E              13           410            395          425
          40         5,727,747          47,731   Refinance          E
          41         5,573,634          46,447   Refinance        E, G
          42         5,225,565          36,289   Refinance          E
          45         4,855,437          13,303   Aquisition      E, G, W
          48         4,511,866          66,351   Refinance
          51         4,338,163         188,616   Refinance        E, G
          53         4,180,032          32,403   Refinance       E, G, W          129           442            375          459
          54         4,139,705          66,769   Refinance        E, G
          55         4,132,261          18,530   Refinance        E, G            223           241            241          241
          58         3,934,821          42,310   Refinance        E, G
          64         3,657,232          20,095   Aquisition       E, G            182           323            322          327
          68         3,438,389          24,560   Aquisition      E, G, W          140           370            361          392
          70         3,381,433          49,727   Refinance        E, G              4           631            575          650
          72         3,283,141          68,399   Refinance       E, G, W
          73         3,145,752          16,215   Refinance        E, G            194           227            230          250
          78         2,835,616         113,425   Refinance        E, G
          80         2,718,176          13,591   Refinance                        200           175
        91.1           876,137          12,516   Refinance          E
        91.2         1,473,503          17,970   Refinance        E, G              3           385            365          405
          93         2,301,562          25,017   Refinance
          96         2,159,188          14,688   Aquisition         E
          97         2,100,000          19,091   Refinance        E, G
       107.1           938,874          23,472   Aquisition         W
       107.2           883,940          20,557   Refinance          W
         109         1,729,802          12,356   Aquisition      E, G, W          140           173            173          173
         112         1,624,369          29,007   Aquisition         E               1           400            400          400
         114         1,511,333           9,329   Refinance          E             162           169            125          180
         115         1,490,766          14,473   Aquisition         E               4           400            400          400
       117.1           603,025          31,738   Refinance          E
       117.2           309,447          25,787   Refinance
       117.3           218,200          36,367   Refinance          W
       117.4           162,658          27,110   Refinance        E, G
       117.5           162,658          27,110   Refinance        E, G
         118         1,451,443          12,621   Aquisition       E, G            115           239            239          239
         121         1,398,940          58,289   Aquisition       E, W              8           700            650          700
         122         1,393,721          18,338   Aquisition         E
         123         1,367,600          19,262   Refinance                          8           375            375          375
         124         1,337,507         111,459   Refinance
         127         1,297,487          17,072   Refinance       E, G, W
         130         1,207,349          35,510   Refinance                         34         1,816          1,350        1,995
         132         1,156,485          19,275   Refinance          G
         133         1,139,495          22,343   Aquisition      E, G, W           51           365            342          388
         134         1,137,414          31,595   Refinance          E
         136         1,100,631          16,933   Refinance
         137         1,069,788          24,879   Refinance        E, G
       138.1           429,683          85,937   Refinance        E, G
       138.2           239,823          34,260   Refinance        E, G              1           300
       138.3           195,856          13,990   Refinance        E, G              8           558            440          900
       138.4           183,864          30,644   Refinance        E, G
         144           994,106          71,008   Aquisition         G               3           865            865          865
         146           991,817          29,171   Refinance        E, G
         147           970,947          18,672   Refinance          E
         148           963,343          30,104   Aquisition       E, G
         156           655,654          36,425   Aquisition
         161           537,603           8,960   Refinance        E, G             78           193            187          207
         162           537,433          16,795   Refinance        E, G             31           247            242          266
         163           515,537          15,622   Refinance       E, G, W           33           234            234          234
         164           475,519           8,199   Refinance        E, G             55           216            214          254
         166           334,350           4,776   Refinance        E, G             70           201            197          205
         167           248,943          24,894   Refinance        E, G
         168           220,965          27,621   Refinance        E, G

                                       1 BEDROOM                                                 2 BEDROOM
                 -------------------------------------------------------   -------------------------------------------------------
                              AVG RENT                                                AVG RENT
                 # OF        PER MO. ($)      MIN. RENT      MAX. RENT     # OF      PER MO. ($)     MIN. RENT     MAX. RENT
       LOAN NO.  UNITS           (3)         PER MO. ($)    PER MO. ($)    UNITS         (3)        PER MO. ($)   PER MO. ($)
----------------------------------------------------------------------------------------------------------------------------------
           4
          15      175             391            380            400         391           484           475          515
          16
          18       72             475                           508         168           600                        642
          19      204             900            546          1,041          20         1,000           958        1,238
          21      100             568            565            850         161           647           610          995
          26      176             426            410            445          96           579           574          589
          30
        33.1       88             434            390            440         216           463           440          465
        33.2       78             440            419            454          21           617           584          634
          34        3             375            365            375         299           410           400          410
          36       55             409            406            412         198           485           471          506
          37
          38      116             508            465            550          70           700           650          750
          40       40             585            585            585          80           719           675          745
          41                                                                120           666           605          757
          42        4             595            595            595         140           658           650          675
          45      313             290            290            290          52           300           300          300
          48       45                            758            840          19                       1,000        1,089
          51                                                                 15         2,503         2,200        2,800
          53
          54       25             740            595            900          31           942           850        1,125
          55
          58       16             499            470            525          59           708           655          745
          64
          68
          70       18             735            600            850          24           826           750          925
          72       12             720            720            720          30           936           875          995
          73
          78       25           1,425          1,121          1,887
          80
        91.1       70             485            400            575
        91.2       60             498            410            650          19           658           650          683
          93                                                                 92           550           550          550
          96       53             335            260            425          84           430           360          525
          97       48             413            389            450          59           535           214          605
       107.1       25             478            450            510          15           523           500          555
       107.2       43             416            370            488
         109
         112                                                                 55           517           490          530
         114
         115       24             450            450            450          71           588           550          625
       117.1        7             496            482            498           3           585           625          650
       117.2       12             480            375            525
       117.3                                                                  6           828           795          900
       117.4        3             516            487            537           3           625           600          634
       117.5        4             500            425            575           2           610           595          625
         118
         121        8             895            850            895           8         1,100         1,000        1,200
         122       12             362            340            390          64           442           440          460
         123       27             489            400            500          36           650           650          650
         124                                                                 12         1,488         1,350        1,575
         127       36             280            280            280          32           346           320          350
         130
         132                                                                 44           499           455          525
         133
         134        8             475            400            475          10           575           530          575
         136       12             500            500            500          32           575           550          600
         137       27             535            535            535          14           675           675          675
       138.1        3             545            450            595           1           725           725          725
       138.2        6             542            537            550
       138.3        6             588            500            650
       138.4        4             541            495            595           2           695           695          695
         144        9             873            830          1,025           1         1,600         1,600        1,600
         146       34             535            530            585
         147       44             475            465            485           8           650           650          650
         148                                                                 32           530           525          600
         156        4             465            435            475          12           568           560          585
         161
         162
         163
         164        3             325            325            325
         166
         167        8             500            500            500           2           600           600          600
         168        1             410            410            410           7           509           500          525

                                       3 BEDROOM                                                 4 BEDROOM
                 -------------------------------------------------------  -------------------------------------------------
                              AVG RENT                                               AVG RENT
                 # OF        PER MO. ($)      MIN. RENT      MAX. RENT    # OF      PER MO. ($)     MIN. RENT    MAX. RENT  ELEVATOR
       LOAN NO.  UNITS           (3)         PER MO. ($)    PER MO. ($)   UNITS         (3)        PER MO. ($)  PER MO. ($) (YES/NO)
-----------------------------------------------------------------------------------------------------------------------------------
           4                                                                                                                   No
          15        170           554            550           565                                                             No
          16                                                                                                                   No
          18         80           675                          722                                                             No
          19         16         1,200            871         1,352                                                             Yes
          21                                                                                                                   No
          26                                                                                                                   No
          30                                                                84         1,280         1,240         1,320       No
        33.1                                                                                                                   No
        33.2                                                                                                                   No
          34                                                                                                                   No
          36                                                                                                                   No
          37                                                                                                                   No
          38                                                                                                                   Yes
          40                                                                                                                   No
          41                                                                                                                   No
          42                                                                                                                   No
          45                                                                                                                   No
          48          4                        1,686         1,686                                                             Yes
          51          8         3,325          3,200         3,400                                                             Yes
          53                                                                                                                   No
          54          4         1,200          1,100         1,250           2         3,000         3,000         3,000       Yes
          55                                                                                                                   No
          58         18           785            760           825                                                             No
          64                                                                                                                   No
          68                                                                                                                   No
          70         22           915            800           975                                                             No
          72          6         1,085          1,085         1,085                                                             No
          73                                                                                                                   No
          78                                                                                                                   Yes
          80                                                                                                                   No
        91.1                                                                                                                   Yes
        91.2                                                                                                                   Yes
          93                                                                                                                   No
          96         10           550            500           565                                                             No
          97          3           708            700           715                                                             No
       107.1                                                                                                                   No
       107.2                                                                                                                   No
         109                                                                                                                   No
         112                                                                                                                   No
         114                                                                                                                   No
         115          4           675            675           675                                                             No
       117.1          9           736            650           802                                                             No
       117.2                                                                                                                   No
       117.3                                                                                                                   No
       117.4                                                                                                                   No
       117.5                                                                                                                   No
         118                                                                                                                   No
         121                                                                                                                   No
         122                                                                                                                   No
         123                                                                                                                   No
         124                                                                                                                   Yes
         127          8           410            410           410                                                             No
         130                                                                                                                   No
         132         16           576            545           595                                                             No
         133                                                                                                                   No
         134         18           675            600           675                                                             No
         136         21           650            650           650                                                             No
         137          2           800            800           800                                                             No
       138.1                                                                                                                   No
       138.2                                                                                                                   No
       138.3                                                                                                                   No
       138.4                                                                                                                   No
         144          1         2,000          2,000         2,000                                                             No
         146                                                                                                                   No
         147                                                                                                                   Yes
         148                                                                                                                   No
         156          2           625            625           625                                                             No
         161                                                                                                                   No
         162                                                                                                                   No
         163                                                                                                                   No
         164                                                                                                                   No
         166                                                                                                                   No
         167                                                                                                                   No
         168                                                                                                                   No

                    [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

   Loan No.     Property Name                                                       City                               State
   --------     -------------                                                       ----                               -----
      1.1       Long Beach Airport                                                  Long Beach                          CA
      1.2       Sierra Gateway Business Center                                      Palmdale                            CA
      1.3       Nevada Street Plaza                                                 Redlands                            CA
      1.4       Gardena Commerce Center                                             Gardena                             CA
      1.5       Moreno Valley Commerce Center                                       Moreno Valley                       CA
      1.6       Mount Vernon Commerce Center                                        Colton                              CA
      2.1       Aliso Viejo Commerce Center                                         Aliso Viejo                         CA
      2.2       Wimbledon Business Center                                           Victorville                         CA
      2.3       Upland Commerce Center                                              Upland                              CA
      2.4       AP Rancho Carmel                                                    San Diego                           CA
      2.5       Atlantic Plaza                                                      Long Beach                          CA
      2.6       Garden Grove Commerce Center                                        Garden Grove                        CA
      3.1       7 Powderhorn Drive                                                  Warren                              NJ
      3.2       35 Technology Drive                                                 Warren                              NJ
       5        Liberty Fair Mall                                                   Martinsville                        VA
       6        Wilshire Financial                                                  Los Angeles                         CA
       7        Hub Tower                                                           Des Moines                          IA
       8        Gerry Buildings                                                     Los Angeles                         CA
      10        Fairgrounds Plaza                                                   Timonium                            MD
      13        Northrop Grumman Building                                           Linthicum                           MD
      14        One Riverview Drive                                                 Franklin Township                   NJ
      17        Pavillion East                                                      Richardson                          TX
      20        West Acre Commons                                                   Flint                               MI
      22        Henson Productions                                                  Los Angeles                         CA
      23        Creekside Shopping Center                                           Vista                               CA
      24        Concourse Building                                                  San Jose                            CA
      25        Computer Learning Center Building                                   Manassas                            VA
      27        Transbulk Industrial Center                                         Aurora                              IL
      28        TeleService Office Building                                         San Antonio                         TX
      29        Highridge Plaza                                                     Manchester                          VT
      31        Brookshire Partners                                                 Downey                              CA
      32        Mall de las Aguilas                                                 Eagle Pass                          TX
      35        Temecula Corporate Plaza                                            Temecula                            CA
      39        McData Building                                                     Louisville                          CO
      43        Auburn Center                                                       Auburn                              WA
      44        Barnegat Village Square                                             Barnegat                            NJ
      46        Pavilion West                                                        Dallas                             TX
      47        11th Street Plaza                                                   Rockford                            IL
      49        North Philadelphia Station                                          Philadelphia                        PA
      50        Attleboro Crossing Shopping Center                                  Attleboro                           MA
      52        Eckerd - Media                                                      Media Borough                       PA
      56        El Dorado Square                                                    Tucson                              AZ
      57        Nextel Building , Elmhurst IL                                       Elmhurst                            IL
      61        Village at Southpark                                                Lafayette                           LA
      65        University Office Park                                              Davie                               FL
      67        Appleseed Square                                                    Beverly                             MA
      69        Meadow Brook Plaza                                                  Terra Haute                         IN
      74        300 Metro Center Warwick                                            Warwick                             RI
     75.1       King Plaza Shopping Center                                          Seguin                              TX
     75.2       King Square Shopping Center                                         Seguin                              TX
      76        Kachina Village Shopping Center                                     Phoenix                             AZ
      77        Eckerd's Drug Store - Belton                                        Belton                              MO
      79        Belmont Shopping Center                                             Pueblo                              CO
      81        Grand Avenue Office Building                                        Chicago                             IL
      82        Rainbow Express Village                                             Las Vegas                           NV
      84        ROS Centre                                                          Coral Gables                        FL
      85        Rite Aid - Bronx                                                    Bronx                               NY
      86        Elk Properties                                                      Elkhart                             IN
      88        Signal Hill Business Park                                           Signal Hill                         CA
      90        Amazing Savings                                                     Mountainville                       NY
      92        International Shops                                                 Orlando                             FL
      94        Aldine Mail Crossing                                                Houston                             TX
      95        El Paso Linens N Things                                             El Paso                             TX
      98        First Miller Tech Center                                            Ann Arbor                           MI
      100       Eckerd - Clayton, NC                                                Clayton                             NC
      101       Idaho Building                                                      Boise                               ID
      102       1717 Precinct Line Road                                             Hurst                               TX
      103       Eckerd-Johnstown,PA                                                 Richland Township                   PA
      104       Office Max                                                          Dilworth                            MN
      105       Layton Square                                                       Milwaukee                           WI
      106       Pacific Place                                                       Denver                              CO
      108       4212 Technology Court                                               Chantilly                           VA
      111       Sierra Sorrento I                                                   San Diego                           CA
      113       Target Center                                                       Bakersfield                         CA
      116       Lakehurst Plaza                                                     Waukegan                            IL
      119       Gateway - Springfield                                               Springfield                         PA
      120       Gateway - Mesa                                                      Mesa                                AZ
      125       Westlake Office Center                                              Indianapolis                        IN
      126       Heritage Business Park                                              Worcester                           MA
      128       Gateway - Lakeland                                                  Lakeland                            FL
      129       276-284 Broadway                                                    Brooklyn                            NY
      135       Hallmark - Naperville                                               Naperville                          IL
      139       Madison Community Bank Tower                                        Anderson                            IN
      140       Gateway - Davenport                                                 Davenport                           IA
      141       Legacy Drive                                                        Plano                               TX
      143       Silver Creek Flex Building                                          Park City                           UT
      149       9662-9684 NW 25th Street                                            Miami                               FL
      150       Blockbuster - Chicago                                               Chicago                             IL
      151       Blockbuster - Fairborn                                              Fairborn                            OH
      152       Blockbuster - Miamisburg                                            Miamisburg                          OH
      153       3200 - 3204 Collinsworth Street                                     Fort Worth                          TX
      154       Blockbuster - Waukegan                                              Waukegan                            IL
      157       Mattress Giant - Berwyn                                             Berwyn                              IL
      158       Buckner Warehouse                                                   St. Rose                            LA
      159       4610 Peachtree Industrial Blvd                                      Norcross                            GA
      160       Health South - Port Richey                                          Port Richey                         FL
      165       Health South - Bradenton                                            Bradenton                           FL


(1) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Seller's determination of the appropriate allocation.

                                                                                                                     Cut-off Date/
                                                                Detailed                 Cut-off Date/                 Allocated
                                                                Property                Allocated Loan                Balance per
   Loan No.           ZIP Code        County                      Type                  Balance ($)(1)                Sq. Ft. ($)
   --------           --------        ------                    --------                --------------               -------------
      1.1               90808         Los Angeles              Flex Space                 7,180,180.00                  34.98
      1.2               93550         Los Angeles              Suburban                   6,394,704.00                  48.87
      1.3               92373         San Bernardino           Flex Space                 3,531,360.00                  27.96
      1.4               90249         Los Angeles              Unanchored                 3,395,991.00                  86.18
      1.5               92553         Riverside                Flex Space                 2,854,516.00                  25.70
      1.6               92324         San Bernardino           Suburban                   1,344,860.00                  45.43
      2.1               92656         Orange                   Unanchored                 7,798,420.00                 121.59
      2.2               92392         San Bernardino           Unanchored                 7,062,720.00                  57.32
      2.3               91786         San Bernardino           Unanchored                 3,237,080.00                  72.00
      2.4               92128         San Diego                Unanchored                 2,221,814.00                  82.36
      2.5               90805         Los Angeles              Unanchored                 1,703,881.00                  54.47
      2.6               92840         Orange                   Unanchored                   971,124.00                  77.32
      3.1               07059         Sumerset                 Flex Space                11,428,977.90                  63.32
      3.2               07959         Somerset                 Flex Space                10,584,227.35                 114.35
       5                24112         Martinsville             Anchored                  20,549,985.33                  47.20
       6                90010         Los Angeles              CBD                       18,576,294.47                  49.46
       7                50309         Polk                     CBD                       17,952,263.94                  63.88
       8                90014         Los Angeles              Flex Space                16,824,503.93                  23.79
      10                21093         Baltimore                Anchored                  16,200,571.93                 151.32
      13                21075         Anne Arundel             Suburban                  12,553,763.91                  64.56
      14                08873         Somerset                 Flex Space                12,519,833.02                  92.06
      17                75080         Dallas                   Anchored                  10,967,876.90                  64.08
      20                48532         Genesee                  Anchored                   9,475,093.00                  99.64
      22                90028         Los Angeles              Suburban                   9,028,031.04                 108.77
      23                92083         San Diego                Anchored                   8,531,358.46                  62.75
      24                95131         Santa Clara              Suburban                   8,259,155.10                 144.28
      25                20109         Prince William           Suburban                   7,985,364.46                  83.87
      27                60506         Kane                     Flex Space                 7,549,192.21                  18.46
      28                78238         Bexar                    Suburban                   7,468,980.28                  86.85
      29                05255         Bennington               Unanchored                 7,388,975.01                 159.93
      31                90241         Los Angeles              Mixed Use                  7,263,580.43              28,823.73
      32                78853         Maverick                 Anchored                   7,069,556.52                  20.36
      35                92591         Riverside                Suburban                   6,649,141.85                  80.45
      39                80027         Boulder                  Flex Space                 5,781,673.57                  63.19
      43                98002         Kings                    Anchored                   5,096,806.64                 110.18
      44                08005         Ocean                    Anchored                   5,075,342.86                  72.00
      46                75248         Dallas                   Unanchored                 4,744,562.33                  56.32
      47                61109         Winnebago                Anchored                   4,727,035.06                  43.21
      49                19132         Philadelphia             Anchored                   4,468,177.71                  63.78
      50                02703         Bristol                  Anchored                   4,408,522.32                  44.98
      52                19063         Delaware                 Anchored                   4,255,674.62                 334.07
      56                85715         Pima                     Suburban                   4,074,850.88                  58.25
      57                60126         DuPage                   Suburban                   3,987,300.40                  68.66
      61                71360         Lafayette                Anchored                   3,848,995.02                  56.31
      65                33328         Broward                  Suburban                   3,579,888.40                  78.73
      67                01915         Essex                    Unanchored                 3,496,084.72                 138.82
      69                47802         Vigo                     Anchored                   3,426,940.68                  95.13
      74                02886         Kent                     Suburban                   3,093,989.20                  84.50
     75.1               78155         Guadalupe                Unanchored                 2,307,890.74                  81.93
     75.2               78155         Guadalupe                Unanchored                   732,978.18                  42.70
      76                85016         Maricopa                 Unanchored                 2,985,509.79                  62.72
      77                64012         Cass                     Anchored                   2,974,994.02                 265.62
      79                81001         Pueblo                   Anchored                   2,817,394.38                  34.66
      81                60651         Cook                     CBD                        2,697,619.41                  77.32
      82                89146         Clark                    Unanchored                 2,680,513.42                  87.41
      84                33134         Miami Dade               Suburban                   2,599,128.42                  91.18
      85                10457         Bronx                    Unanchored                 2,555,431.92                 227.15
      86                46514         Elkhart                  Warehouse/Distribution     2,548,206.96                  18.35
      88                90806         Los Angeles              Suburban                   2,443,668.51                  57.35
      90                10953         Orange                   Warehouse/Distribution     2,426,972.34                  19.73
      92                32819         Orange                   Unanchored                 2,325,648.53                 222.98
      94                77039         Harris                   Anchored                   2,275,247.41                  29.00
      95                79912         El Paso                  Unanchored                 2,244,478.07                  68.01
      98                48103         Washtenaw                Suburban                   2,083,959.60                  94.83
      100               27520         Johnson                  Anchored                   2,057,277.11                 188.60
      101               83702         Ada                      Mixed Use                  2,055,123.97                  35.55
      102               76054         Tarrant                  Suburban                   2,004,156.05                  64.09
      103               15904         Cambria                  Anchored                   1,993,524.49                 182.76
      104               56529         Clay                     Anchored                   1,983,950.55                  84.42
      105               53321         Milwaukee                Unanchored                 1,834,643.75                  67.00
      106               80222         Denver                   Flex Space                 1,829,128.34                  27.74
      108               22021         Fairfax                  Flex Space                 1,822,547.41                  59.12
      111               92121         San Diego                Flex Space                 1,628,193.59                  37.78
      113               93304         Kern                     Shadow Anchored            1,563,012.53                  71.19
      116               60085         Lake                     Unanchored                 1,467,116.48                  54.32
      119               19064         Delaware                 Unanchored                 1,437,533.63                 179.69
      120               85210         Maricopa                 Unanchored                 1,399,844.35                 175.35
      125               46224         Marion                   Suburban                   1,309,767.36                  44.76
      126               01607         Worcester                Flex Space                 1,302,003.20                  40.19
      128               33809         Polk                     Unanchored                 1,290,344.36                 161.29
      129               11211         Kings                    Mixed Use                  1,276,138.99                  82.87
      135               60540         Dupage                   Unanchored                 1,105,395.28                 157.91
      139               46016         Madison                  Suburban                   1,046,083.67                  14.79
      140               52807         Scott                    Unanchored                 1,039,703.12                 129.96
      141               75074         Collin                   Flex Space                 1,031,366.07                  51.57
      143               84098         Summit                   Flex Space                   997,340.43                  74.53
      149               33172         Miami Dade               Unanchored                   817,687.50                  90.85
      150               60618         Cook                     Unanchored                   811,608.91                 169.09
      151               45324         Greene                   Unanchored                   679,162.31                 135.83
      152               45342         Montgomery               Unanchored                   670,199.78                 133.91
      153               76107         Tarrant                  Suburban                     667,329.02                  52.75
      154               60085         Lake                     Unanchored                   660,538.63                 169.37
      157               60402         Cook                     Unanchored                   590,806.00                  62.19
      158               70087         St. Charles              Warehouse/Distribution       589,202.96                  64.43
      159               30071         Gwinnett                 Flex Space                   574,226.04                  39.24
      160               33568         Pasco                    Suburban                     560,155.49                  93.36
      165               34205         Manatee                  Suburban                     434,466.86                 103.44

                                                           Largest Tenant
                ---------------------------------------------------------------------------------------------------
                                                                                                         Lease Exp.
   Loan No.                          Name                                                  Sq. Ft.          Date
   --------     -------------------------------------------------                          -------       ----------
      1.1       AASI,Inc.                                                                  205,257         5/20/17
      1.2       Lockheed Corp                                                               51,856         6/30/00
      1.3       Primecare Medical                                                           22,464        12/31/99
      1.4       Marie Callenders                                                             4,500         1/14/07
      1.5       Exper Tire&Service Cntr                                                      6,467         5/31/03
      1.6       County of San Bernardino                                                    15,600         1/31/02
      2.1       Aliso Foreign Car                                                            5,280        10/11/00
      2.2       U.S. Family Care                                                            13,610        10/31/04
      2.3       The Salvation Army                                                           9,862        12/31/07
      2.4       ABC Children's Center                                                        4,600        12/31/02
      2.5       Value Village                                                               10,757         4/30/05
      2.6       CSK Auto                                                                     5,400        10/31/02
      3.1       Cordis (Johnson & Johnson)                                                 107,000        12/31/06
      3.2       Anadigics, Inc.                                                             92,561          5/1/05
       5        Belks                                                                       85,000         8/29/09
       6        California Family Health                                                    17,872         9/30/02
       7        Principal Mutual Life Ins.                                                 139,662        12/31/04
       8        PAK Trading                                                                 28,001        12/31/02
      10        SuperFresh                                                                  56,795         1/31/19
      13        Northrop Grumman                                                           194,457        10/31/04
      14        Union Carbide                                                              136,000        11/30/05
      17        Albertsons Inc.                                                             58,629        10/11/11
      20        Farmer Jack                                                                 59,889         8/31/18
      22        Jim Henson Co.                                                              83,000         4/30/15
      23        Home Base                                                                  103,904        10/31/12
      24        Computer Associates                                                         36,532         1/31/04
      25        Computer Learning Center                                                    71,563         2/24/20
      27        Dynaweld                                                                   143,520         5/31/01
      28        TeleService Resources                                                       86,000        10/31/19
      29        Liz Clairborne - Vermont, Inc.                                               8,000         5/31/02
      31        Kaiser Foundation                                                           14,339         7/31/04
      32        J C Penny                                                                   67,578        11/30/02
      35        Brookstone Telecom                                                          19,207         5/31/04
      39        McData                                                                      91,497          3/7/03
      43        Office Max                                                                  23,500        12/31/13
      44        Genuardi's                                                                  50,008        10/31/19
      46        24 Hour Fitness                                                             25,600        12/31/03
      47        Eagle Foods                                                                 42,500         11/1/06
      49        Pathmark                                                                    50,388         5/31/19
      50        Ro-Jacks Supermarket                                                        34,571         8/31/04
      52        Eckerd                                                                      12,739         3/21/20
      56        Girvin, DeVeies, & Assoc.                                                    4,000         1/31/04
      57        Nextel West                                                                 58,076         12/1/14
      61        Adriens (Fleming)                                                           31,292         8/31/05
      65        Kaleidoscope                                                                 8,180        12/31/09
      67        Hunneman                                                                     5,200         1/31/05
      69        Petco                                                                       15,000         1/31/10
      74        US Coast Guard                                                              10,980         4/20/02
     75.1       Davila's BBQ                                                                 6,480         2/28/09
     75.2       Bio-Medical App.                                                             6,500        11/26/02
      76        Maroney's                                                                    6,600         6/30/00
      77        Eckerd's                                                                    11,200         6/29/19
      79        Sav-A-Lot/Leevers Supermarket                                               24,510         3/31/05
      81        Employment Security                                                         13,200         3/31/03
      82        Danny's II                                                                   5,140         3/31/01
      84        ROS Alternative STS                                                         10,279          2/1/15
      85        Rite Aid                                                                    11,250         8/15/14
      86        Elk Automotive                                                              80,865         6/30/15
      88        Headstart                                                                   10,193        11/30/03
      90        Amazing Savings                                                            123,000         1/31/15
      92        Nagina Enterprises                                                           4,218         2/28/03
      94        Ace Hardware                                                                63,853        12/31/18
      95        Linens 'N Things                                                            33,000         1/31/20
      98        Career Site.Com (form. Virt. Res.)                                           4,000         12/1/00
      100       Eckerd                                                                      10,908        10/26/18
      101       Claudia Goltry Toycrafters                                                   4,272         3/31/02
      102       Southwest Surgery                                                            7,625        12/31/03
      103       Eckerd                                                                      10,908        10/12/19
      104       Office Max                                                                  23,500         9/30/14
      105       Andrew Seter, MD                                                             6,210        11/30/03
      106       Premier Floors                                                              14,948         2/28/05
      108       Aardvark                                                                    19,300         2/28/10
      111       Cubic Corporation                                                           43,100         4/30/03
      113       Rusty's Pizza Parlor                                                         4,029         2/14/04
      116       LA-Z-Boy Showroom                                                           14,907        12/31/03
      119       Gateway Companies                                                            8,000         8/31/04
      120       Gateway                                                                      7,983         6/30/04
      125       Dept of Workforce Development                                               11,700         3/22/03
      126       Roads                                                                        6,081        12/31/00
      128       Gateway                                                                      8,000         7/31/04
      129       Kim Farmers Market                                                           2,200          3/1/04
      135       Hallmark                                                                     7,000         2/28/10
      139       Payless Supermarkets                                                        15,829         6/30/02
      140       Gateway                                                                      8,000        11/30/04
      141       Premier Aftermarket                                                          4,000        12/31/02
      143       Familian Northwest                                                           9,981          9/6/04
      149       Becca Inv., Inc.                                                             2,250         3/31/17
      150       Blockbuster                                                                  4,800         8/31/04
      151       Blockbuster                                                                  5,000         7/31/04
      152       Blockbuster                                                                  5,005         5/31/04
      153       Employee Res. Network                                                        6,549         2/28/02
      154       Blockbuster                                                                  3,900         9/30/04
      157       Mattress Giant                                                               7,700         9/30/14
      158       Neff Rental, Inc. dba Buckner Rental Service                                 9,145        10/31/08
      159       Tree Sound Studios                                                          14,632
      160       Health South                                                                 6,000        10/31/04
      165       Health South                                                                 4,200         8/29/06


                                                     2nd Largest Tenant
                ----------------------------------------------------------------------------------
                                                                                        Lease Exp.
   Loan No.                          Name                                 Sq. Ft.          Date
   --------     -------------------------------------------------         -------       ----------
      1.2       Pacific Bell                                              14,845          4/14/02
      1.3       Loma Linda Cherrco                                         7,728          9/30/00
      1.4       Hee Kyeong Chung Song                                      2,433          8/31/05
      1.5       Manuel Rocha                                               6,175          6/30/03
      1.6       County of San Bernardino                                   5,800          3/31/99


      2.1       La Paz Service Center                                      5,097          6/30/02
      2.2       Eyes Online                                               10,548          4/30/05
      2.3       Jiffy Lube                                                 2,100         12/31/07
      2.4       Graziano's Pizza                                           4,000          9/30/00
      2.5       Medimanager Inc.                                           7,940         11/14/01
      2.6       Video Giant                                                4,800          4/30/02
      3.1       Celgene Corp                                              73,500          7/31/10
      3.2
       5        Sears                                                     58,760         11/10/09
       6        Philippine Consulate                                      12,824          9/30/04
       7        AmerUs Life Holdings                                      68,592         12/31/07
       8        Sook Kim Sowuri Gar                                       14,500          1/31/02
      10        BGE Home Products                                         11,549          1/31/04
      13
      14
      17        Richardson Bike                                           25,000         12/31/12
      20        Hollywood Video                                            6,000          3/31/09
      22
      23        Circuit City                                              32,045          1/19/09
      24        Computer Associates                                       20,712          7/31/06
      25
      27        Shamrock                                                  67,265          5/31/05
      28
      29        Tommy Hilfiger                                             6,000         12/31/04
      31        Family Planning Assoc.                                     5,712           2/1/97
      32        Beall's                                                   29,837          1/31/07
      35        Pickford Realty                                            6,244         10/31/03
      39
      43        Paper Warehouse                                            8,500         10/31/08
      44        Burger King                                                3,143         11/30/20
      46        Salons by JC                                               8,400          9/30/08
      47        State of Illinois                                         28,920          8/31/02
      49        Lot Stores                                                 7,500          4/30/09
      50        Big Value Outlet                                          30,000          3/31/01
      52
      56        Tour Connection                                            3,765          4/30/02
      57
      61        Eckerd Drugs                                               8,640          9/16/05
      65        Accu-Med                                                   3,202          7/31/01
      67        River's Edge                                               3,400          7/31/03
      69        Shoe Carnival                                             12,015          1/31/10
      74        CableRep Advertising                                       7,333         12/31/04
     75.1       EZ Pawn                                                    4,437           5/7/06
     75.2       Touch of Elegance                                          2,500          4/30/03
      76        Purcell Tire Company                                       5,870         11/14/03
      77
      79        Pueblo Goodwill Industries                                13,533          8/31/03
      81        Department of Corrections                                  8,488          4/30/08
      82        Bear's Spas                                                3,780          1/31/02
      84        Auxis Inc.                                                 7,422           4/1/03
      85
      86        Elkhart Truck & Body                                      48,720          6/30/15
      88        APS                                                        4,863          3/31/01
      90
      92        Awad's Son                                                 2,836         12/31/01
      94        Godfather's Pizza                                          3,166         12/17/01
      95
      98        Sheffield Pharmaceuticals (St.5)                           2,421          4/30/01
      100
      101       Sandra Evans Idaho State Board                             3,183          6/30/03
      102       Health Images TX                                           5,526          3/31/03
      103
      104
      105       Lutz's Sports Bar and Night Club                           5,786          4/30/01
      106       Office Liquidators                                        10,353          2/28/02
      108       Baptist Church                                             6,740          2/28/05
      111
      113       The Clothestime                                            3,890          7/31/02
      116       Power House Gym                                           12,100          4/30/01
      119
      120
      125       Indiana State-Animal Health                               11,517          5/31/01
      126       Worm's Way                                                 6,000
      128
      129       Marcy Inc.                                                 1,600           3/1/08
      135
      139       Madison Community Bank                                     7,348          4/30/09
      140
      141       Borna, Inc.                                                2,000          7/14/02
      143       Dr. Randy Barbe                                            2,038         11/30/04
      149       Donato Dry Cleaners                                        2,250          2/28/12
      150
      151
      152
      153       DVI/ Ft. Worth Imaging                                     6,101          4/30/03
      154
      157       Title Loans Express                                        1,800         10/31/01
      158
      159
      160
      165


                                                     3rd Largest Tenant
                ---------------------------------------------------------------------------------------------------
                                                                                   Lease Exp.
   Loan No.                          Name                           Sq. Ft.           Date
   --------     -------------------------------------------------   -------        ----------
      1.1
      1.2       International Church                                 14,497          8/31/01
      1.3       Apostolic                                             6,912          8/14/00
      1.4       Young Suk Woo                                         2,300          2/28/05
      1.5       Certified Tire & Service                              4,830          6/30/02
      1.6       County of San Bernardino                              2,000          5/31/00
      2.1       Sports Tavern                                         5,028          9/14/02
      2.2       Citizens Business Bank                                5,120          3/31/05
      2.3       Pro-Cut Barber                                        1,257          2/28/04
      2.4       My Gym                                                2,600          7/31/01
      2.5       Quality Food Market                                   4,189         12/31/01
      2.6
      3.1
      3.2
       5        Kroger                                               55,969          7/12/17
       6        Southwestern Pacific Land Gro                        12,160           6/6/04
       7        Invista Capital                                      31,272          9/14/02
       8        Man Jae Hong                                         14,500          7/31/00
      10        Gateway Companies                                    10,272          1/31/04
      13
      14
      17        Dress Barn                                            9,123          6/30/04
      20        Hallmark                                              5,000          2/28/03
      22
      23
      24
      25
      27        Excel Container                                      63,811          4/30/03
      28
      29        Pisces Corp. (Jasper's Cafe)                          4,000          1/31/09
      31        Downey Community                                      4,344         12/31/01
      32        Weiner's                                             25,099         11/30/04
      35        RSP Microfilming                                      5,160          4/14/03
      39
      43        UW Physicians                                         8,000         11/20/08
      44        Joey's Pizza                                          2,400         10/31/04
      46        Cindi's                                               3,860          6/30/03
      47        Osco Drug                                            16,853          4/30/04
      49        Blockbuster Video                                     4,669          3/31/04
      50        Family Dollar                                        13,750        12/31/03
      52
      56        Interline Design Group                                3,328         12/31/02
      57
      61        Louisiana Health                                      4,160          4/30/01
      65        Stephanos                                             2,500          4/30/04
      67        Symes Associates                                      3,017         11/30/04
      69        Pier 1 Imports                                        9,009          5/31/09
      74        Eastern Telecom                                       6,427         10/31/04
     75.1       Texas State Optical                                   3,000         10/31/07
     75.2       Lil Caesar's                                          2,000           9/2/03
      76        Jiffy Copy                                            5,400          9/30/03
      77
      79        Auto Zone                                             7,200          9/30/01
      81        Department of Rehabilitation                          7,200          8/31/08
      82        Rainbow Chinese                                       3,441          4/30/01
      84        Adobe                                                 2,736           8/1/01
      85
      86        Image Truck & Accessory                               9,248          7/31/03
      88        Payroll 1                                             4,548         11/30/02
      90
      92        Inca Beachwear                                        1,443          2/28/02
      94        Jed's Feed and Pet                                    2,973         12/31/18
      95
      98        DV Technology (340 Miller)                            2,348          11/1/00
      100
      101       Geoengineers, Inc.                                    2,800          3/30/03
      102       Med-Tex                                               5,279          4/30/03
      103
      104
      105       Radio Shack                                           2,400          6/30/00
      106       Efficiency Garage                                     6,321          6/30/02
      108       Sennett Security Products                             4,790          5/31/01
      111
      113       Paradise Valley Holdings                              3,725          8/23/02
      116
      119
      120
      125       Renal Care Group                                      5,265          9/30/04
      126       Meister Grinding                                      2,400         11/30/00
      128
      129       Amvet, Inc.                                           1,500           3/1/07
      135
      139       R.W. Baird                                            3,849         12/31/07
      140
      141       Computer Outlet, Inc.                                 2,000          1/31/03
      143       Stein Eriksen                                         1,363          8/31/04
      149       Twinkle Twinkle                                         750          10/1/00
      150
      151
      152
      153
      154
      157
      158
      159
      160
      165

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

                                    ANNEX D

                                                   Loan No. 12: Suburban Lodge Portfolio
                                        --------------------------------------------------------------
     Period             Date                    Total P&I Payment      Interest             Principal
------------------------------------------------------------------------------------------------------
        0             09/01/00
        1             10/01/00                     101,788.14          88,000.00            13,788.14
        2             11/01/00                     101,411.10          90,828.85            10,582.25
        3             12/01/00                     101,788.13          87,821.28            13,966.85
        4             01/01/01                     101,411.09          90,642.82            10,768.27
        5             02/01/01                     101,411.09          90,561.22            10,849.87
        6             03/01/01                     102,542.22          81,722.97            20,819.25
        7             04/01/01                     101,411.09          90,321.24            11,089.85
        8             05/01/01                     101,788.14          87,326.33            14,461.81
        9             06/01/01                     101,411.10          90,127.62            11,283.48
       10             07/01/01                     101,788.14          87,137.53            14,650.61
       11             08/01/01                     101,411.09          89,931.09            11,480.00
       12             09/01/01                     101,411.09          89,844.10            11,566.99
       13             10/01/01                     101,788.14          86,861.08            14,927.06
       14             11/01/01                     101,411.09          89,643.33            11,767.76
       15             12/01/01                     101,788.14          86,665.32            15,122.82
       16             01/01/02                     101,411.09          89,439.56            11,971.53
       17             02/01/02                     101,411.10          89,348.85            12,062.25
       18             03/01/02                     102,542.22          80,619.62            21,922.60
       19             04/01/02                     101,411.10          89,091.32            12,319.78
       20             05/01/02                     101,788.14          86,127.06            15,661.08
       21             06/01/02                     101,411.09          88,879.28            12,531.81
       22             07/01/02                     101,788.14          85,920.31            15,867.83
       23             08/01/02                     101,411.10          88,664.08            12,747.02
       24             09/01/02                     101,411.09          88,567.48            12,843.61
       25             10/01/02                     101,788.14          85,616.28            16,171.86
       26             11/01/02                     101,411.09          88,347.61            13,063.48
       27             12/01/02                     101,788.14          85,401.89            16,386.25
       28             01/01/03                     101,411.10          88,124.45            13,286.65
       29             02/01/03                     101,411.09          88,023.76            13,387.33
       30             03/01/03                     102,542.23          79,413.71            23,128.52
       31             04/01/03                     101,411.10          87,747.06            13,664.04
       32             05/01/03                     101,788.14          84,816.30            16,971.84
       33             06/01/03                     101,411.09          87,514.90            13,896.19
       34             07/01/03                     101,788.14          84,589.94            17,198.20
       35             08/01/03                     101,411.10          87,279.28            14,131.82
       36             09/01/03                     101,411.10          87,172.19            14,238.91
       37             10/01/03                     101,788.13          84,255.76            17,532.37
       38             11/01/03                     101,411.09          86,931.43            14,479.66
       39             12/01/03                     101,788.14          84,021.01            17,767.13
       40             01/01/04                     101,411.09          86,687.07            14,724.02
       41             02/01/04                     101,411.10          86,575.50            14,835.60
       42             03/01/04                     102,165.18          80,884.81            21,280.37
       43             04/01/04                     101,411.09          86,301.82            15,109.27
       44             05/01/04                     101,788.14          83,407.09            18,381.05
       45             06/01/04                     101,411.10          86,048.04            15,363.06
       46             07/01/04                     101,788.14          83,159.63            18,628.51
       47             08/01/04                     101,411.10          85,790.46            15,620.64
       48             09/01/04                     101,411.10          85,672.09            15,739.01
       49             10/01/04                     101,788.14          82,793.05            18,995.09
       50             11/01/04                     101,411.09          85,408.88            16,002.21
       51             12/01/04                     101,788.14          82,536.41            19,251.73
       52             01/01/05                     101,411.09          85,141.73            16,269.36
       53             02/01/05                     101,411.10          85,018.45            16,392.65
       54             03/01/05                     102,542.23          76,678.66            25,863.57
       55             04/01/05                     101,411.09          84,698.24            16,712.85
       56             05/01/05                     101,788.14          81,843.48            19,944.66
       57             06/01/05                     101,411.10          84,420.46            16,990.64
       58             07/01/05                     101,788.14          81,572.62            20,215.52
       59             08/01/05                     101,411.10          84,138.52            17,272.58
       60             09/01/05                     101,411.10          84,007.63            17,403.47
       61             10/01/05                     101,788.14          81,170.08            20,618.06
       62             11/01/05                     101,411.09          83,719.51            17,691.58
       63             12/01/05                     101,788.14          80,889.14            20,899.00
       64             01/01/06                     101,411.09          83,427.08            17,984.01
       65             02/01/06                     101,411.09          83,290.80            18,120.29
       66             03/01/06                     102,542.23          75,106.38            27,435.85
       67             04/01/06                     101,411.10          82,945.59            18,465.51
       68             05/01/06                     101,788.14          80,134.51            21,653.63
       69             06/01/06                     101,411.09          82,641.57            18,769.52
       70             07/01/06                     101,788.14          79,838.07            21,950.07
       71             08/01/06                     101,411.10          82,333.01            19,078.09
       72             09/01/06                     101,411.10          82,188.44            19,222.66
       73             10/01/06                     101,788.14          79,396.23            22,391.91
       74             11/01/06                     101,411.09          81,873.09            19,538.00
       75             12/01/06                     101,788.14          79,088.75            22,699.39
       76             01/01/07                     101,411.10          81,553.03            19,858.07
       77             02/01/07                     101,411.10          81,402.55            20,008.55
       78             03/01/07                     102,542.22          73,387.93            29,154.29
       79             04/01/07                     101,411.09          81,030.00            20,381.09
       80             05/01/07                     101,788.14          78,266.67            23,521.47
       81             06/01/07                     101,411.10          80,697.32            20,713.78
       82             07/01/07                     101,788.14          77,942.28            23,845.86
       83             08/01/07                     101,411.10          80,359.66            21,051.44
       84             09/01/07                     101,411.09          80,200.13            21,210.96
       85             10/01/07                     101,788.13          77,457.48            24,330.65
       86             11/01/07                     101,411.10          79,855.03            21,556.07
       87             12/01/07                     101,788.14          77,120.98            24,667.16
       88             01/01/08                     101,411.10          79,504.76            21,906.34
       89             02/01/08                     101,411.10          79,338.76            22,072.34
       90             03/01/08                     102,165.18          74,063.66            28,101.52
       91             04/01/08                     101,411.09          78,958.55            22,452.54
       92             05/01/08                     101,788.14          76,246.85            25,541.29
       93             06/01/08                     101,411.10          78,594.87            22,816.23
       94             07/01/08                     101,788.14          75,892.23            25,895.91
       95             08/01/08                     101,411.10          78,225.74            23,185.36
       96             09/01/08                     101,411.09          78,050.04            23,361.05
       97             10/01/08                     101,788.13          75,360.98            26,427.15
       98             11/01/08                     101,411.10          77,672.76            23,738.34
       99             12/01/08                     101,788.13          74,993.10            26,795.03
       100            01/01/09                     101,411.10          77,289.83            24,121.27
       101            02/01/09                     101,411.09          77,107.04            24,304.05
       102            03/01/09                     102,542.22          69,478.72            33,063.50
       103            04/01/09                     101,411.09          76,672.32            24,738.77
       104            05/01/09                     101,788.13          74,017.60            27,770.53
       105            06/01/09                     101,411.10          76,274.42            25,136.68
       106            07/01/09                  10,114,032.13          73,629.62        10,040,402.51
       107            08/01/09
       108            09/01/09
       109            10/01/09
       110            11/01/09
       111            12/01/09
       112            01/01/10
       113            02/01/10
       114            03/01/10
       115            04/01/10
       116            05/01/10
       117            06/01/10
       118            07/01/10
       119            08/01/10
       120            09/01/10
       121            10/01/10
       122            11/01/10
       123            12/01/10
       124            01/01/11
       125            02/01/11
       126            03/01/11
       127            04/01/11
       128            05/01/11
       129            06/01/11
       130            07/01/11
       131            08/01/11
       132            09/01/11
       133            10/01/11
       134            11/01/11
       135            12/01/11
       136            01/01/12
       137            02/01/12
       138            03/01/12
       139            04/01/12
       140            05/01/12
       141            06/01/12
       142            07/01/12
       143            08/01/12
       144            09/01/12
       145            10/01/12
       146            11/01/12
       147            12/01/12
       148            01/01/13
       149            02/01/13
       150            03/01/13
       151            04/01/13
       152            05/01/13
       153            06/01/13
       154            07/01/13
       155            08/01/13
       156            09/01/13
       157            10/01/13
       158            11/01/13
       159            12/01/13
       160            01/01/14
       161            02/01/14
       162            03/01/14
       163            04/01/14
       164            05/01/14
       165            06/01/14
       166            07/01/14
       167            08/01/14


                                    Loan No. 85: Rite Aid - Bronx
                ------------------------------------------------------------------
     Period                    Total P&I Payment      Interest          Principal
----------------------------------------------------------------------------------
        0
        1                           24,082.22         18,015.80          6,066.42
        2                           24,082.22         17,973.03          6,109.19
        3                           24,082.22         17,929.96          6,152.26
        4                           24,082.22         17,886.58          6,195.64
        5                           24,082.22         17,842.90          6,239.32
        6                           24,082.22         17,798.92          6,283.30
        7                           24,082.22         17,754.62          6,327.60
        8                           24,082.22         17,710.01          6,372.21
        9                           24,082.22         17,665.09          6,417.13
       10                           24,082.22         17,619.85          6,462.37
       11                           24,082.22         17,574.29          6,507.93
       12                           24,082.22         17,528.40          6,553.82
       13                           24,082.22         17,482.20          6,600.02
       14                           24,082.22         17,435.67          6,646.55
       15                           24,082.22         17,388.81          6,693.41
       16                           24,082.22         17,341.62          6,740.60
       17                           24,082.22         17,294.10          6,788.12
       18                           24,082.22         17,246.25          6,835.97
       19                           24,082.22         17,198.05          6,884.17
       20                           24,082.22         17,149.52          6,932.70
       21                           24,082.22         17,100.64          6,981.58
       22                           24,082.22         17,051.42          7,030.80
       23                           24,082.22         17,001.86          7,080.36
       24                           24,082.22         16,951.94          7,130.28
       25                           24,082.22         16,901.67          7,180.55
       26                           24,082.22         16,851.05          7,231.17
       27                           24,082.22         16,800.07          7,282.15
       28                           24,082.22         16,748.73          7,333.49
       29                           24,082.22         16,697.03          7,385.19
       30                           24,082.22         16,644.96          7,437.26
       31                           24,082.22         16,592.53          7,489.69
       32                           24,082.22         16,539.73          7,542.49
       33                           24,082.22         16,486.55          7,595.67
       34                           24,082.22         16,433.00          7,649.22
       35                           24,082.22         16,379.08          7,703.14
       36                           24,082.22         16,324.77          7,757.45
       37                           24,082.22         16,270.08          7,812.14
       38                           24,082.22         16,215.00          7,867.22
       39                           24,082.22         16,159.54          7,922.68
       40                           24,082.22         16,103.69          7,978.53
       41                           24,082.22         16,047.44          8,034.78
       42                           24,082.22         15,990.79          8,091.43
       43                           24,082.22         15,933.75          8,148.47
       44                           24,082.22         15,876.30          8,205.92
       45                           24,082.22         15,818.45          8,263.77
       46                           24,082.22         15,760.19          8,322.03
       47                           26,509.41         15,701.52         10,807.89
       48                           26,509.41         15,625.32         10,884.09
       49                           26,509.41         15,548.59         10,960.82
       50                           26,509.41         15,471.32         11,038.09
       51                           26,509.41         15,393.50         11,115.91
       52                           26,509.41         15,315.13         11,194.28
       53                           26,509.41         15,236.21         11,273.20
       54                           26,509.41         15,156.73         11,352.68
       55                           26,509.41         15,076.70         11,432.71
       56                           26,509.41         14,996.10         11,513.31
       57                           26,509.41         14,914.93         11,594.48
       58                           26,509.41         14,833.19         11,676.22
       59                           26,509.41         14,750.87         11,758.54
       60                           26,509.41         14,667.97         11,841.44
       61                           26,509.41         14,584.49         11,924.92
       62                           26,509.41         14,500.42         12,008.99
       63                           26,509.41         14,415.76         12,093.65
       64                           26,509.41         14,330.50         12,178.91
       65                           26,509.41         14,244.63         12,264.78
       66                           26,509.41         14,158.17         12,351.24
       67                           26,509.41         14,071.09         12,438.32
       68                           26,509.41         13,983.40         12,526.01
       69                           26,509.41         13,895.09         12,614.32
       70                           26,509.41         13,806.16         12,703.25
       71                           26,509.41         13,716.60         12,792.81
       72                           26,509.41         13,626.42         12,882.99
       73                           26,509.41         13,535.59         12,973.82
       74                           26,509.41         13,444.12         13,065.29
       75                           26,509.41         13,352.01         13,157.40
       76                           26,509.41         13,259.25         13,250.16
       77                           26,509.41         13,165.84         13,343.57
       78                           26,509.41         13,071.77         13,437.64
       79                           26,509.41         12,977.03         13,532.38
       80                           26,509.41         12,881.63         13,627.78
       81                           26,509.41         12,785.55         13,723.86
       82                           26,509.41         12,688.80         13,820.61
       83                           26,509.41         12,591.37         13,918.04
       84                           26,509.41         12,493.24         14,016.17
       85                           26,509.41         12,394.43         14,114.98
       86                           26,509.41         12,294.92         14,214.49
       87                           26,509.41         12,194.71         14,314.70
       88                           26,509.41         12,093.79         14,415.62
       89                           26,509.41         11,992.16         14,517.25
       90                           26,509.41         11,889.81         14,619.60
       91                           26,509.41         11,786.74         14,722.67
       92                           26,509.41         11,682.95         14,826.46
       93                           26,509.41         11,578.42         14,930.99
       94                           26,509.41         11,473.16         15,036.25
       95                           26,509.41         11,367.15         15,142.26
       96                           26,509.41         11,260.40         15,249.01
       97                           26,509.41         11,152.89         15,356.52
       98                           26,509.41         11,044.63         15,464.78
       99                           26,509.41         10,935.60         15,573.81
       100                          26,509.41         10,825.81         15,683.60
       101                          26,509.41         10,715.24         15,794.17
       102                          26,509.41         10,603.89         15,905.52
       103                          26,509.41         10,491.76         16,017.65
       104                          26,509.41         10,378.83         16,130.58
       105                          26,509.41         10,265.11         16,244.30
       106                          26,509.41         10,150.59         16,358.82
       107                          29,179.31         10,035.26         19,144.05
       108                          29,179.31          9,900.29         19,279.02
       109                          29,179.31          9,764.38         19,414.93
       110                          29,179.31          9,627.50         19,551.81
       111                          29,179.31          9,489.66         19,689.65
       112                          29,179.31          9,350.85         19,828.46
       113                          29,179.31          9,211.06         19,968.25
       114                          29,179.31          9,070.28         20,109.03
       115                          29,179.31          8,928.51         20,250.80
       116                          29,179.31          8,785.75         20,393.56
       117                          29,179.31          8,641.97         20,537.34
       118                          29,179.31          8,497.18         20,682.13
       119                          29,179.31          8,351.37         20,827.94
       120                          29,179.31          8,204.54         20,974.77
       121                          29,179.31          8,056.67         21,122.64
       122                          29,179.31          7,907.75         21,271.56
       123                          29,179.31          7,757.79         21,421.52
       124                          29,179.31          7,606.76         21,572.55
       125                          29,179.31          7,454.68         21,724.63
       126                          29,179.31          7,301.52         21,877.79
       127                          29,179.31          7,147.28         22,032.03
       128                          29,179.31          6,991.96         22,187.35
       129                          29,179.31          6,835.53         22,343.78
       130                          29,179.31          6,678.01         22,501.30
       131                          29,179.31          6,519.38         22,659.93
       132                          29,179.31          6,359.62         22,819.69
       133                          29,179.31          6,198.75         22,980.56
       134                          29,179.31          6,036.73         23,142.58
       135                          29,179.31          5,873.58         23,305.73
       136                          29,179.31          5,709.27         23,470.04
       137                          29,179.31          5,543.81         23,635.50
       138                          29,179.31          5,377.18         23,802.13
       139                          29,179.31          5,209.37         23,969.94
       140                          29,179.31          5,040.38         24,138.93
       141                          29,179.31          4,870.20         24,309.11
       142                          29,179.31          4,698.83         24,480.48
       143                          29,179.31          4,526.24         24,653.07
       144                          29,179.31          4,352.43         24,826.88
       145                          29,179.31          4,177.40         25,001.91
       146                          29,179.31          4,001.14         25,178.17
       147                          29,179.31          3,823.64         25,355.67
       148                          29,179.31          3,644.88         25,534.43
       149                          29,179.31          3,464.86         25,714.45
       150                          29,179.31          3,283.57         25,895.74
       151                          29,179.31          3,101.01         26,078.30
       152                          29,179.31          2,917.16         26,262.15
       153                          29,179.31          2,732.01         26,447.30
       154                          29,179.31          2,545.55         26,633.76
       155                          29,179.31          2,357.79         26,821.52
       156                          29,179.31          2,168.69         27,010.62
       157                          29,179.31          1,978.27         27,201.04
       158                          29,179.31          1,786.50         27,392.81
       159                          29,179.31          1,593.38         27,585.93
       160                          29,179.31          1,398.90         27,780.41
       161                          29,179.31          1,203.05         27,976.26
       162                          29,179.31          1,005.82         28,173.49
       163                          29,179.31            807.19         28,372.12
       164                          29,179.31            607.17         28,572.14
       165                          29,179.31            405.74         28,773.57
       166                          28,980.76            202.88         28,777.88
       167

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













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












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














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

                                                                         ANNEX E



                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C10

                                  $670,226,000










J.P. MORGAN & CO.                                          SALOMON SMITH BARNEY



      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 1

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C10

                                  $670,226,000

J.P. MORGAN:
TRADING                        Brian Baker               (212) 648-1413;  baker_brian@jpmorgan.com
                               Andrew Taylor             (212) 648-1413;  taylor_andrewb@jpmorgan.com
                               Leland Bunch              (212) 648-1413;  bunch_leland@jpmorgan.com

STRUCTURING                    Thomas Doherty            (212) 648-1414;  doherty_tom@jpmorgan.com
                               Theresa Dooley            (212) 648-0651;  dooley_theresa@jpmorgan.com

BANKING                        Clive Bull                (212) 648-9496;  bull_clive@jpmorgan.com
                               Dennis Schuh              (212) 648-3060;  schuh_dennis@jpmorgan.com

RESEARCH                       Patrick Corcoran          (212) 648-6130;  corcoran_patrick@jpmorgan.com

SALOMON SMITH BARNEY:

TRADING                        Paul Vanderslice          (212) 723-6156;  paul.t.vanderslice@ssmb.com
                               Jeff Lewis                (212) 723-6156;  jeff.lewis@ssmb.com
                               Jeff Sturdevant           (212) 723-6156;  jeff.sturdevant@ssmb.com

STRUCTURING                    Nancy Wilt                (212) 816-7808;  nancy.wilt@ssmb.com

BANKING                        Angela Hutzel             (212) 816-8087;  angela.j.hutzel@ssmb.com
                               Joseph Siragusa           (212) 816-7973;  joseph.siragusa@ssmb.com

RESEARCH                       Darrell Wheeler           (212) 816-8432;  darrell.wheeler@ssmb.com




      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 2

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C10

                                  $670,226,000

                              TRANSACTION OVERVIEW

                                    INITIAL
                                     CLASS                        CERTIFICATE  AVG.
                                  BALANCE OR                          TO       LIFE   PRINCIPAL
                    RATING         NOTIONAL      % OF   % CREDIT  VALUE (%)  (YEARS)    WINDOW      COUPON        ERISA
    CLASS      (FITCH/MOODY'S)      AMOUNT      TOTAL    SUPPORT      (1)      (2)    (MONTHS)(2) DESCRIPTION   ELIGIBLE(3)
---------------------------------------------------------------------------------------------------------------------------
     A-1          AAA / Aaa      $95,500,000    12.93%  23.250%(4)   52.3%    5.47      1 - 105      Fixed         Yes
     A-2          AAA / Aaa      471,331,000    63.82   23.250(4)    52.3     9.10    105 - 114      Fixed         Yes
      x           AAA / Aaa      738,541,419(5)    NA      NA          NA     5.47(6)       NA       WAC(7)        Yes
      B            AA / Aa2       31,388,000     4.25   19.000       55.2     9.49    114 - 116  WAC - 0.827%      No
      C             A / A2        29,541,000     4.00   15.000       58.0     9.55    115 - 116  WAC - 0.700%      No
      D            A- / A3         9,232,000     1.25   13.750       58.8     9.61    116 - 116  WAC - 0.600%      No
      E           BBB / Baa(2)    23,079,000     3.12   10.625       60.9     9.61    116 - 116  WAC - 0.141%      No
      F          BBB- / Baa(3)    10,115,000     1.38    9.250       61.9     9.61    116 - 116       WAC          No
Private Certificates (8)          68,315,419(8)

    TOTAL                        $738,541,419    100.0%                68.2%   8.98
---------------------------------------------------------------------------------------------------------------------------

(1) The sum of the principal balance of the related class and classes senior to it, divided by the aggregate appraised value of the properties collateralizing the mortgage pool

(2) Assumes no prepayments, defaults, early termination, and a closing date of October 4, 2000

(3) See "Certain ERISA Considerations" in the prospectus supplement for certain ERISA eligibility limitations and proposed changes effecting eligibility for the classes B, C, D, and E

(4) Represents the credit support for the Class A-1 and Class A-2 Certificates in the aggregate

(5)  Notional balance

(6)  Implied average life

(7) The Class X Certificates will receive the net interest on the mortgage loans less the interest paid on the other certificates

(8)  Not offered hereby

                          MORTGAGE POOL CHARACTERISTICS

The mortgage pool consists of 168 fixed rate mortgage loans secured by one or more first liens on fee simple and/or leasehold interests in 194 multifamily, retail, office, hotel and other commercial properties located in 33 states. The information set forth herein with respect to the mortgage loans does not generally include the subordinate component of the Suburban Lodge Loan. See "Description of the Mortgage Pool - The Suburban Lodge Loan" in the prospectus supplement. The three largest geographic concentrations are California (27.5%), Texas (8.5%) and New Jersey (6.0%). The mortgage loans will have an initial pool balance of $738,541,419 and individual principal balances as of the Cut-off Date of at least $220,965 but not more than $24,701,611 with an average principal balance of approximately $4,396,080. The values indicated under "WA UW DSCR" and "WA LTV Ratio" herein exclude 3 credit tenant lease mortgage loans representing 1.3% of the initial pool balance. The mortgage pool has a weighted average loan-to-value of 68.9% and a weighted average debt service coverage ratio of 1.33x.

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 3

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                                  DEAL SUMMARY

CO-LEAD MANAGERS                    J.P. Morgan Securities Inc. (Bookrunner)
                                    Salomon Smith Barney Inc.

PRICING SPEED                       0% CPR

DEPOSITOR                           J.P. Morgan Commercial Mortgage Finance
                                    Corp., an indirect wholly-owned limited
                                    purpose finance subsidiary of J.P. Morgan &
                                    Co. Incorporated and an affiliate of J.P.
                                    Morgan Securities Inc. ("JPMSI"), an
                                    Underwriter

SELLER                              Morgan Guaranty Trust Company of New York

MASTER SERVICER                     Midland Loan Services, Inc.

SPECIAL SERVICER                    ORIX Real Estate Capital Markets, LLC

TRUSTEE                             State Street Bank and Trust Company

RATING AGENCIES                     Fitch, Inc.
                                    Moody's Investors Service, Inc.

                                    ----------------------------------------

LEGAL STATUS                        All offered certificates are public

CUT-OFF DATE                        September 1, 2000

SETTLEMENT DATE                     October  4, 2000

DELIVERY                            DTC, Clearstream System and Cedel

RATED FINAL MATURITY DATE           The distribution date in August 2032

MONTHLY DISTRIBUTION DATES          Pays monthly on the 15th day of every month
                                    or, if any such 15th day is not a business day, then the next succeeding business day

FIRST PAYMENT DATE                  October 15, 2000, 14 day delay

OPTIONAL REDEMPTION                 When pool pays down to 1% of original pool
                                    balance

DEAL INFORMATION / ANALYTICS        Bloomberg, L.P., Conquest, Intex Solutions,
                                    Inc. and The Trepp Group

ERISA ELIGIBLE(1)                   Classes A1, A2 and X (other classes TBD)

(1) ERISA eligibility is subject to certain limitations described in the prospectus supplement under "Certain ERISA Considerations"


      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 4

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                               STRUCTURAL OVERVIEW

o Interest payments will be pro-rata to the Class A1, A2 and X Certificates and then, after payment of the principal distribution amount, interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M and NR Certificates.

o The pass-through rate for the Class A1, A2, B, C, D, E, F, G, H, J, K, L, M and NR Certificates will be equal to either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. The Class X Certificates will receive the net interest on the mortgage loans less the interest paid on the other certificates.

o    All Classes offered will pay interest on a 30/360 basis.

o The Class X Certificates will have the same interest payment priority as the Class A1 and A2 Certificates.

o Principal payments will be paid sequentially to the Class A1, A2, B, C, D, E, F, G, H, J, K, L, M and NR Certificates, until each class is retired. The Class X Certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be born by the Classes in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A1 and A2 Certificates.

o If the principal balance of the mortgage pool is less than or equal to the aggregate bond balance of the Class A1 and A2 Certificates, the principal will be allocated pro-rata to the Class A1 and A2 Certificates.

o Net prepayment premiums calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the interest bearing certificates, according to a specified formula, with any remaining amount paid to the Class X Certificates.

     For the amount payable to any interest-bearing Class, the formula is as follows:

                     Principal Paid to Class   (Pass-Through Rate on Class - Discount Rate)
Prepayment Premium x ----------------------- x --------------------------------------------
                      Total Principal Paid       (Mortgage Rate on Loan - Discount Rate)

o Net prepayment premiums not calculated by reference to a U.S. Treasury rate to the extent received will be allocated solely to the Class X Certificates.

o The deal will provide for the standard collateral value adjustment feature for problem or delinquent loans. Generally, when a loan becomes 90 days delinquent, the special servicer obtains a new appraisal. To the extent any such adjustment is not reversed, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.

                           COLLATERAL CHARACTERISTICS

PRINCIPAL BALANCE                                   $738,541,419
NUMBER OF LOANS                                              168
NUMBER OF MORTGAGED PROPERTIES                               194
AVG. PRINCIPAL BALANCE
         PER LOAN                                     $4,396,080
         PER PROPERTY                                 $3,806,915
WA MORTGAGE RATE                                           8.33%
WA REMAINING TERM                                     116 months
WA REMAINING AMORTIZATION TERM                        328 months
WA UNDERWRITTEN DSCR                                       1.33x
WA CUT-OFF DATE LTV RATIO                                  68.9%
WA SEASONING                                            9 months

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 5

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                           AVERAGE LIFE SENSITIVITIES
                           PREPAYMENT SPEEDS (CPR)(1)

                                AVERAGE LIFE (YEARS)(2)
         ------------- ------------- ------------- ------------- -------------
CLASS         0%           25%           50%           75%           100%
-------- ------------- ------------- ------------- ------------- -------------
A1           5.47          5.46          5.46          5.45          5.42
A2           9.10          9.08          9.06          9.03          8.83
B            9.49          9.47          9.43          9.40          9.22
C            9.55          9.53          9.53          9.49          9.28
D            9.61          9.61          9.54          9.53          9.36
E            9.61          9.61          9.61          9.58          9.36
F            9.61          9.61          9.61          9.61          9.36
X(3)         5.47          5.45          5.43          5.41          5.28


(1) Assumes no prepayment during the lockout and yield maintenance periods and optional redemption is not exercised

(2)  Assumes a closing date of October 4, 2000

(3)  Implied average life





                              PREPAYMENT PROTECTION

PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUT-OFF
   DATE THAT HAVE PREPAYMENT LOCKOUTS OR PENALTIES (ASSUMING NO PREPAYMENTS)

                                 CURRENT    9/01    9/02     9/03    9/04     9/05    9/06     9/07     9/08    9/09     9/10
------------------------------- ---------- ------- -------- ------- -------- ------- -------- -------- ------- -------- -------
Lockout/Defeasance                  100.0   100.0    100.0   100.0     99.8    99.4     99.4     99.4    99.4     55.8   100.0
Yield Maintenance(1)                  0.0     0.0      0.0     0.0      0.2     0.6      0.6      0.6     0.6      0.3     0.0
     Total Lockout and YM           100.0   100.0    100.0   100.0    100.0   100.0    100.0    100.0   100.0     56.1   100.0
No Prepayment Premium                 0.0     0.0      0.0     0.0      0.0     0.0      0.0      0.0     0.0     43.9     0.0
------------------------------- ---------- ------- -------- ------- -------- ------- -------- -------- ------- -------- -------
TOTAL                               100.0   100.0    100.0   100.0    100.0   100.0    100.0    100.0   100.0    100.0   100.0
------------------------------- ---------- ------- -------- ------- -------- ------- -------- -------- ------- -------- -------
AGGREGATE MORTGAGE BALANCE ($)      738.5   732.1    725.0   717.3    709.1   700.0    690.1    679.3   667.7    489.0    23.8
% OF CUT-OFF DATE BALANCE           100.0    99.1     98.2    97.1     96.0    94.8     93.4     92.0    90.4     66.2     3.2

(1)  U.S. Treasury rate; 1% floor

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 6

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                          DEAL SUMMARY BY PROPERTY TYPE

------------------------------------------------------------------------------------------------------------------------------------
                                                 % OF                    GROSS     REM.                WA         WA
                           NO. OF    PRINCIPAL  PRINCIPAL    AVERAGE       WAC      WAM      WA        LTV     OCC. RATE
       PROPERTY TYPE     PROPERTIES BALANCE ($)  BALANCE   BALANCE ($)    (%)    (MONTHS) UW DSCR  RATIO (%)     (%)    % BALLOON(1)
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY                  73     $228,015,661   30.9%      $3,123,502   8.12%    113    1.30x      73.2%      95.9%       100.0%
    Multifamily              55      157,826,081   21.4        2,869,565   8.18     114    1.30       74.0       96.9        100.0
    MHP(2)                   18       70,189,579    9.5        3,899,421   8.01     111    1.31       71.2       93.7        100.0

RETAIL                       51     $195,425,024   26.5%      $3,831,863   8.32%    126    1.32x      67.8%      94.7%        88.5%
    Anchored                 20      122,204,325   16.5        6,110,216   8.36     130    1.27       69.9       96.4         87.5
    Unanchored               30       71,657,687    9.7        2,388,590   8.26     120    1.41       64.5       91.9         89.8
    Shadow anchored           1        1,563,013    0.2        1,563,013   7.93     107    1.29       68.0       89.0        100.0

OFFICE                       24     $126,794,922   17.2%      $5,283,122   8.47%    112    1.32x      67.2%      96.7%       100.0%
    Suburban                 21       87,568,745   11.9        4,169,940   8.45     112    1.33       66.5       96.3        100.0
    CBD(2)                    3       39,226,178    5.3       13,075,393   8.51     113    1.28       68.8       97.4        100.0

INDUSTRIAL                   19      $93,003,651   12.6%      $4,894,929   8.27%    111    1.37x      66.2%      97.1%       100.0%
    Flex Space               16       87,439,269   11.8        5,464,954   8.23     110    1.37       66.1       96.9        100.0
    Warehouse/Distribution    3        5,564,382    0.8        1,854,794   8.96     115    1.31       67.7      100.0        100.0

HOTEL                        10      $53,184,250    7.2%      $5,318,425   8.85%    111    1.38x      64.9%       NA         100.0%
    Extended Stay             7       19,731,759    2.7        2,818,823   8.92     107    1.34       58.3        NA         100.0
    Limited Service           2       16,929,209    2.3        8,464,605   9.00     112    1.40       67.8        NA         100.0
    Full Service              1       16,523,281    2.2       16,523,281   8.62     116    1.40       69.7        NA         100.0

MIXED USE                     3      $10,594,843    1.4%      $3,531,614   8.90%    112     1.37x     64.8%      98.1%        80.6%

NURSING HOME                  3       $7,813,023    1.1%      $2,604,341   8.79%    107     1.90x     67.0%      96.1%       100.0%

CONGREGATE CARE               1       $1,207,349    0.2%      $1,207,349   9.01%    112     1.50x     74.5%      90.0%       100.0%

SELF-STORAGE                 10      $22,502,695    3.0%      $2,250,269   8.17%    121     1.42x     67.5%      89.6%        89.2%

------------------------------------------------------------------------------------------------------------------------------------
                             194    $738,541,419    100.0%    $3,806,915   8.33%    116     1.33x     68.9%      95.7%        96.3%
TOTAL/AVG./WA:
------------------------------------------------------------------------------------------------------------------------------------

(1)  Balloon loans deemed to be any loans which are not fully amortizing

(2)  "MHP" means mobile home park and "CBD" means central business district

(3)  Weighted average deal occupancy excludes hotel properties


                                    RESERVES

-------------------------------------------------- ------------------------------- ------------------- ------------------
                                                      % OF LOANS BY PRINCIPAL
                                                    BALANCE WITH ANNUAL ESCROWS    CURRENT BALANCE(1)   ANNUAL DEPOSIT

-------------------------------------------------- ------------------------------- ------------------- ------------------
Replacement Reserves                                          87.4%                    $3,040,771         $3,253,748
Tenant Improvement /Leasing Commissions(2)                    60.2                      3,941,317          2,820,885
Taxes                                                         98.3                      7,238,730         10,062,975
Insurance                                                     97.9                      1,249,271          1,290,592
-------------------------------------------------- ------------------------------- ------------------- ------------------

(1) Current balance as of September 12, 2000 may include any balance associated with up-front deposits that have not been completely disbursed

(2)  Balances and percentages are for commercial properties only


      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                               COLLATERAL SUMMARY

   In the following tables, Principal Balance refers to Aggregate Cut-off Date
                               Principal Balance

                             GEOGRAPHIC DISTRIBUTION

                                                                  % OF PRINCIPAL                    WA
PROPERTY STATE        NO. OF PROPERTIES   PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
--------------------- ------------------ ------------------------ ---------------- ------------ ------------
California                       39             $203,147,004               27.5%        1.40x        67.8%
    Southern                     35              190,274,815               25.8         1.41         67.3
    Northern                      4               12,872,189                1.7         1.25         75.0
Texas                            19               62,513,635                8.5         1.32         66.7
New Jersey                        5               43,946,544                6.0         1.27         68.6
Illinois                         10               40,119,893                5.4         1.34         69.6
Florida                          18               37,863,163                5.1         1.31         72.8
Virginia                          6               35,207,497                4.8         1.26         62.3
Arizona                           7               29,938,636                4.1         1.31         65.1
Maryland                          2               28,754,336                3.9         1.26         75.4
Ohio                              6               26,245,922                3.6         1.34         71.0
New York                         10               22,460,339                3.0         1.26         72.9
Michigan                          5               20,941,902                2.8         1.28         75.3
Indiana                           7               19,204,668                2.6         1.29         69.9
Iowa                              2               18,991,967                2.6         1.26         69.8
Pennsylvania                      6               18,754,312                2.5         1.26         70.1
Massachusetts                     6               17,899,979                2.4         1.34         71.7
North Carolina                    4               16,431,634                2.2         1.31         71.5
Nevada                            2               11,833,334                1.6         1.29         74.2
Colorado                          3               10,428,196                1.4         1.38         67.1
Louisiana                         4               10,287,571                1.4         1.31         70.9
Wisconsin                         3                9,909,169                1.3         1.29         72.2
Missouri                          3                7,792,512                1.1         1.27         59.7
Vermont                           1                7,388,975                1.0         1.31         68.4
Washington                        2                6,060,150                0.8         1.21         75.1
Alaska                            1                4,855,437                0.7         1.25         74.4
Connecticut                       3                4,785,363                0.6         1.70         68.5
Georgia                           2                4,412,902                0.6         1.49         54.8
Minnesota                         3                3,632,110                0.5         1.42         67.5
Mississippi                       2                3,609,040                0.5         1.25         65.8
Rhode Island                      1                3,093,989                0.4         1.29         75.1
Maine                             9                2,505,214                0.3         1.32         79.5
Arkansas                          1                2,473,559                0.3         2.06         64.2
Idaho                             1                2,055,124                0.3         1.29         46.7
Utah                              1                  997,340                0.1         1.60         57.0
--------------------- ------------------ ------------------------ ---------------- ------------ ------------
TOTAL:                          194             $738,541,419               100.0%        1.33x        68.9%
--------------------- ------------------ ------------------------ ---------------- ------------ ------------



      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 8

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                                CUT-OFF BALANCES

                                                                                  % OF PRINCIPAL                    WA
PRINCIPAL BALANCE ($)                   NO. OF LOANS       PRINCIPAL BALANCE ($)     BALANCE       WA UW DSCR       LTV
------------------------------------ ------------------- ----------------------- ----------------- ------------ ------------
$200,000 - $500,000                            5                 $1,714,244                 0.2%        1.30x        71.1%
$500,001 - $750,000                           13                  7,898,383                 1.1         1.29         69.6
$750,001 - $1,000,000                          8                  7,539,356                 1.0         1.39         65.5
$1,000,001 - $1,500,000                       28                 34,972,053                 4.7         1.34         70.0
$1,500,001 - $2,000,000                       12                 21,037,517                 2.8         1.28         68.8
$2,000,001 - $2,500,000                       16                 35,810,151                 4.8         1.43         65.9
$2,500,001 - $3,000,000                       11                 30,033,878                 4.1         1.37         69.2
$3,000,001 - $3,500,000                        9                 29,679,926                 4.0         1.30         75.1
$3,500,001 - $4,000,000                       10                 37,873,486                 5.1         1.33         67.9
$4,000,001 - $4,500,000                        8                 33,997,386                 4.6         1.25         69.6
$4,500,001 - $5,000,000                        4                 18,838,900                 2.6         1.26         71.5
$5,000,001 - $6,000,000                        8                 44,278,128                 6.0         1.28         72.7
$6,000,001 - $7,500,000                        9                 62,900,116                 8.5         1.34         67.4
$7,500,001 - $10,000,000                       8                 67,565,181                 9.1         1.26         71.7
$10,000,001 - $12,500,000                      6                 66,549,982                 9.0         1.32         68.1
$12,500,001 - $15,000,000                      3                 39,928,859                 5.4         1.30         71.3
$15,000,001 - $17,500,000                      3                 49,548,357                 6.7         1.30         73.3
$17,500,001 - $20,000,000                      2                 36,528,558                 4.9         1.29         69.6
$20,000,001 - $25,000,000                      5                111,846,955                15.1         1.45         62.8
------------------------------------ ------------------- ----------------------- ----------------- ------------ ------------
TOTAL:                                       168               $738,541,419               100.0%        1.33x        68.9%
------------------------------------ ------------------- ----------------------- ----------------- ------------ ------------
AVERAGE PER LOAN:                      $4,396,080
AVERAGE PER PROPERTY:                  $3,806,915

                             MORTGAGE INTEREST RATES

                                                                                  % OF PRINCIPAL                    WA
MORTGAGE INTEREST RATE (%)              NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
7.2501% - 7.5000%                             2                  $47,696,650                 6.5%        1.70x        58.9%
7.5001% - 7.7500%                             4                   38,212,995                5.2         1.30         72.7
7.7501% - 8.0000%                            17                  111,676,454               15.1         1.30         71.8
8.0001% - 8.2500%                            37                  155,499,004               21.1         1.29         71.7
8.2501% - 8.5000%                            29                  107,251,690               14.5         1.29         68.3
8.5001% - 8.7500%                            35                  139,341,719               18.9         1.31         69.3
8.7501% - 9.0000%                            27                  107,935,833               14.6         1.32         67.7
9.0001% - 9.2500%                            11                   25,474,319                3.4         1.44         59.2
9.2501% - 9.5000%                             4                    4,666,210                0.6         1.43         61.4
9.5001% or more                               2                      786,546                0.1         1.30         74.1
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
TOTAL:                                      168                 $738,541,419              100.0%        1.33x        68.9%
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
WEIGHTED AVERAGE:                           8.33%

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 9

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                   % OF PRINCIPAL                    WA
UW DSCR (x)                               NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
1.201 or less(1)                                  7              $20,263,916                2.8%        1.13x        68.9%
1.201x - 1.250x                                  43              164,846,565               22.6         1.23         71.8
1.251x - 1.300x                                  48              235,116,880               32.2         1.27         70.5
1.301x - 1.400x                                  38              170,518,347               23.4         1.35         68.3
1.401x - 1.500x                                  13               61,297,228                8.4         1.43         66.5
1.501x - 1.600x                                   7               37,678,937                5.2         1.56         61.5
1.601x - 1.700x                                   1                  997,340                0.1         1.60         57.0
1.701x - 1.800x                                   1                1,100,631                0.2         1.78         73.4
1.801x - 1.900x                                   5               33,967,564                4.7         1.82         60.8
1.901x - 2.000x                                   1                  992,506                0.1         1.91         55.1
2.001x - 2.100x                                   1                2,473,559                0.3         2.06         64.2
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
TOTAL:                                          165             $729,253,473              100.0%        1.33x        68.9%
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
WEIGHTED AVERAGE:                     1.33X

(1) The Meadows Apartment ($5,573,634), El Dorado Square ($4,074,851 ), U-store ($3,660,430), Grand Avenue ($2,697,619), Rite Aid ($2,555,432 ), Carriage
     Square Apartments ($1,367,600), and Blue Ridge MHP ($334,350).

                              LOAN-TO-VALUE RATIOS

                                                                                  % OF PRINCIPAL                    WA
LTV (%)                                  NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
50.00% or less                                    2               $3,683,318                0.5%        1.36x        44.2%
50.01% - 55.00%                                   3               11,954,316                1.6         1.41         53.2
55.01% - 60.00%                                  14               99,050,685               13.6         1.52         58.5
60.01% - 65.00%                                  21              104,099,726               14.3         1.32         63.0
65.01% - 70.00%                                  40              141,139,716               19.4         1.36         68.5
70.01% - 75.00%                                  57              247,924,509               34.0         1.29         72.6
75.01% - 80.00%                                  27              120,103,716               16.5         1.26         77.7
80.01% or more1                                   1                1,297,487                0.2         1.25         82.4
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
TOTAL:                                          165             $729,253,473              100.0%        1.33x        68.9%
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
WEIGHTED AVERAGE:                     68.9%

(1)  Downtown Plaza Apartments ($1,297,487).

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 10

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                     REMAINING TERM TO MATURITY/ARD (MONTHS)

REMAINING TERM TO                                                                  % OF PRINCIPAL                    WA
MATURITY/ARD (MONTHS)                    NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
BALLOON
    97 - 108                                     30             $123,272,291               16.7%        1.34x        68.1%
    109 - 120                                    74             $240,193,194               32.5         1.31         71.1
    217 - 228                                     2               $5,032,271(1)             0.7         0.00          0.0
 TOTAL:                                         106             $368,497,756               49.9%        1.32x        70.1%

FULLY AMORTIZING
    109 - 120                                     1               $2,055,124                0.3%        1.29x        46.7%
    157 - 168                                     1               $2,555,432                0.3         1.10         77.4
    229 - 240                                     4              $22,403,837(1)             3.0         1.31         63.3
TOTAL:                                            6              $27,014,393                3.7%        1.28x        63.4%

ARD
    97 - 108                                      3              $11,673,243                1.6%        1.36x        73.0%
    109 - 120                                    50             $279,321,214               37.8         1.30         69.3
    169 - 180                                     1               $4,338,163                0.6         1.20         70.0
TOTAL:                                           54             $295,332,620               40.0%        1.30x        69.5%

INTEREST ONLY
    97- 180                                       2              $47,696,650                6.5%        1.70x        58.9%
TOTAL:                                            2              $47,696,650                6.5%        1.70x        58.9%
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
TOTAL:                                          168             $738,541,419              100.0%        1.33x        68.9%
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
WEIGHTED AVERAGE:                        116 MONTHS

(1)  Includes credit tenant leases.

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 11

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                     REMAINING AMORTIZATION TERM (MONTHS)(1)

REMAINING AMORTIZATION TERM                                                        % OF PRINCIPAL                   WA
(MONTHS)                                NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE       WA UW DSCR      LTV
------------------------------------- ------------------ ------------------------ ----------------- ----------- ------------
BALLOON
     253 - 264                                    1              $2,057,277(2)              0.3%       0.00x         0.0%
     265 - 276                                    3             $18,535,058(2)              2.7        1.26         62.4
     277 - 288                                   19             $33,211,752                 4.8        1.52         65.9
     289 - 300                                   20             $62,910,837                 9.1        1.36         68.5
     325 - 336                                    5              $5,617,825                 0.8        1.25         72.2
     337 - 348                                   14             $78,203,520                11.3        1.28         70.5
     349 - 360                                   44            $167,961,488                24.3        1.29         72.0
TOTAL:                                          106            $368,497,756                53.3%       1.32x        70.1%

FULLY AMORTIZING
     109 - 120                                    1              $2,055,124                 0.3%       1.29x         46.7%
     157 - 168                                    1              $2,555,432                 0.4        1.10          77.4
     217 - 228                                    1              $2,435,723                 0.4        1.82          57.7
     229 - 240                                    3             $19,968,114                 2.9        1.23          64.2
        TOTAL:                                    6             $27,014,393                 3.9%       1.28x         63.4%

ARD
     229 - 240                                    2              $4,500,919                 0.7%       1.37x         63.6%
     253 - 264                                    1              $4,338,163                 0.6        1.20          70.0
     265 - 276                                    1              $2,100,000                 0.3        1.24          75.0
     277 - 288                                    3              $4,178,410                 0.6        1.64          67.4
     289 - 300                                   10             $54,387,889                 7.9        1.33          68.1
     313 - 324                                    1              $6,820,989                 1.0        1.32          60.4
     337 - 348                                    1              $5,573,634                 0.8        1.14          74.5
     349 - 360                                   35            $213,432,617                30.9        1.29          70.1
TOTAL:                                           54            $295,332,620                42.7%       1.30x         69.5%
------------------------------------- ------------------ ----------------------- ----------------- ----------- -------------
TOTAL:                                          166            $690,844,769               100.0%       1.31x         69.6%
------------------------------------- ------------------ ----------------------- ----------------- ----------- -------------
WEIGHTED AVERAGE:                     328 MONTHS

(1) Two loans, Abbey Portfolio III ($24,701,611) and Abbey Portfolio IV ($22,995,039) are interest only loans and have been excluded from this table.


      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 12

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                          MONTH AND YEAR OF ORIGINATION

                                                                                   % OF PRINCIPAL                    WA
MONTH AND YEAR OF ORIGINATION            NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
December 1998                                     1               $3,912,996                0.5%        1.54x        69.3%
March 1999                                        2                2,591,397                0.4         1.83         72.0
April 1999                                        3                7,210,171                1.0         1.25         71.9
May 1999                                          2                4,048,113                0.5         1.29         68.9
June 1999                                         6               32,272,863                4.4         1.33         66.3
July 1999                                         8               28,923,054                3.9         1.41         71.9
August 1999                                      12               99,297,526               13.4         1.49         63.2
September 1999                                   17               72,541,633                9.8         1.27         70.0
October 1999                                     11               33,443,427                4.5         1.31         71.8
November 1999                                    30              138,375,077               18.7         1.29         70.5
December 1999                                    23              111,027,249               15.0         1.33         69.7
January 2000                                      6               10,730,902                1.5         1.30         66.6
February 2000                                    10               24,648,800                3.3         1.29         64.1
March 2000                                       11               64,051,043                8.7         1.27         72.7
April 2000                                        9               42,947,944                5.8         1.25         69.9
May 2000                                          6               32,578,566                4.4         1.37         67.5
June 2000                                         4               16,897,197                2.3         1.42         63.0
July 2000                                         5                9,319,093                1.3         1.28         72.7
August 2000                                       2                3,724,369                0.5         1.23         76.8
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
TOTAL:                                          168             $738,541,419              100.0%        1.33x        68.9%
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
WEIGHTED AVERAGE SEASONING:           9 MONTHS

                         YEAR OF SCHEDULED MATURITY/ARD

                                                                                   % OF PRINCIPAL                    WA
Year of Scheduled Maturity/ARD           NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------
2009                                             91             $426,262,980               57.7%        1.36x        68.6%
2010                                             69              277,948,736               37.6         1.31         69.6
2014                                              1                2,555,432                0.3         1.10         77.4
2015                                              1                4,338,163                0.6         1.20         70.0
2018                                              1                2,057,277                0.3         0.00          0.0
2019                                              2                5,410,717                0.7         1.82         57.7
2020                                              3               19,968,114                2.7         1.23         64.2
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------

TOTAL:                                          168             $738,541,419              100.0%        1.33x        68.9%
------------------------------------- ------------------ ------------------------ ---------------- ------------ ------------

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 13

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                          TEN LARGEST INDIVIDUAL LOANS

--------------------------------------- ----------------- ------------------ -------------- ------------ ----------------------
                                          CUT-OFF DATE           % OF              UW
LOAN                                       BALANCE ($)       POOL BALANCE         DSCR          LTV          PROPERTY TYPE
--------------------------------------- ----------------- ------------------ -------------- ------------ ----------------------
The Abbey Company Portfolio III          $24,701,611              3.3%            1.81x         58.9%    Office/Industrial/Retail

The Abbey Company Portfolio IV            22,995,039             3.1              1.58          58.9     Unanchored Retail

Atlantic Development Portfolio            22,013,205             3.0              1.27          61.8     Industrial Flex

Covina Hills Mobile Home Country Club     21,587,115             2.9              1.27          71.9     Mobile Home Park

Liberty Fair Mall                         20,549,985             2.8              1.26          63.4     Regional Mall

Wilshire Financial                        18,576,294             2.5              1.32          68.8     CBD Office

Hub Tower                                 17,952,264             2.4              1.26          70.4     CBD Office

Gerry Buildings                           16,824,504             2.3              1.25          71.9     Industrial Flex

Embassy Suites Chicago                    16,523,281             2.2              1.40          69.7     Full Service Hotel

Fairgrounds Plaza                         16,200,572             2.2              1.27          78.3     Anchored Retail
--------------------------------------- ----------------- ------------------ -------------- ------------ ----------------------
TOTAL / WEIGHTED AVERAGE                $197,923,870            26.7%             1.37x         66.1%
--------------------------------------- ----------------- ------------------ -------------- ------------ ----------------------
DEAL TOTAL / WEIGHTED AVERAGE           $738,541,419           100.0%             1.33x         68.9%
--------------------------------------- ----------------- ------------------ -------------- ------------ ----------------------



Note: any credit ratings referenced included in the following loan descriptions for any tenant at a mortgaged property are those reported by Moody's Investors Service, Inc. and, if two ratings are shown, by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., in that order, as listed by Bloomberg, L.P.

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 14

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                               ABBEY PORTFOLIO III

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $24,701,611

     CUT-OFF DATE                $24,701,611

ORIGINATION DATE                 August 31, 1999

INTEREST RATE                    7.47%

MATURITY DATE                    September 1, 2009

AMORTIZATION                     Interest only

REMAINING AMORTIZATION           N/A

BORROWER/SPONSOR(1)              Six individual special
                                 purpose borrowers, each a
                                 special purpose limited
                                 liability company wholly
                                 owned by Abbey Properties,
                                 LLC.  Abbey Properties, LLC
                                 is owned by Donald G. Abbey
                                 and a wholly owned
                                 subsidiary of Rodamco North
                                 America NV.

CALL PROTECTION                  Prepayment locked out until
                                 on or after June 1, 2009.
                                 U.S. Treasury defeasance
                                 allowed, in whole or in
                                 part, on any payment date
                                 on or after the second
                                 anniversary of
                                 securitization.

COLLECTION ACCOUNT               All rents payable by the
                                 tenants of the Abbey
                                 Company properties are
                                 deposited by the property
                                 manager into a lockbox
                                 account.  Provided no event
                                 of default has occurred,
                                 all deposits in the lockbox
                                 account are remitted back
                                 to the Abbey Company
                                 Borrower.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual
     Insurance                   1/12th of Annual
     Replacement Reserves        $8,031  ($96,372 per year)


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Portfolio of six assets

PROPERTY TYPE                    Office/Industrial/Retail

LOCATION                         Various Southern California

YEARS BUILT                      1985 - 1998

THE COLLATERAL

Abbey Portfolio III consists of six office/industrial/retail properties containing 642,452 square feet:

PROPERTY NAME
(City, State)                 SQUARE FOOTAGE      OCCUPANCY
-------------                 --------------      ---------
  LONG BEACH AIRPORT              205,257        100.0%
  (Long Beach, CA)
  SIERRA GATEWAY                  130,838         96.0
  BUSINESS CENTER
  (Palmdale, CA)
  NEVADA STREET PLAZA             126,292         93.0
  (Redlands, CA)
  GARDENA COMMERCE                 39,405         96.0
  CENTER
  (Gardena, CA)
  MORENO VALLEY COMMERCE          111,060         86.0
  CENTER (Moreno Valley,
  CA)
  MOUNT VERNON COMMERCE            29,600         91.0
  CENTER
  (Colton, CA)

PROPERTY MANAGEMENT              The Abbey Company

OCCUPANCY(2)                     94.7%

OCCUPANCY DATE                   June 1, 2000

BORROWER 1999 NOI(3)             $3,001,120

UNDERWRITTEN

     NOI                         $4,140,895

     NCF                         $3,389,589

APPRAISED VALUE                  $41,970,000

APPRAISAL DATE                   June 17 - July 16, 1999

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $38.45

     LTV                         58.9%

     UW DSCR                     1.81x

(1) This loan is secured by six cross-collateralized and cross-defaulted mortgages, deeds of trust or deeds encumbering the properties.

(2)  Weighted average occupancy based on square footage.


(3) Does not include the actual operating history of the Long Beach Airport property.


      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 15

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                               ABBEY PORTFOLIO IV

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $22,995,039

     CUT-OFF DATE                $22,995,039

ORIGINATION DATE                 August 31, 1999

INTEREST RATE                    7.47%

MATURITY DATE                    September 1, 2009

ORIGINAL AMORTIZATION            Interest Only

REMAINING AMORTIZATION           N/A

BORROWER/SPONSOR(1)              Six individual special
                                 purpose borrowers, each a
                                 special purpose limited
                                 liability company wholly
                                 owned by Abbey Properties,
                                 LLC.  Abbey Properties, LLC
                                 is owned by Donald G. Abbey
                                 and by a wholly owned
                                 subsidiary of Rodamco North
                                 America NV.

CALL PROTECTION                  Prepayment locked out until
                                 on or after June 1, 2009.
                                 U.S. Treasury defeasance
                                 allowed, in whole or in
                                 part, on any payment date
                                 on or after the second
                                 anniversary of
                                 securitization.

COLLECTION ACCOUNT               All rents payable by the
                                 tenants of the Abbey
                                 Company properties are
                                 deposited by the property
                                 manager into a lockbox
                                 account.  Provided no event
                                 of default has occurred,
                                 all deposits in the lockbox
                                 account are remitted back
                                 to the Abbey Company
                                 Borrower.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual
     Insurance                   1/12th of Annual
     Replacement Reserves        $3,789  ($45,468 per year)



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Portfolio of six assets

PROPERTY TYPE                    Unanchored Retail

LOCATION                         Southern California

YEARS BUILT                      1944 - 1993

THE COLLATERAL

Abbey Portfolio IV consists of six unanchored retail

properties containing 303,138 square feet:

PROPERTY NAME
(City, State)              SQUARE FOOTAGE      OCCUPANCY
-------------              --------------      ---------
  ALISO VIEJO COMMERCE         64,137          95.0%
  CENTER
  (Aliso Viejo, CA)
  WIMBLEDON BUSINESS          123,225           92.0
  CENTER
  (Victorville, CA)
  UPLAND COMMERCE CENTER       44,957           29.0
  (Upland, CA)
  AP RANCHO CARMEL             26,978           92.0
  (San Diego, CA)
  ATLANTIC PLAZA               31,281          100.0
  (Long Beach, CA)
  GARDEN GROVE COMMERCE        12,560           81.0
  CENTER
  (Garden Grove, CA)

PROPERTY MANAGEMENT              The Abbey Company

OCCUPANCY(2)                     83.6%

OCCUPANCY DATE                   June 1, 2000

BORROWER 1999 NOI                $3,648,079

UNDERWRITTEN

     NOI                         $3,081,454

     NCF                         $2,752,178

APPRAISED VALUE                  $39,070,000

APPRAISAL DATE                   June 22 - July 28, 1999

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $75.86

     LTV                         58.9%

     UW DSCR                     1.58x

(1) This loan is secured by six collateralized and cross-defaulted mortgages, deeds of trust or deeds to secure debt encumbering the six retail centers.

(2)  Weighted average occupancy based on square footage.




     J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C10     Page 16

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                         ATLANTIC DEVELOPMENT PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $22,150,000

     CUT-OFF DATE                $22,013,205

ORIGINATION DATE                 September 15, 1999

INTEREST RATE                    8.05%

ANTICIPATED REPAYMENT DATE       October 1, 2009

MATURITY DATE                    October 1, 2029

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           349 months

BORROWER/SPONSOR                 MBCC East, LLC and MBCC 35,
                                 LLC, each a special purpose
                                 New Jersey limited
                                 liability company, which
                                 are owned by Atlantic
                                 Development and Management
                                 Corp. (ADMC).  ADMC owns
                                 and manages a portfolio of
                                 office and industrial
                                 properties totaling
                                 approximately 1.0 million
                                 square feet.

CALL PROTECTION                  Prepayment locked out until
                                 on or after July 1, 2009.
                                 U.S. Treasury defeasance
                                 allowed, in whole or in
                                 part, on any payment date
                                 on or after the second
                                 anniversary of
                                 securitization.

COLLECTION ACCOUNT               Hard Lockbox.  All rents
                                 payable by tenants are
                                 deposited into a lockbox
                                 account and allocated
                                 monthly to a tax and
                                 insurance account, a debt
                                 service account, and a
                                 recurring replacement
                                 reserve account.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS

     Taxes                       1/12th of Annual
     Insurance                   1/12th of Annual
     Replacement Reserves        1/12th of Annual


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Portfolio of two assets

PROPERTY TYPE                    Industrial - Flex

LOCATION                         Warren, New Jersey

                                 Somerset County

YEARS BUILT                      1979 & 1985

THE COLLATERAL

Atlantic Development Portfolio consists of two Industrial Flex buildings totaling 273,061 square feet:

      7 Powderhorn Drive is a two-story 180,500 square foot facility built in 1979 and leased to two tenants: Cordis Corp (107,000 square feet), a wholly owned subsidiary of Johnson & Johnson (NYSE: JNJ) rated Aaa/AAA and Celegene Corporation (NASDAQ: CLEG), 73,000 square feet..

      35 Technology Drive is a two-story 92,561 square foot facility built in 1985 and 100% leased to Anadigics, Inc.

(NASDAQ: ANAD).

PROPERTY MANAGEMENT              Atlantic Development
                                 Management Company

OCCUPANCY                        100.0%

OCCUPANCY DATE                   August 7, 2000

BORROWER 1999 NOI                $2,896,709

UNDERWRITTEN

     NOI                         $2,790,515

     NCF                         $2,493,558

APPRAISED VALUE                  35,615,000

APPRAISAL DATE                   June 8, 1999

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $80.61

     LTV                         61.8%

     UW DSCR                     1.27x




     J.P. Morgan Commercial Mortgage Finance Corp., Series 1000-C10     Page 17

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                      COVINA HILLS MOBILE HOME COUNTRY CLUB

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $21,750,000

     CUT-OFF DATE                $21,587,115

ORIGINATION DATE                 August 4, 1999

INTEREST RATE                    7.73%

MATURITY DATE                    September 1, 2009

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           348 months

BORROWER/SPONSOR                 Juanita Springs Associates
                                 LP, a special purpose
                                 Washington limited
                                 partnership owned by Morgan
                                 Partners Inc. and Covina
                                 Hills Equities Inc.  Morgan
                                 Partners manages a
                                 portfolio of five mobile
                                 home parks and four
                                 apartment communities
                                 totaling 1,500 units in
                                 three states.

CALL PROTECTION                  Prepayment locked out until
                                 on or after June 1, 2009.
                                 U.S. Treasury defeasance
                                 allowed, in whole but not
                                 in part, on any payment
                                 date on or after the second
                                 anniversary of
                                 securitization.

COLLECTION ACCOUNT               None

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual
     Insurance                   1/12th of Annual
     Replacement Reserves        $2,083  ($24,996 per year)


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Mobile Home Park

LOCATION                         La Puente, California

YEARS BUILT                      1972

THE COLLATERAL

The Covina Hills property is a 500-pad mobile home park located on a 73 acre site and contains 19 single-wide and 481 double-wide mobile homes. The total site density is approximately 6.8 pads per acre. Property amenities include two clubhouses, two swimming pools, two laundry room facilities, recreational facilities, and twenty-two spaces for RV storage.

PROPERTY MANAGEMENT              Bessire & Casenhiser, Inc.

OCCUPANCY                        100.0%

OCCUPANCY DATE                   April 1, 2000

BORROWER TRAILING 12 NOI AS OF   $2,406,936
3/31/00

UNDERWRITTEN

     NOI                         $2,399,584

     NCF                         $2,374,584

APPRAISED VALUE                  $30,030,000

APPRAISAL DATE                   June 8, 1999

CUT-OFF DATE

     LOAN PER PAD                $43,174

     LTV                         71.9%

     UW DSCR                     1.27x




     J.P. Morgan Commercial Mortgage Finance Corp., Series 1000-C10     Page 18

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                                LIBERTY FAIR MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $21,250,000

     CUT-OFF DATE                $20,549,985

ORIGINATION DATE                 November 30, 1999

INTEREST RATE                    8.46%

ANTICIPATED REPAYMENT DATE       December 1, 2009

MATURITY DATE                    December 1, 2029

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           351 months

BORROWER/SPONSOR                 Liberty Fair VA LP, a
                                 special purpose Virginia
                                 limited partnership owned
                                 50% by Developers
                                 Diversified Realty
                                 Corporation (DDR), as
                                 general partner and 50% by
                                 the Lester Group, as
                                 limited partner.  DDR owns
                                 and manages a portfolio of
                                 206 shopping centers
                                 totaling 49 million square
                                 feet in 40 states.

CALL PROTECTION                  Prepayment locked out until
                                 on or after September 1,
                                 2009.  U.S. Treasury
                                 defeasance allowed, in
                                 whole, but not in part, on
                                 any payment date on or
                                 after the second
                                 anniversary of
                                 securitization.

COLLECTION ACCOUNT               All rents payable by the
                                 tenants of the Liberty Fair
                                 Mall are deposited directly
                                 into a lockbox account.
                                 Provided no event of
                                 default has occurred, all
                                 deposits in the lockbox
                                 account are remitted back
                                 to the Liberty Fair Mall
                                 Borrower.

MEZZANINE LOANS/PREFERRED
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual
     Insurance                   1/12th of Annual
     Replacement Reserves        $3,626   ($43,512 per year)
     TI/LC                       $4,167   ($50,000 per year)


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Regional Mall

LOCATION                         Martinsville, Virginia

YEARS BUILT/RENOVATED            1989/1997

THE COLLATERAL

The Liberty Fair Mall Property is an enclosed, single-story, regional mall containing 435,402 square feet. Primary tenants include:

        TENANT (Rating)                 SQUARE FOOTAGE
        ---------------                 --------------
      KROGER (Baa3/BBB-)                    55,969
      SEARS (A3/A)                          58,760
      JC PENNEY (Baa2/BBB)                  50,232
      BELKS                                 85,000
      OFFICE MAX                            23,523
      GOODY'S                               29,687

PROPERTY MANAGEMENT              Developers Diversified
                                 Management, Inc.

OCCUPANCY                        92.0%

OCCUPANCY DATE                   April 26, 2000

BORROWER TRAILING 12 NOI AS OF   $2,843,047
3/31/00

UNDERWRITTEN

     NOI                         $2,700,271

     NCF                         $2,469,357

APPRAISED VALUE                  32,400,000

APPRAISAL DATE                   September 23, 1999

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $47.20

     LTV                         63.4%

     UW DSCR                     1.26x


     J.P. Morgan Commercial Mortgage Finance Corp., Series 1000-C10     Page 19

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                            WILSHIRE FINANCIAL TOWER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $18,650,000

     CUT-OFF DATE                $18,576,294

ORIGINATION DATE                 November 17, 1999

INTEREST RATE                    8.86%

MATURITY DATE                    December 1, 2009

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           351 months

BORROWER/SPONSOR                 3600 Wilshire LLC, a special purpose California
                                 limited liability company.

CALL PROTECTION                  Prepayment locked out until
                                 on or after September 1,
                                 2009.  U.S. Treasury
                                 defeasance allowed, in
                                 whole but not in part, on
                                 any payment date on or
                                 after the second
                                 anniversary of
                                 securitization.

COLLECTION ACCOUNT               None

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual
     Insurance                   1/12th of Annual
     Replacement Reserves        None
     TI/LC                       $30,000 ($360,000 per year)


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    CBD Office

LOCATION                         Los Angeles, California

YEARS BUILT/RENOVATED            1961/1992

THE COLLATERAL

The Wilshire Financial Tower property is a 21-story office building containing 375,614 square feet located in the Mid-Wilshire district of Los Angeles. The property included an adjoining 2-story parking garage containing 850 spaces.

PROPERTY MANAGEMENT              Jamison Properties, Inc.

OCCUPANCY                        94.6%

OCCUPANCY DATE                   August 1, 2000

BORROWER 1999 NOI                $2,430,609

UNDERWRITTEN

     NOI                         $2,751,158

     NCF                         $2,349,908

APPRAISED VALUE                  $27,000,000

APPRAISAL DATE                   October 1, 1999

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $49.46

     LTV                         68.8%

     UW DSCR                     1.32x


     J.P. Morgan Commercial Mortgage Finance Corp., Series 1000-C10     Page 20

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                                    HUB TOWER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $18,000,000

     CUT-OFF DATE                $17,952,264

ORIGINATION DATE                 March 17, 2000

INTEREST RATE                    8.10%

ANTICIPATED REPAYMENT DATE       April 1, 2010

MATURITY DATE                    April 1, 2030

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           355 months

BORROWER/SPONSOR                 MR No. 17, LLC, a special
                                 purpose Iowa limited
                                 liability company that is
                                 owned 90% by the Tetrad
                                 Corp. and 10% by MRI-Hub
                                 Tower, Inc.  The Tetrad
                                 Corp. consists of four
                                 family trust, each formed
                                 by Walter Scott, Jr.

CALL PROTECTION                  Prepayment locked out until
                                 on or after January 1,
                                 2010.  U.S. Treasury
                                 defeasance allowed, in
                                 whole but not in part, on
                                 any payment date on or
                                 after the second
                                 anniversary of
                                 securitization.

COLLECTION ACCOUNT               All rents payable by the
                                 tenants of the Hub Tower
                                 property are deposited
                                 directly into a lockbox
                                 account.  Provided no event
                                 of default has occurred,
                                 all deposits in the lockbox
                                 account are remitted back
                                 to the Hub Tower Borrower.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual
     Insurance                   1/12th of Annual
     Replacement Reserves        $3,165   ($37,980 per year)
     TI/LC                       $20,140   ($241,680 per
                                 year)


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    CBD Office

LOCATION                         Des Moines, Iowa

YEARS BUILT/RENOVATED            1985/1998

THE COLLATERAL

The Hub Tower property is a 20-story Class A office building containing 281,028 square feet and 74 underground parking spaces. The building is connected to the city's covered skywalk system. The primary tenants include Principal Mutual Life Insurance, AmerUS Life Holdings and Invista Capital.

PROPERTY MANAGEMENT              Magnum Resources, Inc.

OCCUPANCY                        100.0%

OCCUPANCY DATE                   March 13, 2000

BORROWER TAILING 12 NOI AS OF    $2,984,655
3/31/00

UNDERWRITTEN

     NOI                         $2,496,817
     NCF                         $2,007,895

APPRAISED VALUE                  $25,500,000

APPRAISAL DATE                   March 28, 2000

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $63.88
     LTV                         70.4%
     UW DSCR                     1.26x


     J.P. Morgan Commercial Mortgage Finance Corp., Series 1000-C10     Page 21

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                                 GERRY BUILDINGS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $16,950,000

     CUT-OFF DATE                $16,824,504

ORIGINATION DATE                 November 30, 1999

INTEREST RATE                    8.73%

ANTICIPATED REPAYMENT DATE       December 1, 2009

MATURITY DATE                    December 1, 2024

ORIGINAL AMORTIZATION            300 months

REMAINING AMORTIZATION           291 months

BORROWER/SPONSOR                 714-910 S. Los Angeles, LLC, a special purpose
                                 California limited liability company.

CALL PROTECTION                  Prepayment locked out until
                                 on or after November 1,
                                 2009.  U.S. Treasury
                                 defeasance allowed, in
                                 whole but not in part, on
                                 any payment date on or
                                 after the second
                                 anniversary of
                                 securitization.

COLLECTION ACCOUNT               All rents payable by the
                                 tenants of the Gerry
                                 Buildings are deposited
                                 directly into a lockbox
                                 account.  Provided no event
                                 of default has occurred,
                                 all deposits in the lockbox
                                 account are remitted back
                                 to the Gerry Buildings
                                 Borrower.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual
     Insurance                   1/12th of Annual
     Replacement Reserves        $9,473 ($113,676 per year)
     TI/LC                       $8,333 ($100,000 at
                                 closing; capped at $200,000)


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Industrial Flex

LOCATION                         Los Angeles, California

YEARS BUILT/RENOVATED            1912-46/1999

THE COLLATERAL

The Gerry Buildings consist of nine industrial, manufacturing, and office properties totaling 707,125 square feet. The properties are located in the Fashion District of Los Angeles, which primarily caters to retailers and wholesalers of clothing. Each of the nine buildings is located within two square blocks of each other and two of the buildings are contiguous.

PROPERTY MANAGEMENT              MJW Investments, Inc.

OCCUPANCY                        90.0%

OCCUPANCY DATE                   April 24, 2000

BORROWER 1999 NOI                $2,322,870

UNDERWRITTEN

     NOI                         $2,398,182

     NCF                         $2,079,950

APPRAISED VALUE                  $23,400,000

APPRAISAL DATE                   October 26, 1999

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $23.79

     LTV                         71.9%

     UW DSCR                     1.25x


     J.P. Morgan Commercial Mortgage Finance Corp., Series 1000-C10     Page 22

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                             EMBASSY SUITES CHICAGO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $16,575,000

     CUT-OFF DATE                $16,523,281

ORIGINATION DATE                 May 2, 2000

INTEREST RATE                    8.615%

MATURITY DATE                    May 10, 2010

ORIGINAL AMORTIZATION            300 months

REMAINING AMORTIZATION           296 months

BORROWER/SPONSOR                 Felcor/CMB Deerfield Hotel,
                                 LLC, a Delaware special
                                 purpose limited liability
                                 company which is owned by
                                 Felcor Lodging Trust, Inc.
                                 Felcor owns 188 hotels with
                                 nearly 50,000 rooms and
                                 suites in 35 states and
                                 Canada.  Felcor is the
                                 owner of the largest number
                                 of Embassy Suites, Crown
                                 Plaza, Holiday Inn, and
                                 independently owned
                                 Doubletree branded hotels.

CALL PROTECTION                  Prepayment locked out until
                                 on or after February 10,
                                 2010.  U.S. Treasury
                                 defeasance allowed, in
                                 whole but not in part, on
                                 any payment date on or
                                 after the second
                                 anniversary of
                                 securitization.

COLLECTION ACCOUNT               None

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual
     Insurance                   1/12th of Annual


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Full Service Hotel

LOCATION                         Deerfield, Illinois

YEARS BUILT/RENOVATED            1987/1997

THE COLLATERAL

The Embassy Suites Chicago property is a 7-story, 237-room full service hotel located in Deerfield, Illinois, a northern suburb of Chicago. Amenities include an indoor pool, sauna, whirlpool, fitness center, gift shop, meeting/banquet space and restaurant.

PROPERTY MANAGEMENT              Coastal Hotel Group, Inc.

OCCUPANCY                        75.0%

OCCUPANCY DATE                   February 29, 2000

BORROWER 1999 NOI                $2,917,046

UNDERWRITTEN

     NOI                         $2,677,957

     NCF                         $2,263,542

APPRAISED VALUE                  $23,700,000

APPRAISAL DATE                   April 1, 2000

CUT-OFF DATE

     LOAN PER ROOM               $69,718

     LTV                         69.7%

     UW DSCR                     1.40x


     J.P. Morgan Commercial Mortgage Finance Corp., Series 1000-C10     Page 23

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                                FAIRGROUNDS PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $15,300,000

     CUT-OFF DATE                $16,200,572

ORIGINATION DATE                 September 2, 1999

INTEREST RATE                    7.99%

MATURITY DATE                    October 1, 2009

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           349 months

BORROWER/SPONSOR                 M.O.R Aylesbury, Inc., a
                                 special purpose Maryland
                                 corporation which is
                                 controlled by Manekin, LLC
                                 a full service real estate
                                 company providing
                                 brokerage, development,
                                 asset management, and
                                 investment services
                                 throughout the Baltimore
                                 and Washington DC
                                 metropolitan areas.

CALL PROTECTION                  Prepayment locked out until
                                 on or after July 1, 2009.
                                 U.S. Treasury defeasance
                                 allowed, in whole but not
                                 in part, on any payment
                                 date on or after the second
                                 anniversary of
                                 securitization.

COLLECTION ACCOUNT               None

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual
     Insurance                   1/12th of Annual
     Replacement Reserves        $450   ($5,400 per year)


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Anchored Retail

LOCATION                         Timonium, Maryland

                                 Baltimore County

YEAR BUILT                       1999

THE COLLATERAL

The Fairgrounds Plaza property is a 107,060 square foot anchored shopping center located approximately 10 miles from downtown Baltimore. The center is anchored by a SuperFresh supermarket with reported sales per square foot of $492 in 1999 and includes eight in-line tenants and one pad site. SuperFresh is owned by The Great Atlantic & Pacific Tea Company (NYSE: GAP; Ba1/BB).

PROPERTY MANAGEMENT              Manekin, LLC

OCCUPANCY                        99.0%

OCCUPANCY DATE                   March 6, 2000

BORROWER 1999 NOI                $1,392,106

UNDERWRITTEN

     NOI                         $1,867,163
     NCF                         $1,814,696

APPRAISED VALUE                  $20,700,00

APPRAISAL DATE                   April 21, 2000

CUT-OFF DATE
     LOAN PER SQUARE FOOT        $151.32
     LTV                         78.3%
     UW DSCR                     1.27x


     J.P. Morgan Commercial Mortgage Finance Corp., Series 1000-C10     Page 24

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

  COLLATERAL PERFORMANCE OF PREVIOUS JP MORGAN FIXED-RATE CONDUIT TRANSACTIONS

                                                                30 TO 90 DAYS DELINQUENT(1)
                                                          --------------------------------------
                          # OF LOANS AT  SECURITIZED LOAN   BALANCE    % OF TOTAL
  DEAL    PRICING DATE      ISSUANCE      BALANCE ($000)     ($000)      BALANCE     # OF LOANS   FORECLOSURE
-------  -------------- ---------------  ---------------- ----------  ------------ ------------  -------------
C1           Jul-95              36         $  172,165      $12,797(2)    7.43%          1           $    0
C2           Jan-96              91            304,650            0       0.00           1                0
C3           Jun-96             124            400,936            0       0.00           0                0
C4           Jan-97             127            406,985            0       0.00           1                0
C5           Sep-97              93(3)         401,244(3)         0       0.00           1            1,860(4)
C6           Mar-98              91            796,414       14,410(5)    1.81           0                0
MC2(6)       Jun-98              25(3)         138,896(3)         0       0.00           0                0
C7           Apr-99             145            801,352            0       0.00           0                0
C8           Aug-99             128            731,517            0       0.00           0                0
C9           Jan-00             140            814,388        4,550(7)    0.56           0                0
-------  -------------- ---------------  ---------------- ----------  ------------ ------------  -------------
TOTAL                         1,000         $4,968,546      $31,757       0.64%          4           $1,860
-------  -------------- ---------------  ---------------- ----------  ------------ ------------  -------------


(1)  As of September 2000 remittances

(2) A retail outlet mall in Martinsburg, VA secures this delinquent loan. Tenant occupancy has dropped due to competing outlet centers in nearby Baltimore, MD and Washington, DC

(3)  Represents J.P. Morgan's contribution to the total pool

(4) Quality Inn and Suites, located in Jacksonville, NC. The property went into default due to the proximate construction of several other limited service hotels that severely impacted net operating income. We anticipate that there will be a loss on this loan in the amount of approximately $846,000

(5) Burns Medical Center, located in Petosky, Michigan, was originally master-leased to PhyCor of Northern Michigan, Inc. (NYSE: PHY), a public physician practice management company. Due to severe financial difficulties, PhyCor terminated its lease payments in April 1999. The owner is working on several options for infusing capital into the property including selling the property. Partial payments have been made on the loan each month since February 2000 and the loan is current through the June payment.

(6) Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2

(7) Howard Johnson -- Cutler Ridge is presently delinquent by two payments (approximately 45 days). The servicer does not believe there has been any deterioration in property conditions, however, the borrower has not been cooperative in making timely debt service payments or forwarding updated financial statements


     J.P. Morgan Commercial Mortgage Finance Corp., Series 1000-C10     Page 25

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and Salomon Smith Barney Inc. do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and Salomon Smith Barney Inc. and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or Salomon Smith Barney Inc. entity in their home jurisdiction unless governing law permits otherwise.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX F

                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-C10

[STATE STREET LOGO]                               PAYMENT DATE:
                                                  RECORD DATE:

STATE STREET CORPORATION
CORPORATE TRUST
2 AVENUE DE LAFAYETTE
BOSTON, MA 02111-1724

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
TABLE OF CONTENT


REPORT SECTIONS                                   PREPARER       PAGE NUMBER
---------------                                   --------       -----------
Distribution Date Statement                       Trustee            1-5
Loan Schedule                                     Trustee            6-8
Loan Portfolio Stratifications                    Trustee            9-11
REO Status Report                                 Servicer          12-13
Watch List                                        Servicer            14
Historical Loan Modification Report               Servicer            15
Deliquent Loan Status                             Servicer          16-17
Historical Loss Estimate Report                   Servicer            18
Specially Serviced Loan Detail                    Servicer            19
Comparative Financial Report                      Servicer          20-22

ADDITIONAL REPORT/FILE
----------------------
CSSA Periodic Loan Update File                    Servicer       Delivery Through Web Site
Operating Statement Analysis                      Servicer       Upon Reqest
NOI Adjustment Worksheet                          Servicer       Upon Reqest

STATE STREET INFORMATION DELIVERY VEHICLES
------------------------------------------
Web Site:                                                   http://corporatetrust.statestreet.com
For other information delivery requests:                    informationdelivery@fmg-statestreet.com

DEAL-SPECIFIC CONTACTS
----------------------
Account Officer (trustee and paying agent questions):
Account Administrator (analytics and collateral questions):
Servicer
Special Servicer


RATING AGENCY CONTACTS
----------------------







This report has been prepared by, or is based on information furnished to State Street Bank and Trust Company ("State Street") by, one or more third parties (e.g. Servicers, Master Servicer, etc.), and State Street has not independently verified information received from or prepared by any such third party. State Street shall not and does not undertake responsibility for the accuracy, completeness, or sufficiency of this report or the information contained herein for any purpose, and State Street makes no representations or warranties with respect thereto. The information in this report is presented here with the approval of the Issuer soley as a convience for the user, and should not be reiled upon without further investigation by any user contemplating an investment decision with respect to the related securities.

                                  Page 1 of 5

                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-C10

[STATE STREET LOGO]                               PAYMENT DATE:
                                                  RECORD DATE:

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
PAYMENT SUMMARY



                     Pass-Through    Interest    Original      Beginning     Principal   Interest    Total     Ending
Class     CUSIP          Rate          Type      Balance        Balance         Paid       Paid      Paid      Balance
-----     -----      ------------    --------    --------      ---------     ---------   --------    -----     -------












                                     TOTALS:

*Based on a Notional Balance


DISTRIBUTIONS PER CERTIFICATE


                Beginning                Principal            Interest              Ending
Class      Certificate Factor         Distribution(1)      Distribution(1)     Certificate Factor
-----      ------------------         ---------------      ---------------     ------------------







(1) represents net payment per cerficiate



                                  Page 2 of 5

                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-C10

[STATE STREET LOGO]                               PAYMENT DATE:
                                                  RECORD DATE:

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

PRINCIPAL DETAIL


        Beginning    Scheduled   Unscheduled   Other Principal/    Total Principal     Realized Losses/      Appraisal
Class    Balance     Principal    Principal    Cash Adjustments   Distribution Amount    Balance Adj.     Reduction Amount
-----   ---------    ---------   -----------   ----------------   -------------------  ----------------   -----------------







TOTALS:



               Ending            Cumulative              Cumulative
Class          Balance        Realized Losses          Appraisal Red.
-----          -------        ---------------          --------------









INTEREST DETAIL


               Accrued         Beginning Unpaid     Prepayment     Current Interest   Yield Main.   Prepayment      Payments to
Class   Certificate Interest        Interest      Int. Shortfall       Shortfalls        Charge      Premiums    Interest Shortfall
-----   --------------------   ----------------   --------------   ----------------   -----------   ----------   ------------------





TOTALS:


            Interest on       Total Interest      Cumulative Unpaid
Class     Unpaid Interest     Distr. Amount       Interest Shortfall
-----     ---------------     --------------      ------------------








                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-C10

[STATE STREET LOGO]                               PAYMENT DATE:
                                                  RECORD DATE:

REPORT TO CERTIFICATEHOLDERS:

ADDITIONAL REPORTING INFORMATION
MORTGAGE LOAN ACTIVITY FOR RELATED PAYMENT DATE:


# of Mortgage     Weighted Average    Beginning Agg Stated    Ending Agg Stated    Ending Actual Unpaid      Available
    Loans        Note Mortgage Rate     Principal Balance     Principal Balance      Principal Balance     Distribution Amt
-------------    ------------------   --------------------    -----------------    --------------------    ----------------




   Current           Current Additional                   Principal
Realized Losses        Trust Fund Exp     # of Payoffs   Prepayments
---------------      ------------------   ------------   -----------





APPRAISAL REDUCTION INFORMATION:


Loan #         SPB of Apr Red Loan      All Unpd Int & Fees      Appraised Value     P&I Advance on Loan      ASER Date
------         -------------------      -------------------      ---------------     -------------------      ---------




AGGREGATE DELINQUENCY INFORMATION FOR RELATED PAYMENT DATE:


                         One Month       Two Months      3 Months +     Foreclosures   Sp. Serviced
                         ---------       ----------      ----------     ------------   ------------
# of Loans
Agg Prin Balance



REO PROPERTY WITH FINAL RECOVERY DETERMINATION:


Mortgage       Basis for Final      All Proceeds   Portion Proceeds      Amount of
 Loan #    Recovery Determination     Received      to Certificates    Realized Loss
--------   ----------------------   ------------   ----------------    -------------




SUBORDINATION LEVELS


Class          Current        Original
-----          -------        --------







P&I ADVANCE & FEE INFORMATION:
------------------------------
Advances:
- Outstanding P&I
- Servicing
- Nonrecoverable P&I
Interest on:
- P&I Advances
- Servicing Advances
Servicing Compensation:
- to Master Servicer
- to Special Servicer



Class          Maturity Date @0% CPR
-----          ---------------------






PREPAYMENT SPEED HISTORY
------------------------


                        CPR*
                         %
                        ----
1 MONTH
3 MONTH
6 MONTH
12 MONTH
  LIFE


* Principal received within 1 month of maturity is not considered prepayment in the calculation of CPR.

                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-C10

[STATE STREET LOGO]                               PAYMENT DATE:
                                                  RECORD DATE:

REPORT TO CERTIFICATEHOLDERS:

HISTORICAL INFORMATION ROLLING 24 MONTHS


         One Month Del.      Two Months Del.       Three Plus Del.         Pre-Payments      Mod./REO/Workouts       Liquidations
Date    Count    Balance    Count     Balance     Count     Balance      Count    Balance    Count     Balance     Count    Balance
----    -----    -------    -----     -------     -----     -------      -----    -------    -----     -------     -----    -------








                            ORIGINAL/CURRENT RATINGS

Class     Original       Current     Original     Current    Original     Current      Original      Current
-----     --------       -------     --------     -------    --------     -------      --------      -------





                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                  [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                        ANNEX G


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 2000-C10, Class A1, Class A2, Class B, Class C, Class D, Class E and Class F (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Cedelbank or Euroclear. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex G have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding interests in Global Securities through Cedelbank and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in Global Securities through Cedelbank or Euroclear and investors holding interests in Global Securities through DTC Participants will be effected on a delivery-against-payment basis through the respective depositories of Cedelbank and Euroclear (in such capacity) and other DTC Participants.

     Although DTC, Euroclear and Cedelbank are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Cedelbank, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Cedelbank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. Cedelbank and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold interests in Global Securities through DTC Participants, rather than through Cedelbank or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants. Secondary market trading between DTC Participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

     Transfers between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC seller and Cedelbank or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant for a purchaser, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or the Euroclear Operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC Participant's account against delivery of an interest in the Global Securities. After such settlement has been completed, such interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The credit of such interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case such Cedelbank Participants or Euroclear Participants will take on credit exposure to Cedelbank or the Euroclear Operator until interests in the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or the Euroclear Operator has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Cedelbank Participants or Euroclear Participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC Participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Cedelbank or Euroclear for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC Participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC Participant.

     Finally, intra-day traders that use Cedelbank Participants or Euroclear Participants to purchase interests in Global Securities from DTC Participants or sellers settling through them for delivery to Cedelbank Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

     (a) borrowing interests in Global Securities through Cedelbank or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing interests in Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Cedelbank or Euroclear accounts in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

     Transfers between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Cedelbank or the Euroclear Operator through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct its respective depository, to credit an interest in the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following business day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Beneficial Owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for one calendar year.


     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS


Mortgage Pass-Through Certificates
(Issuable in Series)


J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
DEPOSITOR

J.P. Morgan Commercial Mortgage Finance Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.


The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.


The primary asset of the trust fund may include:


    o multifamily and commercial mortgage loans, including participations therein;


    o mortgage-backed securities evidencing interest in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;


    o direct obligations of the United States or other government agencies; or



    o a combination of the assets described above


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 9 AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




September 27, 2000

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the certificates in two separate documents that provide progressively more detail:

    o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

    o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for such series.

Some capitalized terms used in this prospectus are defined in the Glossary attached hereto.

                            ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by such prospectus supplement may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.


                               TABLE OF CONTENTS


                                                                                      PAGE
                                                                                     -----
Prospectus .........................................................................    1
Important Notice about Information Presented in this Prospectus and the Accompanying
 Prospectus Supplement .............................................................    2
Additional Information .............................................................    3
Incorporation of Certain Information by Reference ..................................    3
Summary of Prospectus ..............................................................    4
Risk Factors .......................................................................    9
Description of the Trust Funds .....................................................   19
Use of Proceeds ....................................................................   24
Yield Considerations ...............................................................   24
The Depositor ......................................................................   27
Description of the Certificates ....................................................   28
Description of the Agreements ......................................................   35
Description of Credit Support ......................................................   50
Certain Legal Aspects of the Mortgage Loans and the Leases .........................   52
Federal Income Tax Consequences ....................................................   68
ERISA Considerations ...............................................................   96
Legal Investment ...................................................................   98
Plan of Distribution ...............................................................  100
Legal Matters ......................................................................  100
Financial Information ..............................................................  100
Rating .............................................................................  101
Glossary of Terms ..................................................................  102

                            ADDITIONAL INFORMATION


     The depositor has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Such registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Securities and Exchange Commission maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including J.P. Morgan Commercial Mortgage Finance Corp., that file electronically with the Securities and Exchange Commission.


     The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     We are incorporating herein by reference all documents and reports filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. You may obtain, without charge, a copy of any or all documents or reports incorporated herein by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to J.P. Morgan Commercial Mortgage Finance Corp., c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060,
Attention: Secretary.

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.


The Trust Assets............   Each series of certificates will represent in
                               the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                               o  mortgage assets;

                               o  collection accounts;

                               o  forms of credit support; and

                               o  cash flow agreements.


The Mortgage Assets.........   The mortgage assets with respect to each series
                               of certificates may consist of any of the following:

                               o multifamily and commercial mortgage loans, including participations therein;

                               o direct obligations of the United States or other government agencies; and

                               o  mortgage-backed securities.

                               The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in any of the following types of properties:

                               o residential properties consisting of five or more rental or cooperatively owned dwelling units;

                               o  office buildings;

                               o  retail buildings or centers;

                               o  hotels and motels;

                               o  nursing homes;

                               o  congregate care facilities;

                               o  assisted living facilities;

                               o  industrial properties;

                               o mini-warehouse facilities or self-storage facilities;

                               o  mobile home parks; and

                               o  mixed use and other types of commercial
                                  properties.

                               The mortgage loans may also be secured by additional collateral.

                               Some or all of the mortgage loans may also be secured by an assignment of one or more leases of one or more lessees of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain commercial loans will be the rental payments due under the related leases.

                               A mortgage loan may have an interest rate that has any of the following features:

                               o  is fixed over its term,

                               o  adjusts from time to time,

                               o  is partially fixed and partially floating,

                               o  is floating based on one or more indices,

                               o may be converted from a floating to a fixed interest rate,

                               o may be converted from a fixed to a floating interest rate, or o interest is not paid currently but is accrued and added to the principal balance.

                               A mortgage loan may provide for any of the following:

                               o  scheduled payments to maturity,

                               o  payments that adjust from time to time,

                               o  negative amortization or accelerated
                                  amortization,

                               o  full amortization or require a balloon
                                  payment due on its stated maturity date,

                               o  prohibitions on prepayment,

                               o releases or substitutions of collateral, including defeasance thereof with direct obligation of the United States, and

                               o payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

                               The mortgaged properties may be located anywhere in the world. All mortgage loans will have original terms to maturity of not more than 40 years. All mortgage loans will have been originated by persons other than the depositor. All mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

                               The mortgage-backed securities will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some mortgage-backed securities may be guaranteed or insured by an affiliate of the depositor, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other person specified in the prospectus supplement.

Collection Accounts.........   Each trust fund will include one or more
                               accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. The accounts may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.


Credit Support..............   The following types of credit support may be
                               used to enhance the likelihood of distributions on certain classes of certificates:

                               o  subordination of junior certificates,

                               o  letters of credit,

                               o  insurance policies,

                               o  guarantees,

                               o  reserve funds, or

                               o other types of credit support described in the prospectus supplement and a combination of any of the above.


Cash Flow Agreements........   Cash flow agreements are used to reduce the
                               effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets and increase the likelihood of timely distributions on the certificates. The trust fund may include any of the following types of cash flow agreements:

                               o  guaranteed investment contracts,

                               o  interest rate swap or exchange agreements,

                               o  interest rate cap or floor agreements,

                               o  currency exchange agreements,

                               o  yield supplement agreements.


Description of
 Certificates................  Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.


Distributions on
 Certificates................  The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

                               o provide for the accrual of interest thereon based on fixed, variable or floating rates;

                               o  be senior or subordinate to one or more
                                  other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

                               o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

                               o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

                               o  provide for distributions of accrued
                                  interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                               o  provide for distributions of principal
                                  sequentially, based on specified payment schedules or other methodologies; and

                               o  provide for distributions based on a
                                  combination of any of the above features.

                               Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional balance. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein

                               The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.


Advances....................   A servicer may be obligated as part of its
                               servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. Neither the depositor nor any of its affiliates will have any responsibility to make such advances.


Termination.................   A series of certificates may be subject to
                               optional early termination through the repurchase of the mortgage assets in the related trust fund.


Registration of
 Certificates................  One or more classes of the offered certificates may initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company. If your offered certificates is so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances.

Tax Status of
 the Certificates............  The certificates of each series will constitute either:

                               o "regular interests" or "residual interests" in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, or

                               o  interests in a trust fund treated as a
                                  grantor trust under applicable provisions of the Internal Revenue Code of 1986.


ERISA Considerations........   If you are a fiduciary of an employee benefit
                               plan or other retirement plan or arrangement that is subject to the Employee Retirement Income
                               Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any person which proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not a plan or similar arrangement or investing on behalf of a plan or similar arrangement.


Legal Investment............   The prospectus supplement will specify whether
                               the offered certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984. If your investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.


Rating......................   At the date of issuance, as to each series,
                               each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING TO PURCHASE ANY OF THE OFFERED CERTIFICATES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, TOGETHER WITH THOSE DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER "RISK FACTORS," SUMMARIZE THE MATERIAL RISKS RELATING TO YOUR CERTIFICATES.


Your ability to resell
certificates may be limited
because of  their
characteristics ............   You may not be able to resell your certificates
                               and the value of your certificates may be less than you anticipated for a variety of reasons including:

                               o A secondary market for your certificates does not develop;

                               o  Interest rate fluctuations;

                               o  The absence of redemption rights;

                               o The availability of other mortgage-backed securities including those backed by loans on single family residential properties; and

                               o The request for information in addition to that provided in the prospectus, the prospectus supplement and the monthly report to certificateholders.


The assets of the trust fund
may not be sufficient to pay
your certificates...........   The certificates will not represent an interest
                               in or obligation of the depositor, any servicer, or any of their affiliates. The only obligations with respect to the certificates or the mortgage assets will be the obligations of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans. Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of such mortgage assets prior to the closing date, the rights of the trustee and the certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. None of the depositor, any servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Neither the certificates nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, any servicer or any of their affiliates. Proceeds of the assets included in the related trust fund for each series of certificates will be the sole source of payments on the certificates, and there will be no recourse to the depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

                               Unless otherwise specified in the prospectus supplement, a series of certificates will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on such certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts may be withdrawn under certain conditions. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the trust assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


Prepayments and repurchases
of the mortgage assets will
affect the timing of your
cash flow and may affect
your yield..................   Prepayments (including those caused by defaults
                               on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                               There can be no assurance as to the rate of voluntary prepayments on the mortgage assets in any trust fund will conform to any model described herein or in any prospectus supplement.

                               The rate of voluntary prepayments will also be affected by:

                               o  the voluntary prepayment terms of the
                                  mortgage loan including prepayment lock-out periods and prepayment premiums

                               o  the ability of a servicer to collect
                                  prepayment premiums

                               o then-current interest rates being charged on similar mortgage loans

                               o  the availability of mortgage credit.

                               If a mortgage loan is in default it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                               The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                               o  Some courts may consider the prepayment
                                  premium to be usurious.

                               o  Even if the prepayment premium is
                                  enforceable, we cannot assure you that
                                  foreclosure proceeds will be sufficient to pay the prepayment premium.

                               o  Although the collateral substitution
                                  provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

                               As a result, the actual maturity of your certificates could occur significantly earlier than expected and additional cash flow may not be available to offset any effect this may have on your yield. A series of certificates may include one or more classes of certificates with priorities of payment and, as a result, yields on other classes of certificates, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.


Ratings do not guarantee
payment and do not address
prepayment risks............   Any rating assigned by a rating agency to a
                               class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related agreement. Ratings do not address:

                               o  the likelihood that principal prepayment
                                  (including those caused by defaults) on the related mortgage assets will be made,

                               o  the degree to which the rate of such
                                  prepayments might differ from that originally anticipated,

                               o the likelihood of early optional termination of the series of certificates,

                               o the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or

                               o that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                               The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgage assets. No assurance can be given that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the mortgaged properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans underlying or comprising the mortgage assets in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by the credit support, if any, described in the prospectus supplement, such losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series.


Net cash flow produced by a
mortgaged property may be
inadequate to repay the
mortgage loan...............   Payment on each mortgage loan is dependent
                               primarily on:

                               o  the net operating income of the related
                                  mortgaged property; and

                               o at maturity (whether at scheduled maturity or, in the event of a default under the mortgage loan, upon the acceleration of such maturity), the market value of the related mortgaged property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related mortgagor to refinance the mortgage loan.

                               If a mortgage loan has a relatively high loan to value ratio or relatively low debt service coverage ratio, a foreclosure sale is less likely to provide enough money to satisfy the outstanding debt. Therefore, the servicer may have to modify the mortgage loans that it is servicing in order to try to maximize recoveries. However, such flexibility may not result in a greater recovery on a net present value basis than liquidation.

Nonrecourse loans limit
the remedies available
following a mortgagor
default.....................   The mortgage loans will not be an obligation
                               of, or be insured or guaranteed by, any
                               governmental entity, by any private mortgage insurer, or by the depositor, the originators, the Servicers, the Trustee or any of their respective affiliates.

                               Each mortgage loan generally is a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.


Future cash flows and
property values are not
predictable.................   Commercial and multifamily property values and
                               cash flows are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. If the cash flow from a mortgaged property is reduced (for example, if leases are not obtained or renewed), the mortgagor may not be able to repay the loan. Cash flow will determine the mortgagor's ability to cover debt service and property values affect the ability to refinance the property and the amount of the recovery of proceeds upon foreclosure.
                               Cash flow and property value depend upon a number of factors, including:

                               o  national, regional and local economic
                                  conditions;

                               o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                               o changes or weakness in a specific industry segment;

                                  o  the nature of expenses:

                                  o  as a percentage of revenue;

                                  o  whether expenses are fixed or vary with
                                     revenue; and

                                  o the level of required capital expenditures for proper maintenance and demanded by tenants;

                               o  demographic factors;

                               o changes required by retroactive building or similar codes;

                               o  capable management and adequate maintenance;

                               o  location;

                               o with respect to properties with uses subject to significant regulation, changes in applicable laws;

                               o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                               o the age, construction quality and design of a particular property; and

                               o whether the mortgaged properties are readily convertible to alternative uses.

Poor property management
will adversely affect the
performance of the related
mortgaged property..........   The successful operation of a real estate project
                               also depends on the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

                               o  operating the properties;

                               o  providing building services;

                               o establishing and implementing the rental structure;

                                  o  managing operating expenses;

                                  o  responding to changes in the local market;
                                     and

                                  o  advising the mortgagor with respect to
                                     maintenance and capital improvements.

                               Property managers may not be in a financial condition to fulfill their management responsibilities.

                               Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.


The servicer will have
discretion to handle or
avoid obligor defaults in
a manner which may be
adverse to your interests...   In order to maximize recoveries on defaulted
                               mortgage loans, a servicer will be permitted
                               (within prescribed parameters) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. In addition, a servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans. While the servicer will be required to follow accepted servicing standards, there can be no assurance that such flexibility will increase the present value of receipts from or proceeds of mortgage loans that are in default or as to which a payment default is imminent.


Mortgagors of commercial
mortgage loans are
sophisticated and may take
actions adverse to
your interests .............   Mortgage loans made to partnerships, corporations
                               or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Credit support may not cover
losses or risks which could
adversely affect payment on
your certificates...........   The prospectus supplement for a series of
                               certificates will describe any credit support in the related trust fund. Any credit support will be limited in amount and coverage and will not cover all potential risks. Use of credit support will be subject to the conditions and limitations described herein and in the prospectus supplement. Moreover, such credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                               A series of certificates may include one or more classes of subordinate certificates, if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the trust assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in one covered trust will be subject to the risk that the credit support will be exhausted by the claims of other covered trusts.

                               The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related mortgage assets will not exceed such assumed levels.

                               Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.


Some actions allowed by the
mortgage may be limited
by law......................   The mortgages may contain a due-on-sale clause,
                               which permits the lender to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. The mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                               Some of the mortgage loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flow. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected.


One action jurisdiction may
limit the ability of the
servicer to foreclose on
a mortgaged property.........  Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                               In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Rights against tenants may
be limited if leases are
not subordinate to mortgage
or do not contain
attornment provisions.......   Some of the tenant leases contain provisions
                               that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                               In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                               If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


If mortgaged properties are
not in compliance with
current zoning laws you may
not be able to restore it
following a casualty loss ...  Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


Inspections of the mortgaged
properties were limited.....   The mortgaged properties were inspected by
                               licensed engineers at the time the mortgage loans were originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.


Compliance with Americans
with Disabilities Act may
result in additional losses... Under the Americans with Disabilities Act of
                               1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


Litigation Concerns.........   There may be legal proceedings pending and,
                               from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                         DESCRIPTION OF THE TRUST FUNDS


ASSETS

     The primary assets of each trust fund are mortgage assets which include
(i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, or (iii) a combination of mortgage loans and CMBS. Mortgage loans refers to both whole mortgage loans, participations therein and mortgage loans underlying CMBS. No CMBS originally issued in a private placement will be included as an asset of a trust fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act of 1933, as amended, has expired or such CMBS have been registered under the Securities Act of 1933, as amended. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of the depositor and may or may not be the originator of the mortgage loan or the issuer of the CMBS.

     Unless otherwise specified in the prospectus supplement, the certificates will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments on the assets of any other trust fund established by the depositor. If specified in the prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the mortgage assets.


MORTGAGE LOANS


General

     The mortgage loans will be secured by liens on mortgaged properties consisting of (i) multifamily properties which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or (ii) commercial properties which are office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and, if so specified in the related prospectus supplement, anywhere else in the world. To the extent specified in the prospectus supplement, the mortgage loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on the mortgaged property. A multifamily property may include mixed commercial and residential structures and may include apartment buildings owned by Cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Each mortgage loan will be originated by an originator who is a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages creating a lien on the mortgaged properties. Mortgage loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan.


Leases

     To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of these properties. Pursuant to a lease assignment, a mortgagor may assign its rights, title and interest as lessor along with the income derived under each lease to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the mortgagor and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the prospectus supplement, the lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the leases. In those cases where payments under the leases (net of any operating expenses by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the mortgagors must rely on other income including security deposits generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the mortgagors will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the mortgagor, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the access to the leased space is materially impaired.


Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as retail centers, office buildings and industrial properties. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than in the case of mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the mortgage loan. In some cases, leases of mortgaged properties may provide that the lessee rather than the mortgagor, is responsible for payment of some or all of these expenses;

however, because leases are also subject to default risks when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the mortgage loan. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at the date of appraisal), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon an interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.


     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact be considered by the Originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors." Net cash flow produced by a mortgaged property may be inadequate to repay the mortgage loan," "Nonrecourse loans limit the remedies available following a mortgagor default. Prepayments and repurchases of the mortgage assets will affect the timing of your cashflow and may affect your yield. The assets of the trust fund may not be sufficient to pay your certificates. The servicer will have discretion to handle or avoid obligor defaults in a manner which may be adverse to your interests. Mortgagors of commercial loans are sophisticated and may take actions adverse to your interests.


Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information with respect to the mortgage loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type of property securing the mortgage loans (e.g., multifamily property or commercial property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans,
(iv) the earliest and latest origination date and maturity date of the mortgage loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate borne by the mortgage loans, (vii) the state or states in which most of the mortgaged properties are located, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) the weighted average retained interest, if any, (x) with respect to ARM Loans, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments,
(xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. The prospectus supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "----Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to the Depositor at the time the certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.


Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the prospectus supplement, all of the mortgage loans will (i) have original terms to maturity of not more than 40 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed interest rate, or from a fixed to a floating interest rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain a Lock-out Period and a Lock-out Date, or require a Prepayment Premium in connection with a prepayment, in each case as described in the prospectus supplement. In the event that holders of any class or classes of certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of the mortgage loans, the prospectus supplement will specify the method or methods by which any such amounts will be allocated. A mortgage loan may also contain provisions entitling the mortgagee to Equity Participations, as described in the prospectus supplement. In the event that holders of any class or classes of certificates will be entitled to all or a portion of an Equity Participation, the prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such certificates.


CMBS

     Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the prospectus supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support will be a function of certain characteristics of the mortgage loans or underlying CMBS and other factors and generally will be established for the CMBS on the basis of requirements of either any rating agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

     The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the related issuer, servicer and trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the underlying mortgage loans, the underlying CMBS or directly to such CMBS, (viii) the terms on which the underlying mortgage loans or underlying CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which mortgage loans or underlying CMBS may be substituted for those originally underlying the CMBS, (x) the servicing fees payable under the related servicing agreement, (xi) to the extent available to the depositor, the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the CMBS described in this paragraph,
(xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.


ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or reinvested. See "Description of the Agreement--Distribution account and Other Collection Accounts."


CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against some types of defaults and losses on the trust assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for each series of certificates. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates" and "Description of Credit Support."


CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such cash flow agreement.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of trust assets and to pay for certain expenses incurred in connection with such purchase of trust assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.



                              YIELD CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the Pass-Through Rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the mortgage assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."


PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the mortgage assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the Pass-Through Rate for each class of certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any mortgage asset on the Pass-Through Rate of one or more classes of certificates; and whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such certificate because, while interest may accrue on each mortgage asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates (or addition to the certificate balance of a class of Accrual Certificates) on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated above under "The Pass-Through Rate," if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of such certificates may be lower than the yield that would result if the interest accrual period ended on a distribution date. In addition, if so specified in the prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that distributions of principal (and additions to the certificate balance of Accrual Certificates) and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a distribution date and not on the distribution date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the mortgage assets (including principal prepayments on mortgage loans resulting from voluntary prepayments by the mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans comprising or underlying the mortgage assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that some mortgage assets may consist of mortgage loans with different mortgage interest rates and the stated pass-through or pay-through interest rate of some CMBS may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series will correspond to the rate of principal payments on the mortgage assets in the related trust fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the mortgage assets, and by the extent to which the servicer of any mortgage loan is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than the rate actually experienced on the mortgage assets, the actual yield to maturity will be lower than the rate thus calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than the rate actually experienced on the mortgage assets, the actual yield to maturity will be higher than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the series of prepayments of the mortgage assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed on a certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit support or cash flow agreement for a series of certificates may affect the ultimate maturity and the weighted average life of each class of such certificates. Prepayments on the mortgage loans comprising or underlying the mortgage assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to the Series.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage assets is paid to such class, which may be in the form of scheduled amortization or prepayments.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the CMBS. If any mortgage loans comprising or underlying the mortgage assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage assets will, to some extent, be a function of the mix of mortgage interest rates and maturities of the mortgage loans comprising or underlying the mortgage assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model such as CPR, a constant prepayment rate model. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage assets for any series will not conform to any particular level of CPR.

     The depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each such class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR or at such other rates specified in the prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage assets for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE


Type of Mortgage Asset

     A number of mortgage loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that a number of mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the prospectus supplement be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.


Foreclosures and Payment Plans


     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage assets that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.


Due-on-Sale and Due-on-Encumbrance Clauses


     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon the underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the mortgage assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or certain other transfers of or the creation of encumbrances upon the mortgaged property. With respect to any whole loans, unless otherwise provided in the prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise (or waive its right to exercise) any right that the trustee may have as mortgagee to accelerate payment of the whole loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."


Single Mortgage Loan or Single Mortgagor


     The mortgage assets in a particular trust fund may consist of a single mortgage loan or obligations of a single mortgagor or related mortgagors as specified in the related prospectus supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single mortgage loan or with respect to a single mortgagor.


                                 THE DEPOSITOR


     J.P. Morgan Commercial Mortgage Finance Corp., the depositor, is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated and was incorporated in the State of Delaware on September 19, 1994. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10260-0060. Its telephone number is (212) 648-3636.


     The depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related agreement. Each series of certificates will consist of one or more classes of certificates that may (i) provide for the accrual of interest based on fixed, variable or floating rates;
(ii) include senior certificates or subordinate certificates; (iii) Stripped Principal Certificates; (iv) Stripped Interest Certificates; (v) Accrual Certificates; (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the trust assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement; and/or
(vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of offered certificates.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and such certificates may be exchanged without the payment of any service charge payable in connection with the registration of a transfer or exchange, but the Depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued as physical certificates or as book-entry certificates, as provided in the related prospectus supplement. See "Description of the Certificates--Book-Entry Registration and Physical Certificates." Physical certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Your ability to resell certificates may be limited because of their characteristics" and "The assets of the trust fund may not be sufficient to pay your certificates."


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for such series and such distribution date. Except as otherwise specified in the prospectus supplement, distributions (other than the final distribution) will be made to the persons in whose names the certificates are registered at the close of business on a record date specified in the prospectus supplement, and the amount of each distribution will be determined as of the close of business on the determination date specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the prospectus supplement or otherwise established by the trustee. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has so notified the trustee or other person required to make such payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled to such payments as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates (whether physical certificates or book-entry certificates) will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.


AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the prospectus supplement. Unless provided otherwise in the prospectus supplement, the Available Distribution Amount for each distribution date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related distribution account as of the corresponding determination date, including servicer advances, net of any scheduled payments due and payable after the distribution date;

     (ii) interest or investment income on amounts on deposit in the distribution account, including any net amounts paid under any cash flow agreements; and

     (iii) to the extent not on deposit in the related Distribution account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

     As described below, the entire Available Distribution Amount will be distributed among the related certificates (including any certificates not offered hereby) on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates may have a different Pass-Through Rate. The prospectus supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class will be made on each distribution date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for that class and distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. With respect to each class of certificates and each distribution date (other than certain classes of Stripped Interest Certificates), the Accrued Certificate Interest will be equal to interest accrued for a specified period on the outstanding certificate balance thereof immediately prior to the distribution date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the prospectus supplement, the Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each distribution date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage assets in the trust fund for the series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement.

     The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage assets in the trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of the Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage assets in the trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--Prepayments and repurchases of the mortgage assets will affect the timing of your cash flow and may affect your yield."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the prospectus supplement, by the amount of losses incurred in respect of the related mortgage assets. The certificate balance may be increased in respect of deferred interest on the mortgage loans to the extent provided in the prospectus supplement and, in the case of Accrual Certificates prior to the distribution date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related mortgage assets as of the applicable Cut-off Date. The initial aggregate certificate balance of a series and each class thereof will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.


COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "General" above. To that extent, the descriptions set forth under "Distributions of Interests on the Certificates" and "Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and Pass-Through Rate refer to the principal balance, if any, of any of the components and the Pass-Through Rate, if any, on any component, respectively.


DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the mortgage assets in the trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the distribution account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the whole loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the distribution account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from the Related Proceeds or, if applicable, from collections on other trust assets otherwise distributable on the Subordinate Certificates. If advances have been made by a servicer from excess funds in the Distribution account, the servicer is required to replace such funds in the Distribution account on any future distribution date to the extent that funds in the Distribution account on that distribution date are less than payments required to be made to certificateholders on such date. If so specified in the prospectus supplement, the obligations of a servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the prospectus supplement.

     If and to the extent so provided in the prospectus supplement, a servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the trust assets prior to any payment to certificateholders or as otherwise provided in the related agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.


REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the prospectus supplement, will forward or make available to each certificateholder, to the Depositor and to such other parties as may be specified in the related agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of the distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

     (ii) the amount of the distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of the distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by each servicer and such other customary information as any such master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in the distribution, and the aggregate amount of any unreimbursed advances at the close of business on the distribution date;

     (vi) the aggregate principal balance of the mortgage assets at the close of business on the distribution date;

     (vii) the number and aggregate principal balance of whole loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each whole loan that is delinquent two or more months, (a) the loan number, (b) the unpaid balance, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such mortgage loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any whole loan liquidated during the related Due Period (other than by payment in full), (a) the loan number, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

     (x) with respect to any whole loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each servicer (or any other entity) in respect of the mortgage loan and (b) the amount of any loss to certificateholders;

     (xi) with respect to each REO Property relating to a whole loan and included in the trust fund as of the end of a reporting period, (a) the loan number of the related mortgage loan and (b) the date of acquisition;

     (xii) with respect to each REO Property relating to a whole loan and included in the trust fund as of the end of a reporting period, (a) the fair market value based on the most recent appraisal obtained by a servicer, (b) the principal balance of the related mortgage loan immediately following such distribution date (calculated as if such mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xiii) with respect to any REO Property sold during a reporting period
   (a) the loan number of the related mortgage loan, (b) the aggregate amount of sale proceeds, (c) the portion of the sales proceeds payable or reimbursable to each servicer in respect of such REO Property or the related mortgage loan and (d) the amount of any loss to certificateholders in respect of the related mortgage loan;

     (xiv) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xv) the aggregate amount of principal prepayments made during a reporting period;

     (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the distribution date;

     (xvii) in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the prospectus supplement;

     (xviii) in the case of certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the prospectus supplement;

     (xix) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on such distribution date; and

     (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the prospectus supplement, will forward to each holder and to the depositor, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any CMBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     Unless and until physical certificates are issued, or unless otherwise provided in the prospectus supplement, such statements or reports will be forwarded by the master servicer or the trustee to Cede & Co Such statements or reports may be available to beneficial owners upon request to DTC or their respective participant or indirect participant. In addition, the trustee shall furnish a copy of any such statement or report to any beneficial owner who requests a copy and certifies to the trustee or the master servicer, as applicable, that he or she is the beneficial owner of a certificate. See "Description of the Certificates--Book-Entry Registration and Physical certificates."


TERMINATION

     The obligations created by the agreements for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Distribution account or by any servicer, if any, or the trustee and required to be paid to them pursuant to those agreements following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any whole loan subject thereto and (ii) the purchase of all of the assets of the trust fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust created by the agreements continue beyond the date specified in the prospectus supplement. Written notice of termination of the agreements will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each such class will be represented by one or more single certificates registered in the name of a nominee for DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include J.P. Morgan Securities Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Unless otherwise provided in the prospectus supplement, investors that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry Certificates may do so only as beneficial owners, that is, through participants and indirect participants. In addition, such beneficial owners will receive all distributions on the Book-Entry Certificates through DTC and its participants. Under a book-entry format, beneficial owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date DTC will forward payments to its participants which thereafter will be required to forward them to indirect participants or beneficial owners. Unless otherwise provided in the prospectus supplement, the only certificateholder will be Cede & Co., as nominee of DTC, and the beneficial owners will not be recognized by the trustee as certificateholders under the agreements. Beneficial owners will be permitted to exercise the rights of certificateholders under the related agreements only indirectly through the participants who in turn will exercise their rights through DTC. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the depositor that it will take any action permitted to be taken by a certificateholder under an agreement only at the direction of one or more participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of voting rights required therefor. Therefore, beneficial owners will only be able to exercise their voting rights to the extent permitted, and subject to the procedures established, by their participant and/or indirect participant, as applicable. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize such actions. None of the servicers, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Unless otherwise specified in the prospectus supplement, physical certificates that are initially issued in book-entry form will be issued in fully registered, certificated form to beneficial owners or their nominees, rather than to DTC or its nominee only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and the depositor is unable to locate a qualified successor or (ii) the depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of physical certificates for the beneficial owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the trustee will issue to the beneficial owners identified in the instructions the physical certificates to which they are entitled, and thereafter the trustee will recognize the holders of such physical certificates as certificateholders under the agreement.


                         DESCRIPTION OF THE AGREEMENTS

     The certificates of each series evidencing interests in a trust fund including whole loans will be issued pursuant to a pooling and servicing agreement among the depositor, a master servicer, if specified in the prospectus supplement, a special servicer and the trustee. The certificates of each series evidencing interests in a trust fund not including whole loans will be issued pursuant to a trust agreement between the depositor and a trustee. The master servicer, any special servicer and the trustee with respect to any series of certificates will be named in the related prospectus supplement. In lieu of appointing a master servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any trust fund. The mortgage loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, if specified in the prospectus supplement, a servicing agreement among the depositor (or an affiliate thereof), a master servicer, a special servicer and a primary servicer. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund. The provisions of each agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of whole loans. The following summaries describe certain provisions that may appear in each agreement. The prospectus supplement for a series of certificates will describe any provision of the agreements relating to such series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each trust fund and the description of such provisions in the related prospectus supplement. As used herein with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. The depositor will provide a copy of the agreements (without exhibits) relating to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to the trustee specified in the related prospectus supplement.


ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign to the designated trustee the trust assets to be included in the related trust fund, together with all principal and interest to be


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

received on or with respect to such trust assets after the cut-off date specified in the prospectus supplement, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with such assignment, deliver the certificates to the depositor in exchange for the trust assets and the other assets comprising the trust fund for that series. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. Unless otherwise provided in the related prospectus supplement, such schedule will include detailed information (i) in respect of each whole loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of such property, the mortgage interest rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and prepayment provisions, if applicable, and
(ii) in respect of each CMBS included in the related trust fund, including without limitation, the names of the issuer, servicer and trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each mortgage loan, the Depositor will deliver to the trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such mortgage loans, the trustee may not be able to enforce the mortgage note against the related borrower. Unless otherwise provided in the related prospectus supplement, the related agreements will require that the depositor or another party specified therein promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant asset sellers or any other prior holder of the whole loan.

     The trustee (or a custodian) will review such whole loan documents within a specified period of days after receipt thereof, and the trustee (or a custodian) will hold such documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) shall notify the depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related whole loan from the trustee at the purchase price or substitute for such mortgage loan. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the mortgage asset or repurchasing or substituting for such mortgage asset, the depositor may agree to cover any losses suffered by the trust fund as a result of such breach or defect.

     If so provided in the related prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificated form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related trust agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement the depositor, or another party specified therein, will, with respect to each mortgage loan, make as of a specified date covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage assets appearing as an exhibit to the related agreement; (ii) the existence of title insurance insuring the lien priority of the whole loan; (iii) the authority of the warranting party to sell the mortgage loan; (iv) the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property; (v) the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any warranting party, if other than the depositor, shall be an asset sellers or an affiliate thereof or such other person acceptable to the depositor and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan.

     Unless otherwise specified in the prospectus supplement, in the event of a breach of any representation or warranty, the warranting party will be obligated to reimburse the trust fund for losses caused by any such breach or either cure the breach or repurchase or replace the affected whole loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warranting party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. The warranting party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related prospectus supplement, the Agreements will provide that the master servicer and/or trustee will be required to notify promptly the relevant warranting party of any breach of any representation or warranty made by it in respect of a whole loan that materially and adversely affects the value of the whole loan or the interests therein of the certificateholders. If the warranting party cannot cure such breach within a specified period following the date on which the party was notified of the breach, then the warranting party will be obligated to repurchase the whole loan from the trustee within a specified period from the date on which the warranting party was notified of such breach, at the purchase price therefor.

     As to any mortgage loan, unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the mortgage interest rate from the date as to which interest was last paid to the due date in the period specified in the agreement in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each servicer. If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase a mortgage loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the series of certificates, to cause the removal of that mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement. If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase or substitute a whole loan as to which a breach has occurred, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach. Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warranting party.

     Neither the depositor (except to the extent that it is the warranting party) nor any servicer will be obligated to purchase or substitute for a whole loan if a warranting party defaults on its obligation to do so, and no assurance can be given that warranting parties will carry out such obligations with respect to mortgage loans.

     Unless otherwise provided in the related prospectus supplement the warranting party will, with respect to a trust fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to the CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of mortgage assets appearing as an exhibit to the related agreement and (ii) the authority of the warranting party to sell such mortgage assets. The related prospectus supplement will describe the remedies for a breach thereof.

     Each servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related agreement. A breach of any such representation in a pooling and servicing agreement of a master servicer or special servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of a breach to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights (unless otherwise specified in the related prospectus supplement), will constitute an event of default under the pooling and servicing agreement. See "Events of Default" and "Rights Upon Event of Default."


ACCOUNTS


General

     Each servicer and/or the trustee will, as to each trust fund, establish and maintain one or more separate accounts for the collection of payments on the related mortgage assets, which must generally, among others be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the certificateholders have a claim with respect to the funds on account or a perfected first priority security interest against any collateral securing these funds that is superior to the claims of any other depositors or general creditors of the institution with which the account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of that series. The collateral eligible to secure amounts in an account is limited to United States government securities and other investment grade obligations specified in the agreement as permitted investments. An account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding distribution date in permitted investments under the agreement. Unless otherwise provided in the prospectus supplement, any interest or other income earned on funds in an account will be paid to a servicer or its designee as additional servicing compensation. An account may be maintained with an institution that is an affiliate of a servicer provided that such institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, an account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a servicer or serviced or master serviced by it on behalf of others.


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

Deposits

     Unless otherwise provided in the related prospectus supplement, the primary servicer will deposit in an account on a daily basis, unless otherwise provided in the related agreement, the following payments and collections received, or advances made, by the primary servicer:

     (i) all payments on account of principal, including principal prepayments, on the mortgage assets;

     (ii) all payments on account of interest on the mortgage assets, including any default interest collected, in each case net of any portion thereof retained by a servicer as its servicing compensation;

     (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a whole loan in the trust fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions of the related mortgage and mortgage note) and all insurance proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of certain casualty events and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure, condemnation or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (v) any amounts representing prepayment premiums;

     (vi) any amounts received from a special servicer;but excluding any proceeds from REO Properties and penalties or modification fees which may be retained by the primary servicer. Proceeds shall be maintained in an account by the special servicer.

     Once a month the special servicer remits funds on deposit in the account each maintains together with any advances to the master servicer for deposit in an account maintained by the master servicer.

Withdrawals

     A servicer may, from time to time, unless otherwise provided in the related agreement and described in the prospectus supplement, make withdrawals from an account for each trust fund for any of the following purposes:

     (i) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the servicer as late collections of interest on and principal of the particular whole loans with respect to which the advances were made;

     (ii) to reimburse a servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to whole loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular whole loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

     (iii) to reimburse a servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other trust assets or, if and to the extent so provided by the related agreement and described in the prospectus supplement, just from that portion of amounts collected on other trust assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (iv) if and to the extent described in the related prospectus supplement, to pay a servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while these remain outstanding and unreimbursed;

     (v) unless otherwise provided in the related prospectus supplement, to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the account; and

     (vi) to make any other withdrawals permitted by the related agreement and described in the related prospectus supplement.

     If and to the extent specified in the prospectus supplement amounts may be withdrawn from any account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the trust fund or designated portions thereof as a "real estate mortgage investment conduit", any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted whole loan or a property acquired in respect thereof in connection with the liquidation of that whole loan or property; and obtaining various opinions of counsel pursuant to the related agreement for the benefit of certificateholders.


Distribution Account

     Unless otherwise specified in the related prospectus supplement, the trustee will, as to each trust fund, establish and maintain, or cause to be established and maintained, one or more distribution accounts. The trustee will also deposit or cause to be deposited in a distribution account the following amounts:

     (i) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of credit support";

     (ii) any amounts paid under any cash flow agreement, as described under "Description of the trust funds--Cash Flow Agreements";

     (iii) all proceeds of any trust asset or, with respect to a whole loan, property acquired in respect thereof purchased by the depositor, any asset sellers or any other specified person, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

     (iv) any other amounts required to be deposited in the distribution account as provided in the related agreement and described in the related prospectus supplement.

     The trustee may, from time to time, unless otherwise provided in the related agreements and described in the related prospectus supplement, make a withdrawal from a distribution account to make distributions to the certificateholders on each distribution date.


Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related primary servicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution account by a time specified in the related prospectus supplement. To the extent specified in the prospectus supplement, any amounts which could be withdrawn from the Distribution account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.


COLLECTION AND OTHER SERVICING PROCEDURES


Primary Servicer

     The master servicer or if so specified in the property supplement, a primary servicer is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related agreement, (ii) applicable law and (iii) the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     The servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or lessee on each mortgage or lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the mortgage loan; processing assumptions or substitutions in accordance with the servicing standard; attempting to cure delinquencies; supervising foreclosures; inspecting mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans.


Master Servicer

     If so specified in the related prospectus supplement, the master servicer shall monitor the actions of the primary servicer and the special servicer to confirm compliance with the agreements.

     Unless otherwise specified in the related prospectus supplement, a master servicer, as servicer of the mortgage loans, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take all reasonable steps necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. See "Description of Credit Support."

     If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Distribution account out of such proceeds, prior to distribution to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "Hazard Insurance Policies" and "Description of Credit Support."


Special Servicer

     A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question that mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the prospectus supplement, upon the occurrence of any of the following servicing transfer events with respect to a mortgage loan, servicing for such mortgage loan will be transferred from the primary servicer to the special servicer and the loan will thereafter be designated as a specially serviced mortgage loan:

       (a) the mortgage loan becomes a defaulted mortgage loan,

       (b) the occurrence of certain events indicating the possible insolvency of the mortgagor,

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

       (c) the receipt by the primary servicer of a notice of foreclosure of any other lien on the related mortgaged property,

       (d) the master servicer or the primary servicer determines that a payment default is imminent,

       (e) with respect to a balloon mortgage loan, no assurances have been given as to the ability of the mortgagor to make the final payment thereon, or

       (f) the occurrence of certain other events constituting defaults under the terms of the mortgage loan.

     The special servicer is required to monitor any mortgage loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the mortgaged property and take any other actions consistent with the servicing standard. A significant period of time may elapse before the special servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

     Any agreement relating to a trust fund that includes mortgage loans may grant to the master servicer and/or the holder or holders of certain classes of certificates a right of first refusal to purchase from the trust fund at a predetermined purchase price any such mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the prospectus supplement. The prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the purchase price described under "Representations and Warranties; Repurchases."

     The special servicer may agree to modify, waive or amend any term of any specially serviced mortgage loan in a manner consistent with the servicing standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. The special servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement, (i) in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation. The special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

     The special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a mortgaged property securing a mortgage loan by operation of law or otherwise, if such action is consistent with the servicing standard and a default on the mortgage loan has occurred or, in the special servicer's judgment, is imminent. Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"


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

of the mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     (i) the mortgaged property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

     (ii) and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected mortgaged property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to the end of the third year following the year in which such acquisition occurred will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the special servicer will be required to
(i) solicit bids or offers for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid or offer received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of the mortgaged property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related trust fund) on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage interest rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the agreement, the trust fund will realize a loss in the amount of that difference. The servicers will be entitled to withdraw or cause to be withdrawn from a related account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan with interest thereon.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each agreement for a trust fund that includes whole loans will require the primary servicer to cause the mortgagor on each whole loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage. Unless otherwise specified in the prospectus supplement, the coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the primary servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the primary servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the primary servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in a related account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the whole loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the whole loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The Agreements for a trust fund that includes whole loans will require the primary servicer to cause the mortgagor on each whole loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the mortgage, which insurance may typically include flood insurance (if the mortgaged property was located at the time of origination in a federally designated flood area).

     In addition, to the extent required by the related mortgage, the primary servicer may require the mortgagor or lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the master servicer in maintaining any such insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. Such costs may be recovered by a servicer from a related account, with interest thereon, as provided by the agreements.


RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the primary servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the primary servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the primary servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the primary servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related account.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, the Agreements will require that the servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the servicer. The related agreements will allow a servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as certain criteria set forth in the agreements are met.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the whole loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the whole loan upon any sale or other transfer of the mortgaged property. Certain of the whole loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the whole loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the primary servicer, on behalf of the trust fund, will exercise any right the trustee may have as mortgagee to accelerate payment of any whole loan or to withhold its consent to any transfer or further encumbrance. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the primary servicer for entering into an assumption agreement will be retained by or on behalf of the primary servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the mortgage assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related trust fund.

     Unless otherwise specified in the related prospectus supplement, each servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each mortgage asset. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each mortgage asset, such amounts will decrease in accordance with the amortization of the mortgage assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes whole loans may provide that, as additional compensation, a servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from mortgagors and any interest or other income which may be earned on funds held in a related account.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the mortgage assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the prospectus supplement. Certain other expenses, including expenses relating to defaults and liquidations on the whole loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein, and the fees of any special servicer, may be borne by the trust fund.


EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

     Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each servicer to the effect that the servicer has fulfilled its obligations in all material respects under the agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of such annual accountants' statement and statements of officers will be obtainable by certificateholders and beneficial owners without charge upon written request to the master servicer at the address set forth in the prospectus supplement; provided that such beneficial owner shall have certified to the master servicer that he or she is the beneficial owner of a certificate.



CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

     The master servicer and the special servicer, or a servicer for substantially all the whole loans under each agreement will be named in the related prospectus supplement. Each entity serving as servicer (or as such servicer) may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Reference herein to a servicer shall be deemed to be to the servicer of substantially all of the whole loans, if applicable.

     Unless otherwise specified in the prospectus supplement, the related agreement will provide that any servicer may resign from its obligations and duties thereunder only with the consent of the trustee, which may not be unreasonably withheld or upon a determination that its duties under the agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed that servicer's obligations and duties under the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer shall assume the obligations of any other servicer which resigns.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicers, or any officer, employee, or agent thereof will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action in accordance with the servicing standards set forth in the pooling and servicing agreement, in good faith pursuant to the related pooling and servicing agreement; provided, however, that no servicer nor any of its officers, employees or agents will be protected against any breach of a representation or warranty made in the agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the prospectus supplement, the depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the depositor. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that each servicer will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the mortgage loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each pooling and servicing agreement will provide that no servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Any servicer may, however, with the consent of the trustee undertake any such action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the servicer will be entitled to be reimbursed therefor.

     Any person into which a servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a servicer or the depositor is a party, or any person succeeding to the business of a servicer or the depositor will be the successor of such servicer or the depositor, as applicable, under the related agreements.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a trust fund that includes whole loans, events of default with respect to a servicer under the related agreements will include (i) any failure by the servicer to distribute to the trustee, another servicer or the certificateholders, any required payment within one business day of the date due; (ii) any failure by the servicer to timely deliver a report that continues unremedied for two days after receipt of notice of such failure has been given to the servicer by the trustee or another servicer; (iii) any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for thirty days after written notice of such failure has been given to the servicer; (iv) any breach of a representation or warranty made by the servicer under the agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by the servicer to maintain a required license to do business or service the mortgage loans pursuant to the related agreements which remains uncured as specified in the agreement. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to the depositor and all certificateholders of the applicable series notice of such occurrence, unless the default is cured or waived.


RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 25% of the voting rights, the trustee shall, terminate all of the rights and obligations of the related servicer under the agreement and in and to the mortgage loans (other than as a certificateholder or as the owner of any Retained Interest), whereupon the master servicer (or if such servicer is the master servicer, the trustee) will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreements (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 25% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the master servicer under the agreement. Pending such appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the voting rights allocated to the respective classes of certificates affected by any event of default will be entitled to waive such event of default; provided, however, that an event of default involving a failure to distribute a required payment to certificateholders described in clause (i) under "Events of Default" may be waived only by all of the certificateholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.

     No certificateholder will have the right under any agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     As described under "Description of the Certificates--Book-Entry Registration and Physical certificates," unless and until Physical certificates are issued, beneficial owners may only exercise their rights as owners of certificates indirectly through DTC, or their respective participants and indirect participants.


AMENDMENT

     Each agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of certificates covered by the agreement. Unless otherwise specified in the related prospectus supplement, each agreement may also be amended by the Depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that unless otherwise specified in the related prospectus supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of such certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (i), without the consent of the holders of all certificates of such class or (iii) modify the provisions of an agreement described in this paragraph without the consent of the holders of all certificates covered by such agreement then outstanding. However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the certificates are outstanding.

THE TRUSTEE

     The trustee under each agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the Depositor and its affiliates and with any master servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any agreement, the certificates or any trust asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to such servicer or its designee in respect of the certificates or the trust assets, or deposited into or withdrawn from any account or any other account by or on behalf of any servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the requirements of the agreements.


CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the distribution account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an event of default, (ii) defending or prosecuting any legal action in respect of the related agreement or series of certificates, (iii) being the mortgagee of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% (or such higher percentage as is specified in the related agreement with respect to any particular matter) of the voting rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of its obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made therein.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an agreement by giving written notice thereof to the depositor, the master servicer, if any, and all certificateholders. Upon receiving such notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as such under the related agreements, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for the series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related mortgage assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if more than one trust is covered by the same credit support holders of certificates evidencing interests in the trusts will be subject to the risk that that credit support will be exhausted by the claims of other trusts prior to receiving any of its intended share of coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or the related mortgage assets, the related prospectus supplement will include a description of (a) the nature and amount of coverage under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under the credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates."


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution account on any distribution date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.


CROSS-SUPPORT PROVISIONS

     If the mortgage assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the letter of credit issuer will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related trust assets as specified in the prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any reserve funds will be invested in permitted investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the reserve fund for the series, and any loss resulting from such investments will be charged to the reserve fund. However, such income may be payable to any master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in


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

the reserve fund, the manner in which such required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.


CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, the CMBS in the related trust fund and/or the mortgage loans underlying such CMBS may be covered by one or more of the types of credit support described herein. The related prospectus supplement will specify as to each such form of credit support the information indicated above, to the extent such information is material and available.


           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."


GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.


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

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The asset sellers will make certain representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the prospectus supplement if applicable.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the Uniform Commercial Code, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.


PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute fixtures under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the Uniform Commercial Code. In order to perfect its security interest therein, the lender generally must file Uniform Commercial Code financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


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

COOPERATIVE LOANS


     If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a Cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.


     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.


     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.


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

FORECLOSURE


General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.


Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.


Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.


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

Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding. In some cases payment to the holders of junior mortgages may require the institution of separate legal proceedings by such holders.

     In connection with a series of certificates for which an election is made to qualify the trust fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the master servicer to hire an independent contractor to operate any foreclosed property.


Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor and must be exercised prior to foreclosure sale. Equity of redemption is different from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. As a result, the lender is forced to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the pooling and servicing agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC provisions.

Anti-Deficiency Legislation

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan. A personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Other states give the lender the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.


Leasehold Risks

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee such as:

    o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor;

    o the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee;

    o the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

    o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code). The enforceability of such clause has not been established.

     Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. The ground leases and the mortgage that secures the mortgage loan may not contain some of these provisions. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited


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by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment. This is subject to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code,


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virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding. This leaves the lender unsecured for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment in the form of a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section


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

502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.


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

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any mortgage loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of such mortgaged property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute such participation in the management of a facility or property, so that the lender loses the protection of this "second creditor exclusion," has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the


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

operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances described above if such remedial costs were incurred.

     The related pooling and servicing agreement will provide that the special servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such mortgaged property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken, or that, if any hazardous materials are present for which such action could be required, taking such actions with respect to the affected mortgaged property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given trust fund will become liable for any condition or circumstance that may give rise to any environmental claim affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the special servicer will detect all possible environmental hazard conditions, that any estimate of the costs of effecting compliance at any mortgaged property and the recovery thereon will be correct, or that the other requirements of the pooling and servicing agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for environmental hazard conditions. Any additional restrictions on acquiring titles to a mortgaged property may be set forth in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the depositor generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties. In any event, it is likely that if any environmental assessments was conducted, with respect to any of the mortgaged properties, it would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, the seller of the mortgage loan or another person identified therein will represent and warrant that based on an environmental audit, as of the date of the origination of a mortgage loan, the related mortgaged property


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

is not affected by a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related mortgage loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or (3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

     No such person will however, be responsible for any such condition which may arise on a mortgaged property after the date of origination of the related mortgage loan, whether due to actions of the mortgagor, a servicer, or any other person. It may not always be possible to determine whether such a condition arose prior or subsequent to the date of the origination of the related mortgage loan.

     "Hazardous materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as mortgagee to accelerate payment of any such mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the servicing standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


SUBORDINATE FINANCING

     Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may


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

provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage interest rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.


ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the mortgage pool for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a trust fund unless (i) the mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) the mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the Disabilities Act, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the Disabilities Act may also impose such requirements on a foreclosing lender who succeeds to the interest of the mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the mortgagor of complying with the requirements of the Disabilities Act may be subject to more stringent requirements than those to which the mortgagor is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned thereby.


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FORFEITURES IN DRUG AND RICO PROCEEDINGS


     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.


     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Brown & Wood LLP, counsel to the depositor. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which for example, banks and insurance companies--may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.


GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.


GRANTOR TRUST FUNDS

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.


A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and/or MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and/or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

    o 3% of the excess of adjusted gross income over the applicable amount and


    o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master


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

servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and/or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and/or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and/or MBS. The mortgage loans and/or MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to depositor will have advised depositor that:

    o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans and/or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code
      Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and/or MBS represented by that grantor trust certificate are of a type described in that Code section;

    o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and/or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loan and/or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans and/or MBS represented by that grantor trust certificate are of a type described in that Code section; and

    o a grantor trust certificate owned by a REMIC will represent
      "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and/or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and/or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and/or MBS were originated after September 27, 1985. Premium


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

allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and/or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall


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

be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

    o the total remaining market discount and

    o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

     For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

    o the total remaining market discount and

    o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a


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

mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statues, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.


B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Section 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans and/or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

     Although not entirely clear, a stripped bond certificate generally should be treated as an interest in mortgage loans and/or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a stripped bond certificate will be required to account for any discount on the mortgage loans and/or MBS as market discount rather than OID if either

    o the amount of OID with respect to the mortgage loans and/or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

    o no more than 100 basis points, including any excess servicing, is stripped off of the trust fund's mortgage loans and/or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a stripped coupon certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan and/or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans and/or MBS will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of stripped bond certificates and striped coupon certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and/or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and/or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and/or MBS and interest on such mortgage loans and/or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Grantor trust certificates will be "obligation(s) . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and/or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and/or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and/or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount" The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans and/or MBS should be used, or, in the case of stripped bond certificates or stripped coupon certificates, the date such certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issued relevant to prepayable securities.

     Under the Code, the mortgage loans and/or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loans and/or MBS is generally the amount lent to the lender, which may be adjusted to take into account certain loans origination fees. The stated redemption price at maturity of a mortgage loans and/or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of the original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

    o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

    o subtracting from that total the "adjusted issued price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and/or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and/or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.


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

     3. Grantor Trust Certificates Representing Interests in Adjustable Rate
Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.


C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

    o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

    o the grantor trust certificate is part of a straddle;

    o the grantor trust certificate is marketed or sold as producing capital gain; or

    o other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


D. NON-U.S. PERSONS

     The term "U.S. Person" means

    o a citizen or resident of the United States;

    o a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state;


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

    o a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state (unless provided otherwise by future Treasury regulations);

    o an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or,

    o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and/or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to

    o an owner that is not a U.S. Person or

    o grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and/or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and/or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and/or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.


E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such


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

person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either

    o the broker determines that the seller is a corporation or other exempt recipient, or

    o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

    o the broker determines that the seller is an exempt recipient or

    o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


REMICS

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

    o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);


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

    o certificates held by a real estate investment trust will constitute
      "real estate assets" within the meaning of Code Section 856(c)(4)(A); and


    o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Brown & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

    o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

    o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

    o whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.


A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.


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

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificates exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for super premium certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans and/or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate. Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a super-premium certificate and the rules described below under "--Premium" should apply. However, it is possible that holders or REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

    o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

    o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease--but never below zero--in


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

a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:


   (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

   (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

    o the interest is unconditionally payable at least annually;

    o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

    o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and


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

premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.


     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.


     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.


     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.


     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of


   1) the total remaining market discount and


   2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.


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

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

   1) the total remaining market discount and

   2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of deferred interest with respect to one or more adjustable rate loans. Any deferred interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of certificates prior to the time distributions of cash with respect to the deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the

REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

    o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

    o the amount actually includible in such holder's income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

    o the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate;

    o the REMIC Regular Certificate is part of a straddle;

    o the REMIC Regular Certificate is marketed or sold as producing capital gains; or

    o other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.


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

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.


     Accrued Interest Certificates. Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the closing date for payment lag certificates and their first distribution date may or may not exceed the interval. Purchasers of payment lag certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on payment lag certificates. Therefore, in the case of a payment lag certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans and/or MBS, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans and/or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans and/or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular certificateholder who is not a U.S. Person as defined in "-- Grantor Trust Funds; Non-U.S. Persons and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

    o the REMIC Regular certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

    o the REMIC Regular certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

    o the REMIC Regular certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, REMIC Residual Certificateholder and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either:

    o the broker determines that the seller is a corporation or other exempt recipient, or

    o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

    o A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

    o the broker determines that the seller is an exempt recipient, or

    o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and/or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual

Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

    o the income from the mortgage loans and/or MBS and the REMIC's other assets and

    o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

    o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

    o all bad loans will be deductible as business bad debts; and

    o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and/or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and/or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans and/or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Regular Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

    o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

    o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of


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

    o 3% of the excess of the individual's adjusted gross income over the applicable amount or

    o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

    o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

    o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

    o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons"
below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.


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

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.


PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

    o the disposition of a mortgage loan or MBS,

    o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

    o the receipt of compensation for services, or


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    o gain from the disposition of an asset purchased with the payments on the mortgage loans and/or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificate arises out of or results from

    o a breach of the servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by the servicer, trustee or depositor, as the case may be, out of its own funds or

    o J.P. Morgan Commercial Mortgage Finance Corp.'s obligation to repurchase a mortgage loan,

such tax will be borne by J.P. Morgan Commercial Mortgage Finance Corp. In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.


LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a


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

statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.


TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transfer unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

   (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such government agency);

   (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

   (C)        a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

    o a regulated investment company, real estate investment trust or common trust fund;

    o a partnership, trust or estate; and

    o certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

    o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

    o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,


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

    o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

    o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

    o the transferor conducted a reasonable investigation of the transferee, and

    o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a Noneconomic Residual Certificate would be respected for federal income tax purposes. The proposed additional condition provides that the transfer of a Noneconomic Residual Certificate will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the Residual Certificate does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the Certificate (the inducement payment), (ii) future distributions on the Certificate, and (iii) any anticipated tax savings associated with holding the Certificate as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8EC1 or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


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

                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and on certain other retirement plans and arrangements (including, but not limited to individual retirement accounts and Keogh plans) ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or Section 4975 of the Code, and assets of these plans may be invested in the certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any governmental or church plan that is not subject to ERISA but is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.


PROHIBITED TRANSACTIONS

General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless exception applies.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the Depositor, the servicers, the trustee, any insurer of the mortgage assets and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest (excluding from the calculation the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" include Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans) and entities whose underlying assets include plan assets by reason of Plan investment in such entities. To fit within this safe harbor, benefit plan investors must own less than 25% of each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.


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

Availability of Underwriter's Exemption for Certificates

     Labor has granted to J.P. Morgan Securities Inc. Prohibited Transaction Exemption 90-23 (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which J.P. Morgan Securities Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of these asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps Inc., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (each, a "rating agency");

     (4) The trustee is not an affiliate of the underwriters, the Depositor, the servicers, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates (the "Restricted Group");

     (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the agreements and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

     (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of a rating agency for at least one year prior to the Plan's acquisition of the certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates.

     On July 21, 1997, Labor published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all such receivables be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

     Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.


REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption, or another exemption with respect to the certificates offered thereby.


                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in the legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of offered certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this offered certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any offered certificates or to purchase offered certificates representing more than a special percentage of the investors' assets.

     Except as to the status of SMMEA certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc. ("JPMSI") acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by JPMSI acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If JPMSI acts as agent in the sale of offered certificates, JPMSI will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that JPMSI elects to purchase offered certificates as principal, JPMSI may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of offered certificates of the series.

     The depositor will indemnify JPMSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMSI and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, JPMSI and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The offered certificates will be sold primarily to institutional investors. Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the depositor at any time in private transactions.


                                 LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for the depositor by Brown & Wood llp, New York, New York.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will he included in this prospectus or in the related prospectus supplement.

                                     RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                               GLOSSARY OF TERMS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding certificate balance immediately prior to the distribution date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

     "ARM Loans" means mortgage loans with floating mortgage interest rates.

     "Available Distribution Amount" means the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Distribution account as of the corresponding Determination Date, including servicer advances, net of any scheduled payments due and payable after such Distribution Date;

     (ii) interest or investment income on amounts on deposit in the Distribution account, including any net amounts paid under any Cash Flow Agreements; and

     (iii) to the extent not on deposit in the related Distribution account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.


     "Cede" means Cede & Company.

     "CMBS" means pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans, certificates or securities.

     "CMBS Trustee" means a trustee or a custodian under the CMBS Agreement.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum bases) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Cooperative" means a private cooperative housing corporation.

     "Covered Trust" means a form of credit support that covers more than one series of certificates.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "DTC" means The Depository Trust Company.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property.

     "Loan-to-Value Ratio" means, with respect to a mortgage loan at any given time, the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the value of the related mortgaged property. The "value" of a mortgaged property, other than with respect to refinance loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance loans" are loans made to refinance existing loans. Unless otherwise set forth in the related prospectus supplement, the value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. The value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     "Lock-out Date" means the date of expiration of the Lockout Period.


     "Lock-out Period" means a period during which prepayments on a mortgage loan are prohibited.


     "Net Operating Income" means, for any given period, unless otherwise specified in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.


     "Pass-Through Rate" means the fixed, variable or floating rate per annum at which any class of certificates accrues interest.


     "REMIC" means a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986.


     "REMIC certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.


     "RED Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.


     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. the Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.


     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.


     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.


     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.


     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.


     "Warranting Party" means the person making or assigning representations and warranties.

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     The attached diskette contains a Microsoft Excel,(1) Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "2000C10.XLS". It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement and in Annex A, Annex B, Annex C and Annex D to the Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this Prospectus Supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement and in Annex A, Annex B, Annex C and Annex D to the Prospectus Supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are strongly urged to read the Prospectus Supplement in its entirety prior to accessing the Spreadsheet File.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.